Prospectus Supplement
(To Prospectus dated October 17, 2005)

POPULAR ABS MORTGAGE PASS-THROUGH TRUST 2005-5             [LOGO] POPULAR
                                                                  ABS, INC.(SM)
POPULAR ABS, INC.
as Depositor

EQUITY ONE, INC.               $772,887,000 (APPROXIMATE)
as Servicer                    MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-5

--------------------------------------------------------------------------------------------------
  Offered        Principal                             Price to   Underwriting     Net Proceeds
Certificates    Balance (1)   Pass-Through Rate (2)     Public      Discount     to Depositor (3)
------------  -------------   ---------------------     ------      --------     -----------------
Class AF-1     $ 118,750,000           5.097%            99.9992%    0.2500%     $ 118,788,435 (4)
Class AF-2     $  39,170,000           4.973%            99.9988%    0.2500%     $  39,179,823 (4)
Class AF-3     $  40,130,000           5.086%            99.9992%    0.2500%     $  40,142,744 (4)
Class AF-4     $  39,290,000         5.297% (5)          99.9972%    0.2500%     $  39,306,297 (4)
Class AF-5     $  25,970,000         5.715% (5)          99.9970%    0.2500%     $  25,986,751 (4)
Class AF-6     $  29,260,000         5.331% (5)          99.9966%    0.2500%     $  29,272,514 (4)
Class MF-1     $  24,100,000         5.672% (5)          99.9986%    0.2500%     $  24,115,354 (4)
Class MF-2     $  19,100,000         6.000% (5)          99.9025%    0.2500%     $  19,097,294 (4)
Class MF-3     $   4,820,000         6.000% (5)          99.4035%    0.2500%     $   4,795,265 (4)
Class MF-4     $   5,380,000         5.750% (5)          97.4074%    0.2500%     $   5,244,254 (4)
Class MF-5     $   3,340,000         6.000% (5)          97.6828%    0.2500%     $   3,265,389 (4)
Class MF-6     $   3,710,000         5.750% (5)          95.0034%    0.2500%     $   3,527,203 (4)
Class AV-1     $ 160,250,000     LIBOR + 0.260% (5)     100.0000%    0.2500%     $ 159,849,375
Class AV-2A    $ 122,040,000     LIBOR + 0.130% (5)     100.0000%    0.2500%     $ 121,734,900
Class AV-2B    $  30,580,000     LIBOR + 0.260% (5)     100.0000%    0.2500%     $  30,503,550
Class AV-2C    $  14,189,000     LIBOR + 0.330% (5)     100.0000%    0.2500%     $  14,153,528
Class MV-1     $  35,472,000     LIBOR + 0.440% (5)     100.0000%    0.2500%     $  35,383,320
Class MV-2     $  29,672,000     LIBOR + 0.630% (5)     100.0000%    0.2500%     $  29,597,820
Class MV-3     $   7,585,000     LIBOR + 0.680% (5)     100.0000%    0.2500%     $   7,566,038
Class MV-4     $   8,255,000     LIBOR + 1.130% (5)     100.0000%    0.2500%     $   8,234,363
Class MV-5     $   5,800,000     LIBOR + 1.300% (5)     100.0000%    0.2500%     $   5,785,500
Class MV-6     $   6,024,000     LIBOR + 1.700% (5)     100.0000%    0.2500%     $   6,008,940

-------------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2) This rate may be limited by the applicable maximum rate described under the caption "Description of the Certificates--Distribution of Interest."
(3) Approximate, before deducting expenses, payable by the depositor, estimated to be approximately $2,571,000 in the aggregate.
(4)  Includes accrued interest, if any, from October 1, 2005.
(5) This rate will increase under the circumstances described under the caption "Description of the Certificates--Distribution of Interest."

--------------------------------------------------------------   THE CERTIFICATES--
BEFORE BUYING CERTIFICATES, CONSIDER CAREFULLY THE RISK
FACTORS BEGINNING ON PAGE S-15 IN THIS DOCUMENT AND ON           o represent an interest in a trust fund consisting primarily of a
PAGE 5 IN THE PROSPECTUS.                                          pool of fixed and adjustable rate, first lien, non-prime
                                                                   mortgage loans, some of which conform to agency loan balance
The certificates will represent interests in the trust fund        limits and some of which do not.
only and will not represent interests in or be obligations of
any other entity.                                                o currently have no trading market.

This prospectus supplement may be used to offer and sell         o will have the benefit of various forms of credit enhancement to
the certificates only if it is accompanied by the prospectus.      the limited extent described in this prospectus supplement.
-------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

It is expected that delivery of the certificates will be made in book-entry form only through the facilities of The Depository Trust Company or, upon request, Clearstream Banking, Luxembourg, S.A. or Euroclear System on or about October 21, 2005.

FRIEDMAN BILLINGS RAMSEY                                  RBS GREENWICH CAPITAL

                  (JOINT LEAD MANAGERS AND JOINT BOOK RUNNERS)

                                October 17, 2005

         Information about the certificates is presented in two separate documents that progressively provide more detail:

                  o the accompanying prospectus which provides general information, some of which may not apply to your certificates, and

                  o this prospectus supplement, which describes the specific terms of your certificates.

         We strongly encourage you to read both this prospectus supplement and the prospectus in full. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         If the description of the terms of your certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         We have made cross-references to captions in this prospectus supplement and the accompanying prospectus under which you can find further related discussions. The table of contents that follows on the next page and the table of contents in the accompanying prospectus indicate where these captions are located.

         We are not offering the certificates in any state where the offer is not permitted.

         We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on the cover of each document.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Mortgage Pass-Through Certificates, Series 2005-5, and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Mortgage Pass-Through Certificates, Series 2005-5 will be required to deliver a prospectus supplement and prospectus until ninety (90) days after the date of this prospectus supplement.

         Subject to some limitations, you can get a copy of any of the documents referred to in the accompanying prospectus under the caption "Incorporation of Certain Documents by Reference" free of charge from the trustee. You should direct any requests for these documents to the Corporate Trust Office of the Trustee at Four New York Plaza, 6th Floor, New York, New York 10004, telephone:
(212) 623-5600, facsimile number: (212) 623-5930, Attention: Worldwide Securities Services/Global Debt, Popular ABS 2005-5.

         This prospectus supplement and the accompanying prospectus contain forward-looking statements relating to future economic performance or projections and other financial items. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the depositor notes that these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results or performance to differ materially from these forward-looking statements. Those risks, uncertainties and other factors include, among others, the rate and timing of prepayments on mortgage loans, general economic and business conditions, competition, changes in political and social conditions, regulatory initiatives and compliance with government regulations, customer preferences and various other matters, many of which are beyond the depositor's control. These forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under the captions "Risk Factors," "Yield, Prepayment and Maturity Considerations," and "Yield and Prepayment Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus, and may be identified by, among other things, the use of forward-looking words like "expects," "intends," "anticipates," "estimates," "believes," "may" or other comparable words. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to update or revise forward-looking statements to reflect any change in the depositor's expectations or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                TABLE OF CONTENTS


                              PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----

Summary of Terms.............................................................S-4
Risk Factors................................................................S-15
The Mortgage Pool...........................................................S-26
Servicing of Loans..........................................................S-76
Description of the Certificates.............................................S-80
Yield, Prepayment and Maturity Considerations..............................S-132
Use of Proceeds............................................................S-163
Federal Income Tax Consequences............................................S-164
ERISA Considerations.......................................................S-165
Legal Investment...........................................................S-166
Method of Distribution.....................................................S-167
Legal Matters..............................................................S-169
Ratings....................................................................S-169
Index of Defined Terms.....................................................S-171
Annex I - Global Clearance, Settlement and Tax Documentation Procedures......A-1
Annex II - Notional Balances Schedule........................................A-5


                                   PROSPECTUS

Risk Factors...................................................................5
The Trust Fund................................................................14
Use of Proceeds...............................................................19
The Depositor.................................................................19
Loan Program..................................................................19
Description of the Securities.................................................26
Credit Enhancement............................................................40
Yield and Prepayment Considerations...........................................45
The Agreements................................................................47
Legal Aspects of the Loans....................................................60
Federal Income Tax Consequences...............................................71
Other Tax Considerations......................................................94
ERISA Considerations..........................................................94
Legal Investment..............................................................97
Method of Distribution........................................................98
Legal Matters.................................................................99
Financial Information.........................................................99
Rating........................................................................99
Available Information........................................................100
Incorporation of Certain Documents by Reference..............................100
Index of Defined Terms.......................................................101

                                SUMMARY OF TERMS

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully before you decide whether to purchase certificates.

         This summary provides an overview of calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

THE TRUST FUND AND THE SELLERS

         Popular ABS Mortgage Pass-Through Trust 2005-5 will be formed pursuant to a pooling and servicing agreement to be dated as of October 1, 2005 by and among Popular ABS, Inc., a Delaware corporation, as depositor, Equity One, Inc., a Delaware corporation, as the servicer, JPMorgan Chase Bank, N.A., as trustee, and the sellers listed in the next sentence. Popular Financial Funding, LLC, a Delaware limited liability company and Popular Financial Services, LLC, a Delaware limited liability company, as sellers, will sell the mortgage loans to Popular ABS, Inc. Popular ABS, Inc. will deposit the mortgage loans in the trust fund.

THE CERTIFICATES

         On or about October 21, 2005, the trust fund will issue the certificates. This document discusses the following classes of certificates: the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, the Class AV-1, Class AV-2A, Class AV-2B and Class AV-2C Certificates, the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5 and Class MF-6 Certificates, the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5 and Class MV-6 Certificates, the Class BF-1, Class BF-2 and Class BF-3 Certificates, the Class BV-1, Class BV-2, Class BV-3 and Class BV-4 Certificates, the Class X Certificates and the Class R Certificates, all of which will represent interests in the trust fund. The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates are sometimes referred to in this prospectus supplement as the Class AF Certificates. The Class AV-1, Class AV-2A, Class AV-2B and Class AV-2C Certificates are sometimes referred to in this prospectus supplement as the Class AV Certificates. The Class AF Certificates and the Class AV Certificates are sometimes referred to in this prospectus supplement as the senior certificates. The Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5 and Class MF-6 Certificates, together with the Class BF-1, Class BF-2 and Class BF-3 Certificates, are sometimes referred to in this prospectus supplement as the Group I subordinate certificates. The Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5 and Class MV-6 Certificates, together with the Class BV-1, Class BV-2, Class BV-3 and Class BV-4 Certificates, are sometimes referred to in this prospectus supplement as the Group II subordinate certificates. The Group I subordinate certificates and the Group II subordinate certificates are sometimes referred to in this prospectus supplement as the subordinate certificates. The Class AF Certificates and the Group I subordinate certificates are sometimes referred to in this prospectus supplement as the Group I Certificates. The Class AV Certificates and the Group II subordinate certificates are sometimes referred to in this prospectus supplement as the Group II Certificates. Each of the Group I Certificates and the Group II Certificates is sometimes referred to in this prospectus supplement as a certificate group. The Class AV-1, Class AV-2A, Class AV-2B, Class AV-2C, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class BF-1, Class BF-2, Class BF-3, Class BV-1, Class BV-2, Class BV-3 and Class BV-4 Certificates are sometimes referred to in this prospectus supplement as the adjustable rate certificates or the hedged certificates. The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5 and Class MF-6 Certificates are sometimes referred to in this prospectus supplement as the fixed rate certificates. THE CLASS BF-1, CLASS BF-2, CLASS BF-3, CLASS BV-1, CLASS BV-2, CLASS BV-3 AND CLASS BV-4 CERTIFICATES ARE NOT BEING OFFERED BY THIS PROSPECTUS SUPPLEMENT. The senior certificates and the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MV-1 Certificates, Class MV-2 Certificates, Class MV-3 Certificates, Class MV-4 Certificates, Class MV-5 and Class MV-6 Certificates are sometimes referred to in this prospectus supplement as the offered certificates. The senior certificates and the subordinate certificates are sometimes referred to in this prospectus supplement as the primary certificates. ONLY THE OFFERED CERTIFICATES ARE BEING OFFERED TO YOU BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. Generally, the offered certificates will be offered for purchase in denominations of $25,000 and integral multiples of $1 in excess thereof.

         The Class BF-1, Class BF-2, Class BF-3, Class BV-1, Class BV-2, Class BV-3 and Class BV-4 Certificates are being privately offered contemporaneously with the sale of the offered certificates pursuant to a confidential private placement memorandum. The Class BF-1, Class BF-2, Class BF-3, Class BV-1, Class BV-2, Class BV-3 and Class BV-4 Certificates will have the following initial principal balances and pass-through rates:

                                  Principal
                Class            Balance (1)      Pass-Through Rate (2)
                -----            -----------      ---------------------
                BF-1            $  6,120,000         LIBOR + 2.250%
                BF-2            $  5,190,000         LIBOR + 2.250%
                BF-3            $  6,480,000         LIBOR + 2.250%
                BV-1            $  5,354,000         LIBOR + 2.250%
                BV-2            $  3,793,000         LIBOR + 2.250%
                BV-3            $  4,462,000         LIBOR + 2.250%
                BV-4            $ 12,715,000         LIBOR + 2.250%

         -----------
         (1) This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
         (2) This rate may be limited by the applicable maximum rate described under the caption "Description of the Certificates--Distribution of Interest."

         We are not offering the Class X Certificates or the Class R Certificates for sale to investors. The Class R Certificates will not have a pass-through rate. The Class BF-1, Class BF-2, Class BF-3, Class BV-1, Class BV-2, Class BV-3, Class BV-4, Class X and Class R Certificates are described in this prospectus supplement because their amount, structure, collateral, rights, risks and other characteristics affect the amount, structure, rights, collateral, risks and other characteristics of the offered certificates.

REGISTRATION OF CERTIFICATES

         We will issue the primary certificates in book-entry form. You will hold your interests either through a depository in the United States or, upon request, through one of two depositories in Europe. While the certificates are book-entry they will be registered in the name of the nominee of the depository in the United States.

         Transfers within any depository system will be in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be effected through a third-party bank and/or the related depositories. The limited circumstances under which definitive certificates will replace the book-entry certificates are described in the prospectus.

         We refer you to "Description of the Certificates--Book-Entry Certificates," and Annex I in this prospectus supplement and "Description of the Securities--Book-Entry Registration of Securities" in the prospectus for more detail.

TRUST PROPERTY

         The trustee will hold the trust property for the benefit of the certificateholders. The trust property will include:

                  o a pool of adjustable rate and fixed rate, fully amortizing and balloon, first lien mortgage loans;

                  o prepayments, liquidation proceeds, insurance proceeds and other unscheduled payments on the mortgage loans received after the close of business on September 30, 2005 and before the close of business on October 1, 2005;

                  o payments on the mortgage loans received after the close of business on October 1, 2005, sometimes referred to in this prospectus supplement as the cut-off date (other than amounts received after the cut-off date in respect of principal and interest on the related mortgage loans due on or prior to the cut-off date);

                  o the deed of trust or mortgage related to each mortgage loan;

                  o property that once secured a mortgage loan that the trust fund has acquired through foreclosure or deed in lieu of foreclosure;

                  o  the benefits of the yield maintenance agreement;

                  o amounts on deposit in the various accounts maintained by the servicer and the trustee for the benefit of the certificateholders;

                  o rights of the depositor and the trustee under the pooling and servicing agreement pursuant to which the depositor purchased the mortgage loans from the sellers, including the right to require the sellers or their successors in interest to repurchase mortgage loans for breaches of representations and warranties; and

                  o rights of the sellers or their successors in interest under any hazard insurance policies covering the mortgaged properties.

THE MORTGAGE POOL

         Information with respect to the mortgage loans initially identified for inclusion in the mortgage pool is set forth below. Prior to October 21, 2005, the closing date, mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted therefor. The depositor believes that the information set forth herein under "--The Mortgage Pool" with respect to the mortgage loans is representative of the characteristics of the mortgage loans at the closing date, although some characteristics of the mortgage loans at the closing date may vary from those of the mortgage loans described herein as a result of removals and substitutions.

         On the closing date, the trust fund will acquire a pool of adjustable rate and fixed rate mortgage loans, which will consist of two groups:
         Group I and Group II. Group I will consist exclusively of fixed rate mortgage loans. As of the statistical calculation date, Group I had an aggregate principal balance of approximately $370,810,681. Group II will consist exclusively of adjustable rate mortgage loans. As of the statistical calculation date, Group II had an aggregate principal balance of approximately $446,191,829. Group I and Group II will include only mortgage loans secured by first liens on one- to four-family dwellings. Group II will be divided into two sub-groups, Group II-A and Group II-B. Group II-A will consist exclusively of mortgage loans that conform to agency loan balance limits and Group II-B will consist of a combination of mortgage loans, some of which conform to agency loan balance limits and some of which do not. As of the statistical calculation date, Group II-A had an aggregate principal balance of approximately $216,374,529 and Group II-B had an aggregate principal balance of approximately $229,817,300. The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less stringent than Fannie Mae and Freddie Mac guidelines.

         The Group I Certificates will represent primarily an interest in the mortgage loans in Group I. The Class AV-1 Certificates will represent primarily an interest in the mortgage loans in Group II-A. The Class AV-2A, Class AV-2B and Class AV-2C Certificates will represent primarily an interest in the mortgage loans in Group II-B. The Group II subordinate certificates will represent primarily an interest in the mortgage loans in Group II.

         The mortgage loan statistics presented in this prospectus supplement have been calculated as of a statistical calculation date that takes into account the actual principal balance of the mortgage loans as of the close of business on September 30, 2005 giving effect to scheduled payments of principal and interest due on October 1, 2005, whether or not those scheduled payments have been made. The mortgage loans had the following characteristics as of the statistical calculation date:

         GROUP I:

                  o  100% fixed rate (by principal balance)

                  o  mortgage rate range: 4.990% to 12.500%

                  o  weighted average mortgage rate (by principal balance):
                     7.187% (approximate)

                  o  principal balance range: $22,975 to $843,637 (approximate)

                  o  average principal balance: $175,407 (approximate)

                  o maximum original combined loan-to-value ratio: 100.00% (approximate)

                  o  minimum original combined loan-to-value ratio:
                     10.00%(approximate)

                  o weighted average original combined loan-to-value ratio (by principal balance): 82.48% (approximate)

                  o loan origination dates range from June 2, 2002 to September 20, 2005

                  o remaining term to stated maturity range: 117 months to 360 months

                  o weighted average remaining term to stated maturity (by principal balance): 347 months (approximate)

                  o 100% of the mortgage loans are secured by one- to four-family dwellings (by principal balance)

                  o mortgaged properties are 95.15% owner occupied and 4.85% non-owner occupied (by principal balance) (approximate)

                  o 8.72% of the mortgage loans are interest only mortgage loans (by principal balance) (approximate)

                  o  100% first priority lien (by principal balance)

         GROUP II:

                  o  100% adjustable rate (by principal balance)

                  o  current mortgage rate range: 4.990% to 11.990%

                  o weighted average current mortgage rate (by principal balance): 7.084% (approximate)

                  o  principal balance range: $30,622 to $920,000 (approximate)

                  o  average principal balance: $196,474 (approximate)

                  o maximum original combined loan-to-value ratio: 100.00% (approximate)

                  o minimum original combined loan-to-value ratio: 25.41% (approximate)

                  o weighted average original combined loan-to-value ratio (by principal balance): 83.11% (approximate)

                  o loan origination dates range from November 20, 2003 to September 16, 2005

                  o remaining term to stated maturity range: 338 months to 360 months

                  o weighted average remaining term to stated maturity (by principal balance): 358 months (approximate)

                  o 100% of the mortgage loans are secured by one- to four-family dwellings (by principal balance)

                  o mortgaged properties are 97.45% owner occupied, 2.51% non-owner occupied and 0.04% second home (by principal balance) (approximate)

                  o 33.76% of the mortgage loans are interest only mortgage loans (by principal balance) (approximate)

                  o  100% first priority lien (by principal balance)

         GROUP II-A:

                  o  100% adjustable rate (by principal balance)

                  o  current mortgage rate range: 4.990% to 11.990%

                  o weighted average current mortgage rate (by principal balance): 7.157% (approximate)

                  o  principal balance range: $30,622 to $549,211 (approximate)

                  o  average principal balance: $164,169 (approximate)

                  o maximum original combined loan-to-value ratio: 100.00% (approximate)

                  o minimum original combined loan-to-value ratio: 27.64% (approximate)

                  o weighted average original combined loan-to-value ratio (by principal balance): 83.43% (approximate)

                  o loan origination dates range from March 19, 2004 to September 16, 2005

                  o remaining term to stated maturity range: 342 months to 360 months

                  o weighted average remaining term to stated maturity (by principal balance): 358 months (approximate)

                  o 100% of the mortgage loans are secured by one- to four-family dwellings (by principal balance)

                  o mortgaged properties are 96.51% owner occupied, 3.42% non-owner occupied and 0.07% second home (by principal balance) (approximate)

                  o 29.42% of the mortgage loans are interest only mortgage loans (by principal balance) (approximate)

                  o  100% first priority lien (by principal balance)

         GROUP II-B:

                  o  100% adjustable rate (by principal balance)

                  o  current mortgage rate range: 4.990% to 10.990%

                  o weighted average current mortgage rate (by principal balance): 7.015% (approximate)

                  o  principal balance range: $49,948 to $920,000 (approximate)

                  o  average principal balance: $241,151 (approximate)

                  o maximum original combined loan-to-value ratio: 100.00% (approximate)

                  o minimum original combined loan-to-value ratio: 25.41% (approximate)

                  o weighted average original combined loan-to-value ratio (by principal balance): 82.82% (approximate)

                  o loan origination dates range from November 20, 2003 to September 16, 2005. o remaining term to stated maturity range: 338 months to 360 months

                  o weighted average remaining term to stated maturity (by principal balance): 358 months (approximate)

                  o 100% of the mortgage loans are secured by one- to four-family dwellings (by principal balance)

                  o mortgaged properties are 98.34% owner occupied and 1.66% non-owner occupied (by principal balance) (approximate)

                  o 37.85% of the mortgage loans are interest only mortgage loans (by principal balance) (approximate)

                  o  100% first priority lien (by principal balance)

         The mortgage rate on each adjustable rate mortgage loan will adjust on each adjustment date to equal the sum of the related index and the related margin on that mortgage loan, subject to an initial rate cap, a periodic rate cap and a maximum and minimum mortgage rate, as described in this prospectus supplement.

         We refer you to "The Mortgage Pool" in this prospectus supplement.

SERVICER AND SERVICING

         Equity One, Inc., a Delaware corporation, will service, manage and make collections on the mortgage loans. In exchange for these services, Equity One, Inc. will receive an annual servicing fee, payable monthly, of 0.50% of the principal balance of each mortgage loan. The servicer will also be entitled to other specified amounts as servicing compensation from the trust fund.

         We refer you to "Servicing of Loans--The Servicer" and "--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

DISTRIBUTIONS TO CERTIFICATEHOLDERS

         General

         On each distribution date, the trustee will remit payments on the certificates. The distribution date will be the 25th day of each month or, if the 25th day is not a business day, the next business day, commencing on November 25, 2005. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the related record date. The record date for the adjustable rate certificates is the business day immediately preceding that distribution date. The record date for the fixed rate certificates is the last business day of the calendar month immediately preceding that distribution date.

         Payments on the Class AF Certificates will be funded:

                  o primarily from the payments received with respect to the mortgage loans in Group I; and

                  o if the pass-through rate for a class of the Class AF Certificates is determined by the applicable maximum rate, supplemental interest payments may be made to that class from amounts released from an interest reserve fund we refer to in this prospectus supplement as the Net WAC Cap Account.

         Payments on the Group I subordinate certificates will be funded:

                  o primarily from the payments received with respect to the mortgage loans in Group I, but only to the extent of funds remaining after making payments to the Class AF Certificates;

                  o with respect to the Class BF-1, Class BF-2 and Class BF-3 Certificates only, from excess cashflow remaining after making all other payments required to be made on the applicable distribution date; and

                  o if the pass-through rate for a class of the Group I subordinate certificates is determined by the applicable maximum rate, supplemental interest payments may be made to that class from amounts released from the Net WAC Cap Account and, with respect to the Class BF-1, Class BF-2 and Class BF-3 Certificates, from available amounts in a reserve fund that may be funded from time to time pursuant to the terms of the yield maintenance agreement.

         Payments on the Class AV-1 Certificates will be funded:

                  o primarily from the payments received with respect to the mortgage loans in Group II-A; and

                  o if the pass-through rate for the Class AV-1 Certificates is determined by the applicable maximum rate, supplemental interest payments may be made to the Class AV-1 Certificates from amounts released from the Net WAC Cap Account and from available amounts in a reserve fund that may be funded from time to time pursuant to the terms of the yield maintenance agreement.

         Payments on the Class AV-2A, Class AV-2B and Class AV-2C Certificates will be funded:

                  o primarily from the payments received with respect to the mortgage loans in Group II-B; and

                  o if the pass-through rate for the Class AV-2A, Class AV-2B or Class AV-2C Certificates is determined by the applicable maximum rate, supplemental interest payments may be made to that class from amounts released from the Net WAC Cap Account and from available amounts in a reserve fund that may be funded from time to time pursuant to the terms of the yield maintenance agreement.

         Payments on the Group II subordinate certificates will be funded:

                  o primarily from the payments received with respect to the mortgage loans in Group II, but only to the extent of funds remaining after making payments to the Class AV Certificates;

                  o with respect to the Class BV-1, Class BV-2, Class BV-3 and Class BV-4 Certificates only, from excess cashflow remaining after making all other payments required to be made on the applicable distribution date; and

                  o if the pass-through rate for a class of the Group II subordinate certificates is determined by the applicable maximum rate, supplemental interest payments may be made to that class from amounts released from the Net WAC Cap Account and from available amounts in a reserve fund that may be funded from time to time pursuant to the terms of the yield maintenance agreement.

         Payments will be made on each distribution date from collections on mortgage loans in the priorities described under the captions "Description of the Certificates--Distributions Generally," "--Distribution of Interest," "--Distribution of Principal," "--Allocation of Losses," "--Distribution of Group I Monthly Excess Cashflow Amounts" and "--Distribution of Group II Monthly Excess Cashflow Amounts" in this prospectus supplement.

         After payment of the above amounts to the holders of primary certificates, and other specified allocations, any remaining amounts will be distributed on the Class X Certificates and the Class R Certificates.

         We refer you to "Description of the Certificates--Distributions Generally" in this prospectus supplement.

         Distribution of Interest

         On each distribution date, you will be entitled to receive interest earned during the applicable interest accrual period on your certificate at the rate per annum set forth or described on the cover page of this prospectus supplement, subject to the maximum rate described under the caption "Description of the Certificates--Distribution of Interest." If you hold Class AV-1 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus 0.520% (subject to the applicable maximum rate), if you hold Class AV-2A Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus

         0.260% (subject to the applicable maximum rate), if you hold Class AV-2B Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus 0.520% (subject to the applicable maximum rate), if you hold Class AV-2C Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus 0.660% (subject to the applicable maximum rate), if you hold Class AF-4 Certificates, the per annum rate at which you are paid interest will increase to 5.797% (subject to the applicable maximum rate), if you hold Class AF-5 Certificates, the per annum rate at which you are paid interest will increase to 6.215% (subject to the applicable maximum rate), if you hold Class AF-6 Certificates, the per annum rate at which you are paid interest will increase to 5.831% (subject to the applicable maximum rate), if you hold Class MF-1 Certificates, the per annum rate at which you are paid interest will increase to 6.172% (subject to the applicable maximum rate), if you hold Class MF-2 Certificates, the per annum rate at which you are paid interest will increase to 6.500% (subject to the applicable maximum rate), if you hold Class MF-3 Certificates, the per annum rate at which you are paid interest will increase to 6.500% (subject to the applicable maximum rate), if you hold Class MF-4 Certificates, the per annum rate at which you are paid interest will increase to 6.250% (subject to the applicable maximum rate), if you hold Class MF-5 Certificates, the per annum rate at which you are paid interest will increase to 6.500% (subject to the applicable maximum rate), if you hold Class MF-6 Certificates, the per annum rate at which you are paid interest will increase to 6.250% (subject to the applicable maximum rate), if you hold Class MV-1 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus 0.660% (subject to the applicable maximum rate), if you hold Class MV-2 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus 0.945% (subject to the applicable maximum rate), if you hold Class MV-3 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus 1.020% (subject to the applicable maximum rate), if you hold Class MV-4 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus 1.695% (subject to the applicable maximum rate), if you hold Class MV-5 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus 1.950% (subject to the applicable maximum rate) and if you hold Class MV-6 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus 2.550% (subject to the applicable maximum rate) with respect to any distribution date after the date on which the servicer has the option to purchase the mortgage loans in the trust fund and properties acquired by the trust fund in satisfaction of mortgage loans, if any, as described under the caption "Description of the Certificates--Optional Termination."

         The interest accrual period for the adjustable rate certificates will be the period commencing on the distribution date in the prior calendar month (or on the Closing Date with respect to the first distribution date) and ending on the day preceding each distribution date. The interest accrual period for the fixed rate certificates will be the calendar month preceding each distribution date.

         You will also be entitled to receive any interest that you earned previously but did not receive plus interest thereon. However, there are some circumstances which could reduce the amount of interest payable to you.

         In addition, if you hold primary certificates and the amount of interest you are entitled to receive on any distribution date is determined by the applicable maximum rate, you may also be entitled to receive supplemental interest payments on a subordinated basis from a portion of the funds in the Net WAC Cap Account and, if you hold hedged certificates, from a reserve fund into which amounts payable under the yield maintenance agreement will be deposited. The Net WAC Cap Account will be funded on the Closing Date with a deposit of $10,000. Subsequent deposits to the Net WAC Cap Account will be made from distributions of excess available funds, if any, so that the amount on deposit in the Net WAC Cap Account will not fall below $10,000.

         We refer you to "Description of the Certificates--Distributions Generally," "--Distribution of Interest," "--Distribution of Group I Monthly Excess Cashflow Amounts" and "--Distribution of Group II Monthly Excess Cashflow Amounts" in this prospectus supplement.

         Distribution of Principal

         On each distribution date, the trustee will remit payments of principal on your certificate if there is cash available for the payment on that date and the priorities of payment in the pooling and servicing agreement provide for a payment on your certificate on that date.

         We refer you to "Description of the Certificates--Distributions Generally" and "--Distribution of Principal," "--Distribution of Group I Monthly Excess Cashflow Amounts" and "--Distribution of Group II Monthly Excess Cashflow Amounts" in this prospectus supplement for more details.

CREDIT ENHANCEMENT

         General. Credit enhancement is intended to reduce the harm caused to holders of primary certificates by shortfalls in payments received on the mortgage loans. The credit enhancement provided for the benefit of the primary certificates will include excess interest, overcollateralization and subordination. The various forms of credit enhancement on the primary certificates are described below and elsewhere in this prospectus supplement.

         Excess Interest and Overcollateralization. On the date of issuance of the primary certificates in a certificate group, the unpaid principal balance of the primary certificates in that certificate group will equal approximately 100% of the aggregate principal balance of the mortgage loans in the related loan group. The overcollateralization that will serve as credit enhancement for the holders of the primary certificates in a certificate group is the excess, if any, of the unpaid principal balance of the mortgage loans in the related loan group over the aggregate principal balance of the primary certificates in that certificate group. Any excess interest not used to cover certain interest shortfalls or current period losses will be paid as an accelerated payment of principal on the related primary certificates until the required level of overcollateralization is reached. Any overcollateralization on the primary certificates in a certificate group will generally be available to absorb losses on the mortgage loans in the related loan group. The required level of overcollateralization for the primary certificates in a certificate group may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the mortgage loans in a loan group to attain or maintain the required level of overcollateralization for the related primary certificates. If the required level of overcollateralization for the primary certificates in a certificate group is permitted to decrease, the pooling and servicing agreement permits a portion of the principal distribution amount available for distribution to not be distributed in reduction of the principal balance of those primary certificates.

         We refer you to "Description of the Certificates--Distribution of Group I Monthly Excess Cashflow Amounts" and "--Distribution of Group II Monthly Excess Cashflow Amounts" in this prospectus supplement.

         Subordination. On each distribution date, with the exception of certain amounts distributable to the Class BF-1, Class BF-2, Class BF-3, Class BV-1, Class BV-2, Class BV-3 and Class BV-4 Certificates from excess cashflow after all other distributions have been made on that distribution date, classes of primary certificates in a certificate group that are lower in order of payment priority will not receive payments until the classes of primary certificates in that certificate group that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes of primary certificates in a certificate group, the subordinate classes in that certificate group are the first to forego payment. In addition, on any distribution date on which the aggregate principal balance of the primary certificates in a certificate group exceeds the aggregate principal balance of the mortgage loans in the related loan group after giving effect to all payments of principal to the related primary certificates on that distribution date, the principal balance of the class of subordinate certificates in that certificate group outstanding with the lowest payment priority will be reduced by the amount of that excess.

THE RESERVE FUND AND THE YIELD MAINTENANCE AGREEMENT.

         The trust fund will include a yield maintenance agreement between The Bank of New York and the trustee. Payments under the yield maintenance agreement will be deposited in a reserve fund. Payments under the yield maintenance agreement will be made pursuant to the formula described in "Description of the Certificates--The Reserve Fund and the Yield Maintenance Agreement."

         On each distribution date, all amounts will be withdrawn from the reserve fund and distributed in accordance with the priorities of payment described under "Description of the Certificates--The Reserve Fund and the Yield Maintenance Agreement" in this prospectus supplement.

         We refer you to "Description of the Certificates--The Reserve Fund and the Yield Maintenance Agreement" in this prospectus supplement for more details.

         Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality, or by any other entity.

ADVANCES

         Subject to certain exceptions, the servicer is required to make cash advances to cover delinquent scheduled payments of principal and interest on any mortgage loan in the trust fund if it determines that these advances will be recoverable from subsequent collections on that mortgage loan. In some cases, the trustee, in its capacity as successor servicer, will be required to make an advance if the servicer fails to do so.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not a form of credit enhancement, or intended to guarantee or insure against losses.

         We refer you to "Servicing of Loans--Advances" in this prospectus supplement.

OPTIONAL TERMINATION

         The servicer may exercise an option to purchase all the mortgage loans and any properties that the trustee acquired in satisfaction of any of the mortgage loans when the aggregate principal balance of all mortgage loans in the trust fund, including the mortgage loans related to properties which the trustee has acquired, is less than 10% of the aggregate principal balance of all mortgage loans in the trust fund as of the statistical calculation date. If the servicer exercises this option, your certificate will be retired early and you will be entitled to:

                  o  the outstanding principal balance of your certificate;

                  o any unpaid accrued interest on your certificate to the date of optional termination at the lesser of the rate per annum described on the cover page and the maximum rate, if applicable; and

                  o any unpaid supplemental interest payments on your certificate to the date of optional termination (with respect to the primary certificates).

         We refer you to "Description of the Certificates--Optional Termination" in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

         The trust fund will make elections to treat some of its assets as one or more "real estate mortgage investment conduits," or REMICs, for federal income tax purposes. The primary certificates (excluding any associated rights to receive certain payments from the Net WAC Cap Account or reserve fund) and the Class X Certificates (excluding any associated rights to receive certain payments from the Net WAC Cap Account or reserve fund), will constitute "regular interests" in a REMIC and the Class R Certificates will constitute the sole class of "residual interest" in each REMIC. Depending on their issue price and other factors, the primary certificates may be issued with original issue discount for federal income tax purposes.

         We refer you to "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

         If you are a fiduciary of any pension, other employee benefit or similar plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your counsel whether you are permitted to buy or hold any of the certificates.

         Subject to the considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, it is expected that the offered certificates may be purchased by a pension, other employee benefit or similar plan, so long as certain conditions are met.

LEGAL INVESTMENT

         You should consult with your counsel to see if you are permitted to buy any of the certificates since the legal investment rules vary depending on what kind of entity you are and which other entities regulate you. The offered certificates will NOT be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

         We refer you to "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

RATINGS

         The trust will not issue the offered certificates unless they receive the respective ratings set forth below from Standard & Poor's Ratings Services and Moody's Investors Service, Inc.:

                                        Standard &
                       Class              Poor's           Moody's
                 -----------------------------------------------------
                       AF-1                AAA               Aaa
                       AF-2                AAA               Aaa
                       AF-3                AAA               Aaa
                       AF-4                AAA               Aaa
                       AF-5                AAA               Aaa
                       AF-6                AAA               Aaa
                       AV-1                AAA               Aaa
                       AV-2A               AAA               Aaa
                       AV-2B               AAA               Aaa
                       AV-2C               AAA               Aaa
                       MF-1                 AA               Aa2
                       MF-2                 A                A2
                       MF-3                 A-               A3
                       MF-4                BBB+             Baa1
                       MF-5                BBB              Baa2
                       MF-6                BBB-             Baa3
                       MV-1                 AA               Aa2
                       MV-2                 A                A2
                       MV-3                 A-               A3
                       MV-4                BBB+             Baa1
                       MV-5                BBB              Baa2
                       MV-6                BBB-             Baa3

         The ratings address credit risk. When evaluating credit risk, the rating agencies look at the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of your payments and, as a result, could cause your actual return to differ substantially from your anticipated return on your investment.

         The entitlement to any supplemental interest payments on the offered certificates is not rated, and therefore the ratings of the offered certificates do not address the likelihood of whether you will receive any supplemental interest payments on your certificate.

         We refer you to "Ratings" and "Risk Factors--Withdrawal or downgrading of initial ratings will reduce the value of the offered certificates" in this prospectus supplement.

                                  RISK FACTORS

o  The certificates are not suitable investments for all investors.

o You should not purchase any of the certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with these securities.

o The certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

o In addition to the matters described elsewhere in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate. For a discussion of additional risks pertaining to the certificates, we refer you to "Risk Factors" in the accompanying prospectus.

YOU MAY HAVE DIFFICULTY SELLING YOUR CERTIFICATES.

         The certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriters intend to make a secondary market for the offered certificates. The underwriters may do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset-backed securities, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

SUBPRIME MORTGAGE LOANS ARE SUBJECT TO GREATER RISK OF DELINQUENCY AND LOSS.

         The underwriting standards of the sellers are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the sellers from making or purchasing a loan but may reduce the size and the combined loan-to-value ratio of the loan the sellers will make or purchase. As a result of these less restrictive standards, the trust fund may experience higher rates of delinquencies, defaults and losses than if the mortgage loans were underwritten in a more traditional manner.

NEWLY ORIGINATED MORTGAGE LOANS MAY BE MORE LIKELY TO DEFAULT WHICH MAY CAUSE LOSSES.

         Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Approximately, 99.74% of the mortgage loans, by aggregate principal balance, were originated within 12 months prior to the sale to the trust fund. As a result, the trust fund may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

INCLUSION OF DELINQUENT MORTGAGE LOANS MAY INCREASE RISK OF LOSS.

         Approximately 0.06%, 0.17%, 0.16% and 0.17% of the Group I Loans, Group II Loans, Group II-A Loans and Group II-B Loans, respectively, were 30 to 59 days contractually delinquent (assuming 30 day months) by aggregate principal balance as of the close of business on September 30, 2005. As a result, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent mortgage loan will not ever become current or, if it does become current, that the borrower may become delinquent again.

BOOK-ENTRY CERTIFICATES MAY BE ILLIQUID.

         Issuance of the primary certificates in book-entry form may adversely affect the ability of holders of primary certificates to sell their certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         We refer you to "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement.

BOOK-ENTRY CERTIFICATES MAY NOT BE ABLE TO BE PLEDGED.

         Since transactions in the primary certificates can be effected only through The Depository Trust Company, or, upon request, through Clearstream Banking, Luxembourg, S.A. or Euroclear System, their participating organizations, indirect participants and certain banks, your ability to pledge your certificate to persons or entities that do not participate in Euroclear System, The Depository Trust Company or Clearstream Banking, Luxembourg, S.A. may be limited due to lack of a physical certificate representing your certificate.

         We refer you to "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement.

BOOK-ENTRY CERTIFICATES MAY RESULT IN DELAYED RECEIPT OF DISTRIBUTIONS.

         As a beneficial owner, you may experience some delay in receiving distributions of interest and principal on your certificate since these distributions will be:

                  o  forwarded by the trustee to the depository;

                  o credited by the depository to the accounts of its participants; and

                  o ultimately credited to your account by a depository participant.

         We refer you to "Description of the Certificates--Book-Entry Certificates" and Annex I in this prospectus supplement.

LIQUIDATIONS COULD RESULT IN DELAYS AND LOSSES.

         Even if the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions on your certificate could occur. Corresponding delays in your receipt of related proceeds could occur. Also, liquidation expenses (including legal fees, real estate taxes, and maintenance and preservation expenses) will be paid first, thereby reducing the proceeds payable on your certificate and thereby reducing the security for the mortgage loans. If any of the mortgaged properties fails to provide adequate security for the related mortgage loan, you could experience a loss on your certificate.

         We refer you to "Yield, Prepayment and Maturity Considerations-- Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the accompanying prospectus.

YOUR YIELD TO MATURITY MAY BE REDUCED BY PREPAYMENTS.

         The yield to maturity and weighted average life of your certificates will be affected primarily by the rate and timing of prepayments on the related mortgage loans. The mortgage loans may be prepaid in whole or in part at any time, many without penalty. The trust fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. The servicer and its affiliates periodically conduct telemarketing and mass mailings to their existing customers with respect to the refinancing of existing mortgage loans. Although these marketing efforts are not specifically directed to customers who have mortgage loans included in a trust fund, these customers may receive the marketing materials as part of a broader telemarketing campaign or mailing, which may result in an increase in the rate of prepayments of mortgage loans included in a trust fund through refinancings. In addition, substantially all of the mortgage loans contain due-on-sale provisions, and the servicer intends to enforce those provisions unless (1) enforcement is not permitted by applicable law or (2) the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related mortgaged property to assume the mortgage loan. To the extent permitted by applicable law, assumption of the mortgage loan will not release the original borrower from its obligation under the mortgage loan. Enforcement of a due-on-sale provision would result in repayment in full of the mortgage loan, which would be treated as a prepayment.

         The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the related primary certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in an accelerated return of principal to investors in the related primary certificates at a time when reinvestment at comparable yields may not be possible. Furthermore, because the mortgage rate for each adjustable-rate mortgage loan is based on the related index set forth in the mortgage note plus a fixed percentage amount, that rate could be higher than prevailing market interest rates at the time of adjustment, and this may result in an increase in the rate of prepayments on those mortgage loans after that adjustment.

         In addition, the servicer may, but is not obligated to, repurchase mortgage loans that become 91 days or more delinquent or for which the servicer has accepted a deed in lieu of foreclosure. These purchases will have the same effect on the holders of the related primary certificates as a prepayment of those mortgage loans.

         The servicer also may, but is not obligated to, purchase all of the mortgage loans when the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the statistical calculation date, which will have the same effect on the holders of the primary certificates as a prepayment in full of all the mortgage loans.

         You will bear any reinvestment risks resulting from a faster or slower incidence of prepayments of the related mortgage loans.

         Consider carefully the discussion under "Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks" in this prospectus supplement and under "Yield and Prepayment Considerations" and "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the accompanying prospectus.

YOUR YIELD MAY BE AFFECTED BY THE INTEREST ONLY FEATURE OF SOME OF THE MORTGAGE LOANS.

         As of the statistical calculation date, approximately 8.72%, approximately 33.76%, approximately 29.43% and approximately 37.85% of the aggregate outstanding principal balance of the mortgage loans in Group I, Group II, Group II-A and Group II-B, respectively, had interest only periods of five years after their origination.

         Borrowers on interest only mortgage loans are not required to make payments of principal during the interest only period for their mortgage loans and, therefore, the inclusion of interest only mortgage loans in the mortgage pool will result in less principal being available for distribution to certificateholders on some distribution dates than would be the case if all of the mortgage loans in the mortgage pool began amortizing as of their first payment dates. In addition, assuming that borrowers on interest only mortgage loans make only their required monthly payments, at the end of the interest only period these mortgage loans will have larger outstanding principal balances than mortgage loans with the same interest rate that begin to amortize their original principal balances as of their first payment date. Accordingly, interest only mortgage loans may have a higher risk of default after the interest only period due to the increased monthly payment necessary to amortize fully the mortgage loan over its remaining term to maturity.

         During the interest only period, interest only mortgage loans may be less likely to be prepaid than fully amortizing mortgage loans since the perceived benefits from refinancing may be less than if the interest only mortgage loans were fully amortizing. However, as the interest only period approaches its end, interest only mortgage loans may become more likely to be refinanced in order to avoid the higher monthly payments that will begin after the interest only period ends and the mortgage loans become fully amortizing. You should consider the fact that during their interest only periods, the monthly payments on these mortgage loans only cover current interest. As a result, the monthly payment on an interest only mortgage loan with the same interest rate and monthly payment as a mortgage loan that is fully amortizing as of its first payment date would support a higher principal balance than that of the fully amortizing mortgage loan.

DEFAULTS AND DELINQUENT PAYMENTS ON THE MORTGAGE LOANS COULD AFFECT YOUR YIELD.

         The yield to maturity on your certificate will be sensitive to defaults and delinquent payments on the related mortgage loans. If the actual rate of defaults on the mortgage loans and the actual amount of losses to the trust fund upon liquidation of the mortgage loans is greater than the amounts assumed by you in estimating the yield to maturity on your certificate, the actual yield will be lower than your estimate. If the trust fund experiences substantial losses, you may experience a loss. The timing of losses to the trust fund in connection with liquidations of mortgage loans will affect the yield to maturity on your certificate even if the rate of defaults and severity of those losses are consistent with your expectations. In general, the earlier a loss occurs, the greater effect it will have on the yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans.

LIMITATIONS ON PASS-THROUGH RATE OF THE CERTIFICATES MAY AFFECT YOUR YIELD TO MATURITY.

         The rate at which interest accrues on the primary certificates is subject to a maximum rate based on the weighted average of the mortgage rates on the related mortgage loans, net of certain fees and expenses. If mortgage loans with relatively higher mortgage rates prepay, the maximum rate on the related primary certificates will be lower than otherwise would be the case. Further, since the pass-through rates of the adjustable rate certificates are based on one-month LIBOR plus a margin, increases in one-month LIBOR that exceed increases in the weighted average mortgage rate of the mortgage loans may cause the pass-through rate of the related adjustable rate certificates to become subject to the maximum rate. In this event, the value and marketability of the adjustable rate certificates may be temporarily or permanently reduced.

         All of the Group I mortgage loans will have fixed mortgage rates, and all of the Group II mortgage loans will have adjustable mortgage rates that are generally adjusted semi-annually based on the related index. Consequently, the interest that becomes due on the mortgage loans in either Group I or Group II during a due period may be less than interest that would accrue on the related adjustable rate certificates at the rate of one-month LIBOR plus the applicable margin. In a rising interest rate environment, the adjustable rate certificates could therefore receive interest at the applicable maximum rate for a protracted period of time. In addition, in such a situation, there may be little or no net monthly excess cash flow to cover losses and create additional overcollateralization.

         If the pass-through rate for a class of primary certificates is determined by the applicable maximum rate described in this prospectus supplement, holders of that class will be entitled to receive supplemental interest payments, on a pro rata basis, only to the extent of available funds in the Net WAC Cap Account and, with respect to each class of hedged certificates, amounts on deposit in the reserve fund under the yield maintenance agreement relating to that class. Supplemental interest payments, however, are not rated or otherwise guaranteed, are contingent on the performance of the mortgage loans and, with respect to the hedged certificates, the yield maintenance agreement, and may not ever be available. Further, payments into the reserve fund under the yield maintenance agreement are based on a declining balance determined by making assumptions as to the prepayment speed of the mortgage loans. A slower prepayment speed than the one assumed under the yield maintenance agreement may result in the yield maintenance agreement providing insufficient funds to cover those shortfalls with respect to the hedged certificates. It is unlikely that the mortgage loans in the trust fund will prepay exactly in accordance with those assumptions.

         The rate at which interest accrues on the primary certificates may also be reduced if borrowers under the related mortgage loans obtain relief from payment obligations pursuant to statutory provisions or if interest shortfalls resulting from borrower prepayments of the related mortgage loans are not covered by a reduction of the servicer's fees for the following distribution date as provided in the pooling and servicing agreement.

         We refer you to "Servicing of Loans--Adjustment to Servicing Fee in Connection with Certain Prepaid Loans" and "Description of the
Certificates--Distribution of Interest."

IMPACT OF WORLD EVENTS.
         The economic impact of the United States' military operations in Iraq, as well as the possibility of any terrorist attacks in response to these operations, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact resulting from these events would be borne by the holders of the certificates. United States military operations may also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act and comparable state laws, herein referred to as the Relief Act.

         The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the servicer and will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances during an additional period thereafter.

THE PURCHASE PRICE OF YOUR CERTIFICATES AND THE RATE, TIMING AND SEVERITY OF REALIZED LOSSES ON THE MORTGAGE LOANS MAY AFFECT YOUR YIELD TO MATURITY.

         In general, if the certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization and subordination, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon those liquidations, will result in an earlier return of principal to the certificates and will influence the yield on the certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the certificates. The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the certificates in a certificate group at any time that the overcollateralization provided by the related mortgage loans is less than the required level.

PAYMENT DELAY LOWERS YOUR EFFECTIVE YIELD.

         Generally, if you hold a fixed rate certificate, payments of principal and interest on the related mortgage loans received during a period, referred to in this prospectus supplement as the due period, which commences on the second day of a calendar month and ends at the close of business on the first day of the following calendar month, will not be passed through as payments on your certificate until the distribution date in the following due period. As a result, the monthly distributions on your certificate generally will reflect borrower payments during the prior due period. The distribution date will be the 25th day of each month (or the next succeeding business day), commencing on November 25, 2005. Thus, the effective yield to you will be below that otherwise produced by the pass-through rate and the price paid by you for your certificate because distributions on your certificate in respect of any given month will not be made until on or about the 24th day of the following due period.

BALLOON LOANS MAY BEAR HIGHER RISK OF LOSS.

         As of the statistical calculation date, approximately 2.26% and none of the aggregate outstanding principal balance of the mortgage loans in Group I and Group II, respectively, consisted of balloon loans, which generally provide for equal monthly payments and a final monthly payment substantially greater than the preceding monthly payments. The balloon loans in the trust fund have original terms of 180 months and provide for monthly payments based on a 360 month amortization schedule. The borrower on a balloon loan will generally attempt to refinance a balloon loan or sell the underlying mortgaged property on or prior to the stated maturity date in order to avoid payment of the final balloon payment. A borrower's ability to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related mortgaged property, the financial condition of the borrower, tax laws and prevailing general economic conditions. If a borrower is unable to refinance a balloon loan prior to its stated maturity date, the borrower may be more likely to default on the loan. None of the sellers, the servicer, the depositor or the trustee is obligated to refinance any mortgage loan.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL REDUCE THE VALUE OF THE OFFERED CERTIFICATES.

         The ratings of the offered certificates will be based on, among other things, the adequacy of the value of the mortgage loans. These ratings should not be deemed a recommendation to purchase, hold or sell certificates, since they do not address market price or suitability for a particular investor. There is also no assurance that these ratings will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the rating agency if in its judgment circumstances in the future so warrant. Any reduction or withdrawal of a rating will have an adverse effect on the value of the certificates.

THERE COULD BE DELAYS IN DISTRIBUTIONS ON YOUR CERTIFICATE IF THE TRANSFER OF THE MORTGAGE LOANS TO THE TRUST FUND IS NOT CONSIDERED A SALE IN THE EVENT OF BANKRUPTCY.

         For purposes of the bankruptcy code and for legal purposes, the servicer, the sellers and the depositor will treat each conveyance of mortgage loans by the sellers to the depositor as a sale of those mortgage loans; however, for financial reporting purposes, the sellers will treat this transaction as the incurrence of debt by the sellers, which debt will be evidenced by the certificates. The depositor will treat each conveyance of mortgage loans from the depositor to the trust fund as a sale of those mortgage loans. If the conveyance of the mortgage loans by the sellers to the depositor is treated as a sale, those mortgage loans would not be part of the related seller's bankruptcy estate and would not be available to that seller's creditors. In the event of the bankruptcy or insolvency of a seller, however, the bankruptcy trustee, a conservator or a receiver of the seller or another person may attempt to recharacterize the sale of the mortgage loans as a borrowing by the seller, secured by a pledge of the mortgage loans. Similarly, if the conveyance of the mortgage loans by the depositor to the trust fund is treated as a sale, those mortgage loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. In the event of the bankruptcy or insolvency of the depositor, however, the bankruptcy trustee, a conservator or a receiver of the depositor or another person may attempt to recharacterize the sale of the mortgage loans as a borrowing by the depositor, secured by a pledge of the mortgage loans. In either case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on your certificate and result in a reduction of payments on your certificate.

INTEREST PAYMENTS MAY BE INSUFFICIENT TO CREATE OVERCOLLATERALIZATION.

         Because the weighted average of the mortgage rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the related primary certificates, the mortgage loans are expected to generate more interest than the amount necessary to pay interest owed on the related primary certificates as well as certain fees and expenses of the trust fund. Any remaining interest will then be used to compensate for losses that occur on the mortgage loans. After these financial obligations of the trust fund are covered, the available excess interest will be used to create, maintain or restore overcollateralization for the related primary certificates. We cannot assure you, however, that enough excess interest will be generated by the mortgage loans in a certificate group to create, maintain or restore the required overcollateralization levels. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

                  o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

                  o Every time a mortgage loan is liquidated, written off or repurchased, excess interest will be reduced because the mortgage loan will no longer be outstanding and generating interest.

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on that date to make payments on the certificates.

ENVIRONMENTAL CONDITIONS AFFECTING THE MORTGAGED PROPERTIES MAY RESULT IN
LOSSES.

         Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against real property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability on foreclosure of the mortgaged property.

THERE ARE RISKS IN HOLDING SUBORDINATE CERTIFICATES.

         The protections afforded the senior certificates create risks for the subordinate certificates. Prior to any purchase of any subordinate certificates, you should consider the following factors that may adversely impact your yield:

                  o because the subordinate certificates in a certificate group receive interest and principal distributions after the senior certificates in that certificate group receive interest and principal distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date;

                  o if the servicer determines not to advance a delinquent payment on a mortgage loan because it decides that the amount of the delinquent payment will not be recoverable from the related borrower, there may be a shortfall in distributions on the certificates that will disproportionately impact the subordinate certificates;

                  o the portion of the shortfalls in the amount of interest collections on the mortgage loans that are attributable to prepayments in full and are not covered by the servicer, and shortfalls in interest collections on any mortgage loans arising from the timing of partial principal prepayments, may result in a shortfall in distributions on the related certificates that will disproportionately impact the related subordinate certificates;

                  o with the exception of certain amounts of principal distributable to the Class BF-1, Class BF-2, Class BF-3, Class BV-1, Class BV-2, Class BV-3 and Class BV-4 Certificates from excess cashflow after all other distributions have been made on the related distribution date, the subordinate certificates are not expected to receive principal distributions until, at the earliest, the distribution date in November 2008 (unless the certificate balances of all of the senior certificates in the related certificate group have been reduced to zero prior to the November 2008 distribution date);

                  o losses resulting from the liquidation of defaulted mortgage loans in a loan group will reduce the level of overcollateralization, if any, for the certificates in the related certificate group. If there is no overcollateralization for a certificate group, losses will be allocated to the subordinate certificates in that certificate group. An allocation of losses to a subordinate certificate will result in a permanent reduction in that certificate's certificate balance without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate; and

                  o the earlier in the life of a certificate that a loss on a mortgage loan allocable to that certificate occurs, the greater the impact on that certificate's yield.

         We refer you to "Description of the Certificates" and "Yield, Prepayment and Maturity Considerations."

GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES MAY AFFECT PAYMENTS ON YOUR CERTIFICATE.

         As of the statistical calculation date:

                  o  approximately 15.66%, 9.29%, 6.54%, 5.91% and 5.53% (by aggregate outstanding principal balance) of the Group I Loans are secured by properties located in the State of New York, the State of Maryland, the State of Florida, the State of Ohio and the State of Illinois, respectively;

                  o approximately 0.62% (by aggregate outstanding principal balance) of the Group I Loans are secured by properties located in a single zip code, which is in Bronx, New York; and

                  o the aggregate outstanding principal balance of the Group I Loans secured by properties in each other state represents not more than approximately 5.00% of the Group I Loans.

If the New York, the Maryland, the Florida, the Ohio or the Illinois residential real estate markets should experience an overall decline in property values or a catastrophic event occurs in these areas after the dates of origination of the Group I Loans, the rates of losses on the Group I Loans would be expected to increase, and could increase substantially. Because of the concentration of Group I Loans in these states, those types of problems may have a greater effect on the Group I Certificates than if the related borrowers and mortgaged properties were more spread out in different geographic areas.

         As of the statistical calculation date:

                  o  approximately 12.02%, 10.19%, 8.81%, 8.16%, 7.19% and 5.20%
                     (by aggregate outstanding principal balance) of the Group II Loans are secured by properties located in the State of California, the State of Florida, the State of New York, the State of Michigan, the State of Maryland and the State of Illinois, respectively;

                  o approximately 0.37% (by aggregate outstanding principal balance) of the Group II Loans are secured by properties located in a single zip code, which is in Murrieta, California; and

                  o the aggregate outstanding principal balance of the Group II Loans secured by properties in each other state represents not more than approximately 5.00% of the Group II Loans.

If the California, the Florida, the New York, the Michigan, the Maryland or the Illinois residential real estate markets should experience an overall decline in property values or a catastrophic event occurs in these areas after the dates of origination of the Group II Loans, the rates of losses on the Group II Loans would be expected to increase, and could increase substantially. Because of the concentration of Group II Loans in these states, those types of problems may have a greater effect on the Group II Certificates than if the related borrowers and mortgaged properties were more spread out in different geographic areas.

         As of the statistical calculation date:

                  o  approximately 10.63%, 8.20%, 7.65%, 7.52%, 6.34% and 5.55%
                     (by aggregate outstanding principal balance) of the Group II-A Loans are secured by properties located in the State of Michigan, the State of New York, the State of Maryland, the State of Florida, the State of California and the State of Illinois, respectively;

                  o approximately 0.55% (by aggregate outstanding principal balance) of the Group II-A Loans are secured by properties located in a single zip code, which is in South Ozone Park, New York; and

                  o the aggregate outstanding principal balance of the Group II-A Loans secured by properties in each other state represents not more than approximately 5.00% of the Group II-A Loans.

If the Michigan, the New York, the Maryland, the Florida, the California or the Illinois residential real estate markets should experience an overall decline in property values or a catastrophic event occurs in these areas after the dates of origination of the Group II-A Loans, the rates of losses on the Group II-A Loans would be expected to increase, and could increase substantially. Because of the concentration of Group II-A Loans in these states, those types of problems may have a greater effect on the Class AV-1 Certificates and the Group II subordinate certificates than if the related borrowers and mortgaged properties were more spread out in different geographic areas.

         As of the statistical calculation date:

                  o  approximately 17.38%, 12.72%, 9.38%, 6.75% and 5.83% (by aggregate outstanding principal balance) of the Group II-B Loans are secured by properties located in the State of California, the State of Florida, the State of New York, the State of Maryland and the State of Michigan, respectively;

                  o approximately 0.67% (by aggregate outstanding principal balance) of the Group II-B Loans are secured by properties located in a single zip code, which is in Chula Vista, California; and

                  o the aggregate outstanding principal balance of the Group II-B Loans secured by properties in each other state represents not more than approximately 5.00% of the Group II-B Loans.

If the California, the Florida, the New York, the Maryland or the Michigan residential real estate markets should experience an overall decline in property values or a catastrophic event occurs in these areas after the dates of origination of the Group II-B Loans, the rates of losses on the Group II-B Loans would be expected to increase, and could increase substantially. Because of the concentration of Group II-B Loans in these states, those types of problems may have a greater effect on the Class AV-2A, Class AV-2B and Class AV-2C Certificates and the Group II subordinate certificates than if the related borrowers and mortgaged properties were more spread out in different geographic areas.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES.

         Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws including:

                  o the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the mortgage loans;

                  o the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

                  o the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation;

                  o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

                  o the Fair Debt Collections Practices Act, which provides various consumer protections to borrowers and imposes certain restrictions on debt collectors in connection with the collection of mortgage loans and other debts.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust fund, as owner of the mortgage loans, to damages and administrative enforcement.

PREDATORY LENDING LAWS AND REGULATIONS COULD SUBJECT THE TRUST FUND TO LOSSES.

         None of the mortgage loans are subject to the federal Home Ownership and Equity Protection Act of 1994. See "Legal Aspects of the Loans--Consumer Protection Laws" in the prospectus.

         In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at the federal, state and local levels that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of those mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. Failure by the originators of the mortgage loans to comply with these laws could subject the trust fund, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state or local law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trust funds.

IN THE EVENT THE SELLERS ARE NOT ABLE TO REPURCHASE OR REPLACE DEFECTIVE MORTGAGE LOANS, YOU MAY SUFFER LOSSES ON YOUR CERTIFICATES.

         The sellers will make various representations and warranties related to the mortgage loans. If a seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, that seller will be required to repurchase or replace the defective loan. In the event that the seller is not able to repurchase or replace any defective mortgage loans at the date that action is required, for financial or other reasons, you may suffer losses on your certificates. The inability of the sellers to repurchase or replace defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your certificates could occur.

THE ASSIGNMENT OF CERTAIN OF THE MORTGAGES IN THE NAME OF MERS (R) MAY RESULT IN DELAYS AND ADDITIONAL COSTS IN COMMENCING, PROSECUTING AND COMPLETING FORECLOSURE PROCEEDINGS.

         The assignment of certain of the mortgages in the name of Mortgage Electronic Registration Systems, Inc., or MERS (R), is a new practice in the mortgage lending industry. The sellers expect that the servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS (R). Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of realized losses on the mortgage loans.

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS.

         The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on a specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, credit, reinvestment, default and market risks, the tax consequences of an investment, and the interaction of these factors.

                                THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of adjustable rate and fixed rate mortgage loans divided into two groups: Group I and Group II. Group I will consist of fixed rate mortgage loans (the "Group I Loans") and Group II will consist of adjustable rate mortgage loans (the "Group II Loans" and, collectively with the Group I Loans, the "Loans"). The Group I Loans and the Group II Loans will be secured by first liens on one- to four-family dwellings. Group II will be further divided into two sub-groups, Group II-A and Group II-B. Group II-A will consist exclusively of mortgage loans that conform to agency loan balance limits ("Group II-A Loans") and Group II-B will consist of a combination of mortgage loans, some of which conform to agency loan balance limits and some of which do not ("Group II-B Loans"). The Loans were generally originated or acquired in accordance with underwriting guidelines that are less stringent than Fannie Mae and Freddie Mac guidelines. All of the Loans are or will be evidenced by promissory notes (the "Mortgage Notes").

         Information with respect to the Loans initially identified for inclusion in the mortgage pool is set forth below. Prior to October 21, 2005 (the "Closing Date"), Loans may be removed from the mortgage pool and other Loans may be substituted therefor. The Depositor believes that the information set forth herein under "The Mortgage Pool" with respect to the Loans is representative of the characteristics of the Loans at the Closing Date, although some characteristics of the Loans at the Closing Date may vary from those of the Loans described herein as a result of removals and substitutions. Information regarding FICO scores is presented for informational purposes only.

         Unless otherwise indicated, information presented herein under "The Mortgage Pool" expressed as percentages (other than rates of interest) are approximate percentages based on the principal balances of the Loans calculated as of a statistical calculation date (the "Statistical Calculation Date") that takes into account the Stated Principal Balances of the Loans as of the close of business on September 30, 2005 giving effect to scheduled payments of principal and interest due on October 1, 2005, whether or not those scheduled payments have been made.

         Popular ABS, Inc. (the "Depositor") will purchase the Loans from Popular Financial Funding, LLC, a Delaware limited liability company, and Popular Financial Services, LLC, a Delaware limited liability company (each a "Seller" and, collectively, the "Sellers"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of October 1, 2005 (the "Cut-off Date") among the Sellers, Equity One, Inc. (the "Servicer"), the Depositor and JPMorgan Chase Bank, N.A. (the "Trustee"). The Sellers will treat this transaction as a sale under applicable law, however, for financial reporting purposes the Sellers will treat this transaction as the incurrence of debt by the Sellers, which debt will be evidenced by the Certificates. The Depositor will then convey the Loans, without recourse, to the Trustee for the benefit of the holders of the Mortgage Pass-Through Certificates, Series 2005-5 (the "Certificates").

         The Certificates will consist of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates (collectively, the "Class AF Certificates"), the Class AV-1 Certificates, the Class AV-2A, Class AV-2B and Class AV-2C Certificates (the "Class AV-2 Certificates," together with the Class AV-1 Certificates, the "Class AV Certificates," and, together with the Class AV-1 Certificates and the Class AF Certificates, the "Senior Certificates"), the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5 and Class MF-6 Certificates (the "Class MF Certificates"), the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5 and Class MV-6 Certificates (the "Class MV Certificates"), the Class BF-1, Class BF-2 and Class BF-3 Certificates (the "Class BF Certificates"), the Class BV-1, Class BV-2, Class BV-3 and Class BV-4 Certificates (the "Class BV Certificates" and, together with the Class MV Certificates, the Class MF Certificates and the Class BF Certificates, the "Subordinate Certificates" and, together with the Senior Certificates, the "Primary Certificates"), the Class X Certificates and the Class R Certificates. We are offering the Senior Certificates, the Class MF Certificates and the Class MV Certificates (collectively, the "Offered Certificates") pursuant to this prospectus supplement. ONLY THE OFFERED CERTIFICATES ARE OFFERED BY THIS PROSPECTUS SUPPLEMENT. THE CLASS BF CERTIFICATES, THE CLASS BV CERTIFICATES, THE CLASS X CERTIFICATES AND THE CLASS R CERTIFICATES ARE NOT OFFERED HEREBY. HOWEVER, A DESCRIPTION OF THE CLASS BF CERTIFICATES, THE CLASS BV CERTIFICATES, THE CLASS X CERTIFICATES AND THE CLASS R CERTIFICATES IS INCLUDED IN THIS PROSPECTUS SUPPLEMENT BECAUSE THEIR AMOUNT, STRUCTURE, RIGHTS, RISKS AND OTHER CHARACTERISTICS AFFECT THE AMOUNT, STRUCTURE, RIGHTS, RISKS AND OTHER CHARACTERISTICS OF THE OFFERED CERTIFICATES. The Class MF Certificates and the

Class BF Certificates are sometimes referred to in this prospectus supplement as the "Group I Subordinate Certificates." The Class MV Certificates and the Class BV Certificates are sometimes referred to in this prospectus supplement as the "Group II Subordinate Certificates." The Class AF Certificates and the Group I Subordinate Certificates are sometimes referred to in this prospectus supplement as the "Group I Certificates." The Class AV Certificates and the Group II Subordinate Certificates are sometimes referred to in this prospectus supplement as the "Group II Certificates." The Class BF Certificates and the Group II Certificates are sometimes referred to in this prospectus supplement as the "Adjustable Rate Certificates" or the "Hedged Certificates." The Class AF Certificates and the Class MF Certificates are sometimes referred to in this prospectus supplement as the "Fixed Rate Certificates."

         Under the Pooling and Servicing Agreement, the Sellers will make representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement and characteristics of the Loans, including, without limitation, the following:

                  o each Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

                  o none of the Loans are classified and/or defined as a "high cost home," "covered" (excluding home loans defined as "covered home loans" pursuant to the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home," or "predatory" loan under any applicable federal, state or local law (or are similarly classified and/or defined using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

                  o none of the Loans are subject to the Home Ownership & Equity Protection Act of 1994;

                  o none of the Loans originated on or after October 1, 2002 and before March 7, 2003 are secured by property located in the State of Georgia, and none of the Loans originated on or after March 7, 2003 is a "high cost home loan" as defined under the Georgia Fair Lending Act; and

                  o each Loan is a "qualified mortgage" under Section 860G(a)(3) of the Code.

         Subject to the limitations described below under "--Sale of the Loans," the Sellers will be obligated to repurchase or substitute a similar mortgage loan for any Loan as to which there exists deficient documentation or an uncured material breach of any representation, warranty or covenant. The Sellers will represent and warrant to the Depositor in the Pooling and Servicing Agreement that they selected the Loans from among the outstanding loans in their portfolios as to which the representations and warranties set forth in the Pooling and Servicing Agreement can be made and that they did not make this selection in a manner that would adversely affect the interests of the certificateholders. See "Loan Program--Representations by Sellers; Repurchases" in the accompanying prospectus. Under the Pooling and Servicing Agreement, the Depositor will convey all its right, title and interest in and to the Sellers' representations, warranties and covenants, including the Sellers' repurchase obligation, to the Trustee for the benefit of the certificateholders. The Depositor will make no representations or warranties with respect to the Loans and will have no obligation to repurchase or substitute Loans with deficient documentation or which are otherwise defective. The Sellers are selling the Loans without recourse and will have no obligation with respect to the Certificates in their capacity as Sellers other than the repurchase obligation described above. The obligations of Equity One, Inc., as Servicer, with respect to the Certificates are limited to the Servicer's contractual servicing obligations under the Pooling and Servicing Agreement.

         Each Loan transferred to the trust fund will be identified on the loan schedule delivered to the Trustee pursuant to the Pooling and Servicing Agreement. The loan schedule will include information such as the principal balance of each Loan as of the Statistical Calculation Date, its mortgage rate as well as other information. A copy of the Pooling and Servicing Agreement will be available, on request, from the Trustee.

         "Stated Principal Balance" means as to any Loan and Due Date, the unpaid principal balance of that Loan as of that Due Date, as specified in the amortization schedule at the time relating thereto, before any adjustment to that amortization schedule by reason of any moratorium or similar waiver or grace period, after giving effect to any previous partial prepayments and Liquidation Proceeds allocable to principal, other than with respect to any Liquidated Loan, received and to the payment of principal due on that Due Date and irrespective of any delinquency in payment by the related borrower.

         As of any Distribution Date,

                  o the "Group I Principal Balance" equals the aggregate Stated Principal Balance of the Group I Loans,

                  o the "Group II Principal Balance" equals the aggregate Stated Principal Balance of the Group II Loans,

                  o the "Group II-A Principal Balance" equals the aggregate of the Stated Principal Balances of the Group II-A Loans,

                  o the "Group II-B Principal Balance" equals the aggregate of the Stated Principal Balances of the Group II-B Loans, and

                  o the "Pool Principal Balance" with respect to any Distribution Date equals the sum of the Group I Principal Balance and the Group II Principal Balance.

         As of the Statistical Calculation Date,

                  o the aggregate principal balance of the Group I Loans was approximately $370,810,681 (the "Cut-off Date Group I Principal Balance"),

                  o the aggregate principal balance of the Group II Loans was approximately $446,191,829 (the "Cut-off Date Group II Principal Balance"),

                  o the aggregate principal balance of the Group II-A Loans was approximately $216,374,529 (the "Cut-off Date Group II-A Principal Balance"),

                  o the aggregate principal balance of the Group II-B Loans was approximately $229,817,300 (the "Cut-off Date Group II-B Principal Balance"), and

                  o the sum of the Cut-off Date Group I Principal Balance and the Cut-off Date Group II Principal Balance was approximately $817,002,510 (the "Cut-off Date Pool Principal Balance").

         Loans with balloon payments ("Balloon Loans") provide for payment based on the amortization of the amount financed over a series of substantially equal monthly payments over approximately 360 months, with a significantly greater payment due at the stated maturity. As of the Statistical Calculation Date, approximately 2.26% of the Group I Loans were Balloon Loans. Balloon Loans may involve a greater degree of risk than loans which are fully amortizing because the ability of a borrower to make a balloon payment typically will depend upon the ability of the borrower to either timely refinance the loan or sell the related mortgaged property.

         All of the Loans provide for payments due on a set day, but not necessarily the first day, of each month (the "Due Date"). The Loans to be included in the mortgage pool were originated or acquired by the Sellers substantially in accordance with the Sellers' underwriting criteria for mortgage loans, described herein under "The Mortgage Pool--Underwriting Standards" and under "Loan Program" in the prospectus.

         Scheduled monthly payments made by the borrowers on the Loans ("Scheduled Payments") either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of those payments to principal and interest. All of the Loans provide for the actuarial accrual of interest. All of the Loans provide for a grace period of 15 days for monthly payments, as required by applicable law. All of the Loans may be prepaid in full or in part at any time, approximately 7.89% of the Group I Loans, approximately 19.33% of the Group II Loans, approximately 19.65% of the Group II-A Loans and approximately 19.04% of the Group II-B Loans without penalty.

         Each Group I Loan was originated on or after June 2, 2002, each Group II Loan was originated on or after November 20, 2003, each Group II-A Loan was originated on or after March 19, 2004 and each Group II-B Loan was originated on or after November 20, 2003.

         The latest stated maturity date of any Loan is October, 1 2035. The earliest stated maturity date of any Group I Loan is July 1, 2015, of any Group II Loan is December 1, 2033, of any Group II-A Loan is April 1, 2034 and of any Group II-B Loan is December 1, 2033.

         As of the close of business on October 1, 2005, approximately 0.06%, 0.17%, 0.16% and 0.17% of the Group I Loans, Group II Loans, Group II-A Loans and Group II-B Loans, respectively, were 30 to 59 days contractually past due (assuming 30 day months) and none of the Loans were greater than 59 days contractually past due (assuming 30 day months).

         No Loan had a Combined Loan-to-Value Ratio at origination of more than approximately 100.00%. The weighted average Combined Loan-to-Value Ratio of the Group I Loans at origination was approximately 82.48%, of the Group II Loans at origination was approximately 83.11%, of the Group II-A Loans at origination was approximately 83.43% and of the Group II-B Loans at origination was approximately 82.82%.

         The weighted average of the FICO scores (issued by the Fair Isaac Credit Bureau with a higher score generally signifying a better credit history) obtained at origination for borrowers on the Group I Loans, Group II Loans, Group II-A Loans and Group II-B Loans were approximately 632, 632, 622 and 641, respectively.

         The "Combined Loan-to-Value Ratio" of a Loan is the fraction, expressed as a percentage,

                  o  the numerator of which is the sum of

                     o the principal balance of that Loan at the date of origination, plus

                     o the outstanding principal balance, at the date of origination of the Loan, of any senior mortgage loan(s), and

                  o the denominator of which is the Collateral Value of the related mortgaged property.

         The "Collateral Value" of a mortgaged property, other than with respect to Loans that were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of

                  o the appraised value based on an appraisal obtained by the originator from an independent fee appraiser at the time of the origination of the related Loan, and

                  o if the Loan was originated either in connection with the acquisition of the mortgaged property by the borrower or within one year after acquisition of the mortgaged property by the borrower, the purchase price paid by the borrower for the mortgaged property.

In the case of Refinance Loans, the Collateral Value is the appraised value of the mortgaged property based on the appraisal obtained at the time of refinancing.

MORTGAGE RATE ADJUSTMENT OF THE GROUP II LOANS

         All of the Group II Loans have adjustable mortgage rates. All of the Group II Loans provide for semi-annual adjustment of the related mortgage rate based on Six-Month LIBOR (as defined below), as specified in the related Mortgage Note, and for corresponding adjustments to the monthly payment due thereon, in each case on each adjustment date applicable thereto (each, an "Adjustment Date"). However, the first such adjustment for approximately 75.74%, 17.71% and 6.55% of the Group II Loans (by principal balance), approximately 78.96%, 18.05% and 3.00% of the Group II-A Loans (by principal balance) and approximately 72.71%, 17.40% and 9.89% of the Group II-B Loans (by principal balance) will occur after an initial period of two, three or five years, respectively, following origination. On each Adjustment Date for each Group II Loan, the mortgage rate thereon will be adjusted to equal the sum of Six-Month LIBOR and a fixed percentage amount (the "Margin"). The mortgage rate on each Group II Loan will not increase or decrease by more than a specified percentage (the "Initial Rate Cap") on the first Adjustment Date for that Group II Loan. In addition, the mortgage rate will not increase or decrease by more than a specified percentage (the "Periodic Rate Cap") on each subsequent Adjustment Date.

         The mortgage rate on a Group II Loan may not exceed the maximum rate set forth in the related Mortgage Note (the "Maximum Mortgage Rate"), or, with the exception of Group II Loans subject to the Servicemembers Civil Relief Act, be less than the minimum rate set forth on the related Mortgage Note (the "Minimum Mortgage Rate"). The Maximum Mortgage Rates on the Group II Loans range from 10.500% per annum to 19.490% per annum, with a weighted average Maximum Mortgage Rate as of the Statistical Calculation Date of approximately 13.628% per annum. The Maximum Mortgage Rates on the Group II-A Loans range from 10.990% per annum to 18.500% per annum, with a weighted average Maximum Mortgage Rate as of the Statistical Calculation Date of approximately 13.716% per annum. The Maximum Mortgage Rates on the Group II-B Loans range from 10.500% per annum to 19.490% per annum, with a weighted average Maximum Mortgage Rate as of the Statistical Calculation Date of approximately 13.545% per annum. The Minimum Mortgage Rates on the Group II Loans range from 3.490% per annum to 11.990% per annum, with a weighted average Minimum Mortgage Rate as of the Statistical Calculation Date of approximately 6.926% per annum. The Minimum Mortgage Rates on the Group II-A Loans range from 3.490% per annum to 11.990% per annum, with a weighted average Minimum Mortgage Rate as of the Statistical Calculation Date of approximately 6.986% per annum. The Minimum Mortgage Rates on the Group II-B Loans range from 3.540% per annum to 10.990% per annum, with a weighted average Minimum Mortgage Rate as of the Statistical Calculation Date of approximately 6.869% per annum.

         Effective with the first monthly payment due on each Group II Loan after each related Adjustment Date, the monthly payment amount is adjusted to an amount that will fully amortize the outstanding principal balance of the related Group II Loan over its remaining term, and pay interest at the adjusted mortgage rate. None of the Group II Loans permits the related borrower to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

         The interest rate index for all of the Group II Loans is a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks ("Six-Month LIBOR") as published in The Wall Street Journal and as most recently available on the first business day of the month prior to each Adjustment Date.

INTEREST ONLY LOANS.

         Both the Group I Loans and the Group II Loans include interest only mortgage loans. Interest only mortgage loans are mortgage loans that permit the borrower to pay only interest, and not principal, for a specified period after origination of the mortgage loans, at the end of which the mortgage loans become fully amortizing.

         As of the statistical calculation date, approximately 8.72%, approximately 33.76%, approximately 29.42% and approximately 37.85% of the aggregate outstanding principal balance of the mortgage loans in Group I, Group II, Group II-A and Group II-B, respectively, had interest only periods of five years after their origination.

MORTGAGE POOL TABLES

         This section sets forth in tabular format information, as of the Statistical Calculation Date, relating to all Loans in the aggregate as well as the Loans in each of Group I, Group II, Group II-A and Group II-B separately. The sum of the columns in the tables below may not equal the total indicated due to rounding.

AGGREGATE POOL OF LOANS

                               MORTGAGE RATES (1)

                                                                                                PERCENT OF
                                               NUMBER OF              AGGREGATE                 AGGREGATE
MORTGAGE RATE (%)                                LOANS            PRINCIPAL BALANCE         PRINCIPAL BALANCE
----------------------------------------   -------------------   --------------------  -----------------------------
 4.990 -  4.999                                             5          $1,171,627.68                          0.14%
 5.000 -  5.499                                            25           6,051,251.66                          0.74
 5.500 -  5.999                                           236          57,869,254.94                          7.08
 6.000 -  6.499                                           507         108,407,337.38                         13.27
 6.500 -  6.999                                         1,251         256,719,542.84                         31.42
 7.000 -  7.499                                           762         135,751,724.68                         16.62
 7.500 -  7.999                                           913         154,890,212.35                         18.96
 8.000 -  8.499                                           279          43,037,810.31                          5.27
 8.500 -  8.999                                           255          36,512,885.59                          4.47
 9.000 -  9.499                                            59           6,362,380.31                          0.78
 9.500 -  9.999                                            61           6,938,457.33                          0.85
10.000 - 10.499                                            11           1,178,957.22                          0.14
10.500 - 10.999                                            14           1,597,647.08                          0.20
11.000 - 11.499                                             1             104,966.38                          0.01
11.500 - 11.999                                             5             358,493.01                          0.04
12.500 - 12.500                                             1              49,961.21                          0.01
----------------------------------------   ------------------    -------------------   ----------------------------
TOTAL                                                   4,385        $817,002,509.97                        100.00%
                                           ==================    ===================   ============================

---------
(1) As of the Statistical Calculation Date, the weighted average mortgage rate of the Loans was approximately 7.131% per annum.

                                  LIEN POSITION

                                                                                                PERCENT OF
                                               NUMBER OF              AGGREGATE                 AGGREGATE
LIEN POSITION                                    LOANS            PRINCIPAL BALANCE         PRINCIPAL BALANCE
----------------------------------------  --------------------   --------------------  -----------------------------
First Lien                                              4,385        $817,002,509.97                        100.00%
----------------------------------------  -------------------    -------------------   ----------------------------
TOTAL                                                   4,385        $817,002,509.97                        100.00%
                                          ===================    ===================   ============================

                        COMBINED LOAN-TO-VALUE RATIOS (1)

                                                                                               PERCENT OF
COMBINED                                      NUMBER OF             AGGREGATE                  AGGREGATE
LOAN-TO-VALUE RATIO (%)                         LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
----------------------------------------  -------------------  --------------------  -------------------------------
10.00                                                      1            $46,000.00                           0.01%
15.01 -  20.00                                             5            267,361.68                           0.03
20.01 -  25.00                                             2            130,151.69                           0.02
25.01 -  30.00                                             9            911,345.47                           0.11
30.01 -  35.00                                             5            366,541.18                           0.04
35.01 -  40.00                                            12          1,133,482.05                           0.14
40.01 -  45.00                                            21          3,636,895.17                           0.45
45.01 -  50.00                                            19          3,284,529.57                           0.40
50.01 -  55.00                                            32          5,788,153.48                           0.71
55.01 -  60.00                                            56          9,746,848.48                           1.19
60.01 -  65.00                                            79         14,341,246.68                           1.76
65.01 -  70.00                                           163         31,822,699.49                           3.90
70.01 -  75.00                                           240         49,099,128.83                           6.01
75.01 -  80.00                                         1,887        351,650,949.94                          43.04
80.01 -  85.00                                           446         85,554,428.04                          10.47
85.01 -  90.00                                           599        117,677,951.78                          14.40
90.01 -  95.00                                           231         43,436,496.78                           5.32
95.01 - 100.00                                           578         98,108,299.66                          12.01
----------------------------------------   -----------------   -------------------  ------------------------------
TOTAL                                                  4,385       $817,002,509.97                         100.00%
                                           =================   ===================  ==============================

---------
(1) As of the Statistical Calculation Date, the weighted average Combined Loan-to-Value Ratio at origination of the Loans was approximately 82.83%.

                                 FICO SCORES (1)

                                                                                                PERCENT OF
                                               NUMBER OF              AGGREGATE                 AGGREGATE
FICO SCORE                                       LOANS            PRINCIPAL BALANCE         PRINCIPAL BALANCE
----------------------------------------  --------------------   --------------------  -----------------------------
500 - 524                                                 223         $37,797,054.24                          4.63%
525 - 549                                                 218          37,665,863.50                          4.61
550 - 574                                                 255          46,247,750.39                          5.66
575 - 599                                                 566          94,753,338.64                         11.60
600 - 624                                                 764         135,160,694.74                         16.54
625 - 649                                                 863         164,632,333.22                         20.15
650 - 674                                                 704         134,941,334.58                         16.52
675 - 699                                                 384          76,548,677.68                          9.37
700 - 724                                                 185          38,758,613.50                          4.74
725 - 749                                                 118          25,248,328.52                          3.09
750 - 774                                                  72          17,014,826.03                          2.08
775 - 799                                                  24           6,942,923.25                          0.85
800 - 824                                                   9           1,290,771.68                          0.16
----------------------------------------  -------------------    -------------------   ----------------------------
TOTAL                                                   4,385        $817,002,509.97                        100.00%
                                          ===================    ===================   ============================

---------
(1) FICO scores listed represent the FICO score obtained at origination for each borrower on the Loans. As of the Statistical Calculation Date, the weighted average FICO score of the Loans at origination was approximately 632.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                                PERCENT OF
CUT-OFF DATE                                   NUMBER OF              AGGREGATE                 AGGREGATE
PRINCIPAL BALANCE ($)                            LOANS            PRINCIPAL BALANCE         PRINCIPAL BALANCE
----------------------------------------  --------------------   --------------------  -----------------------------
 22,974.62 -  50,000.00                                    53          $2,292,813.07                          0.28%
 50,000.01 - 100,000.00                                   856          67,503,622.01                          8.26
100,000.01 - 150,000.00                                 1,087         136,111,442.96                         16.66
150,000.01 - 200,000.00                                   910         158,569,400.31                         19.41
200,000.01 - 250,000.00                                   509         114,375,744.18                         14.00
250,000.01 - 300,000.00                                   365          99,774,757.68                         12.21
300,000.01 - 350,000.00                                   239          77,438,876.20                          9.48
350,000.01 - 400,000.00                                   157          58,913,663.47                          7.21
400,000.01 - 450,000.00                                    81          34,466,517.62                          4.22
450,000.01 - 500,000.00                                    71          34,059,078.78                          4.17
500,000.01 - 550,000.00                                    25          13,147,647.32                          1.61
550,000.01 - 600,000.00                                    16           9,109,122.75                          1.11
600,000.01 - 650,000.00                                     6           3,730,611.72                          0.46
650,000.01 - 700,000.00                                     3           2,066,899.99                          0.25
700,000.01 - 750,000.00                                     5           3,678,675.20                          0.45
800,000.01 - 850,000.00                                     1             843,636.71                          0.10
900,000.01 - 920,000.00                                     1             920,000.00                          0.11
----------------------------------------  -------------------    -------------------   ----------------------------
TOTAL                                                   4,385        $817,002,509.97                        100.00%
                                          ===================    ===================  =============================

---------
(1) As of the Statistical Calculation Date, the average principal balance of the Loans was approximately $186,317.56.

                         REMAINING TERMS TO MATURITY (1)

                                                                                                PERCENT OF
REMAINING TERM                                 NUMBER OF              AGGREGATE                 AGGREGATE
TO MATURITY (MONTHS)                             LOANS            PRINCIPAL BALANCE         PRINCIPAL BALANCE
----------------------------------------  --------------------   --------------------  -----------------------------
117 - 120                                                   8            $745,981.40                          0.09%
121 - 180                                                 131          17,132,724.98                          2.10
181 - 240                                                  40           6,505,566.22                          0.80
241 - 300                                                   3             441,994.16                          0.05
301 - 360                                               4,203         792,176,243.21                         96.96
----------------------------------------  -------------------    -------------------   ----------------------------
TOTAL                                                   4,385        $817,002,509.97                        100.00%
                                          ===================    ===================   ============================

---------
(1) As of the Statistical Calculation Date, the weighted average remaining term to maturity of the Loans was approximately 353 months.

                        PREPAYMENT PENALTY ORIGINAL TERM

                                                                                                  PERCENT OF
PREPAYMENT PENALTY                                                  AGGREGATE PRINCIPAL           AGGREGATE
ORIGINAL TERM (MONTHS)                        NUMBER OF LOANS             BALANCE             PRINCIPAL BALANCE
-----------------------------------------    -------------------    -------------------    -------------------------
N/A                                                         672        $115,509,492.03                       14.14%
6                                                             3             325,151.64                        0.04
12                                                          370          96,904,956.59                       11.86
24                                                        1,249         226,716,612.85                       27.75
36                                                          908         160,095,781.27                       19.60
48                                                            7             852,579.11                        0.10
60                                                        1,176         216,597,936.48                       26.51
-----------------------------------------    ------------------    -------------------     ------------------------
TOTAL                                                     4,385        $817,002,509.97                      100.00%
                                             ==================     ==================     ========================

                               OCCUPANCY TYPE (1)

                                                                                                 PERCENT OF
                                                NUMBER OF               AGGREGATE                 AGGREGATE
OCCUPANCY TYPE                                    LOANS             PRINCIPAL BALANCE         PRINCIPAL BALANCE
----------------------------------------    -------------------    --------------------   --------------------------
Primary                                                  4,211         $787,658,652.75                       96.41%
Investor Non-Owner                                         173           29,184,794.40                        3.57
Second Home                                                  1              159,062.82                        0.02
----------------------------------------    ------------------     -------------------    -------------------------
TOTAL                                                    4,385         $817,002,509.97                      100.00%
                                            ==================     ===================    =========================

---------
(1) Based on representations of the related borrowers at the time of origination.

                                CREDIT GRADES (1)

                                                                                                 PERCENT OF
                                                NUMBER OF              AGGREGATE                  AGGREGATE
CREDIT GRADE                                      LOANS            PRINCIPAL BALANCE          PRINCIPAL BALANCE
----------------------------------------   --------------------  ----------------------   --------------------------
A                                                        3,309         $632,097,419.72                       77.37%
B                                                          350           58,897,933.57                        7.21
C                                                          726          126,007,156.68                       15.42
----------------------------------------   -------------------   ---------------------    -------------------------
TOTAL                                                    4,385         $817,002,509.97                      100.00%
                                           ===================   =====================    =========================

---------
(1) See "Specific Underwriting Criteria; Underwriting Programs" in the prospectus for a description of the Sellers' underwriting programs.

                             DOCUMENTATION TYPE (1)

                                                                                                 PERCENT OF
                                               NUMBER OF              AGGREGATE                   AGGREGATE
DOCUMENTATION TYPE                               LOANS            PRINCIPAL BALANCE           PRINCIPAL BALANCE
----------------------------------------  --------------------   --------------------     --------------------------
Full Doc                                                2,982        $521,051,352.61                         63.78%
SI                                                      1,372         286,677,586.47                         35.09
AIV                                                        28           8,593,296.47                          1.05
Lite Doc                                                    3             680,274.42                          0.08
----------------------------------------  -------------------    -------------------      -------------------------
TOTAL                                                   4,385        $817,002,509.97                        100.00%
                                          ===================    ===================      =========================

---------
(1) See "Specific Underwriting Criteria; Underwriting Programs" in the prospectus for a description of the Sellers' documentation programs.

                                  LOAN PURPOSE

                                                                                                 PERCENT OF
                                               NUMBER OF              AGGREGATE                   AGGREGATE
LOAN PURPOSE                                     LOANS            PRINCIPAL BALANCE           PRINCIPAL BALANCE
----------------------------------------  --------------------   --------------------     --------------------------
Cash Out Refinance                                      2,962        $560,285,751.33                        68.58%
Purchase                                                1,175         215,503,093.94                        26.38
Rate/Term Refinance                                       248          41,213,664.70                         5.04
---------------------------------------- --------------------  ---------------------  ----------------------------
TOTAL                                                   4,385        $817,002,509.97                       100.00%
                                         ====================  =====================  ============================

                                  PROPERTY TYPE

                                                                                                 PERCENT OF
                                               NUMBER OF              AGGREGATE                   AGGREGATE
PROPERTY TYPE                                    LOANS            PRINCIPAL BALANCE           PRINCIPAL BALANCE
----------------------------------------  --------------------   --------------------     --------------------------
Single Family                                           3,925        $715,913,175.34                        87.63%
Duplex                                                    213          54,559,961.34                         6.68
Condominium                                               201          35,828,682.50                         4.39
Triplex                                                    23           6,044,897.29                         0.74
Townhouse                                                  14           2,744,922.73                         0.34
Quadruplex                                                  5           1,424,075.85                         0.17
Row Home                                                    4             486,794.92                         0.06
----------------------------------------  -------------------  ---------------------  ----------------------------
TOTAL                                                   4,385        $817,002,509.97                       100.00%
                                          ===================  =====================  ============================

                                  PRODUCT TYPE

                                                                                                 PERCENT OF
                                               NUMBER OF              AGGREGATE                   AGGREGATE
PRODUCT TYPE                                     LOANS            PRINCIPAL BALANCE           PRINCIPAL BALANCE
----------------------------------------  --------------------   --------------------     --------------------------
Fixed Rate 30 Year                                       1,822        $317,967,703.99                       38.92%
2/28 6 Mo LIBOR ARM                                      1,292         223,304,757.01                       27.33
2/28 6 Mo LIBOR ARM IO                                     487         114,643,460.19                       14.03
3/27 6 Mo LIBOR ARM                                        270          53,081,132.62                        6.50
Fixed Rate 30 Year IO                                      110          28,016,710.28                        3.43
3/27 6 Mo LIBOR ARM IO                                     102          25,941,717.45                        3.18
5/25 6 Mo LIBOR ARM                                         85          19,158,682.51                        2.34
5/25 6 Mo LIBOR ARM IO                                      35          10,062,079.16                        1.23
Fixed Rate 15 Year                                          73           7,788,021.22                        0.95
Fixed Rate 20 Year                                          39           6,175,566.22                        0.76
Fixed Rate 30/15 Balloon                                    37           5,369,771.76                        0.66
Fixed Rate 30/15 Balloon IO                                 15           3,000,882.00                        0.37
Fixed Rate 15 Year IO                                        6             974,050.00                        0.12
Fixed Rate 10 Year                                           8             745,981.40                        0.09
Fixed Rate 25 Year                                           3             441,994.16                        0.05
Fixed Rate 20 Year IO                                        1             330,000.00                        0.04
----------------------------------------  --------------------   --------------------   --------------------------
TOTAL                                                    4,385        $817,002,509.97                      100.00%
                                          ====================   ====================   ==========================

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES (1)

                                                                                                 PERCENT OF
                                                NUMBER OF              AGGREGATE                 AGGREGATE
GEOGRAPHIC LOCATION                               LOANS            PRINCIPAL BALANCE         PRINCIPAL BALANCE
-----------------------------------------  --------------------   --------------------   ---------------------------
Alabama                                                     45          $6,125,958.82                         0.75%
Arizona                                                    149          26,133,796.46                         3.20
Arkansas                                                    19           1,946,620.84                         0.24
California                                                 236          71,320,290.14                         8.73
Colorado                                                    62          11,567,693.27                         1.42
Connecticut                                                 62          13,153,850.03                         1.61
Delaware                                                    16           3,528,686.31                         0.43
Florida                                                    380          69,721,700.00                         8.53
Georgia                                                    155          23,021,329.48                         2.82
Idaho                                                        8           1,574,249.31                         0.19
Illinois                                                   209          43,699,310.76                         5.35
Indiana                                                    221          26,024,297.67                         3.19
Iowa                                                        18           2,064,607.11                         0.25
Kansas                                                      68           7,538,452.43                         0.92
Kentucky                                                    53           7,432,759.79                         0.91
Maine                                                       20           3,546,785.44                         0.43
Maryland                                                   266          66,516,340.34                         8.14
Massachusetts                                               86          22,378,312.94                         2.74
Michigan                                                   378          52,590,831.48                         6.44
Minnesota                                                   30           4,982,764.90                         0.61
Missouri                                                   101          12,779,538.98                         1.56
Nebraska                                                    14           1,763,415.01                         0.22
Nevada                                                      66          17,215,449.21                         2.11
New Hampshire                                               10           2,229,358.33                         0.27
New Jersey                                                 144          36,814,548.06                         4.51
New Mexico                                                  16           2,323,581.30                         0.28
New York                                                   352          97,354,066.89                        11.92
North Carolina                                             111          14,944,278.59                         1.83
North Dakota                                                 1              97,940.63                         0.01
Ohio                                                       268          36,443,887.79                         4.46
Oklahoma                                                    26           2,860,877.44                         0.35
Oregon                                                      18           3,286,999.52                         0.40
Pennsylvania                                               178          24,650,763.04                         3.02
Rhode Island                                                31           7,586,890.53                         0.93
South Carolina                                              59           7,708,648.88                         0.94
Tennessee                                                  100          13,294,081.13                         1.63
Texas                                                       72           8,020,360.48                         0.98
Utah                                                        27           4,160,456.68                         0.51
Vermont                                                      2             408,545.83                         0.05
Virginia                                                   177          37,108,387.80                         4.54
Washington                                                  43           8,035,885.83                         0.98
Wisconsin                                                   88          13,045,910.50                         1.60
-----------------------------------------  -------------------    -------------------    --------------------------
TOTAL                                                    4,385        $817,002,509.97                       100.00%
                                           ===================    ===================    ==========================

---------
(1) No more than approximately 0.34% of the Loans by principal balance are secured by mortgaged properties located in any one postal zip code area.

         GROUP I LOANS (FIXED RATE LOANS)

                               MORTGAGE RATES (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
                                      NUMBER OF                     GROUP I                      GROUP I
MORTGAGE RATE (%)                   GROUP I LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
----------------------------  ---------------------------   ------------------------   -----------------------------
 4.990 -  4.999                                        1                 $49,757.73                           0.01%
 5.000 -  5.499                                        3                 617,372.79                           0.17
 5.500 -  5.999                                       91              23,799,380.39                           6.42
 6.000 -  6.499                                      171              40,159,596.32                          10.83
 6.500 -  6.999                                      572             117,633,969.59                          31.72
 7.000 -  7.499                                      381              65,094,414.50                          17.55
 7.500 -  7.999                                      543              81,352,166.49                          21.94
 8.000 -  8.499                                      149              19,870,749.43                           5.36
 8.500 -  8.999                                      138              16,509,248.29                           4.45
 9.000 -  9.499                                       24               2,081,248.58                           0.56
 9.500 -  9.999                                       28               2,485,207.79                           0.67
10.000 - 10.499                                        3                 374,127.56                           0.10
10.500 - 10.999                                        6                 530,285.44                           0.14
11.500 - 11.999                                        3                 203,194.92                           0.05
12.500 - 12.500                                        1                  49,961.21                           0.01
----------------------------  --------------------------    -----------------------    ----------------------------
TOTAL                                              2,114            $370,810,681.03                         100.00%
                              ==========================    =======================    ============================

---------
(1) As of the Statistical Calculation Date, the weighted average mortgage rate of the Group I Loans was approximately 7.187% per annum.

                                  LIEN POSITION

                                                                   AGGREGATE               PERCENT OF AGGREGATE
                                      NUMBER OF                     GROUP I                      GROUP I
LIEN POSITION                       GROUP I LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
----------------------------  ---------------------------   ------------------------   -----------------------------
First Lien                                         2,114            $370,810,681.03                         100.00%
----------------------------  --------------------------    -----------------------    ----------------------------
TOTAL                                              2,114            $370,810,681.03                         100.00%
                              ==========================    =======================    ============================

                        COMBINED LOAN-TO-VALUE RATIOS (1)

                                                                    AGGREGATE               PERCENT OF AGGREGATE
COMBINED                                 NUMBER OF                   GROUP I                      GROUP I
LOAN-TO-VALUE RATIO (%)                GROUP I LOANS            PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   -------------------------  -------------------------   ---------------------------
10.00                                                    1                 $46,000.00                        0.01%
15.01 -  20.00                                           5                 267,361.68                        0.07
20.01 -  25.00                                           2                 130,151.69                        0.04
25.01 -  30.00                                           6                 598,984.71                        0.16
30.01 -  35.00                                           5                 366,541.18                        0.10
35.01 -  40.00                                          11               1,071,717.33                        0.29
40.01 -  45.00                                          14               2,502,657.11                        0.67
45.01 -  50.00                                          16               2,857,037.45                        0.77
50.01 -  55.00                                          21               3,583,283.36                        0.97
55.01 -  60.00                                          31               4,890,570.82                        1.32
60.01 -  65.00                                          52               9,102,738.33                        2.45
65.01 -  70.00                                         100              18,698,538.62                        5.04
70.01 -  75.00                                         147              29,607,090.03                        7.98
75.01 -  80.00                                         693             121,040,620.61                       32.64
80.01 -  85.00                                         273              47,589,462.06                       12.83
85.01 -  90.00                                         304              55,079,670.51                       14.85
90.01 -  95.00                                         134              23,850,630.35                        6.43
95.01 - 100.00                                         299              49,527,625.19                       13.36
-------------------------------   ------------------------   ------------------------    --------------------------
TOTAL                                                2,114            $370,810,681.03                       100.00%
                                  ========================   ========================    ==========================

---------
(1) As of the Statistical Calculation Date, the weighted average Combined Loan-to-Value Ratio at origination of the Group I Loans was approximately 82.48%.

                                 FICO SCORES (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
                                        NUMBER OF                   GROUP I                      GROUP I
FICO SCORE                            GROUP I LOANS            PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------  -------------------------  -------------------------  -----------------------------
500 - 524                                              99             $14,003,715.21                          3.78%
525 - 549                                             136              21,890,595.37                          5.90
550 - 574                                             132              20,691,125.99                          5.58
575 - 599                                             269              43,848,130.67                         11.82
600 - 624                                             368              64,327,432.32                         17.35
625 - 649                                             389              68,848,845.54                         18.57
650 - 674                                             324              58,166,923.90                         15.69
675 - 699                                             189              35,811,443.43                          9.66
700 - 724                                              96              19,768,823.07                          5.33
725 - 749                                              66              13,505,196.62                          3.64
750 - 774                                              30               5,772,166.47                          1.56
775 - 799                                              15               4,092,129.82                          1.10
800 - 801                                               1                  84,152.62                          0.02
-------------------------------  ------------------------   ------------------------   ----------------------------
TOTAL                                               2,114            $370,810,681.03                        100.00%
                                 ========================   ========================   ============================

---------
(1) FICO scores listed represent the FICO score obtained at origination for each borrower on the Group I Loans. As of the Statistical Calculation Date, the weighted average FICO score of the Group I Loans at origination was approximately 632.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
CUT-OFF DATE                            NUMBER OF                   GROUP I                      GROUP I
PRINCIPAL BALANCE ($)                 GROUP I LOANS            PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------  -------------------------  -------------------------  -----------------------------
 22,974.62 -  50,000.00                                42              $1,800,874.85                          0.49%
 50,000.01 - 100,000.00                               481              37,695,964.00                         10.17
100,000.01 - 150,000.00                               529              66,158,691.96                         17.84
150,000.01 - 200,000.00                               444              77,210,931.04                         20.82
200,000.01 - 250,000.00                               227              51,060,304.65                         13.77
250,000.01 - 300,000.00                               143              39,066,492.62                         10.54
300,000.01 - 350,000.00                               100              32,357,030.71                          8.73
350,000.01 - 400,000.00                                66              24,644,445.56                          6.65
400,000.01 - 450,000.00                                25              10,608,722.63                          2.86
450,000.01 - 500,000.00                                29              13,929,553.86                          3.76
500,000.01 - 550,000.00                                12               6,340,484.85                          1.71
550,000.01 - 600,000.00                                 8               4,524,965.08                          1.22
600,000.01 - 650,000.00                                 4               2,476,082.52                          0.67
650,000.01 - 700,000.00                                 2               1,379,999.99                          0.37
700,000.01 - 750,000.00                                 1                 712,500.00                          0.19
800,000.01 - 843,636.71                                 1                 843,636.71                          0.23
-------------------------------  ------------------------   ------------------------   ----------------------------
TOTAL                                               2,114            $370,810,681.03                        100.00%
                                 ========================   ========================   ============================

---------
(1) As of the Statistical Calculation Date, the average principal balance of the Group I Loans was approximately $175,407.13.

                         REMAINING TERMS TO MATURITY (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
REMAINING TERM                          NUMBER OF                   GROUP I                      GROUP I
TO MATURITY (MONTHS)                  GROUP I LOANS            PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------  -------------------------  -------------------------  -----------------------------
117 - 120                                               8                $745,981.40                          0.20%
121 - 180                                             131              17,132,724.98                          4.62
181 - 240                                              40               6,505,566.22                          1.75
241 - 300                                               3                 441,994.16                          0.12
301 - 360                                           1,932             345,984,414.27                         93.30
-------------------------------  ------------------------   ------------------------   ----------------------------
TOTAL                                               2,114            $370,810,681.03                        100.00%
                                 ========================   ========================   ============================

---------
(1) As of the Statistical Calculation Date, the weighted average remaining term to maturity of the Group I Loans was approximately 347 months.

                               OCCUPANCY TYPE (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
                                        NUMBER OF                   GROUP I                      GROUP I
OCCUPANCY TYPE                        GROUP I LOANS            PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------  -------------------------  -------------------------  -----------------------------
Primary                                             2,003            $352,828,904.90                         95.15%
Investor Non-Owner                                    111              17,981,776.13                          4.85
-------------------------------  ------------------------   ------------------------   ----------------------------
TOTAL                                               2,114            $370,810,681.03                        100.00%
                                 ========================   ========================   ============================

---------
(1) Based on representations of the related borrowers at the time of origination.

                                CREDIT GRADES (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
                                        NUMBER OF                   GROUP I                       GROUP I
CREDIT GRADE                          GROUP I LOANS            PRINCIPAL BALANCE             PRINCIPAL BALANCE
-------------------------------  -------------------------  -------------------------   ----------------------------
A                                                   1,560            $283,639,678.61                         76.49%
B                                                     178              28,925,320.70                          7.80
C                                                     376              58,245,681.72                         15.71
-------------------------------  ------------------------   ------------------------    ---------------------------
TOTAL:                                              2,114            $370,810,681.03                        100.00%
                                 ========================   ========================    ===========================

---------
(1) See "Specific Underwriting Criteria; Underwriting Programs" in the prospectus for a description of the Sellers' underwriting programs.

                             DOCUMENTATION TYPE (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
                                        NUMBER OF                   GROUP I                      GROUP I
DOCUMENTATION TYPE                    GROUP I LOANS            PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------  -------------------------  -------------------------  -----------------------------
Full Doc                                            1,570            $261,221,716.05                         70.45%
SI                                                    534             106,216,346.00                         28.64
AIV                                                     9               3,132,888.94                          0.84
Lite Doc                                                1                 239,730.04                          0.06
-------------------------------  ------------------------   ------------------------   ----------------------------
TOTAL                                               2,114            $370,810,681.03                        100.00%
                                 ========================   ========================   ============================

---------
(1) See "Specific Underwriting Criteria; Underwriting Programs" in the prospectus for a description of the Sellers' documentation programs.

                                  LOAN PURPOSE

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                        NUMBER OF                    GROUP I                      GROUP I
LOAN PURPOSE                          GROUP I LOANS             PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------- --------------------------- -------------------------- ------------------------------
Cash Out Refinance                                   1,703            $301,143,368.51                        81.21%
Purchase                                               261              45,461,201.04                        12.26
Rate/Term Refinance                                    150              24,206,111.48                         6.53
------------------------------- --------------------------  -------------------------  ----------------------------
TOTAL                                                2,114            $370,810,681.03                       100.00%
                                ==========================  =========================  ============================

                        PREPAYMENT PENALTY ORIGINAL TERM

                                                                    AGGREGATE               PERCENT OF AGGREGATE
PREPAYMENT PENALTY ORIGINAL             NUMBER OF                    GROUP I                       GROUP I
TERM (MONTHS)                          GROUP I LOANS            PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------- --------------------------- -------------------------- ------------------------------
N/A                                                    220             $29,238,610.58                         7.89%
6                                                        1                 123,080.32                         0.03
12                                                     175              41,475,883.99                        11.19
24                                                     110              20,261,944.95                         5.46
36                                                     554              89,535,331.62                        24.15
48                                                       7                 852,579.11                         0.23
60                                                   1,047             189,323,250.46                        51.06
------------------------------- --------------------------  -------------------------  ----------------------------
TOTAL                                                2,114            $370,810,681.03                       100.00%
                                ==========================  =========================  ============================

                                  PROPERTY TYPE

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                        NUMBER OF                    GROUP I                      GROUP I
PROPERTY TYPE                          GROUP I LOANS             PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------- --------------------------- -------------------------- ------------------------------
Single Family                                        1,912            $327,751,934.01                        88.39%
Duplex                                                 109              26,199,880.06                         7.07
Condominium                                             64              10,398,921.38                         2.80
Triplex                                                 15               3,477,289.58                         0.94
Townhouse                                                7               1,371,935.13                         0.37
Quadruplex                                               4               1,245,225.79                         0.34
Row Home                                                 3                 365,495.08                         0.10
------------------------------- --------------------------  -------------------------  ----------------------------
TOTAL                                                2,114            $370,810,681.03                       100.00%
                                ==========================  =========================  ============================

                                  PRODUCT TYPE

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                        NUMBER OF                    GROUP I                      GROUP I
PRODUCT TYPE                           GROUP I LOANS             PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------- --------------------------- -------------------------- ------------------------------
Fixed Rate 30 Year                                   1,822            $317,967,703.99                          85.75%
Fixed Rate 30 Year IO                                  110              28,016,710.28                           7.56
Fixed Rate 15 Year                                      73               7,788,021.22                           2.10
Fixed Rate 20 Year                                      39               6,175,566.22                           1.67
Fixed Rate 30/15 Balloon                                37               5,369,771.76                           1.45
Fixed Rate 30/15 Balloon IO                             15               3,000,882.00                           0.81
Fixed Rate 15 Year 10                                    6                 974,050.00                           0.26
Fixed Rate 10 Year                                       8                 745,981.40                           0.20
Fixed Rate 25 Year                                       3                 441,994.16                           0.12
Fixed Rate 20 Year IO                                    1                 330,000.00                           0.09
------------------------------- --------------------------  -------------------------  ------------------------------
TOTAL                                                2,114            $370,810,681.03                         100.00%
                                ==========================  =========================  ==============================

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES (1)

                                                                  AGGREGATE                PERCENT OF AGGREGATE
                                        NUMBER OF                  GROUP I                       GROUP I
GEOGRAPHIC LOCATION                   GROUP I LOANS           PRINCIPAL BALANCE             PRINCIPAL BALANCE
-------------------------------  ------------------------  -------------------------   -----------------------------
Alabama                                               31              $4,088,639.92                           1.10%
Arizona                                               40               6,973,621.00                           1.88
Arkansas                                              16               1,607,671.81                           0.43
California                                            64              17,668,936.57                           4.76
Colorado                                              15               3,041,892.15                           0.82
Connecticut                                           39               7,142,961.95                           1.93
Delaware                                               7               1,186,488.95                           0.32
Florida                                              147              24,232,987.33                           6.54
Georgia                                               97              13,297,009.29                           3.59
Idaho                                                  5               1,132,641.26                           0.31
Illinois                                             107              20,516,838.65                           5.53
Indiana                                              116              13,635,417.44                           3.68
Iowa                                                  15               1,495,380.10                           0.40
Kansas                                                30               3,353,026.37                           0.90
Kentucky                                              32               4,599,724.91                           1.24
Maine                                                 16               2,916,962.60                           0.79
Maryland                                             142              34,444,570.34                           9.29
Massachusetts                                         30               7,763,459.61                           2.09
Michigan                                             111              16,173,333.90                           4.36
Minnesota                                             10               1,452,679.61                           0.39
Missouri                                              35               4,721,743.96                           1.27
Nebraska                                               7                 840,911.53                           0.23
Nevada                                                14               3,959,528.54                           1.07
New Hampshire                                          8               1,754,108.50                           0.47
New Jersey                                            68              17,266,342.44                           4.66
New Mexico                                            12               1,705,121.18                           0.46
New York                                             230              58,063,806.99                          15.66
North Carolina                                        51               6,836,084.87                           1.84
North Dakota                                           1                  97,940.63                           0.03
Ohio                                                 164              21,918,704.52                           5.91
Oklahoma                                              19               1,866,420.22                           0.50
Oregon                                                 6               1,129,957.65                           0.30
Pennsylvania                                         115              16,235,336.64                           4.38
Rhode Island                                          14               3,369,063.00                           0.91
South Carolina                                        33               4,490,268.75                           1.21
Tennessee                                             71               9,709,013.00                           2.62
Texas                                                 49               4,083,055.73                           1.10
Utah                                                  14               1,945,496.62                           0.52
Vermont                                                1                 223,445.83                           0.06
Virginia                                              96              18,429,313.31                           4.97
Washington                                            16               2,593,520.85                           0.70
Wisconsin                                             20              $2,847,252.51                           0.77
-------------------------------  -----------------------   ------------------------    ----------------------------
TOTAL                                              2,114            $370,810,681.03                         100.00%
                                 =======================   ========================    ============================

---------
(1) No more than approximately 0.62% of the Group I Loans by principal balance are secured by mortgaged properties located in any one postal zip code area.

         GROUP II LOANS (ADJUSTABLE RATE LOANS)

                           CURRENT MORTGAGE RATES (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
                                        NUMBER OF                   GROUP II                     GROUP II
MORTGAGE RATE (%)                     GROUP II LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------  -------------------------  -------------------------  -----------------------------
 4.990 -  4.999                                         4              $1,121,869.95                          0.25%
 5.000 -  5.499                                        22               5,433,878.87                          1.22
 5.500 -  5.999                                       145              34,069,874.55                          7.64
 6.000 -  6.499                                       336              68,247,741.06                         15.30
 6.500 -  6.999                                       679             139,085,573.25                         31.17
 7.000 -  7.499                                       381              70,657,310.18                         15.84
 7.500 -  7.999                                       370              73,538,045.86                         16.48
 8.000 -  8.499                                       130              23,167,060.88                          5.19
 8.500 -  8.999                                       117              20,003,637.30                          4.48
 9.000 -  9.499                                        35               4,281,131.73                          0.96
 9.500 -  9.999                                        33               4,453,249.54                          1.00
10.000 - 10.499                                         8                 804,829.66                          0.18
10.500 - 10.999                                         8               1,067,361.64                          0.24
11.000 - 11.499                                         1                 104,966.38                          0.02
11.500 - 11.990                                         2                 155,298.09                          0.03
-------------------------------  ------------------------   ------------------------   ----------------------------
TOTAL                                               2,271            $446,191,828.94                        100.00%
                                 ========================   ========================   ============================

---------
(1) As of the Statistical Calculation Date, the weighted average current mortgage rate of the Group II Loans was approximately 7.084% per annum.

                                  LIEN POSITION

                                                                   AGGREGATE               PERCENT OF AGGREGATE
                                        NUMBER OF                   GROUP II                     GROUP II
LIEN POSITION                          GROUP II LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------  -------------------------  -------------------------  -----------------------------
First Lien                                           2,271            $446,191,828.94                        100.00%
--------------------------------- ------------------------  -------------------------  -----------------------------
TOTAL                                                2,271            $446,191,828.94                        100.00%
                                  ======================== ==========================  =============================

                        COMBINED LOAN-TO-VALUE RATIOS (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
COMBINED                                 NUMBER OF                  GROUP II                     GROUP II
LOAN-TO-VALUE RATIO (%)               GROUP II LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   ------------------------  -------------------------  -----------------------------
25.41 -  30.00                                          3                $312,360.76                          0.07%
35.01 -  40.00                                          1                  61,764.72                          0.01
40.01 -  45.00                                          7               1,134,238.06                          0.25
45.01 -  50.00                                          3                 427,492.12                          0.10
50.01 -  55.00                                         11               2,204,870.12                          0.49
55.01 -  60.00                                         25               4,856,277.66                          1.09
60.01 -  65.00                                         27               5,238,508.35                          1.17
65.01 -  70.00                                         63              13,124,160.87                          2.94
70.01 -  75.00                                         93              19,492,038.80                          4.37
75.01 -  80.00                                      1,194             230,610,329.33                         51.68
80.01 -  85.00                                        173              37,964,965.98                          8.51
85.01 -  90.00                                        295              62,598,281.27                         14.03
90.01 -  95.00                                         97              19,585,866.43                          4.39
95.01 - 100.00                                        279              48,580,674.47                         10.89
-------------------------------   -----------------------   ------------------------   ----------------------------
TOTAL                                               2,271            $446,191,828.94                        100.00%
                                  =======================   ========================   ============================

---------
(1) As of the Statistical Calculation Date, the weighted average Combined Loan-to-Value Ratio at origination of the Group II Loans was approximately 83.11%.

                                 FICO SCORES (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
                                         NUMBER OF                  GROUP II                     GROUP II
FICO SCORE                            GROUP II LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   ------------------------  -------------------------  -----------------------------
500 - 524                                             124             $23,793,339.03                          5.33%
525 - 549                                              82              15,775,268.13                          3.54
550 - 574                                             123              25,556,624.40                          5.73
575 - 599                                             297              50,905,207.97                         11.41
600 - 624                                             396              70,833,262.42                         15.88
625 - 649                                             474              95,783,487.68                         21.47
650 - 674                                             380              76,774,410.68                         17.21
675 - 699                                             195              40,737,234.25                          9.13
700 - 724                                              89              18,989,790.43                          4.26
725 - 749                                              52              11,743,131.90                          2.63
750 - 774                                              42              11,242,659.56                          2.52
775 - 799                                               9               2,850,793.43                          0.64
800 - 814                                               8               1,206,619.06                          0.27
-------------------------------   -----------------------   ------------------------   ----------------------------
TOTAL                                               2,271            $446,191,828.94                        100.00%
                                  =======================   ========================   ============================

---------
(1) FICO scores listed represent the FICO score obtained at origination for each borrower on the Group II Loans. As of the Statistical Calculation Date, the weighted average FICO score of the Group II Loans at origination was approximately 632.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                  AGGREGATE               PERCENT OF AGGREGATE
CUT-OFF DATE                            NUMBER OF                 GROUP II                      GROUP II
PRINCIPAL BALANCE ($)                GROUP II LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------  ------------------------  ------------------------  -------------------------------
 30,622.05 -  50,000.00                               11               $491,938.22                           0.11%
 50,000.01 - 100,000.00                              375             29,807,658.01                           6.68
100,000.01 - 150,000.00                              558             69,952,751.00                          15.68
150,000.01 - 200,000.00                              466             81,358,469.27                          18.23
200,000.01 - 250,000.00                              282             63,315,439.53                          14.19
250,000.01 - 300,000.00                              222             60,708,265.06                          13.61
300,000.01 - 350,000.00                              139             45,081,845.49                          10.10
350,000.01 - 400,000.00                               91             34,269,217.91                           7.68
400,000.01 - 450,000.00                               56             23,857,794.99                           5.35
450,000.01 - 500,000.00                               42             20,129,524.92                           4.51
500,000.01 - 550,000.00                               13              6,807,162.47                           1.53
550,000.01 - 600,000.00                                8              4,584,157.67                           1.03
600,000.01 - 650,000.00                                2              1,254,529.20                           0.28
650,000.01 - 700,000.00                                1                686,900.00                           0.15
700,000.01 - 750,000.00                                4              2,966,175.20                           0.66
900,000.01 - 920,000.00                                1                920,000.00                           0.21
-------------------------------  -----------------------   -----------------------   -----------------------------
TOTAL                                              2,271           $446,191,828.94                         100.00%
                                 =======================   =======================   =============================

---------
(1) As of the Statistical Calculation Date, the average principal balance of the Group II Loans was approximately $196,473.72.

                         REMAINING TERMS TO MATURITY (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
REMAINING TERM                           NUMBER OF                  GROUP II                     GROUP II
TO MATURITY (MONTHS)                  GROUP II LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   ------------------------  -------------------------  -----------------------------
338 - 360                                           2,271            $446,191,828.94                        100.00%
-------------------------------   -----------------------   ------------------------   ----------------------------
TOTAL                                               2,271            $446,191,828.94                        100.00%
                                  =======================   ========================   ============================

----------
(1) As of the Statistical Calculation Date, the weighted average remaining term to maturity of the Group II Loans was approximately 358 months.

                               OCCUPANCY TYPE (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
                                         NUMBER OF                  GROUP II                     GROUP II
OCCUPANCY TYPE                        GROUP II LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   ------------------------  -------------------------  -----------------------------
Primary                                             2,208            $434,829,747.85                         97.45%
Investor Non-Owner                                     62              11,203,018.27                          2.51
Second Home                                             1                 159,062.82                          0.04
-------------------------------   -----------------------   ------------------------   ----------------------------
TOTAL                                               2,271            $446,191,828.94                        100.00%
                                  =======================   ========================   ============================

---------
(1) Based on representations of the related borrowers at the time of origination.

                                CREDIT GRADES (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
                                         NUMBER OF                  GROUP II                     GROUP II
CREDIT GRADE                          GROUP II LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   ------------------------  -------------------------  -----------------------------
A                                                   1,749            $348,457,741.11                         78.10%
B                                                     172              29,972,612.87                          6.72
C                                                     350              67,761,474.96                         15.19
-------------------------------   -----------------------   ------------------------   ----------------------------
TOTAL                                               2,271            $446,191,828.94                        100.00%
                                  =======================   ========================   ============================

---------
(1) See "Specific Underwriting Criteria; Underwriting Programs" in the prospectus for a description of the Sellers' underwriting programs.

                             DOCUMENTATION TYPE (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
                                         NUMBER OF                  GROUP II                     GROUP II
DOCUMENTATION TYPE                    GROUP II LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   ------------------------  -------------------------  -----------------------------
Full Doc                                            1,412            $259,829,636.56                         58.23%
SI                                                    838             180,461,240.47                         40.44
AIV                                                    19               5,460,407.53                          1.22
Lite Doc                                                2                 440,544.38                          0.10
-------------------------------   -----------------------  -------------------------   ----------------------------
TOTAL                                               2,271            $446,191,828.94                        100.00%
                                  =======================  =========================   ============================

---------
(1) See "Specific Underwriting Criteria; Underwriting Programs" in the prospectus for a description of the Sellers' documentation programs.

                                  LOAN PURPOSE

                                                                     AGGREGATE               PERCENT OF AGGREGATE
                                          NUMBER OF                  GROUP II                      GROUP II
LOAN PURPOSE                           GROUP II LOANS            PRINCIPAL BALANCE             PRINCIPAL BALANCE
-------------------------------   -------------------------- --------------------------   ----------------------------
Cash Out Refinance                                    1,259            $259,142,382.82                        58.08%
Purchase                                                914             170,041,892.90                        38.11
Rate/Term Refinance                                      98              17,007,553.22                         3.81
-------------------------------   -------------------------  -------------------------    --------------------------
TOTAL                                                 2,271            $446,191,828.94                       100.00%
                                  =========================  =========================    ==========================

                        PREPAYMENT PENALTY ORIGINAL TERM

                                                                    AGGREGATE                PERCENT OF AGGREGATE
PREPAYMENT PENALTY ORIGINAL               NUMBER OF                  GROUP II                      GROUP II
TERM (MONTHS)                          GROUP II LOANS           PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------   ------------------------ ---------------------------   ----------------------------
N/A                                                    452              $86,270,881.45                         19.33%
6                                                        2                  202,071.32                          0.05
12                                                     195               55,429,072.60                         12.42
24                                                   1,139              206,454,667.90                         46.27
36                                                     354               70,560,449.65                         15.81
60                                                     129               27,274,686.02                          6.11
--------------------------------   -----------------------  --------------------------    ----------------------------
TOTAL                                                2,271             $446,191,828.94                         100.00%
                                   =======================  ==========================    ============================

                                  PROPERTY TYPE

                                                                    AGGREGATE                PERCENT OF AGGREGATE
                                          NUMBER OF                  GROUP II                      GROUP II
PROPERTY TYPE                          GROUP II LOANS           PRINCIPAL BALANCE             PRINCIPAL BALANCE
--------------------------------   ------------------------ ---------------------------  -----------------------------
Single Family                                        2,013             $388,161,241.33                       86.99%
Duplex                                                 104               28,360,081.28                        6.36
Condominium                                            137               25,429,761.12                        5.70
Triplex                                                  8                2,567,607.71                        0.58
Townhouse                                                7                1,372,987.60                        0.31
Quadruplex                                               1                  178,850.06                        0.04
Row Home                                                 1                  121,299.84                        0.03
--------------------------------   -----------------------  --------------------------   --------------------------
TOTAL                                                2,271             $446,191,828.94                      100.00%
                                   =======================  ==========================   ==========================

                                  PRODUCT TYPE

                                                                    AGGREGATE                PERCENT OF AGGREGATE
                                          NUMBER OF                  GROUP II                      GROUP II
PRODUCT TYPE                           GROUP II LOANS           PRINCIPAL BALANCE             PRINCIPAL BALANCE
--------------------------------   ------------------------ ---------------------------  -----------------------------
2/28 6 Mo LIBOR ARM                                  1,292             $223,304,757.01                      50.05%
2/28 6 Mo LIBOR ARM IO                                 487              114,643,460.19                      25.69
3/27 6 Mo LIBOR ARM                                    270               53,081,132.62                      11.90
3/27 6 Mo LIBOR ARM IO                                 102               25,941,717.45                       5.81
5/25 6 Mo LIBOR ARM                                     85               19,158,682.51                       4.29
5/25 6 Mo LIBOR ARM IO                                  35               10,062,079.16                       2.26
------------------------------- --------------------------  --------------------------  --------------------------
TOTAL                                                2,271             $446,191,828.94                     100.00%
                                ==========================  ==========================  ==========================

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                        NUMBER OF                   GROUP II                     GROUP II
GEOGRAPHIC LOCATION                  GROUP II LOANS             PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------- --------------------------  -------------------------- ------------------------------
Alabama                                                14               $2,037,318.90                         0.46%
Arizona                                               109               19,160,175.46                         4.29
Arkansas                                                3                  338,949.03                         0.08
California                                            172               53,651,353.57                        12.02
Colorado                                               47                8,525,801.12                         1.91
Connecticut                                            23                6,010,888.08                         1.35
Delaware                                                9                2,342,197.36                         0.52
Florida                                               233               45,488,712.67                        10.19
Georgia                                                58                9,724,320.19                         2.18
Idaho                                                   3                  441,608.05                         0.10
Illinois                                              102               23,182,472.11                         5.20
Indiana                                               105               12,388,880.23                         2.78
Iowa                                                    3                  569,227.01                         0.13
Kansas                                                 38                4,185,426.06                         0.94
Kentucky                                               21                2,833,034.88                         0.63
Maine                                                   4                  629,822.84                         0.14
Maryland                                              124               32,071,770.00                         7.19
Massachusetts                                          56               14,614,853.33                         3.28
Michigan                                              267               36,417,497.58                         8.16
Minnesota                                              20                3,530,085.29                         0.79
Missouri                                               66                8,057,795.02                         1.81
Nebraska                                                7                  922,503.48                         0.21
Nevada                                                 52               13,255,920.67                         2.97
New Hampshire                                           2                  475,249.83                         0.11
New Jersey                                             76               19,548,205.62                         4.38
New Mexico                                              4                  618,460.12                         0.14
New York                                              122               39,290,259.90                         8.81
North Carolina                                         60                8,108,193.72                         1.82
Ohio                                                  104               14,525,183.27                         3.26
Oklahoma                                                7                  994,457.22                         0.22
Oregon                                                 12                2,157,041.87                         0.48
Pennsylvania                                           63                8,415,426.40                         1.89
Rhode Island                                           17                4,217,827.53                         0.95
South Carolina                                         26                3,218,380.13                         0.72
Tennessee                                              29                3,585,068.13                         0.80
Texas                                                  23                3,937,304.75                         0.88
Utah                                                   13                2,214,960.06                         0.50
Vermont                                                 1                  185,100.00                         0.04
Virginia                                               81               18,679,074.49                         4.19
Washington                                             27                5,442,364.98                         1.22
Wisconsin                                              68               10,198,657.99                         2.29
------------------------------- -------------------------   -------------------------  ----------------------------
TOTAL                                               2,271             $446,191,828.94                       100.00%
                                =========================   =========================  ============================

---------
(1) No more than approximately 0.37% of the Group II Loans by principal balance are secured by mortgaged properties located in any one postal zip code area.

                           MINIMUM MORTGAGE RATES (1)

                                                                  AGGREGATE               PERCENT OF AGGREGATE
MINIMUM                                 NUMBER OF                 GROUP II                      GROUP II
MORTGAGE RATE (%)                    GROUP II LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------  ------------------------  ------------------------  -------------------------------
 3.490 -  3.499                                        1               $129,610.15                          0.03%
 3.500 -  3.999                                        3                846,245.54                          0.19
 4.000 -  4.499                                        1                189,713.70                          0.04
 4.500 -  4.999                                       13              2,808,022.09                          0.63
 5.000 -  5.499                                       59             14,075,574.24                          3.15
 5.500 -  5.999                                      208             46,118,556.71                         10.34
 6.000 -  6.499                                      380             81,693,529.94                         18.31
 6.500 -  6.999                                      606            121,620,791.17                         27.26
 7.000 -  7.499                                      342             63,405,423.68                         14.21
 7.500 -  7.999                                      386             72,211,051.66                         16.18
 8.000 -  8.499                                      101             16,647,956.17                          3.73
 8.500 -  8.999                                      103             17,906,318.02                          4.01
 9.000 -  9.499                                       30              3,769,403.53                          0.84
 9.500 -  9.999                                       24              3,358,175.97                          0.75
10.000 - 10.499                                        4                427,833.11                          0.10
10.500 - 10.999                                        7                723,358.79                          0.16
11.000 - 11.990                                        1                104,966.38                          0.02
-------------------------------  -----------------------   -----------------------   ----------------------------
TOTAL                                              2,271           $446,191,828.94                        100.00%
                                 =======================   =======================   ============================

---------
(1) As of the Statistical Calculation Date, the weighted average Minimum Mortgage Rate of the Group II Loans was approximately 6.926% per annum.

                           MAXIMUM MORTGAGE RATES (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
MAXIMUM                                  NUMBER OF                  GROUP II                     GROUP II
MORTGAGE RATE (%)                     GROUP II LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   ------------------------  -------------------------  -----------------------------
10.500 - 10.999                                         4                $894,754.33                          0.20%
11.000 - 11.499                                        18               4,809,064.70                          1.08
11.500 - 11.999                                        94              22,854,498.42                          5.12
12.000 - 12.499                                       120              28,310,907.48                          6.35
12.500 - 12.999                                       347              76,809,948.01                         17.21
13.000 - 13.499                                       405              78,983,333.28                         17.70
13.500 - 13.999                                       589             112,104,538.20                         25.12
14.000 - 14.499                                       304              53,925,018.48                         12.09
14.500 - 14.999                                       204              34,363,519.03                          7.70
15.000 - 15.499                                        65               8,231,842.24                          1.84
15.500 - 15.999                                        49               7,262,694.52                          1.63
16.000 - 16.499                                        15               1,746,804.08                          0.39
16.500 - 16.999                                        20               5,614,426.25                          1.26
17.000 - 17.499                                         8               1,835,345.44                          0.41
17.500 - 17.999                                        19               4,966,323.33                          1.11
18.000 - 18.499                                         2                 896,242.42                          0.20
18.500 - 18.999                                         7               2,148,217.08                          0.48
19.000 - 19.490                                         1                 434,351.65                          0.10
-------------------------------   -----------------------   ------------------------   ----------------------------
TOTAL                                               2,271            $446,191,828.94                        100.00%
                                  =======================   ========================   ============================

---------
(1) As of the Statistical Calculation Date, the weighted average Maximum Mortgage Rate of the Group II Loans was approximately 13.628% per annum.

                              INITIAL RATE CAPS (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
                                         NUMBER OF                  GROUP II                     GROUP II
INITIAL RATE CAP (%)                  GROUP II LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   ------------------------  -------------------------  -----------------------------
1.000                                                   2                $156,713.78                          0.04%
1.500                                                  15               3,295,232.07                          0.74
2.000                                                   8               1,831,401.79                          0.41
3.000                                               2,244             440,483,680.94                         98.72
3.250                                                   1                 271,999.84                          0.06
4.950                                                   1                 152,800.52                          0.03
-------------------------------   -----------------------   ------------------------  -----------------------------
TOTAL                                               2,271            $446,191,828.94                        100.00%
                                  =======================   ========================  =============================

---------
(1) As of the Statistical Calculation Date, the weighted average initial rate cap of the Group II Loans was approximately 2.985% per annum.

                             PERIODIC RATE CAPS (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
                                         NUMBER OF                  GROUP II                     GROUP II
PERIODIC RATE CAP (%)                 GROUP II LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   ------------------------  -------------------------  -----------------------------
1.000                                               2,080            $402,806,742.87                         90.28%
1.500                                                 104              23,880,964.31                          5.35
2.000                                                  87              19,504,121.76                          4.37
-------------------------------   -----------------------   ------------------------   ----------------------------
TOTAL                                               2,271            $446,191,828.94                        100.00%
                                  =======================   ========================   ============================

---------
(1) As of the Statistical Calculation Date, the weighted average periodic rate cap of the Group II Loans was approximately 1.070% per annum.

                                                 GROSS MARGINS (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
                                         NUMBER OF                  GROUP II                     GROUP II
GROSS MARGIN (%)                      GROUP II LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   ------------------------  -------------------------  -----------------------------
1.610 - 1.999                                           5              $1,373,326.28                          0.31%
2.000 - 2.499                                          10               2,656,313.50                          0.60
2.500 - 2.999                                           8               2,057,989.03                          0.46
3.000 - 3.499                                           5               1,026,399.93                          0.23
3.500 - 3.999                                          19               5,333,696.25                          1.20
4.000 - 4.499                                          14               3,353,747.47                          0.75
4.500 - 4.999                                          39               8,156,990.34                          1.83
5.000 - 5.499                                         113              27,214,280.10                          6.10
5.500 - 5.999                                         397              83,292,273.42                         18.67
6.000 - 6.499                                         507             100,293,715.98                         22.48
6.500 - 6.999                                         435              85,934,474.45                         19.26
7.000 - 7.499                                         243              44,665,233.35                         10.01
7.500 - 7.999                                         288              53,036,226.93                         11.89
8.000 - 8.499                                          96              14,565,381.45                          3.26
8.500 - 8.999                                          67               9,769,724.09                          2.19
9.000 - 9.499                                          21               2,630,258.58                          0.59
9.500 - 9.990                                           4                 831,797.79                          0.19
-------------------------------   -----------------------   ------------------------   ----------------------------
TOTAL                                               2,271            $446,191,828.94                        100.00%
                                  =======================   ========================   ============================

---------
(1) As of the Statistical Calculation Date, the weighted average gross margin of the Group II Loans was approximately 6.483% per annum.

                       MONTHS TO NEXT ADJUSTMENT DATE (1)

                                                                   AGGREGATE               PERCENT OF AGGREGATE
MONTHS TO                                NUMBER OF                  GROUP II                     GROUP II
NEXT ADJUSTMENT DATE                  GROUP II LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   ------------------------  -------------------------  -----------------------------
 2 -  6                                                 2                $352,245.02                          0.08%
 7 - 12                                                 3               1,066,072.33                          0.24
13 - 18                                                 4                 788,620.72                          0.18
19 - 24                                             1,770             335,741,279.13                         75.25
25 - 30                                                 5               1,059,774.06                          0.24
31 - 36                                               367              77,963,076.01                         17.47
55 - 60                                               120              29,220,761.67                          6.55
-------------------------------   -----------------------   ------------------------   ----------------------------
TOTAL                                               2,271            $446,191,828.94                        100.00%
                                  =======================   ========================   ============================

---------
(1) As of the Statistical Calculation Date, the weighted average number of months to the next adjustment date for the Group II Loans was approximately 27 months.

         GROUP II-A LOANS (CONFORMING BALANCE ADJUSTABLE RATE LOANS)

                           CURRENT MORTGAGE RATES (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                         NUMBER OF                  GROUP II-A                  GROUP II-A
MORTGAGE RATE (%)                     GROUP II-A LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   -------------------------  -------------------------  ----------------------------
 4.990 -  4.999                                          2                $539,980.11                         0.25%
 5.000 -  5.499                                          9               1,576,470.75                         0.73
 5.500 -  5.999                                         78              15,908,098.05                         7.35
 6.000 -  6.499                                        193              33,168,890.15                        15.33
 6.500 -  6.999                                        374              62,003,591.33                        28.66
 7.000 -  7.499                                        224              33,817,927.13                        15.63
 7.500 -  7.999                                        223              39,182,294.45                        18.11
 8.000 -  8.499                                         83              11,897,999.39                         5.50
 8.500 -  8.999                                         74              11,457,707.46                         5.30
 9.000 -  9.499                                         23               2,547,445.17                         1.18
 9.500 -  9.999                                         22               2,853,532.66                         1.32
10.000 - 10.499                                          5                 431,102.21                         0.20
10.500 - 10.999                                          5                 729,225.61                         0.34
11.000 - 11.499                                          1                 104,966.38                         0.05
11.500 - 11.990                                          2                 155,298.09                         0.07
-------------------------------   ------------------------   ------------------------   ---------------------------
TOTAL                                                1,318            $216,374,528.94                       100.00%
                                  ========================   ========================   ===========================

---------
(1) As of the Statistical Calculation Date, the weighted average current mortgage rate of the Group II-A Loans was approximately 7.157% per annum.

                                  LIEN POSITION

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                         NUMBER OF                  GROUP II-A                  GROUP II-A
LIEN POSITION                          GROUP II-A LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   -------------------------  -------------------------  ----------------------------
First Lien                                            1,318            $216,374,528.94                      100.00%
--------------------------------- -------------------------  -------------------------  ---------------------------
TOTAL                                                 1,318            $216,374,528.94                      100.00%
                                  =========================  =========================  ===========================

                        COMBINED LOAN-TO-VALUE RATIOS (1)

                                                                  AGGREGATE               PERCENT OF AGGREGATE
COMBINED                                 NUMBER OF                GROUP II-A                   GROUP II-A
LOAN-TO-VALUE RATIO (%)              GROUP II-A LOANS         PRINCIPAL BALANCE             PRINCIPAL BALANCE
-------------------------------   ------------------------ -------------------------  ------------------------------
27.64 -  30.00                                          2               $234,955.95                         0.11%
35.01 -  40.00                                          1                 61,764.72                         0.03
40.01 -  45.00                                          4                741,071.94                         0.34
45.01 -  50.00                                          3                427,492.12                         0.20
50.01 -  55.00                                          9              1,835,552.70                         0.85
55.01 -  60.00                                         16              2,241,357.38                         1.04
60.01 -  65.00                                         18              3,827,503.19                         1.77
65.01 -  70.00                                         41              7,102,475.91                         3.28
70.01 -  75.00                                         65             12,307,282.49                         5.69
75.01 -  80.00                                        632             95,318,485.52                        44.05
80.01 -  85.00                                        106             20,075,422.36                         9.28
85.01 -  90.00                                        178             32,712,938.71                        15.12
90.01 -  95.00                                         56             10,668,637.75                         4.93
95.01 - 100.00                                        187             28,819,588.20                        13.32
-------------------------------   -----------------------  ------------------------   ---------------------------
TOTAL                                               1,318           $216,374,528.94                       100.00%
                                  =======================  ========================   ===========================

---------
(1) As of the Statistical Calculation Date, the weighted average Combined Loan-to-Value Ratio at origination of the Group II-A Loans was approximately 83.43%.

                                 FICO SCORES (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                          NUMBER OF                 GROUP II-A                  GROUP II-A
FICO SCORE                            GROUP II-A LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
500 - 524                                               89             $16,002,172.55                         7.40%
525 - 549                                               61              10,858,128.14                         5.02
550 - 574                                               84              16,268,283.04                         7.52
575 - 599                                              186              28,394,386.89                        13.12
600 - 624                                              234              35,481,282.47                        16.40
625 - 649                                              253              41,083,430.15                        18.99
650 - 674                                              201              32,683,662.41                        15.11
675 - 699                                              109              18,936,322.01                         8.75
700 - 724                                               44               7,041,130.21                         3.25
725 - 749                                               29               5,176,289.10                         2.39
750 - 774                                               19               3,194,309.28                         1.48
775 - 799                                                4                 691,193.41                         0.32
800 - 814                                                5                 563,939.28                         0.26
-------------------------------    -----------------------   ------------------------   ---------------------------
TOTAL                                                1,318            $216,374,528.94                       100.00%
                                   =======================   ========================  ============================

---------
(1) FICO scores listed represent the FICO score obtained at origination for each borrower on the Group II-A Loans. As of the Statistical Calculation Date, the weighted average FICO score of the Group II-A Loans at origination was approximately 622.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
CUT-OFF DATE                              NUMBER OF                 GROUP II-A                  GROUP II-A
PRINCIPAL BALANCE ($)                 GROUP II-A LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
 30,622.05 -  50,000.00                                 10                $441,990.43                         0.20%
 50,000.01 - 100,000.00                                291              23,123,601.75                        10.69
100,000.01 - 150,000.00                                390              48,653,572.12                        22.49
150,000.01 - 200,000.00                                275              47,973,519.39                        22.17
200,000.01 - 250,000.00                                138              30,915,793.37                        14.29
250,000.01 - 300,000.00                                118              32,234,258.26                        14.90
300,000.01 - 350,000.00                                 71              22,947,203.63                        10.61
350,000.01 - 400,000.00                                 11               3,931,354.19                         1.82
400,000.01 - 450,000.00                                 12               5,145,648.84                         2.38
450,000.01 - 500,000.00                                  1                 458,375.71                         0.21
500,000.01 - 549,211.25                                  1                 549,211.25                         0.25
-------------------------------    -----------------------   ------------------------   ---------------------------
TOTAL                                                1,318            $216,374,528.94                       100.00%
                                   =======================   ========================   ===========================

---------
(1) As of the Statistical Calculation Date, the average principal balance of the Group II-A Loans was approximately $164,168.84.

                         REMAINING TERMS TO MATURITY (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
REMAINING TERM                            NUMBER OF                 GROUP II-A                  GROUP II-A
TO MATURITY (MONTHS)                  GROUP II-A LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
342 - 360                                            1,318            $216,374,528.94                       100.00%
-------------------------------    -----------------------   ------------------------   ---------------------------
TOTAL                                                1,318            $216,374,528.94                       100.00%
                                   =======================   ========================   ===========================

---------
(1) As of the Statistical Calculation Date, the weighted average remaining term to maturity of the Group II-A Loans was approximately 358 months.

                               OCCUPANCY TYPE (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                         NUMBER OF                  GROUP II-A                  GROUP II-A
OCCUPANCY TYPE                        GROUP II-A LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   -------------------------  -------------------------  ----------------------------
Primary                                              1,271            $208,817,947.10                        96.51%
Investor Non-Owner                                      46               7,397,519.02                         3.42
Second Home                                              1                 159,062.82                         0.07
-------------------------------   ------------------------   ------------------------   ---------------------------
TOTAL                                                1,318            $216,374,528.94                       100.00%
                                  ========================   ========================   ===========================

---------
(1) Based on representations of the related borrowers at the time of origination.

                                CREDIT GRADES (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                          NUMBER OF                 GROUP II-A                  GROUP II-A
CREDIT GRADE                          GROUP II-A LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
A                                                      953            $153,514,950.41                        70.95%
B                                                      111              17,119,863.29                         7.91
C                                                      254              45,739,715.24                        21.14
-------------------------------    -----------------------   ------------------------   ---------------------------
TOTAL:                                               1,318            $216,374,528.94                       100.00%
                                   =======================   ========================   ===========================

---------
(1) See "Specific Underwriting Criteria; Underwriting Programs" in the prospectus for a description of the Sellers' underwriting programs.

                             DOCUMENTATION TYPE (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                          NUMBER OF                 GROUP II-A                  GROUP II-A
DOCUMENTATION TYPE                    GROUP II-A LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
Full Doc                                               900            $145,267,609.89                        67.14%
SI                                                     409              68,580,367.32                        31.70
AIV                                                      8               2,342,702.85                         1.08
Lite Doc                                                 1                 183,848.88                         0.08
-------------------------------    -----------------------   ------------------------   ---------------------------
TOTAL                                                1,318            $216,374,528.94                       100.00%
                                   =======================   ========================  ============================

---------
(1) See "Specific Underwriting Criteria; Underwriting Programs" in the prospectus for a description of the Sellers' documentation programs.

                                  LOAN PURPOSE

                                                                     AGGREGATE               PERCENT OF AGGREGATE
                                          NUMBER OF                 GROUP II-A                    GROUP II-A
LOAN PURPOSE                          GROUP II-A LOANS           PRINCIPAL BALANCE             PRINCIPAL BALANCE
-------------------------------   -------------------------- --------------------------   ----------------------------
Cash Out Refinance                                      838            $154,190,879.67                         71.26%
Purchase                                                416              52,051,046.25                         24.06
Rate/Term Refinance                                      64              10,132,603.02                          4.68
-------------------------------   -------------------------  -------------------------    ---------------------------
TOTAL                                                 1,318            $216,374,528.94                        100.00%
                                  =========================  =========================    ===========================

                        PREPAYMENT PENALTY ORIGINAL TERM

                                                                    AGGREGATE                PERCENT OF AGGREGATE
PREPAYMENT PENALTY ORIGINAL               NUMBER OF                 GROUP II-A                    GROUP II-A
TERM (MONTHS)                         GROUP II-A LOANS          PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------   ------------------------ ---------------------------   ----------------------------
N/A                                                    271              $42,520,429.12                         19.65%
6                                                        2                  202,071.32                          0.09
12                                                     109               26,327,537.26                         12.17
24                                                     712              108,771,337.43                         50.27
36                                                     224               38,553,153.81                         17.82
--------------------------------   -----------------------  --------------------------    ---------------------------
TOTAL                                                1,318             $216,374,528.94                        100.00%
                                   =======================  ==========================   ============================

                                  PROPERTY TYPE

                                                                    AGGREGATE                PERCENT OF AGGREGATE
                                          NUMBER OF                 GROUP II-A                    GROUP II-A
PROPERTY TYPE                         GROUP II-A LOANS          PRINCIPAL BALANCE             PRINCIPAL BALANCE
--------------------------------   ------------------------ ---------------------------  -----------------------------
Single Family                                        1,170             $186,407,112.28                        86.15%
Duplex                                                  66               16,702,518.16                         7.72
Condominium                                             70               10,689,233.96                         4.94
Triplex                                                  6                1,710,947.09                         0.79
Townhouse                                                4                  564,567.55                         0.26
Quadruplex                                               1                  178,850.06                         0.08
Row Home                                                 1                  121,299.84                         0.06
--------------------------------   -----------------------  --------------------------  ----------------------------
TOTAL                                                1,318             $216,374,528.94                       100.00%
                                   ======================= ===========================  ============================

                                  PRODUCT TYPE

                                                                    AGGREGATE                PERCENT OF AGGREGATE
                                          NUMBER OF                 GROUP II-A                    GROUP II-A
PRODUCT TYPE                          GROUP II-A LOANS          PRINCIPAL BALANCE             PRINCIPAL BALANCE
--------------------------------   ------------------------ ---------------------------  -----------------------------
2/28 6 Mo LIBOR ARM                                    813             $121,208,535.11                       56.02%
2/28 6 Mo LIBOR ARM IO                                 254               49,626,190.34                       22.94
3/27 6 Mo LIBOR ARM                                    164               27,674,026.32                       12.79
3/27 6 Mo LIBOR ARM IO                                  56               11,370,557.76                        5.26
5/25 6 Mo LIBOR ARM                                     20                3,828,614.23                        1.77
5/25 6 Mo LIBOR ARM IO                                  11                2,666,605.18                        1.23
------------------------------- --------------------------  --------------------------  ---------------------------
TOTAL                                                1,318             $216,374,528.94                      100.00%
                                ========================== ===========================  ===========================

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                        NUMBER OF                  GROUP II-A                   GROUP II-A
GEOGRAPHIC LOCATION                 GROUP II-A LOANS            PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------- --------------------------  -------------------------- ------------------------------
Alabama                                                10               $1,228,236.32                        0.57%
Arizona                                                62                9,583,417.84                        4.43
Arkansas                                                2                  261,544.22                        0.12
California                                             55               13,719,963.78                        6.34
Colorado                                               34                5,788,419.80                        2.68
Connecticut                                            13                2,962,001.68                        1.37
Delaware                                                5                1,134,049.90                        0.52
Florida                                               101               16,262,531.76                        7.52
Georgia                                                35                5,294,093.74                        2.45
Idaho                                                   1                  247,820.69                        0.11
Illinois                                               61               12,014,969.16                        5.55
Indiana                                                74                7,684,434.22                        3.55
Iowa                                                    3                  569,227.01                        0.26
Kansas                                                 32                3,541,922.89                        1.64
Kentucky                                               11                1,037,969.00                        0.48
Maine                                                   2                  330,308.50                        0.15
Maryland                                               73               16,556,690.34                        7.65
Massachusetts                                          32                7,454,180.36                        3.45
Michigan                                              181               23,011,199.05                       10.63
Minnesota                                              14                2,434,491.46                        1.13
Missouri                                               50                5,937,388.26                        2.74
Nebraska                                                6                  768,626.27                        0.36
Nevada                                                 26                4,926,318.66                        2.28
New Hampshire                                           1                  261,025.92                        0.12
New Jersey                                             38                8,347,083.41                        3.86
New Mexico                                              3                  444,760.12                        0.21
New York                                               62               17,739,006.67                        8.20
North Carolina                                         45                5,720,301.17                        2.64
Ohio                                                   57                6,754,626.20                        3.12
Oklahoma                                                4                  367,315.61                        0.17
Oregon                                                  8                1,257,191.36                        0.58
Pennsylvania                                           44                5,492,232.56                        2.54
Rhode Island                                           11                2,735,923.07                        1.26
South Carolina                                         18                1,896,436.71                        0.88
Tennessee                                              21                2,260,739.55                        1.04
Texas                                                   6                  630,965.41                        0.29
Utah                                                    6                  809,766.85                        0.37
Vermont                                                 1                  185,100.00                        0.09
Virginia                                               44                8,442,885.75                        3.90
Washington                                             18                3,294,871.56                        1.52
Wisconsin                                              48                6,984,492.11                        3.23
------------------------------- -------------------------   -------------------------  ---------------------------
TOTAL                                               1,318             $216,374,528.94                      100.00%
                                =========================   =========================  ===========================

---------
(1) No more than approximately 0.55% of the Group II-A Loans by principal balance are secured by mortgaged properties located in any one postal zip code area.

                           MINIMUM MORTGAGE RATES (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
MINIMUM                                   NUMBER OF                 GROUP II-A                  GROUP II-A
MORTGAGE RATE (%)                     GROUP II-A LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
 3.490 -  3.499                                          1                $129,610.15                         0.06%
 3.500 -  3.999                                          2                 347,035.78                         0.16
 4.500 -  4.999                                          5               1,241,880.58                         0.57
 5.000 -  5.499                                         37               7,648,852.21                         3.54
 5.500 -  5.999                                        113              21,708,653.94                        10.03
 6.000 -  6.499                                        211              37,027,798.53                        17.11
 6.500 -  6.999                                        335              54,149,826.21                        25.03
 7.000 -  7.499                                        201              31,091,322.48                        14.37
 7.500 -  7.999                                        241              39,820,587.94                        18.40
 8.000 -  8.499                                         63               7,867,069.99                         3.64
 8.500 -  8.999                                         67              10,480,017.89                         4.84
 9.000 -  9.499                                         18               1,934,813.65                         0.89
 9.500 -  9.999                                         14               1,965,594.07                         0.91
10.000 - 10.499                                          3                 315,978.29                         0.15
10.500 - 10.999                                          4                 385,222.76                         0.18
11.000 - 11.499                                          1                 104,966.38                         0.05
11.500 - 11.990                                          2                 155,298.09                         0.07
-------------------------------    -----------------------   ------------------------   ---------------------------
TOTAL                                               $1,318            $216,374,528.94                       100.00%
                                   =======================   ========================  ============================

---------
(1) As of the Statistical Calculation Date, the weighted average Minimum Mortgage Rate of the Group II-A Loans was approximately 6.986% per annum.

                           MAXIMUM MORTGAGE RATES (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
MAXIMUM                                   NUMBER OF                 GROUP II-A                  GROUP II-A
MORTGAGE RATE (%)                     GROUP II-A LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
10.990 - 10.999                                          1                $221,999.99                         0.10%
11.000 - 11.499                                          6                 940,078.17                         0.43
11.500 - 11.999                                         37               7,710,291.22                         3.56
12.000 - 12.499                                         61              11,943,316.64                         5.52
12.500 - 12.999                                        198              36,822,427.56                        17.02
13.000 - 13.499                                        231              37,852,985.60                        17.49
13.500 - 13.999                                        350              57,500,449.83                        26.57
14.000 - 14.499                                        191              27,652,666.52                        12.78
14.500 - 14.999                                        124              17,655,891.19                         8.16
15.000 - 15.499                                         46               5,662,120.98                         2.62
15.500 - 15.999                                         34               4,608,885.25                         2.13
16.000 - 16.499                                         10               1,005,701.56                         0.46
16.500 - 16.999                                          8               1,672,229.32                         0.77
17.000 - 17.499                                          4               1,070,980.46                         0.49
17.500 - 17.999                                         12               2,643,675.92                         1.22
18.000 - 18.499                                          1                 301,612.25                         0.14
18.500 - 18.500                                          4               1,109,216.48                         0.51
-------------------------------    -----------------------   ------------------------  ----------------------------
TOTAL                                                1,318            $216,374,528.94                       100.00%
                                   =======================   ========================   ===========================

---------
(1) As of the Statistical Calculation Date, the weighted average Maximum Mortgage Rate of the Group II-A Loans was approximately 13.716% per annum.

                              INITIAL RATE CAPS (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                          NUMBER OF                 GROUP II-A                  GROUP II-A
INITIAL RATE CAP (%)                  GROUP II-A LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
1.000                                                    2                $156,713.78                         0.07%
1.500                                                    5                 983,973.25                         0.45
2.000                                                    5                 807,601.79                         0.37
3.000                                                1,305             214,154,240.28                        98.97
3.250                                                    1                 271,999.84                         0.13
-------------------------------    -----------------------   ------------------------   ---------------------------
TOTAL                                                1,318            $216,374,528.94                       100.00%
                                   =======================   ========================   ===========================

---------
(1) As of the Statistical Calculation Date, the weighted average initial rate cap of the Group II-A Loans was approximately 2.988% per annum.

                                              PERIODIC RATE CAPS (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                          NUMBER OF                 GROUP II-A                  GROUP II-A
PERIODIC RATE CAP (%)                 GROUP II-A LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
1.000                                                1,243            $203,072,294.89                        93.85%
1.500                                                   42               8,133,447.36                         3.76
2.000                                                   33               5,168,786.69                         2.39
-------------------------------    -----------------------   ------------------------   ---------------------------
TOTAL                                                1,318            $216,374,528.94                       100.00%
                                   =======================   ========================   ===========================

---------
(1) As of the Statistical Calculation Date, the weighted average periodic rate cap of the Group II-A Loans was approximately 1.043% per annum.

                                GROSS MARGINS (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                          NUMBER OF                 GROUP II-A                  GROUP II-A
GROSS MARGIN (%)                      GROUP II-A LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
1.700 - 1.999                                            2                $548,124.73                         0.25%
2.000 - 2.499                                            6               1,426,997.34                         0.66
2.500 - 2.999                                            4                 937,971.05                         0.43
3.000 - 3.499                                            3                 616,846.51                         0.29
3.500 - 3.999                                            9               1,794,487.93                         0.83
4.000 - 4.499                                            9               1,777,487.47                         0.82
4.500 - 4.999                                           22               4,404,238.93                         2.04
5.000 - 5.499                                           69              13,350,127.02                         6.17
5.500 - 5.999                                          198              32,841,863.82                        15.18
6.000 - 6.499                                          289              48,284,368.41                        22.32
6.500 - 6.999                                          265              44,029,654.48                        20.35
7.000 - 7.499                                          143              22,133,014.23                        10.23
7.500 - 7.999                                          181              28,433,924.11                        13.14
8.000 - 8.499                                           60               7,670,274.71                         3.54
8.500 - 8.999                                           46               6,626,223.63                         3.06
9.000 - 9.499                                           11               1,195,874.57                         0.55
9.500 - 9.990                                            1                 303,050.00                         0.14
-------------------------------    -----------------------   ------------------------   ---------------------------
TOTAL                                                1,318            $216,374,528.94                       100.00%
                                   =======================   ========================   ===========================

---------
(1) As of the Statistical Calculation Date, the weighted average gross margin of the Group II-A Loans was approximately 6.552% per annum.

                       MONTHS TO NEXT ADJUSTMENT DATE (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
MONTHS TO                                 NUMBER OF                 GROUP II-A                  GROUP II-A
NEXT ADJUSTMENT DATE                  GROUP II-A LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
 6                                                       1                $118,599.80                         0.05%
 7 - 12                                                  1                 229,743.02                         0.11
13 - 18                                                  2                 456,850.26                         0.21
18 - 24                                              1,063             170,029,532.37                        78.58
25 - 30                                                  3                 532,437.28                         0.25
31 - 36                                                217              38,512,146.80                        17.8
55 - 60                                                 31               6,495,219.41                         3.00
-------------------------------    -----------------------   ------------------------   ---------------------------
TOTAL                                                1,318            $216,374,528.94                       100.00%
                                   =======================   ========================   ===========================

---------
(1) As of the Statistical Calculation Date, the weighted average number of months to the next adjustment date for the Group II-A Loans was approximately 26 months.

         GROUP II-B LOANS (NON-CONFORMING BALANCE ADJUSTABLE RATE LOANS)

CURRENT MORTGAGE RATES (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                         NUMBER OF                  GROUP II-B                  GROUP II-B
MORTGAGE RATE (%)                     GROUP II-B LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   -------------------------  -------------------------  ----------------------------
 4.990 -  4.999                                          2                $581,889.84                         0.25%
 5.000 -  5.499                                         13               3,857,408.12                         1.68
 5.500 -  5.999                                         67              18,161,776.50                         7.90
 6.000 -  6.499                                        143              35,078,850.91                        15.26
 6.500 -  6.999                                        305              77,081,981.92                        33.54
 7.000 -  7.499                                        157              36,839,383.05                        16.03
 7.500 -  7.999                                        147              34,355,751.41                        14.95
 8.000 -  8.499                                         47              11,269,061.49                         4.90
 8.500 -  8.999                                         43               8,545,929.84                         3.72
 9.000 -  9.499                                         12               1,733,686.56                         0.75
 9.500 -  9.999                                         11               1,599,716.88                         0.70
10.000 - 10.499                                          3                 373,727.45                         0.16
10.500 - 10.990                                          3                 338,136.03                         0.15
-------------------------------   ------------------------   ------------------------   ---------------------------
TOTAL                                                  953            $229,817,300.00                       100.00%
                                  ========================   ========================   ===========================

---------
(1) As of the Statistical Calculation Date, the weighted average current mortgage rate of the Group II-B Loans was approximately 7.015% per annum.

                                  LIEN POSITION

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                         NUMBER OF                  GROUP II-B                  GROUP II-B
LIEN POSITION                         GROUP II-B LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   -------------------------  -------------------------  ----------------------------
First Lien                                              953            $229,817,300.00                       100.00%
--------------------------------- -------------------------  -------------------------  ----------------------------
TOTAL                                                   953            $229,817,300.00                       100.00%
                                  =========================  =========================  ============================

                        COMBINED LOAN-TO-VALUE RATIOS (1)

                                                                  AGGREGATE               PERCENT OF AGGREGATE
COMBINED                                 NUMBER OF                GROUP II-B                   GROUP II-B
LOAN-TO-VALUE RATIO (%)              GROUP II-B LOANS         PRINCIPAL BALANCE             PRINCIPAL BALANCE
-------------------------------   ------------------------ -------------------------  ------------------------------
25.41 -  30.00                                          1                $77,404.81                         0.03%
40.01 -  45.00                                          3                393,166.12                         0.17
50.01 -  55.00                                          2                369,317.42                         0.16
55.01 -  60.00                                          9              2,614,920.28                         1.14
60.01 -  65.00                                          9              1,411,005.16                         0.61
65.01 -  70.00                                         22              6,021,684.96                         2.62
70.01 -  75.00                                         28              7,184,756.31                         3.13
75.01 -  80.00                                        562            135,291,843.81                        58.87
80.01 -  85.00                                         67             17,889,543.62                         7.78
85.01 -  90.00                                        117             29,885,342.56                        13.00
90.01 -  95.00                                         41              8,917,228.68                         3.88
95.01 - 100.00                                         92             19,761,086.27                         8.60
-------------------------------   -----------------------  ------------------------   ---------------------------
TOTAL                                                 953           $229,817,300.00                       100.00%
                                  =======================  ========================   ===========================

---------
(1) As of the Statistical Calculation Date, the weighted average Combined Loan-to-Value Ratio at origination of the Group II-B Loans was approximately 82.82%.

                                 FICO SCORES (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                          NUMBER OF                 GROUP II-B                  GROUP II-B
FICO SCORE                            GROUP II-B LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
502 - 524                                               35              $7,791,166.48                         3.39%
525 - 549                                               21               4,917,139.99                         2.14
550 - 574                                               39               9,288,341.36                         4.04
575 - 599                                              111              22,510,821.08                         9.80
600 - 624                                              162              35,351,979.95                        15.38
625 - 649                                              221              54,700,057.53                        23.80
650 - 674                                              179              44,090,748.27                        19.19
675 - 699                                               86              21,800,912.24                         9.49
700 - 724                                               45              11,948,660.22                         5.20
725 - 749                                               23               6,566,842.80                         2.86
750 - 774                                               23               8,048,350.28                         3.50
775 - 799                                                5               2,159,600.02                         0.94
800 - 812                                                3                 642,679.78                         0.28
-------------------------------    -----------------------   ------------------------   ---------------------------
TOTAL                                                  953            $229,817,300.00                       100.00%
                                   =======================   ========================   ===========================

---------
(1) FICO scores listed represent the FICO score obtained at origination for each borrower on the Group II-B Loans. As of the Statistical Calculation Date, the weighted average FICO score of the Group II-B Loans at origination was approximately 641.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
CUT-OFF DATE                              NUMBER OF                 GROUP II-B                  GROUP II-B
PRINCIPAL BALANCE ($)                 GROUP II-B LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
 49,947.79 -  50,000.00                                  1                 $49,947.79                         0.02%
 50,000.01 - 100,000.00                                 84               6,684,056.26                         2.91
100,000.01 - 150,000.00                                168              21,299,178.88                         9.27
150,000.01 - 200,000.00                                191              33,384,949.88                        14.53
200,000.01 - 250,000.00                                144              32,399,646.16                        14.10
250,000.01 - 300,000.00                                104              28,474,006.80                        12.39
300,000.01 - 350,000.00                                 68              22,134,641.86                         9.63
350,000.01 - 400,000.00                                 80              30,337,863.72                        13.20
400,000.01 - 450,000.00                                 44              18,712,146.15                         8.14
450,000.01 - 500,000.00                                 41              19,671,149.21                         8.56
500,000.01 - 550,000.00                                 12               6,257,951.22                         2.72
550,000.01 - 600,000.00                                  8               4,584,157.67                         1.99
600,000.01 - 650,000.00                                  2               1,254,529.20                         0.55
650,000.01 - 700,000.00                                  1                 686,900.00                         0.30
700,000.01 - 750,000.00                                  4               2,966,175.20                         1.29
900,000.01 - 920,000.00                                  1                 920,000.00                         0.40
-------------------------------    -----------------------   ------------------------   ---------------------------
TOTAL                                                  953            $229,817,300.00                       100.00%
                                   =======================   ========================   ===========================

---------
(1) As of the Statistical Calculation Date, the average principal balance of the Group II-B Loans was approximately $$241,151.42.

                         REMAINING TERMS TO MATURITY (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
REMAINING TERM                            NUMBER OF                 GROUP II-B                  GROUP II-B
TO MATURITY (MONTHS)                  GROUP II-B LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
338 - 360                                              953            $229,817,300.00                       100.00%
-------------------------------    -----------------------   ------------------------   ---------------------------
TOTAL                                                  953            $229,817,300.00                       100.00%
                                   =======================   ========================   ===========================

---------
(1) As of the Statistical Calculation Date, the weighted average remaining term to maturity of the Group II-B Loans was approximately 358 months.

                               OCCUPANCY TYPE (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                         NUMBER OF                  GROUP II-B                  GROUP II-B
OCCUPANCY TYPE                        GROUP II-B LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   -------------------------  -------------------------  ----------------------------
Primary                                                937            $226,011,800.75                        98.34%
Investor Non-Owner                                      16               3,805,499.25                         1.66
-------------------------------   ------------------------   ------------------------   ---------------------------
TOTAL                                                  953            $229,817,300.00                       100.00%
                                  ========================   ========================   ===========================

---------
(1) Based on representations of the related borrowers at the time of origination.

                                CREDIT GRADES (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                          NUMBER OF                 GROUP II-B                  GROUP II-B
CREDIT GRADE                          GROUP II-B LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
A                                                      796            $194,942,790.70                        84.83%
B                                                       61              12,852,749.58                         5.59
C                                                       96              22,021,759.72                         9.58
-------------------------------    -----------------------   ------------------------   ---------------------------
TOTAL:                                                 953            $229,817,300.00                       100.00%
                                   =======================   ========================   ===========================

---------
(1) See "Specific Underwriting Criteria; Underwriting Programs" in the prospectus for a description of the Sellers' underwriting programs.

                             DOCUMENTATION TYPE (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                          NUMBER OF                 GROUP II-B                  GROUP II-B
DOCUMENTATION TYPE                    GROUP II-B LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
Full Doc                                               512            $114,562,026.67                        49.85%
SI                                                     429             111,880,873.15                        48.68
AIV                                                     11               3,117,704.68                         1.36
Lite Doc                                                 1                 256,695.50                         0.11
-------------------------------    -----------------------   ------------------------   ---------------------------
TOTAL                                                  953            $229,817,300.00                       100.00%
                                   =======================   ========================   ===========================

---------
(1) See "Specific Underwriting Criteria; Underwriting Programs" in the prospectus for a description of the Sellers' documentation programs.

                                  LOAN PURPOSE

                                                                     AGGREGATE               PERCENT OF AGGREGATE
                                          NUMBER OF                 GROUP II-B                    GROUP II-B
LOAN PURPOSE                          GROUP II-B LOANS           PRINCIPAL BALANCE             PRINCIPAL BALANCE
-------------------------------   -------------------------- --------------------------   ----------------------------
Purchase                                                498            $117,990,846.65                         51.34%
Cash Out Refinance                                      421             104,951,503.15                         45.67
Rate/Term Refinance                                      34               6,874,950.20                          2.99
-------------------------------   -------------------------  -------------------------    ---------------------------
TOTAL                                                   953            $229,817,300.00                        100.00%
                                  =========================  =========================    ===========================

                        PREPAYMENT PENALTY ORIGINAL TERM

                                                                    AGGREGATE                PERCENT OF AGGREGATE
PREPAYMENT PENALTY ORIGINAL               NUMBER OF                 GROUP II-B                    GROUP II-B
TERM (MONTHS)                         GROUP II-B LOANS          PRINCIPAL BALANCE              PRINCIPAL BALANCE
--------------------------------   ------------------------ ---------------------------   ----------------------------
N/A                                                    181              $43,750,452.33                         19.04%
12                                                      86               29,101,535.34                         12.66
24                                                     427               97,683,330.47                         42.50
36                                                     130               32,007,295.84                         13.93
60                                                     129               27,274,686.02                         11.87
--------------------------------   ------------------------ ---------------------------   ----------------------------
TOTAL                                                  953             $229,817,300.00                        100.00%
                                   ======================== ===========================   ============================



                                                    PROPERTY TYPE

                                                                     AGGREGATE               PERCENT OF AGGREGATE
                                         NUMBER OF                   GROUP II-B                   GROUP II-B
PROPERTY TYPE                        GROUP II-B LOANS            PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------- --------------------------  --------------------------- -----------------------------
Single Family                                          843              $201,754,129.05                       87.79%
Condominium                                             67                14,740,527.16                        6.41
Duplex                                                  38                11,657,563.12                        5.07
Triplex                                                  2                   856,660.62                        0.37
Townhouse                                                3                   808,420.05                        0.35
-------------------------------- --------------------------  --------------------------- -----------------------------
TOTAL                                                  953              $229,817,300.00                      100.00%
                                 ==========================  =========================== =============================



                                                 PRODUCT TYPE

                                                                    AGGREGATE            PERCENT OF AGGREGATE GROUP
                                        NUMBER OF                   GROUP II-B                      II-B
PRODUCT                              GROUP II-B LOANS
TYPE                                                            PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------- --------------------------- --------------------------- -----------------------------
2/28 6 Mo LIBOR ARM                                    479             $102,096,221.90                       44.42%
2/28 6 Mo LIBOR ARM IO                                 233               65,017,269.85                       28.29
3/27 6 Mo LIBOR ARM                                    106               25,407,106.30                       11.06
5/25 6 Mo LIBOR ARM                                     65               15,330,068.28                        6.67
3/27 6 Mo LIBOR ARM IO                                  46               14,571,159.69                        6.34
5/25 6 Mo LIBOR ARM IO                                  24                7,395,473.98                        3.22
------------------------------- --------------------------- --------------------------- -----------------------------
TOTAL                                                  953             $229,817,300.00                      100.00%
                                =========================== =========================== =============================

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES (1)

                                                                  AGGREGATE               PERCENT OF AGGREGATE
                                      NUMBER OF                   GROUP II-B                   GROUP II-B
GEOGRAPHIC LOCATION               GROUP II-B LOANS            PRINCIPAL BALANCE             PRINCIPAL BALANCE
-----------------------------   ----------------------      -----------------------   ------------------------------
Alabama                                             4                  $809,082.58                          0.35%
Arizona                                            47                 9,576,757.62                          4.17
Arkansas                                            1                    77,404.81                          0.03
California                                        117                39,931,389.79                         17.38
Colorado                                           13                 2,737,381.32                          1.19
Connecticut                                        10                 3,048,886.40                          1.33
Delaware                                            4                 1,208,147.46                          0.53
Florida                                           132                29,226,180.91                         12.72
Georgia                                            23                 4,430,226.45                          1.93
Idaho                                               2                   193,787.36                          0.08
Illinois                                           41                11,167,502.95                          4.86
Indiana                                            31                 4,704,446.01                          2.05
Kansas                                              6                   643,503.17                          0.28
Kentucky                                           10                 1,795,065.88                          0.78
Maine                                               2                   299,514.34                          0.13
Maryland                                           51                15,515,079.66                          6.75
Massachusetts                                      24                 7,160,672.97                          3.12
Michigan                                           86                13,406,298.53                          5.83
Minnesota                                           6                 1,095,593.83                          0.48
Missouri                                           16                 2,120,406.76                          0.92
Nebraska                                            1                   153,877.21                          0.07
Nevada                                             26                 8,329,602.01                          3.62
New Hampshire                                       1                   214,223.91                          0.09
New Jersey                                         38                11,201,122.21                          4.87
New Mexico                                          1                   173,700.00                          0.08
New York                                           60                21,551,253.23                          9.38
North Carolina                                     15                 2,387,892.55                          1.04
Ohio                                               47                 7,770,557.07                          3.38
Oklahoma                                            3                   627,141.61                          0.27
Oregon                                              4                   899,850.51                          0.39
Pennsylvania                                       19                 2,923,193.84                          1.27
Rhode Island                                        6                 1,481,904.46                          0.64
South Carolina                                      8                 1,321,943.42                          0.58
Tennessee                                           8                 1,324,328.58                          0.58
Texas                                              17                 3,306,339.34                          1.44
Utah                                                7                 1,405,193.21                          0.61
Virginia                                           37                10,236,188.74                          4.45
Washington                                          9                 2,147,493.42                          0.93
Wisconsin                                          20                 3,214,165.88                          1.40
-----------------------------   ----------------------      -----------------------   ------------------------------
TOTAL                                             953              $229,817,300.00                        100.00%
                                ======================      =======================   ==============================

-----------
(1) No more than approximately 0.67% of the Group II-B Loans by principal balance are secured by mortgaged properties located in any one postal zip code area.


                                            MINIMUM MORTGAGE RATES (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
MINIMUM                                   NUMBER OF                 GROUP II-B                  GROUP II-B
MORTGAGE RATE (%)                     GROUP II-B LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
 3.540 -  3.999                                          1                $499,209.76                         0.22%
 4.000 -  4.499                                          1                 189,713.70                         0.08
 4.500 -  4.999                                          8               1,566,141.51                         0.68
 5.000 -  5.499                                         22               6,426,722.03                         2.80
 5.500 -  5.999                                         95              24,409,902.77                        10.62
 6.000 -  6.499                                        169              44,665,731.41                        19.44
 6.500 -  6.999                                        271              67,470,964.96                        29.36
 7.000 -  7.499                                        141              32,314,101.20                        14.06
 7.500 -  7.999                                        145              32,390,463.72                        14.09
 8.000 -  8.499                                         38               8,780,886.18                         3.82
 8.500 -  8.999                                         36               7,426,300.13                         3.23
 9.000 -  9.499                                         12               1,834,589.88                         0.80
 9.500 -  9.999                                         10               1,392,581.90                         0.61
10.000 - 10.499                                          1                 111,854.82                         0.05
10.500 - 10.990                                          3                 338,136.03                         0.15
-------------------------------    ------------------------  -------------------------  ----------------------------
TOTAL                                                  953            $229,817,300.00                       100.00%
                                   ========================  =========================  ============================

----------
(1) As of the Statistical Calculation Date, the weighted average Minimum Mortgage Rate of the Group II-B Loans was approximately 6.869% per annum.

                                            MAXIMUM MORTGAGE RATES (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
MAXIMUM                                   NUMBER OF                 GROUP II-B                  GROUP II-B
MORTGAGE RATE (%)                     GROUP II-B LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
10.500 - 10.999                                          3                $672,754.34                         0.29%
11.000 - 11.499                                         12               3,868,986.53                         1.68
11.500 - 11.999                                         57              15,144,207.20                         6.59
12.000 - 12.499                                         59              16,367,590.84                         7.12
12.500 - 12.999                                        149              39,987,520.45                        17.40
13.000 - 13.499                                        174              41,130,347.68                        17.90
13.500 - 13.999                                        239              54,604,088.37                        23.76
14.000 - 14.499                                        113              26,272,351.96                        11.43
14.500 - 14.999                                         80              16,707,627.84                         7.27
15.000 - 15.499                                         19               2,569,721.26                         1.12
15.500 - 15.999                                         15               2,653,809.27                         1.15
16.000 - 16.499                                          5                 741,102.52                         0.32
16.500 - 16.999                                         12               3,942,196.93                         1.72
17.000 - 17.499                                          4                 764,364.98                         0.33
17.500 - 17.999                                          7               2,322,647.41                         1.01
18.000 - 18.499                                          1                 594,630.17                         0.26
18.500 - 18.999                                          3               1,039,000.60                         0.45
19.000 - 19.490                                          1                 434,351.65                         0.19
-------------------------------    ------------------------  -------------------------  ----------------------------
TOTAL                                                  953            $229,817,300.00                       100.00%
                                   ========================  =========================  ============================

----------
(1) As of the Statistical Calculation Date, the weighted average Maximum Mortgage Rate of the Group II-B Loans was approximately 13.545% per annum.

                                               INITIAL RATE CAPS (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                          NUMBER OF                 GROUP II-B                  GROUP II-B
INITIAL RATE CAP (%)                  GROUP II-B LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
1.500                                                   10              $2,311,258.82                         1.01%
2.000                                                    3               1,023,800.00                         0.45
3.000                                                  939             226,329,440.66                        98.48
4.950                                                    1                 152,800.52                         0.07
-------------------------------    ------------------------  -------------------------  ----------------------------
TOTAL                                                  953            $229,817,300.00                       100.00%
                                   ========================  =========================  ============================

------------
(1) As of the Statistical Calculation Date, the weighted average initial rate cap of the Group II-B Loans was approximately 2.982% per annum.

                                              PERIODIC RATE CAPS (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                          NUMBER OF                 GROUP II-B                  GROUP II-B
PERIODIC RATE CAP (%)                 GROUP II-B LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
1.000                                                  837            $199,734,447.98                        86.91%
1.500                                                   62              15,747,516.95                         6.85
2.000                                                   54              14,335,335.07                         6.24
-------------------------------    ------------------------  -------------------------  ----------------------------
TOTAL                                                  953            $229,817,300.00                       100.00%
                                   ========================  =========================  ============================

-----------
(1) As of the Statistical Calculation Date, the weighted average periodic rate cap of the Group II-B Loans was approximately 1.097% per annum.



                                                 GROSS MARGINS (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
                                          NUMBER OF                 GROUP II-B                  GROUP II-B
GROSS MARGIN (%)                      GROUP II-B LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
1.610 - 1.999                                            3                $825,201.55                         0.36%
2.000 - 2.499                                            4               1,229,316.16                         0.53
2.500 - 2.999                                            4               1,120,017.98                         0.49
3.000 - 3.499                                            2                 409,553.42                         0.18
3.500 - 3.999                                           10               3,539,208.32                         1.54
4.000 - 4.499                                            5               1,576,260.00                         0.69
4.500 - 4.999                                           17               3,752,751.41                         1.63
5.000 - 5.499                                           44              13,864,153.08                         6.03
5.500 - 5.999                                          199              50,450,409.60                        21.95
6.000 - 6.499                                          218              52,009,347.57                        22.63
6.500 - 6.999                                          170              41,904,819.97                        18.23
7.000 - 7.499                                          100              22,532,219.12                         9.80
7.500 - 7.999                                          107              24,602,302.82                        10.71
8.000 - 8.499                                           36               6,895,106.74                         3.00
8.500 - 8.999                                           21               3,143,500.46                         1.37
9.000 - 9.499                                           10               1,434,384.01                         0.62
9.500 - 9.710                                            3                 528,747.79                         0.23
-------------------------------    ------------------------  -------------------------  ----------------------------
TOTAL                                                  953            $229,817,300.00                       100.00%
                                   ========================  =========================  ============================

-----------
(1) As of the Statistical Calculation Date, the weighted average gross margin of the Group II-B Loans was approximately 6.417% per annum.

                                        MONTHS TO NEXT ADJUSTMENT DATE (1)

                                                                    AGGREGATE              PERCENT OF AGGREGATE
MONTHS TO                                 NUMBER OF                 GROUP II-B                  GROUP II-B
NEXT ADJUSTMENT DATE                  GROUP II-B LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ------------------------  -------------------------  ----------------------------
 2                                                       1                $233,645.22                         0.1%
 7 - 12                                                  2                 836,329.31                         0.36
13 - 18                                                  2                 331,770.46                         0.14
18 - 24                                                707             165,711,746.76                        72.11
25 - 30                                                  2                 527,336.78                         0.23
31 - 36                                                150              39,450,929.21                        17.17
55 - 60                                                 89              22,725,542.26                         9.89
-------------------------------    ------------------------  -------------------------  ----------------------------
TOTAL                                                  953            $229,817,300.00                       100.00%
                                   ========================  =========================  ============================

-----------
(1) As of the Statistical Calculation Date, the weighted average number of months to the next adjustment date for the Group II-B Loans was approximately 28 months.


SALE OF THE LOANS

         Pursuant to the Pooling and Servicing Agreement, the Depositor on the Closing Date will convey without recourse to the Trustee in trust for the benefit of the certificateholders all right, title and interest of the Depositor in and to each Loan and all right, title and interest in and to all other assets included in the trust fund as of the Closing Date, including all principal and interest received on or with respect to the Loans after the Cut-off Date, exclusive of principal and interest due on or prior to the Cut-off Date, and any prepayments, liquidation proceeds, insurance proceeds and other unscheduled payments on the Loans received on the Cut-off Date.

         In connection with the conveyance of each of the Loans and pursuant to the requirements of the Pooling and Servicing Agreement, the Depositor or the Seller(s), as the case may be, will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things,

            o the Mortgage Note (and any modification or amendment thereto) endorsed to the Trustee without recourse,

            o the original instrument creating a first lien on the related mortgaged property (the "Mortgage") with evidence of recording, if any, indicated thereon,

            o the title policy with respect to the related mortgaged property (except for any title policies not returned from the title agent, which will be delivered to the Trustee as soon as the same are available to the Depositor),

            o if applicable, all recorded intervening assignments of the Mortgage, if any, and any riders or modifications to the Mortgage Note and Mortgage (except for any documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same are available to the Depositor), and

            o an original recorded assignment of the Mortgage to the Trustee, if any, once returned from the public recording office (the items listed in this bullet and the four bullets above are collectively referred to as the "Mortgage File").

         Notwithstanding the foregoing, in lieu of providing certain of the documents described in the above bullets, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS (R) system. Certain Mortgages were or may be, at the sole discretion of the Servicer, originally recorded in the name of MERS (R), solely as nominee for the applicable Seller, and its successors and assigns; furthermore, subsequent assignments of those Mortgages were or may be, at the sole discretion of the Servicer, registered electronically through the MERS (R) system. For certain other Loans, (i) the Mortgage was recorded in the name of the Seller, (ii) record ownership was later assigned to MERS (R), solely as nominee for that Seller, and (iii) subsequent assignments of the Mortgage were or may be, at the sole discretion of the Servicer, registered electronically through the MERS (R) system. For each of these Loans, MERS (R) serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any beneficial interest in the Loan.

         The Trustee will review certain documents contained in each Mortgage File within the time periods specified in the Pooling and Servicing Agreement. If any of such documents are found to be missing or defective in any material respect and the related Seller does not cure the defect within the applicable cure period, as provided in the Pooling and Servicing Agreement, that Seller will be obligated to either repurchase the related Loan from the trust fund or remove the Loan (a "Deleted Loan") from the trust fund and substitute in its place another mortgage loan (a "Replacement Loan"). However, substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that the substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the "Code").

         Any Replacement Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement,

            o have a Stated Principal Balance not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Loan (the Stated Principal Balances to be measured as of the respective Due Dates in the month of substitution, and the amount of any shortfall (a "Substitution Adjustment Amount"), plus an amount equal to the sum of (a) the aggregate amount of any unreimbursed Advances with respect to the Deleted Loan and (b) any costs and damages incurred by the trust fund in connection with the Deleted Loan prior to the date of the substitution, to be deposited by the related Seller in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date),

            o have the same interest rate convention, fixed or adjustable, as the Deleted Loan,

            o have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the Deleted Loan,

            o have a Combined Loan-to-Value Ratio at origination not higher than that of the Deleted Loan,

            o     have a debt-to-income ratio no higher than that of the Deleted
                  Loan,

            o have been originated pursuant to the same underwriting standards as the Deleted Loan,

            o have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan, and

            o comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Loan document.

UNDERWRITING STANDARDS

         The following is a description of the underwriting procedures customarily employed by the Sellers with respect to mortgage loans.

         A Seller may produce its mortgage loans through a retail origination network of loan officers and managers or through a wholesale network of mortgage brokers and other entities located throughout the United States. Prior to the funding of any mortgage loan, each Seller engaged in retail or wholesale origination underwrites the related mortgage loan in accordance with the underwriting standards that have been established by the Servicer and are consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans (the "Equity One Standards").

         Through its bulk purchase program, a Seller may also purchase mortgage loans that have been originated and closed by other lenders. Sellers with bulk purchase programs purchase these mortgage loans in blocks that generally range from $1,000,000 to $20,000,000. Prior to funding any bulk purchase, each loan package is underwritten in accordance with the Equity One Standards.

         Popular Financial Funding, LLC ("PFF"), a Seller, acquires its mortgage loans from time to time from Equity One and other subsidiaries of Equity One. The mortgage loans acquired by PFF may be either retail or wholesale originated mortgage loans or bulk purchased mortgaged loans. All mortgage loans acquired by PFF have been underwritten in accordance with the Equity One Standards.

         All Loans to be included in the mortgage pool are bulk purchased loans that have been or will be underwritten by Equity One's central credit office in accordance with the Equity One Standards.

         The Equity One Standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, but also take into consideration the borrower's credit standing and repayment ability. The Equity One Standards typically differ from, and, with respect to a substantial number of the Loans, are generally less stringent than, the underwriting standards established by Fannie Mae and Freddie Mac, primarily with respect to original principal balances, borrower income, credit history, required documentation, mortgage rates, and property types. To the extent the Equity One Standards are different from the underwriting standards of Fannie Mae or Freddie Mac, the performance of the Loans thereunder may reflect higher delinquency rates and credit losses.

         Mortgage loans are originated or purchased under the Equity One Standards through underwriting programs designated as Grade A Credits, Grade B Credits or Grade C Credits. See "Loan Program--Specific Underwriting Criteria; Underwriting Programs" and "Loan Program--Summary of Underwriting Requirements by Program" in the prospectus.

         These underwriting programs and their underwriting criteria may change from time to time. In addition, on a case-by-case basis, mortgage loans may be made to borrowers not strictly qualifying under the specific criteria of an underwriting program. Deviations from the specific criteria of an underwriting program are permitted to reflect compensating factors such as local economic trends, real estate valuations and other credit factors specific to each loan application and/or each portfolio acquired, but the Equity One Standards do not include any specific formula or assign any specific weight to compensating factors for purposes of these determinations. We expect that some of the Loans in each of Group I and Group II will have been originated based on those types of underwriting exceptions. Overall, the Sellers' goal is to maintain the integrity of these underwriting programs while simultaneously providing lending officers and correspondent networks with the flexibility to consider the specific circumstances of each loan.

         Under the Equity One Standards, Sellers must use the Full Doc, the Lite Doc, the SI or the AIV loan documentation program to verify a borrower's income. The Lite Doc, SI and AIV loan documentation programs are all forms of "non-income verifiable" or "NIV" programs. See "Loan Program--Specific Underwriting Criteria; Underwriting Programs" in the prospectus.

         As of the Statistical Calculation Date, approximately 70.45%, 58.23%, 67.14% and 49.85% of the Group I Loans, Group II Loans, Group II-A Loans and Group II-B Loans, respectively, have been underwritten pursuant to the Full Doc program and approximately 29.54%, 41.76%, 32.86% and 50.15% of the Group I Loans, Group II Loans, Group II-A Loans and Group II-B Loans, respectively, have been underwritten pursuant to either the Lite Doc, SI or AIV programs.

         The Equity One Standards require an independent appraisal that conforms to Fannie Mae standards of each mortgaged property securing each mortgage loan in excess of $15,000. All Loans in the mortgage pool have independent appraisals on the related mortgaged properties. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed by a representative of the related Seller before the mortgage loan is funded, except appraisals relating to mortgages acquired through bulk purchases. The maximum loan amount varies depending upon a borrower's credit grade. Variations in maximum loan amount limits are permitted based on compensating factors. Maximum loan amounts for mortgage loans underwritten pursuant to the SI and AIV programs generally do not exceed $500,000 and $750,000, respectively.

         Title insurance has been obtained on all Loans in the mortgage pool. To the best of the Servicer's knowledge, the improvements on each mortgaged property securing an Loan in the mortgage pool are covered by hazard insurance with extended coverage in an amount at least equal to the lesser of (1) the principal balance of the Loan, and (2) the maximum insurable value of the improvements on the mortgaged property.


                               SERVICING OF LOANS

GENERAL

         The Servicer will service the Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more sub-servicers. Notwithstanding any sub-servicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Loans. As of the Closing Date, the Servicer does not intend to service the Loans with sub-servicing arrangements.

        The Sellers have provided the information set forth in the following sections through and including the section captioned "Foreclosure, Delinquency and Loss Experience."

THE SERVICER

        Equity One, Inc. ("Equity One"), a Delaware corporation and a wholly-owned operating subsidiary of Popular Financial Holdings, Inc., a Delaware corporation, will act as the Servicer of the Loans pursuant to the Pooling and Servicing Agreement. Equity One is engaged primarily in the mortgage banking and consumer lending business, and in that capacity, originates, purchases, sells and services mortgage and consumer loans. Equity One is a Fannie Mae and Freddie Mac approved lender. It originates loans through a retail branch system and through loan brokers and correspondents nationwide. Equity One's loans are principally

      o first and second lien, fixed or adjustable rate mortgage loans secured by

            o     one- to four-family dwellings or

            o multi-family properties and structures which include both residential dwelling units and space used for retail, professional or other commercial uses, and

      o     secured or unsecured consumer loans.

        As of August 31, 2005, Equity One and its subsidiaries provided servicing for approximately 82,318 mortgage loans (including mortgage loans serviced for third parties) having an aggregate net unpaid principal balance of approximately $9,368,705,773.

        The principal executive offices of Equity One are located at 301 Lippincott Drive, Marlton, NJ 08053. Its telephone number is (800) 461-8643. Equity One conducts operations from its headquarters in Marlton and, through subsidiaries, from offices throughout the nation.

LOAN SERVICING

         Equity One services substantially all of the mortgage loans originated or acquired by the Sellers, and also services mortgage loans for third parties like the trust fund to which the Sellers transfer mortgage loans originated or acquired by them from time to time. Equity One has established standard policies for the servicing and collection of mortgage loans. Servicing includes, but is not limited to, collecting and remitting mortgage loan payments, accounting for principal and interest, preparation of tax related information in connection with the mortgage loans, supervision of delinquent mortgage loans, making inspections as required of the mortgaged properties, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of mortgaged properties, and generally administering the mortgage loans, for which it receives servicing fees.

COLLECTION PROCEDURES

         When a borrower fails to make a payment on a mortgage loan, the Servicer contacts the borrower in an attempt to get the borrower to cure the deficiency. Pursuant to its servicing procedures, the Servicer generally mails to the borrower a notice of intent to foreclose after the mortgage loan becomes 60 days contractually past due (assuming 30 day months) (three payments due but not received). Within 45 days thereafter, if the mortgage loan remains delinquent, the Servicer will institute appropriate legal action to foreclose on the mortgaged property. The Servicer may terminate these foreclosure proceedings if the borrower cures the delinquency. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on these mortgage loans, including any deficiencies.

         Once foreclosure is initiated, the Servicer uses a foreclosure tracking system to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         After foreclosure, the Servicer may liquidate the mortgaged property and charge-off the portion of the mortgage loan balance that was not recovered as part of Liquidation Proceeds. If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by the Servicer.

         Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the business judgment of the Servicer, changes in the servicing portfolio and applicable laws and regulations.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

         The following table summarizes the foreclosure, delinquency and loss experience of mortgage loans owned and serviced by Equity One and its subsidiaries at or for the years specified therein. A mortgage loan is characterized as delinquent if the borrower has not paid the scheduled payment due by the due date. The table below discloses delinquency percentages of mortgage loans 60 days or more past due on a contractual basis and includes mortgage loans where the mortgage loan is in foreclosure or the borrower has filed for bankruptcy, but excludes mortgage loans which are real estate owned. You should not consider this information as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of the actual foreclosure, delinquency and loss experience on the Loans.

                   FORECLOSURE, DELINQUENCY AND LOSS TABLE(1)
                             (Dollars in Thousands)


                                                                                        At or for the       At or for the
                         At or for the         At or for the        At or for the        Nine Months         Nine Months
                      Year Ended November        Year Ended           Year Ended            Ended               Ended
                            30, 2002         November 30, 2003    November 30, 2004    August 31, 2004     August 31, 2005
                     --------------------   ------------------    -----------------   ----------------    ------------------
Portfolio Unpaid
Principal Balance(2)     $4,198,638            $6,272,912           $8,169,832          $7,727,733          $7,700,679

Average Portfolio
Unpaid Principal         $3,602,983            $5,092,792           $7,258,688          $7,035,411          $7,666,569
Balance(3)

60+ Days                   5.36%                 4.62%                4.40%               4.44%               4.38%
Delinquent(4)
                          $17,925               $25,957              $34,677             $29,002             $48,080
Real Estate Owned(5)

Total Credit
Losses(6)                  0.31%                 0.44%                0.37%              0.35%(7)            0.57%(7)

-----------

(1) This table includes only mortgage loans owned and serviced by Equity One and its subsidiaries and real estate owned by Equity One and its subsidiaries.

(2) Portfolio Unpaid Principal Balance is the net amount of (a) principal to be paid on each mortgage loan, (b) loan origination fees, net of costs,
      (c) unearned interest and (d) other miscellaneous deferred charges and fees; and excludes the principal balance of each mortgage loan for which the related mortgaged property had been acquired through foreclosure or deed in lieu of foreclosure by that date.

(3) Average Portfolio Unpaid Principal Balances are calculated by summing monthly Portfolio Unpaid Principal Balances and dividing by the number of months summed (i.e., thirteen (13) in the case of the annual figures and ten (10) in the case of the nine month figures).

(4) Delinquency percentages are calculated as the dollar amount of the unpaid principal balance of the mortgage loans that are delinquent divided by the Portfolio Unpaid Principal Balance. Delinquency percentages do not include the principal balance of mortgage loans as to which the related mortgaged property had been acquired through foreclosure or deed in lieu of foreclosure by that date. For the columns entitled "At or for the Year Ended November 30, 2002," "At or for the Year Ended November 30, 2003," "At or for the Year Ended November 30, 2004," "At or for the Nine Months Ended August 31, 2004" and "At or for the Nine Months Ended August 31, 2005" delinquency percentages are calculated based on the number of days payments are contractually past due and assumes 30-day months. Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.

(5) Real estate owned represents the aggregate estimated fair value of the properties acquired through foreclosure or deed in lieu of foreclosure.

(6) Total Credit Losses includes charge-offs of principal, net of subsequent recoveries, relating to mortgage loans written off as uncollectible and initial write-downs of loans upon transfer to real estate owned. It does not include (a) subsequent write downs of real estate owned balances, (b) expenses associated with maintaining, repairing, and selling foreclosed properties and real estate owned and (c) losses (gains) on the disposition of real estate owned.

(7)   Annualized.

         Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on mortgage loans. There can be no assurance that factors beyond the Servicer's control, like national or local economic conditions or downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Servicer will be paid a monthly fee from interest collected with respect to each Loan, as well as from any Liquidation Proceeds from a Liquidated Loan that are applied to accrued and unpaid interest, equal to one-twelfth of the Stated Principal Balance of the Loan multiplied by the Servicing Fee Rate (the "Servicing Fee"). The "Servicing Fee Rate" for each Loan will equal 0.50% per annum.

         The "Adjusted Net Mortgage Rate" of any Loan is its mortgage rate, less the sum of the Servicing Fee Rate and the per annum rate on each Loan payable to the Trustee. The amount of the monthly Servicing Fee may also be adjusted with respect to prepaid Loans, as described herein under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Loans."

         The Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid in connection with any principal prepayment of a Loan subsequent to its Due Date in any Prepayment Period, which payment of interest is intended to cover the period on and after the Due Date ("Prepayment Interest Excess"), all late payment fees, assumption fees, prepayment penalties and other similar charges and, so long as no Event of Default has occurred and is continuing under the Pooling and Servicing Agreement, all income earned on amounts on deposit in the Certificate Account. The Servicer is obligated to pay certain ongoing expenses associated with the Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID LOANS

         When a borrower prepays a Loan between Due Dates, the borrower only has to pay interest on the amount prepaid through the date of prepayment and not thereafter. If a borrower prepays a Loan in a particular group in whole or in part during any Prepayment Period on a date that is prior to the Loan's Due Date in that Prepayment Period, the amount of interest that accrues on the amount of the prepayment will be less than the corresponding amount of interest accruing on the related class or classes of Certificates. Accordingly, there will be a shortfall in the amount of interest to be distributed to certificateholders of the related class with respect to those prepaid Loans.

         Pursuant to the Pooling and Servicing Agreement, the Servicing Fee for any month will be reduced, up to the full amount of the Servicing Fee, in order to pass through to certificateholders the interest to which they would be entitled in respect of each prepaid Loan in the group relating to that class on the related Distribution Date. If the amount of shortfalls in interest resulting from prepayments exceeds the amount of the Servicing Fee otherwise payable on the related Distribution Date, the amount of interest to which certificateholders will be entitled will be reduced by the amount of that excess. See "Description of the Certificates--Distribution of Interest."

ADVANCES

         Subject to the following limitations, the Servicer will be required to advance (each, an "Advance") prior to each Distribution Date, from its own funds or funds in the Certificate Account that are not Available Funds for that Distribution Date, an amount equal to

      o the aggregate amount of payments of principal and interest on the Loans, net of the Servicing Fee with respect to those Loans, which were due on the Due Date in the related Due Period and which were still delinquent on the Determination Date in the month of that Distribution Date, plus

      o interest on each Loan as to which the trust fund has acquired the related mortgaged property through foreclosure or deed-in-lieu of foreclosure ("REO Property").

         The "Determination Date" means, as to any Distribution Date, the 21st day of the month of that Distribution Date, or, if that day is not a business day, the next preceding business day; provided, however, that the Determination Date in each month will be at least two business days preceding the related Distribution Date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Primary Certificates rather than to guarantee or insure against losses. The Servicer only has to make Advances with respect to delinquent payments of principal of or interest on each Loan to the extent that the Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Loan.

         If the Servicer decides on any Determination Date to make an Advance on a Loan, that Advance will be included with the distribution on the related Distribution Date to the holders of the Primary Certificates. Failure by the Servicer to make an Advance required under the Pooling and Servicing Agreement with respect to the Primary Certificates will be an Event of Default thereunder, in which case the Trustee, acting in the capacity of servicer, or the successor servicer will be obligated to make that Advance, in accordance with the terms of the Pooling and Servicing Agreement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust fund will issue the Certificates pursuant to the Pooling and Servicing Agreement. Set forth below are descriptions of the material terms and provisions pertaining to the issuance of the Certificates. When this document refers to particular provisions or terms used in the Pooling and Servicing Agreement, the actual provisions, including definitions of terms, are incorporated in this document by reference.

         The Mortgage Pass-Through Certificates, Series 2005-5, will consist of the Senior Certificates, the Subordinate Certificates, the Class X Certificates and the Class R Certificates. Each Certificate will represent an undivided, fractional ownership interest in the trust fund created and held pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein.

         THIS DOCUMENT ONLY OFFERS THE OFFERED CERTIFICATES. Each class of the Offered Certificates will have the initial Class Certificate Balance and will bear interest at the rate per annum set forth or described on the cover page hereof, subject to the applicable Net WAC Cap. However, the pass-through rates on the Class AF-4, Class AF-5 and Class AF-6 Certificates, the Class AV Certificates, the Class MF Certificates and the Class MV Certificates will increase in the circumstances described under "--Distribution of Interest." Interest on the Primary Certificates will be subject to adjustment as described under "--Distribution of Interest." The Offered Certificates will have an initial aggregate principal balance of $772,887,000, subject to a permitted variance on the aggregate of plus or minus 10% depending on the amount of Loans actually delivered on the Closing Date. The trust fund will initially issue the Offered Certificates in book-entry form.

         The Class BF-1, Class BF-2, Class BF-3, Class BV-1, Class BV-2, Class BV-3 and Class BV-4 Certificates are being privately offered contemporaneously with the sale of the Offered Certificates pursuant to a confidential private placement memorandum. The trust fund will initially issue the Class BF-1, Class BF-2, Class BF-3, Class BV-1, Class BV-2, Class BV-3 and Class BV-4 Certificates in book-entry form. The Class BF-1, Class BF-2, Class BF-3, Class BV-1, Class BV-2, Class BV-3 and Class BV-4 Certificates will have the following initial Class Certificate Balances and Pass-Through Rates:

                            Class
                        Certificate
       Class             Balance (1)      Pass-Through Rate (2)
       -----           --------------     ---------------------
        BF-1           $   6,120,000         LIBOR + 2.250%
        BF-2           $   5,190,000         LIBOR + 2.250%
        BF-3           $   6,480,000         LIBOR + 2.250%
        BV-1           $   5,354,000         LIBOR + 2.250%
        BV-2           $   3,793,000         LIBOR + 2.250%
        BV-3           $   4,462,000         LIBOR + 2.250%
        BV-4           $ 12,715,000          LIBOR + 2.250%


---------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2) This rate may be limited by the applicable maximum rate described under the caption "Description of the Certificates--Distribution of Interest."

         The Class X Certificates and the Class R Certificates, which are not being offered hereby, may be sold at any time on or after the Closing Date in accordance with the Pooling and Servicing Agreement.

SEPARATE REMIC STRUCTURE

         For federal income tax purposes, the trust fund, other than the Yield Maintenance Agreement, the Net WAC Cap Account and the Reserve Fund, created by the Pooling and Servicing Agreement will include multiple segregated asset pools, each of which will be treated as a separate REMIC, creating a tiered REMIC structure. The Primary Certificates, excluding any associated rights to receive payments from the Net WAC Cap Account or Reserve Fund, will be designated as regular interests in a REMIC.

BOOK-ENTRY CERTIFICATES

         The trust fund will issue the Primary Certificates in one or more certificates that equal the aggregate initial Class Certificate Balance of the relevant class of Certificates and which will be held by a nominee of The Depository Trust Company ("DTC"). Persons acquiring beneficial ownership interests in the Primary Certificates ("Beneficial Owners") will hold their Certificates indirectly through the book-entry facilities of DTC in the United States or, upon request, through Clearstream Banking, Luxembourg, S.A. or Euroclear System in Europe, if they are participants of those systems, or indirectly through participants of those systems. Investors may hold their beneficial interests in the Primary Certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1 in excess thereof. One investor of each class of the Primary Certificates may hold a beneficial interest therein that is not an integral multiple of $1. DTC has informed the Depositor that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Primary Certificates. Except as described in the prospectus under "Description of the Certificates--Book-Entry Certificates," no Beneficial Owner of a Primary Certificate will be entitled to receive a physical certificate representing that Certificate (a "Definitive Certificate").

         Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Primary Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners of the Primary Certificates will not be "Certificateholders," as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise the rights of certificateholders directly through DTC and DTC participants. Monthly and annual reports on the trust fund provided to Cede & Co., as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the DTC participants to whose accounts the Primary Certificates of those Beneficial Owners are credited.

         For a description of the book-entry procedures generally applicable to the Primary Certificates, see "Description of the Securities--Book-Entry Registration of Securities" in the prospectus. For information with respect to tax documentation procedures relating to the Certificates, see "Federal Income Tax Consequences" herein and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

PAYMENTS ON LOANS; CERTIFICATE AND DISTRIBUTION ACCOUNTS

         On or prior to the Closing Date, the Servicer will establish an account (the "Certificate Account") that will be maintained for the benefit of the Trustee on behalf of the certificateholders. Funds credited to the Certificate Account may, but need not, be invested for the benefit and at the risk of the Servicer in Permitted Investments that are scheduled to mature on or prior to the business day preceding the next Distribution Date. "Permitted Investments" will be specified in the Pooling and Servicing Agreement and will be limited to the types of investments described in the prospectus under "Credit Enhancement--Reserve Accounts."

         All payments in respect of principal and interest, net of the related Servicing Fee, on the Loans received by the Servicer subsequent to the Cut-off Date other than principal and interest due on the Loans on or before the Cut-off Date, including Insurance Proceeds and Liquidation Proceeds, net of Liquidation Expenses, and any Recoveries are required to be paid into the Certificate Account not later than the next business day following receipt thereof. The Servicer may retain as additional servicing compensation Prepayment Interest Excess, all late payment fees, assumption fees, prepayment penalties and other similar charges and, so long as no Event of Default has occurred and is continuing under the Pooling and Servicing Agreement, all income earned on amounts on deposit in the Certificate Account.

         Pursuant to the Pooling and Servicing Agreement, the Servicer will have the right to make Permitted Trustee Withdrawals for payment to the Trustee from amounts held in the Certificate Account and, to the extent that the Servicer does not make those Permitted Trustee Withdrawals within a reasonable time after a request has been made by the Trustee, the Trustee will have the right to make those Permitted Trustee Withdrawals from amounts held in the Distribution Account (prior to making any other distributions from the Distribution Account on the applicable Distribution Date). "Permitted Trustee Withdrawals" consist of, among other things, withdrawals of (i) expenses incurred by the Trustee in connection with the transition of servicing upon the occurrence of an Event of Default under the Pooling and Servicing Agreement in an amount not to exceed $75,000 per servicing transition event and (ii) reimbursable indemnity amounts not to exceed $150,000 per annum.

         On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds with respect to that Distribution Date, and will deposit this amount in an account established and maintained by the Trustee for the benefit of the certificateholders (the "Distribution Account").

DISTRIBUTIONS GENERALLY

         The Trustee will make distributions on the Certificates on the 25th day of each month, or if that day is not a business day, on the first business day thereafter, commencing on November 25, 2005 (each, a "Distribution Date"), to the persons in whose names (1) the Adjustable Rate Certificates are registered at the close of business on the business day preceding that Distribution Date, and (2) the Fixed Rate Certificates are registered at the close of business on the last business day of the calendar month immediately preceding that Distribution Date.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of Certificates or who holds Certificates with an aggregate initial principal balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of the Certificates will be made only upon presentment and surrender of the Certificates at the Corporate Trust Office of the Trustee.

         As described below, distributions to holders of Certificates will be made on each Distribution Date from Available Funds. "Available Funds" with respect to any Distribution Date generally will be equal to the sum of

            o all scheduled installments of interest and principal on the Loans due on the Due Date in the related Due Period and received prior to the related Determination Date, together with any Advances in respect thereof;

            o all proceeds of any insurance policies, including any primary mortgage guaranty insurance policies, with respect to the Loans, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with any condemnation or partial release of a mortgaged property or the liquidation of defaulted Loans, by foreclosure or otherwise, other than Recoveries (together with Insurance Proceeds, "Liquidation Proceeds"), during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

            o     all Recoveries, if any, for that Distribution Date;

            o     all partial or full prepayments received on the Loans during
                  (a) with respect to the first Distribution Date, the calendar month preceding the month of that Distribution Date and (b) with respect to all subsequent Distribution Dates, the related Due Period (the "Prepayment Period"); and

            o amounts received with respect to that Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Loan or a Loan repurchased by a Seller or the Servicer or sold by the Servicer as of that Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Certificate Account pursuant to the Pooling and Servicing Agreement.

         The Class R Certificates will remain outstanding for so long as the trust fund exists, whether or not they are receiving current distributions. On each Distribution Date, the holders of the Class R Certificates will be entitled to receive any remaining Available Funds after payment of the other distributions described in "--Distribution of Interest" "--Distribution of Principal," "--Distribution of Group I Monthly Excess Cashflow Amounts" and "--Distribution of Group II Monthly Excess Cashflow Amounts" including the required deposit into the Net WAC Cap Account and payments, if any, required to be made to the Class X Certificates for that Distribution Date.

DISTRIBUTION OF INTEREST

         On each Distribution Date, the Trustee will distribute payments of interest in the order of priority and in the amounts set forth below to the extent available (the "Monthly Interest Distribution"):

         (A) from the Group I Interest Remittance Amount for that Distribution
Date:

            (1) first, to the Trustee, any amounts then due and owing representing fees of the Trustee based on the aggregate Stated Principal Balance of the Group I Loans and, to the extent not paid by Permitted Trustee Withdrawals, expenses and indemnity amounts due and owing to the Trustee relating to the Group I Loans;

            (2) second, to the Servicer, an amount equal to the sum of (a) the Servicing Fee relating to the Group I Loans, except to the extent previously paid with permitted withdrawals from the Certificate Account, and (b) any other amounts expended by the Servicer in connection with the Group I Loans and reimbursable thereto under the Pooling and Servicing Agreement but not previously reimbursed;

            (3) third, concurrently, to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, pro rata, the applicable Interest Distribution Amounts for that Distribution Date; and

            (4) fourth, concurrently, to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, pro rata, the applicable Unpaid Interest Amounts, if any.

         (B) from the Group II-A Interest Remittance Amount for that Distribution Date:

            (1) first, to the Trustee, any amounts then due and owing representing fees of the Trustee based on the aggregate Stated Principal Balance of the Group II-A Loans and, to the extent not paid by Permitted Trustee Withdrawals, expenses and indemnity amounts due and owing to the Trustee relating to the Group II-A Loans;

            (2) second, to the Servicer, an amount equal to the sum of (a) the Servicing Fee relating to the Group II-A Loans, except to the extent previously paid with permitted withdrawals from the Certificate Account, and (b) any other amounts expended by the Servicer in connection with the Group II-A Loans and reimbursable thereto under the Pooling and Servicing Agreement but not previously reimbursed;

            (3) third, to the Class AV-1 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (4) fourth, to the Class AV-1 Certificates, the applicable Unpaid Interest Amount, if any; and

            (5) fifth, to the Class AV-2A, Class AV-2B and Class AV-2C Certificates, pro rata, an amount equal to the excess, if any, of (a) the amount required to be distributed pursuant to clause C(3) and clause C(4) below for that Distribution Date over (b) the amount actually distributed pursuant to those clauses from the Group II-B Interest Remittance Amount and not otherwise paid.

         (C) from the Group II-B Interest Remittance Amount for that Distribution Date:

            (1) first, to the Trustee, any amounts then due and owing representing fees of the Trustee based on the aggregate Stated Principal Balance of the Group II-B Loans and, to the extent not paid by Permitted Trustee Withdrawals, expenses and indemnity amounts due and owing to the Trustee relating to the Group II-B Loans;

            (2) second, to the Servicer, an amount equal to the sum of (a) the Servicing Fee relating to the Group II-B Loans, except to the extent previously paid with permitted withdrawals from the Certificate Account, and (b) any other amounts expended by the Servicer in connection with the Group II-B Loans and reimbursable thereto under the Pooling and Servicing Agreement but not previously reimbursed;

            (3) third, to the Class AV-2A, Class AV-2B and Class AV-2C Certificates, pro rata, the applicable Interest Distribution Amounts for that Distribution Date;

            (4) fourth, to the Class AV-2A, Class AV-2B and Class AV-2C Certificates, pro rata, the applicable Unpaid Interest Amounts, if any; and

            (5) fifth, to the Class AV-1 Certificates, an amount equal to the excess, if any, of (a) the amount required to be distributed pursuant to clause B(3) and clause B(4) above for that Distribution Date over (b) the amount actually distributed pursuant to those clauses from the Group II-A Interest Remittance Amount and not otherwise paid.

          (D) from the Group I Remaining Interest Remittance Amount for that Distribution Date:

            (1) first, to the Class MF-1 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (2) second, to the Class MF-2 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (3) third, to the Class MF-3 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (4) fourth, to the Class MF-4 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (5) fifth, to the Class MF-5 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (6) sixth, to the Class MF-6 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (7) seventh, to the Class BF-1 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (8) eighth, to the Class BF-2 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (9) ninth, to the Class BF-3 Certificates, the applicable Interest Distribution Amount for that Distribution Date; and

            (10) tenth, the Group I Monthly Excess Interest Amount for that Distribution Date, will be applied as described below under "--Distribution of Group I Monthly Excess Cashflow Amounts."

          (E) from the Group II Remaining Interest Remittance Amount for that Distribution Date:

            (1) first, to the Class MV-1 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (2) second, to the Class MV-2 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (3) third, to the Class MV-3 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (4) fourth, to the Class MV-4 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (5) fifth, to the Class MV-5 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (6) sixth, to the Class MV-6 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (7) seventh, to the Class BV-1 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (8) eighth, to the Class BV-2 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (9) ninth, to the Class BV-3 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

            (10) tenth, to the Class BV-4 Certificates, the applicable Interest Distribution Amount for that Distribution Date; and

            (11) eleventh, the Group II Monthly Excess Interest Amount for that Distribution Date, will be applied as described below under "--Distribution of Group II Monthly Excess Cashflow Amounts."

         Accrued interest to be distributed on any Distribution Date will be calculated on the basis of the related Class Certificate Balance immediately prior to that Distribution Date. Interest will be calculated and payable on the basis of:

            o with respect to the Adjustable Rate Certificates, a 360-day year and the actual number of days elapsed in the related Interest Accrual Period; and

            o with respect to the Fixed Rate Certificates, a 360-day year divided into twelve 30-day months.

         Any Unpaid Interest Amount will be carried forward and added to the amount holders of the relevant class of Primary Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Loans were exceptionally high or were concentrated in a particular month.

         "Group I Interest Remittance Amount" means, as of any Determination Date, the sum, without duplication, of (1) all interest collected or advanced on the Group I Loans during the related Due Period, and (2) the portion of any Substitution Adjustment Amount, Termination Price, purchase price of a Loan sold by the Servicer or repurchased by a Seller or the Servicer pursuant to the Pooling and Servicing Agreement, or Liquidation Proceeds, relating to interest with respect to the Group I Loans and received during the related Prepayment Period.

         "Group II-A Interest Remittance Amount" means, as of any Determination Date, the sum, without duplication, of (1) all interest collected or advanced on the Group II-A Loans during the related Due Period, and (2) the portion of any Substitution Adjustment Amount, Termination Price, purchase price of a Loan sold by the Servicer or repurchased by a Seller or the Servicer pursuant to the Pooling and Servicing Agreement, or Liquidation Proceeds, relating to interest with respect to the Group II-A Loans and received during the related Prepayment Period.

         "Group II-B Interest Remittance Amount" means, as of any Determination Date, the sum, without duplication, of (1) all interest collected or advanced on the Group II-B Loans during the related Due Period, and (2) the portion of any Substitution Adjustment Amount, Termination Price, purchase price of a Loan sold by the Servicer or repurchased by a Seller or the Servicer pursuant to the Pooling and Servicing Agreement, or Liquidation Proceeds, relating to interest with respect to the Group II-B Loans and received during the related Prepayment Period.

         The "Group I Remaining Interest Remittance Amount" for any Distribution Date is an amount equal to the Group I Interest Remittance Amount remaining after the distributions set forth in clause (A) of the Monthly Interest Distribution.

         The "Group II Remaining Interest Remittance Amount" for any Distribution Date is an amount equal to the sum of the Group II-A Interest Remittance Amount and the Group II-B Interest Remittance Amount remaining after the distributions set forth in clause (B) and clause (C) of the Monthly Interest Distribution.

         With respect to each Distribution Date, the "Interest Accrual Period"

            o for the Adjustable Rate Certificates will be the period commencing on the Distribution Date in the prior calendar month (or on the Closing Date with respect to the first Distribution Date) and ending on the day preceding that Distribution Date, and

            o for the Fixed Rate Certificates will be the calendar month preceding that Distribution Date.

         The "Interest Distribution Amount" for each class of the Primary Certificates will be equal to the amount of interest accrued during the related Interest Accrual Period at the Pass-Through Rate for that class on the related Class Certificate Balance, less the amount of Net Interest Shortfalls applicable to that class.

         The "Group I Monthly Excess Interest Amount" for any Distribution Date is an amount equal to any Group I Remaining Interest Remittance Amount remaining after the distributions set forth in clauses D(1) through D(9) of the Monthly Interest Distribution.

         The "Group II Monthly Excess Interest Amount" for any Distribution Date is an amount equal to any Group II Remaining Interest Remittance Amount remaining after the distributions set forth in clauses E(1) through E(10) of the Monthly Interest Distribution.

         Each of the Group I Monthly Excess Interest Amount and the Group II Monthly Excess Interest Amount are sometimes referred to in this prospectus supplement as a "Monthly Excess Interest Amount."

         With respect to any Distribution Date and any class of the Primary Certificates, "Net Interest Shortfalls" is a pro rata portion (based on the amount of interest to which each of those classes would have been entitled notwithstanding those Net Interest Shortfalls) of an amount equal to the sum of:

            o the aggregate amount of interest that would otherwise have been received with respect to each related Loan that was the subject of a Relief Act Reduction during the related Due Period, and

            o any Net Prepayment Interest Shortfalls with respect to the related Loans and that Distribution Date.

         With respect to any Distribution Date, a "Net Prepayment Interest Shortfall" is the amount by which the aggregate amount of Prepayment Interest Shortfalls during the related Prepayment Period exceeds the aggregate amount payable on that Distribution Date by the Servicer with respect to the Loans as described under "Servicing of Loans--Adjustment to Servicing Fee in Connection with Certain Prepaid Loans."

         The "Net WAC Cap" with respect to each Distribution Date is a rate equal to

            o with respect to the Class AF Certificates and the Class MF Certificates, the weighted average Adjusted Net Mortgage Rate of the Group I Loans as of the first day of the Due Period relating to that Distribution Date, weighted on the basis of the aggregate principal balance of the Group I Loans as of the first day of the related Due Period, all calculated on the basis of a 360-day year made up of twelve 30-day months,

            o with respect to the Class BF Certificates, the weighted average Adjusted Net Mortgage Rate of the Group I Loans as of the first day of the Due Period relating to that Distribution Date, weighted on the basis of the aggregate principal balance of the Group I Loans as of the first day of the related Due Period, all calculated on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period,

            o with respect to the Class AV-1 Certificates, the weighted average Adjusted Net Mortgage Rate of the Group II-A Loans as of the first day of the Due Period relating to that Distribution Date, weighted on the basis of the aggregate principal balance of the Group II-A Loans as of the first day of the related Due Period, all calculated on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period (the "Class AV-1 Cap"),

            o with respect to the Class AV-2 Certificates, the weighted average Adjusted Net Mortgage Rate of the Group II-B Loans as of the first day of the Due Period relating to that Distribution Date, weighted on the basis of the aggregate principal balance of the Group II-B Loans as of the first day of the related Due Period, all calculated on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period (the "Class AV-2 Cap"),

            o with respect to the Group II Subordinate Certificates, the lesser of

                  o     the Class AV-1 Cap, or

                  o     the Class AV-2 Cap.

         The Group I Certificates and the Group II Certificates will also be entitled to receive any Net WAC Cap Carryover for each Distribution Date from the Net WAC Cap Account, on a pro rata basis based on the unpaid Net WAC Cap Carryover on the Group I Certificates and the Group II Certificates, respectively, to the extent of the available funds therein. Each class of Hedged Certificates may also be entitled to receive Net WAC Cap Carryover relating to such class of Hedged Certificates for each Distribution Date from the Reserve Fund as described below under "--The Reserve Fund and the Yield Maintenance Agreement." The "Net WAC Cap Carryover" payable to the Primary Certificates with respect to each Distribution Date is the sum of:

            o the excess, if any, of the Interest Distribution Amount for the relevant class of Certificates for that Distribution Date, calculated at the Formula Rate, over the actual Interest Distribution Amount for the relevant class of Certificates for that Distribution Date, and

            o any Net WAC Cap Carryover relating to that class remaining unpaid from the prior Distribution Date, together with interest accrued thereon at the Formula Rate during the related Interest Accrual Period.

         The "Pass-Through Rate" for each class of the Primary Certificates is the lesser of (1) the applicable Formula Rate and (2) the applicable Net WAC Cap.

         The "Formula Rate" for

            o each class of the Offered Certificates is the lesser of (1) the rate per annum set forth or described with respect to that class on the cover page hereof (except that with respect to any Distribution Date after the date on which the Servicer has the option to purchase, in whole, the Loans and the REO Property, if any, in the trust fund at that time, as described under the caption "--Optional Termination," the rate on the Class AF-4 Certificates will increase to 5.797% per annum, the rate on the Class AF-5 Certificates will increase to 6.215% per annum, the rate on the Class AF-6 Certificates will increase to 5.831% per annum, the rate on the Class MF-1 Certificates will increase to 6.172% per annum, the rate on the Class MF-2 Certificates will increase to 6.500% per annum, the rate on the Class MF-3 Certificates will increase to 6.500% per annum, the rate on the Class MF-4 Certificates will increase to 6.250% per annum, the rate on the Class MF-5 Certificates will increase to 6.500% per annum, the rate on the Class MF-6 Certificates will increase to 6.250% per annum, the rate on the Class MV-1 Certificates will increase to One-Month LIBOR plus 0.660% per annum, the rate on the Class MV-2 Certificates will increase to One-Month LIBOR plus 0.945% per annum, the rate on the Class MV-3 Certificates will increase to One-Month LIBOR plus 1.020% per annum, the rate on the Class MV-4 Certificates will increase to One-Month LIBOR plus 1.695% per annum, the rate on the Class MV-5 Certificates will increase to One-Month LIBOR plus 1.950% per annum, the rate on the Class MV-6 Certificates will increase to One-Month LIBOR plus 2.550% per annum, the rate on the Class AV-1 Certificates will increase to One-Month LIBOR plus 0.520% per annum, the rate on the Class AV-2A Certificates will increase to One-Month LIBOR plus 0.260% per annum, the rate on the Class AV-2B Certificates will increase to One-Month LIBOR plus 0.520% per annum and the rate on the Class AV-2C Certificates will increase to One-Month LIBOR plus 0.660% per annum) and
                  (2) 14.00%;

            o the Class BF-1 Certificates is the lesser of (1) One-Month LIBOR plus 2.250% per annum and (2) 14.00%;

            o the Class BF-2 Certificates is the lesser of (1) One-Month LIBOR plus 2.250% per annum and (2) 14.00%;

            o the Class BF-3 Certificates is the lesser of (1) One-Month LIBOR plus 2.250% per annum and (2) 14.00%;

            o the Class BV-1 Certificates is the lesser of (1) One-Month LIBOR plus 2.250% per annum and (2) 14.00%;

            o the Class BV-2 Certificates is the lesser of (1) One-Month LIBOR plus 2.250% per annum and (2) 14.00%;

            o the Class BV-3 Certificates is the lesser of (1) One-Month LIBOR plus 2.250% per annum and (2) 14.00%; and

            o the Class BV-4 Certificates is the lesser of (1) One-Month LIBOR plus 2.250% per annum and (2) 14.00%.

         A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Loan is less than one month's interest at the related mortgage rate, net of the Servicing Fee Rate, on the Stated Principal Balance of that Loan.

         A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Loan pursuant to the Servicemembers Civil Relief Act, as amended. See "Legal Aspects of the Loans--Servicemembers Civil Relief Act" in the prospectus.

         The "Unpaid Interest Amount" for each class of the Primary Certificates will be equal to the amount, if any, by which that class' Interest Distribution Amount on each prior Distribution Date exceeded the amount actually distributed to that class as interest on that Distribution Date and not subsequently distributed, together with interest accrued thereon at the Pass-Through Rate.

DISTRIBUTION OF PRINCIPAL

         On each Distribution Date before the Group I Stepdown Date or with respect to which a Group I Trigger Event is in effect, the Trustee will distribute payments of principal in the order of priority and in the amounts set forth below to the extent available ("Pre-Stepdown Group I Monthly Principal Distribution"):

         (A) from the Group I Principal Distribution Amount:

             (1) first, the Class AF-6 Lockout Distribution Amount to the Class AF-6 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

             (2) second, sequentially, to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero;

             provided, however, that notwithstanding any provision to the contrary set forth herein, on any Distribution Date on which the aggregate Class Certificate Balance of the Group I Subordinate Certificates is zero, all distributions of principal to the Class AF Certificates will be made concurrently, on a pro rata basis, based on their respective Class Certificate Balances.

         (B) from the Pre-Stepdown Group I Remaining Principal Distribution
Amount:

            (1) first, to the Class MF-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (2) second, to the Class MF-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (3) third, to the Class MF-3 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (4) fourth, to the Class MF-4 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (5) fifth, to the Class MF-5 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (6) sixth, to the Class MF-6 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (7) seventh, to the Class BF-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (8) eighth, to the Class BF-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (9) ninth, to the Class BF-3 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

            (10) tenth, any amount of the Pre-Stepdown Group I Remaining Principal Distribution Amount remaining after making all of the distributions in clauses (B)(1) through (B)(9) above will be included as part of the Group I Monthly Excess Cashflow Amount and will be applied as described below under "--Distribution of Group I Monthly Excess Cashflow Amounts."

         On each Distribution Date before the Group II Stepdown Date or with respect to which a Group II Trigger Event is in effect, the Trustee will distribute payments of principal in the order of priority and in the amounts set forth below to the extent available ("Pre-Stepdown Group II Monthly Principal Distribution"):

         (A) from the Group II-A Principal Distribution Amount:

            (1) to the Class AV-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero.

         (B) from the Group II-B Principal Distribution Amount:

             (1) sequentially, to the Class AV-2A, Class AV-2B and Class AV-2C Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero;

             provided, however, that notwithstanding any provision to the contrary set forth herein, on any Distribution Date on which the aggregate Class Certificate Balance of the Group II Subordinate Certificates is zero, all distributions of principal to the Class AV-2A, Class AV-2B and Class AV-2C Certificates will be made concurrently, on a pro rata basis, based on their respective Class Certificate Balances.

         (C) from the Pre-Stepdown Group II Cross-collateralization Principal Distribution Amount:

            (1) concurrently, to (i) the Class AV-1 Certificates, and (ii) the Class AV-2A, Class AV-2B and Class AV-2C Certificates, in the order set forth in clause (B) above, pro rata based on their respective Class Certificate Balances outstanding after giving effect to the distributions in clauses (A) and (B) above, until their respective Class Certificate Balances have been reduced to zero.

         (D) from the Pre-Stepdown Group II Remaining Principal Distribution
Amount:

            (1) first, to the Class MV-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (2) second, to the Class MV-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (3) third, to the Class MV-3 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (4) fourth, to the Class MV-4 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (5) fifth, to the Class MV-5 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (6) sixth, to the Class MV-6 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (7) seventh, to the Class BV-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (8) eighth, to the Class BV-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (9) ninth, to the Class BV-3 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            (10) tenth, to the Class BV-4 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

            (11) eleventh, any amount of the Pre-Stepdown Group II Remaining Principal Distribution Amount remaining after making all of the distributions in clauses (D)(1) through (D)(10) above will be included as part of the Group II Monthly Excess Cashflow Amount and will be applied as described below under "--Distribution of Group II Monthly Excess Cashflow Amounts."

         On each Distribution Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the Trustee will distribute payments of principal in the order of priority and in the amounts set forth below to the extent available ("Post-Stepdown Group I Monthly Principal Distribution"):

         (A) from the Group I Principal Distribution Amount:

             (1) first, the Class AF-6 Lockout Distribution Amount, up to a maximum not to exceed the Group I Senior Principal Distribution Amount, to the Class AF-6 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

             (2) second, the Group I Senior Principal Distribution Amount after giving effect to the payment of the Class AF-6 Lockout Distribution Amount, sequentially, to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero.

             provided, however, that notwithstanding any provision to the contrary set forth herein, on any Distribution Date on which the aggregate Class Certificate Balance of the Group I Subordinate Certificates is zero, all distributions of principal to the Class AF Certificates will be made concurrently, on a pro rata basis, based on their respective Class Certificate Balances.

         (B) from the Post-Stepdown Group I Remaining Principal Distribution
Amount:

            (1) first, to the Class MF-1 Certificates, the Class MF-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (2) second, to the Class MF-2 Certificates, the Class MF-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (3) third, to the Class MF-3 Certificates, the Class MF-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (4) fourth, to the Class MF-4 Certificates, the Class MF-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (5) fifth, to the Class MF-5 Certificates, the Class MF-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (6) sixth, to the Class MF-6 Certificates, the Class MF-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (7) seventh, to the Class BF-1 Certificates, the Class BF-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (8) eighth, to the Class BF-2 Certificates, the Class BF-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (9) ninth, to the Class BF-3 Certificates, the Class BF-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

            (10) tenth, any amount of the Post-Stepdown Group I Remaining Principal Distribution Amount remaining after making all of the distributions in clauses (B)(1) through (B)(9) above will be included as part of the Group I Monthly Excess Cashflow Amount and will be applied as described below under "--Distribution of Group I Monthly Excess Cashflow Amounts."

         On each Distribution Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the Trustee will distribute payments of principal in the order of priority and in the amounts set forth below to the extent available ("Post-Stepdown Group II Monthly Principal Distribution"):

         (A) from the Group II-A Principal Distribution Amount:

            (1) the Class AV-1 Principal Distribution Amount, to the Class AV-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero.

         (B) from the Group II-B Principal Distribution Amount:

             (1) the Class AV-2 Principal Distribution Amount, sequentially, to the Class AV-2A, Class AV-2B and Class AV-2C Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero;

             provided, however, that notwithstanding any provision to the contrary set forth herein, on any Distribution Date on which the aggregate Class Certificate Balance of the Group II Subordinate Certificates is zero, all distributions of principal to the Class AV-2A, Class AV-2B and Class AV-2C Certificates will be made concurrently, on a pro rata basis, based on their respective Class Certificate Balances.

         (C) from the Post-Stepdown Group II Cross-collateralization Principal Distribution Amount:

            (1) concurrently, to (i) the Class AV-1 Certificates and (ii) the Class AV-2A, Class AV-2B and Class AV-2C Certificates, in the order set forth in clause (B) above, pro rata based on their respective Class Certificate Balances outstanding after giving effect to the distributions in clauses (A) and (B) above, until their respective Class Certificate Balances have been reduced to zero.

         (D) from the Post-Stepdown Group II Remaining Principal Distribution
Amount:

            (1) first, to the Class MV-1 Certificates, the Class MV-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (2) second, to the Class MV-2 Certificates, the Class MV-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (3) third, to the Class MV-3 Certificates, the Class MV-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (4) fourth, to the Class MV-4 Certificates, the Class MV-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (5) fifth, to the Class MV-5 Certificates, the Class MV-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (6) sixth, to the Class MV-6 Certificates, the Class MV-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (7) seventh, to the Class BV-1 Certificates, the Class BV-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (8) eighth, to the Class BV-2 Certificates, the Class BV-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (9) ninth, to the Class BV-3 Certificates, the Class BV-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (10) tenth, to the Class BV-4 Certificates, the Class BV-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

            (11) eleventh, any amount of the Post-Stepdown Group II Remaining Principal Distribution Amount remaining after making all of the distributions in clauses (D)(1) through (D)(10) above will be included as part of the Group II Monthly Excess Cashflow Amount and will be applied as described below under "--Distribution of Group II Monthly Excess Cashflow Amounts."

         "Aggregate Class BF Early Distribution Amount" means, as of any Distribution Date, the aggregate sum of all amounts paid to the Class BF-3, Class BF-2 and Class BF-1 Certificates on prior Distribution Dates pursuant to clauses (66), (67) and (68) of the Group I Monthly Excess Cashflow Distribution and clauses (70), (71) and (72) of the Group II Monthly Excess Cashflow Distribution.

         "Aggregate Class BV Early Distribution Amount" means, as of any Distribution Date, the aggregate sum of all amounts paid to the Class BV-4, Class BV-3, Class BV-2 and Class BV-1 Certificates on prior Distribution Dates pursuant to clauses (66), (67), (68) and (69) of the Group II Monthly Excess Cashflow Distribution and clauses (69), (70), (71) and (72) of the Group I Monthly Excess Cashflow Distribution.

         The "Class Certificate Balance" of each class of Primary Certificates as of any Distribution Date is the initial aggregate principal balance thereof reduced by the sum of (1) all amounts previously distributed to holders of that class of Primary Certificates as payments of principal and (2) with respect to any class of Subordinate Certificates, all Applied Realized Loss Amounts for that class for previous Distribution Dates; provided, however, that with respect to any class of Subordinate Certificates to which a Realized Loss has been allocated (including any class of those Certificates for which the related Class Certificate Balance has been reduced to zero), the Class Certificate Balance of such class will be increased, up to the amount of related

         o  Group I Recoveries for such Distribution Date as follows:

            (1) first, the Class Certificate Balance of the Class MF-1 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

            (2) second, the Class Certificate Balance of the Class MF-2 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

            (3) third, the Class Certificate Balance of the Class MF-3 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

            (4) fourth, the Class Certificate Balance of the Class MF-4 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

            (5) fifth, the Class Certificate Balance of the Class MF-5 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

            (6) sixth, the Class Certificate Balance of the Class MF-6 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

            (7) seventh, the Class Certificate Balance of the Class BF-1 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

            (8) eighth, the Class Certificate Balance of the Class BF-2 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class; and

            (9) ninth, the Class Certificate Balance of the Class BF-3 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class; and

         o  Group II Recoveries for such Distribution Date as follows:


            (1) first, the Class Certificate Balance of the Class MV-1 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

            (2) second, the Class Certificate Balance of the Class MV-2 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

            (3) third, the Class Certificate Balance of the Class MV-3 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

            (4) fourth, the Class Certificate Balance of the Class MV-4 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

            (5) fifth, the Class Certificate Balance of the Class MV-5 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

            (6) sixth, the Class Certificate Balance of the Class MV-6 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

            (7) seventh, the Class Certificate Balance of the Class BV-1 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

            (8) eighth, the Class Certificate Balance of the Class BV-2 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

            (9) ninth, the Class Certificate Balance of the Class BV-3 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class; and

            (10) tenth, the Class Certificate Balance of the Class BV-4 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class.

         The "Class AF-6 Lockout Distribution Amount" for any Distribution Date
(1) prior to the November 2014 Distribution Date, will be the lesser of (a) the product of (i) the applicable Class AF-6 Lockout Percentage for such Distribution Date and (ii) the Class AF-6 Pro Rata Distribution Amount for such Distribution Date and (b) the Class Certificate Balance of the Class AF-6 Certificates immediately prior to that Distribution Date, and (2) on or after the November 2014 Distribution Date, will be (a) if the Group I Stepdown Date has occurred and a Group I Trigger Event is not in effect, the Group I Senior Principal Distribution Amount or (b) if the Group I Stepdown Date has not occurred or a Group I Trigger Event is in effect, the Group I Principal Distribution Amount, each for such Distribution Date.

         The "Class AF-6 Lockout Percentage" for each Distribution Date shall be as follows:

                   DISTRIBUTION DATE         CLASS AF-6 LOCKOUT PERCENTAGE
                  -------------------        ------------------------------
            November 2005 - October 2008                    0%
            November 2008 - October 2010                   45%
            November 2010 - October 2011                   80%
            November 2011 - October 2012                  100%
            November 2012 - October 2014                  300%

         The "Class AF-6 Pro Rata Distribution Amount" for any Distribution Date will be an amount equal to the product of (1) a fraction, the numerator of which is the Class Certificate Balance of the Class AF-6 Certificates immediately prior to that Distribution Date and the denominator of which is an amount equal to the sum of the Class Certificate Balances of all classes of the Class AF Certificates immediately prior to that Distribution Date and (2) (a) if the Group I Stepdown Date has occurred and a Group I Trigger Event is not in effect, the Group I Senior Principal Distribution Amount or (b) if the Group I Stepdown Date has not occurred or a Group I Trigger Event is in effect, the Group I Principal Distribution Amount, each for such Distribution Date.

         "Class AV-1 Principal Distribution Amount" means, as of any Distribution Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the lesser of (1) the Class Certificate Balance of the Class AV-1 Certificates immediately prior to that Distribution Date and (2) the product of (a) the Group II-A Allocation Percentage and (b) the Group II Senior Principal Distribution Amount.

         "Class AV-2 Principal Distribution Amount" means, as of any Distribution Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the lesser of (1) the sum of (a) the Class Certificate Balance of the Class AV-2A Certificates, (b) the Class Certificate Balance of the Class AV-2B Certificates and (c) the Class Certificate Balance of the Class AV-2C Certificates, each immediately prior to that Distribution Date and (2) the product of (a) the Group II-B Allocation Percentage and (b) the Group II Senior Principal Distribution Amount.

         "Class BF-1 Principal Distribution Amount" means, as of any Distribution Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AF Certificates (after taking into account the payment of the Group I Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class MF-4 Certificates (after taking into account the payment of the Class MF-4 Principal Distribution Amount on that Distribution Date), (f) the Class Certificate Balance of the Class MF-5 Certificates (after taking into account the payment of the Class MF-5 Principal Distribution Amount on that Distribution Date), (g) the Class Certificate Balance of the Class MF-6 Certificates (after taking into account the payment of the Class MF-6 Principal Distribution Amount on that Distribution Date) and (h) the Class Certificate Balance of the Class BF-1 Certificates immediately prior to that Distribution Date over (2) the lesser of
(a) the product of (i) approximately 90.10% and (ii) the Group I Principal Balance as of the last day of the related Due Period and (b) the Group I Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group I Principal Balance.

         "Class BF-2 Principal Distribution Amount" means, as of any Distribution Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AF Certificates (after taking into account the payment of the Group I Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class MF-4 Certificates (after taking into account the payment of the Class MF-4 Principal Distribution Amount on that Distribution Date), (f) the Class Certificate Balance of the Class MF-5 Certificates (after taking into account the payment of the Class MF-5 Principal Distribution Amount on that Distribution Date), (g) the Class Certificate Balance of the Class MF-6 Certificates (after taking into account the payment of the Class MF-6 Principal Distribution Amount on that Distribution Date), (h) the Class Certificate Balance of the Class BF-1 Certificates (after taking into account the payment of the Class BF-1 Principal Distribution Amount on that Distribution Date) and (i) the Class Certificate Balance of the Class BF-2 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 92.90% and (ii) the Group I Principal Balance as of the last day of the related Due Period and
(b) the Group I Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group I Principal Balance.

         "Class BF-3 Principal Distribution Amount" means, as of any Distribution Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AF Certificates (after taking into account the payment of the Group I Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class MF-4 Certificates (after taking into account the payment of the Class MF-4 Principal Distribution Amount on that Distribution Date), (f) the Class Certificate Balance of the Class MF-5 Certificates (after taking into account the payment of the Class MF-5 Principal Distribution Amount on that Distribution Date), (g) the Class Certificate Balance of the Class MF-6 Certificates (after taking into account the payment of the Class MF-6 Principal Distribution Amount on that Distribution Date), (h) the Class Certificate Balance of the Class BF-1 Certificates (after taking into account the payment of the Class BF-1 Principal Distribution Amount on that Distribution Date), (i) the Class Certificate Balance of the Class BF-2 Certificates (after taking into account the payment of the Class BF-2 Principal Distribution Amount on that Distribution Date) and (j) the Class Certificate Balance of the Class BF-3 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 96.40% and (ii) the Group I Principal Balance as of the last day of the related Due Period and (b) the Group I Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group I Principal Balance.

         "Class BV-1 Principal Distribution Amount" means, as of any Distribution Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AV Certificates (after taking into account the payment of the Class AV-1 Principal Distribution Amount and the Class AV-2 Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class MV-3 Certificates (after taking into account the payment of the Class MV-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on that Distribution Date), (f) the Class Certificate Balance of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on that Distribution Date), (g) the Class Certificate Balance of the Class MV-6 Certificates (after taking into account the payment of the Class MV-6 Principal Distribution Amount on that Distribution Date) and (h) the Class Certificate Balance of the Class BV-1 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 88.20% and (ii) the Group II Principal Balance as of the last day of the related Due Period and (b) the Group II Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group II Principal Balance.

         "Class BV-2 Principal Distribution Amount" means, as of any Distribution Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AV Certificates (after taking into account the payment of the Class AV-1 Principal Distribution Amount and the Class AV-2 Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class MV-3 Certificates (after taking into account the payment of the Class MV-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on that Distribution Date), (f) the Class Certificate Balance of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on that Distribution Date), (g) the Class Certificate Balance of the Class MV-6 Certificates (after taking into account the payment of the Class MV-6 Principal Distribution Amount on that Distribution Date), (h) the Class Certificate Balance of the Class BV-1 Certificates (after taking into account the payment of the Class BV-1 Principal Distribution Amount on that Distribution Date) and (i) the Class Certificate Balance of the Class BV-2 Certificates immediately prior to that Distribution Date over (2) the lesser of
(a) the product of (i) approximately 89.90% and (ii) the Group II Principal Balance as of the last day of the related Due Period and (b) the Group II Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group II Principal Balance.

         "Class BV-3 Principal Distribution Amount" means, as of any Distribution Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AV Certificates (after taking into account the payment of the Class AV-1 Principal Distribution Amount and the Class AV-2 Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class MV-3 Certificates (after taking into account the payment of the Class MV-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on that Distribution Date), (f) the Class Certificate Balance of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on that Distribution Date), (g) the Class Certificate Balance of the Class MV-6 Certificates (after taking into account the payment of the Class MV-6 Principal Distribution Amount on that Distribution Date), (h) the Class Certificate Balance of the Class BV-1 Certificates (after taking into account the payment of the Class BV-1 Principal Distribution Amount on that Distribution Date), (i) the Class Certificate Balance of the Class BV-2 Certificates (after taking into account the payment of the Class BV-2 Principal Distribution Amount on that Distribution Date) and (j) the Class Certificate Balance of the Class BV-3 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 91.90% and (ii) the Group II Principal Balance as of the last day of the related Due Period and
(b) the Group II Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group II Principal Balance.

         "Class BV-4 Principal Distribution Amount" means, as of any Distribution Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AV Certificates (after taking into account the payment of the Class AV-1 Principal Distribution Amount and the Class AV-2 Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class MV-3 Certificates (after taking into account the payment of the Class MV-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on that

Distribution Date), (f) the Class Certificate Balance of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on that Distribution Date), (g) the Class Certificate Balance of the Class MV-6 Certificates (after taking into account the payment of the Class MV-6 Principal Distribution Amount on that Distribution Date), (h) the Class Certificate Balance of the Class BV-1 Certificates (after taking into account the payment of the Class BV-1 Principal Distribution Amount on that Distribution Date), (i) the Class Certificate Balance of the Class BV-2 Certificates (after taking into account the payment of the Class BV-2 Principal Distribution Amount on that Distribution Date), (j) the Class Certificate Balance of the Class BV-3 Certificates (after taking into account the payment of the Class BV-3 Principal Distribution Amount on that Distribution Date) and (k) the Class Certificate Balance of the Class BV-4 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 97.60% and (ii) the Group II Principal Balance as of the last day of the related Due Period and (b) the Group II Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group II Principal Balance.

         "Class MF-1 Principal Distribution Amount" means, as of any Distribution Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AF Certificates (after taking into account the payment of the Group I Senior Principal Distribution Amount on that Distribution Date) and (b) the Class Certificate Balance of the Class MF-1 Certificates immediately prior to that Distribution Date over (2) the lesser of
(a) the product of (i) approximately 67.20% and (ii) the Group I Principal Balance as of the last day of the related Due Period and (b) the Group I Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group I Principal Balance.

         "Class MF-2 Principal Distribution Amount" means, as of any Distribution Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AF Certificates (after taking into account the payment of the Group I Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on that Distribution Date) and (c) the Class Certificate Balance of the Class MF-2 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 77.50% and (ii) the Group I Principal Balance as of the last day of the related Due Period and
(b) the Group I Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group I Principal Balance.

         "Class MF-3 Principal Distribution Amount" means, as of any Distribution Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AF Certificates (after taking into account the payment of the Group I Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on that Distribution Date) and (d) the Class Certificate Balance of the Class MF-3 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 80.10% and (ii) the Group I Principal Balance as of the last day of the related Due Period and (b) the Group I Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group I Principal Balance.

         "Class MF-4 Principal Distribution Amount" means, as of any Distribution Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AF Certificates (after taking into account the payment of the Group I Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on that Distribution Date) and (e) the Class Certificate Balance of the Class MF-4 Certificates immediately prior to that Distribution Date over (2) the lesser of
(a) the product of (i) approximately 83.00% and (ii) the Group I Principal Balance as of the last day of the related Due Period and (b) the Group I Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group I Principal Balance.

         "Class MF-5 Principal Distribution Amount" means, as of any Distribution Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AF Certificates (after taking into account the payment of the Group I Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class MF-4 Certificates (after taking into account the payment of the Class MF-4 Principal Distribution Amount on that Distribution Date) and (f) the Class Certificate Balance of the Class MF-5 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 84.80% and (ii) the Group I Principal Balance as of the last day of the related Due Period and
(b) the Group I Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group I Principal Balance.

         "Class MF-6 Principal Distribution Amount" means, as of any Distribution Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AF Certificates (after taking into account the payment of the Group I Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class MF-4 Certificates (after taking into account the payment of the Class MF-4 Principal Distribution Amount on that Distribution Date), (f) the Class Certificate Balance of the Class MF-5 Certificates (after taking into account the payment of the Class MF-5 Principal Distribution Amount on that Distribution Date) and (g) the Class Certificate Balance of the Class MF-6 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 86.80% and (ii) the Group I Principal Balance as of the last day of the related Due Period and (b) the Group I Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group I Principal Balance.

          "Class MV-1 Principal Distribution Amount" means, as of any Distribution Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AV Certificates (after taking into account the payment of the Class AV-1 Principal Distribution Amount and the Class AV-2 Principal Distribution Amount on that Distribution Date) and (b) the Class Certificate Balance of the Class MV-1 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 60.10% and (ii) the Group II Principal Balance as of the last day of the related Due Period and (b) the Group II Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group II Principal Balance.

         "Class MV-2 Principal Distribution Amount" means, as of any Distribution Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AV Certificates (after taking into account the payment of the Class AV-1 Principal Distribution Amount and the Class AV-2 Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on that Distribution Date) and (c) the Class Certificate Balance of the Class MV-2 Certificates immediately prior to that Distribution Date over (2) the lesser of
(a) the product of (i) approximately 73.40% and (ii) the Group II Principal Balance as of the last day of the related Due Period and (b) the Group II Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group II Principal Balance.

         "Class MV-3 Principal Distribution Amount" means, as of any Distribution Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AV Certificates (after taking into account the payment of the Class AV-1 Principal Distribution Amount and the Class AV-2 Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on that Distribution Date) and (d) the Class Certificate Balance of the Class MV-3 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 76.80% and (ii) the Group II Principal Balance as of the last day of the related Due Period and
(b) the Group II Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group II Principal Balance.

         "Class MV-4 Principal Distribution Amount" means, as of any Distribution Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AV Certificates (after taking into account the payment of the Class AV-1 Principal Distribution Amount and the Class AV-2 Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class MV-3 Certificates (after taking into account the payment of the Class MV-3 Principal Distribution Amount on that Distribution Date) and (e) the Class Certificate Balance of the Class MV-4 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 80.50% and (ii) the Group II Principal Balance as of the last day of the related Due Period and (b) the Group II Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group II Principal Balance.

         "Class MV-5 Principal Distribution Amount" means, as of any Distribution Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AV Certificates (after taking into account the payment of the Class AV-1 Principal Distribution Amount and the Class AV-2 Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class MV-3 Certificates (after taking into account the payment of the Class MV-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on that Distribution Date) and (f) the Class Certificate Balance of the Class MV-5 Certificates immediately prior to that Distribution Date over (2) the lesser of
(a) the product of (i) approximately 83.10% and (ii) the Group II Principal Balance as of the last day of the related Due Period and (b) the Group II Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group II Principal Balance.

         "Class MV-6 Principal Distribution Amount" means, as of any Distribution Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Class AV Certificates (after taking into account the payment of the Class AV-1 Principal Distribution Amount and the Class AV-2 Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class MV-1 Certificates (after taking into account the payment of the Class MV-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class MV-2 Certificates (after taking into account the payment of the Class MV-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class MV-3 Certificates (after taking into account the payment of the Class MV-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on that Distribution Date), (f) the Class Certificate Balance of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on that Distribution Date) and (g) the Class Certificate Balance of the Class MV-6 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 85.80% and (ii) the Group II Principal Balance as of the last day of the related Due Period and
(b) the Group II Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Group II Principal Balance.

         "Due Period" means, with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending at the close of business on the first day of the month in which that Distribution Date occurs.

          "Group I Basic Principal Distribution Amount" means, with respect to any Distribution Date and the Group I Loans, the amount by which (1) the Principal Remittance Amount for the Group I Loans for that Distribution Date exceeds (2) the Group I Overcollateralization Release Amount, if any, for that Distribution Date.

         "Group I Extra Principal Distribution Amount" means, as of any Distribution Date, the lesser of (1) the Group I Monthly Excess Cashflow Amount remaining after giving effect to the distributions pursuant to clauses (1) and
(2) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date and (2) the Group I Overcollateralization Deficiency for that Distribution Date.

         "Group I Overcollateralization Amount" means, as of any Distribution Date, (1) the Group I Principal Balance as of the last day of the immediately preceding Due Period, minus (2) the aggregate Class Certificate Balance of all classes of Group I Certificates (after taking into account all distributions of principal on that Distribution Date).

          "Group I Overcollateralization Deficiency" means, as of any Distribution Date, the excess, if any, of (1) the Group I Targeted Overcollateralization Amount for that Distribution Date over (2) the Group I Overcollateralization Amount for that Distribution Date, calculated for this purpose after taking into account the reduction on that Distribution Date of the Class Certificate Balances of all classes of Group I Certificates resulting from the distribution of the Group I Basic Principal Distribution Amount on that Distribution Date, but prior to taking into account any Group I Applied Realized Loss Amounts on that Distribution Date.

         "Group I Overcollateralization Release Amount" means, with respect to any Distribution Date on or after the Group I Stepdown Date on which a Group I Trigger Event is not in effect, the lesser of (1) the Principal Remittance Amount for the Group I Loans for that Distribution Date and (2) the excess, if any, of (a) the Group I Overcollateralization Amount for that Distribution Date, assuming that 100% of the Principal Remittance Amount for the Group I Loans is applied as a principal payment on the Group I Certificates on that Distribution Date, over (b) the Group I Targeted Overcollateralization Amount for that Distribution Date. With respect to any Distribution Date before the Group I Stepdown Date or on which a Group I Trigger Event is in effect, the Group I Overcollateralization Release Amount will be zero.

         "Group I Principal Distribution Amount" means, with respect to any Distribution Date and the Group I Loans, the sum of (1) the Group I Basic Principal Distribution Amount for that Distribution Date and (2) the Group I Extra Principal Distribution Amount for that Distribution Date.

         "Group I Recovery" means, with respect to any Distribution Date and Group I Loan that became a Liquidated Loan in a month preceding the month prior to the Distribution Date, an amount received in respect of principal on that Group I Loan which has previously been allocated as a Realized Loss to a class or classes of Group I Certificates, net of reimbursable expenses.

         "Group I Remaining Principal Distribution Amount" means, as of any Distribution Date, the sum of (a) the Pre-Stepdown Group I Remaining Principal Distribution Amount remaining after making all of the distributions in clauses
(B)(1) through (B)(9) of the Pre-Stepdown Group I Monthly Principal Distribution and (b) the Post-Stepdown Group I Remaining Principal Distribution Amount remaining after making all of the distributions in clauses (B)(1) through (B)(9) of the Post-Stepdown Group I Monthly Principal Distribution, each for that Distribution Date.

         "Group I Senior Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (1) the sum of (a) the aggregate Class Certificate Balance of the Group I Subordinate Certificates and (b) the Group I Overcollateralization Amount, in each case before taking into account the distribution of the Group I Principal Distribution Amount on that Distribution Date by (2) the Group I Principal Balance as of the last day of the related Due Period.

         "Group I Senior Principal Distribution Amount" means, as of any Distribution Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the lesser of (1) the Group I Principal Distribution Amount and (2) the excess, if any, of (i) the aggregate Class Certificate Balance of the Class AF Certificates immediately prior to that Distribution Date over (ii) the lesser of (A) the product of (x) 54.20% and (y) the Group I Principal Balance as of the last day of the related Due Period and
(B) the Group I Principal Balance as of the last day of the related Due Period minus the product of (x) 0.50% and (y) the Cut-off Date Group I Principal Balance.

         "Group I Senior Specified Enhancement Percentage" on any date of determination thereof means approximately 45.80%.

         "Group I Stepdown Date" means the earlier of (1) the Distribution Date on which the Class Certificate Balances of the Class AF Certificates have been reduced to zero or (2) the later to occur of (a) the Distribution Date in November 2008 (the 37th Distribution Date) or (b) the first Distribution Date on which the Group I Senior Enhancement Percentage is greater than or equal to the Group I Senior Specified Enhancement Percentage.

         "Group I Targeted Overcollateralization Amount" means as of any Distribution Date, (1) prior to the Group I Stepdown Date, the sum of (a) approximately 1.80% of the Cut-off Date Group I Principal Balance and (b) the Aggregate Class BF Early Distribution Amount, and (2) on and after the Group I Stepdown Date, the lesser of (a) the sum of (i) approximately 1.80% of the Cut-off Date Group I Principal Balance and (ii) the Aggregate Class BF Early Distribution Amount and (b) the greater of (i) the excess of (x) approximately 13.20% of the Group I Principal Balance as of the last day of the related Due Period over (y) the excess of (I) the sum of the Class Certificate Balances of the Class BF-1, Class BF-2 and Class BF-3 Certificates as of the Closing Date over (II) the aggregate amount of distributions made in respect of principal to the Class BF-1, Class BF-2 and Class BF-3 Certificates on all prior Distribution Dates and (ii) 0.50% of the Cut-off Date Group I Principal Balance. With respect to any Distribution Date on which a Group I Trigger Event is in effect, the Group I Targeted Overcollateralization Amount will be equal to the Group I Targeted Overcollateralization Amount for the immediately preceding Distribution Date (after taking into account any distributions of the Aggregate Class BF Early Distribution Amount made on the immediately preceding Distribution Date).

         A "Group I Trigger Event" is in effect on a Distribution Date if (1) the six-month rolling average of 60+ Day Delinquent Loans in Group I equals or exceeds 35.00% of the Group I Senior Enhancement Percentage or (2) the aggregate amount of Realized Losses on the Group I Loans incurred since the Cut-off Date through the last day of the calendar month immediately preceding that Distribution Date divided by the Cut-off Date Group I Principal Balance exceeds the applicable percentages set forth below with respect to that Distribution
Date:

---------------------------------------------------------------------------------------------
     Distribution Date Occurring In                           Percentage
---------------------------------------------------------------------------------------------
     November 2007 -- October 2008         1.00% for the first month plus an additional
                                           1/12th of 1.30% for each month thereafter
---------------------------------------------------------------------------------------------
     November 2008 -- October 2009         2.30% for the first month plus an additional
                                           1/12th of 0.95% for each month thereafter
---------------------------------------------------------------------------------------------
     November 2009 -- October 2010         3.25% (or 3.90% if the Class Certificate
                                           Balances of the Class BF-1, Class BF-2 and Class
                                           BF-3 Certificates have been reduced to zero and
                                           no part of that reduction was due to the
                                           application of Group I Realized Loss Amounts)
                                           for the first month plus an additional 1/12th of
                                           0.50% (or 1/12th of 1.30% if the Class
                                           Certificate Balances of the Class BF-1, Class
                                           BF-2 and Class BF-3 Certificates have been
                                           reduced to zero and no part of that reduction
                                           was due to the application of Group I Realized
                                           Loss Amounts) for each month thereafter
---------------------------------------------------------------------------------------------
     November 2010 -- October 2011         3.75% (or 5.20% if the Class Certificate
                                           Balances of the Class BF-1, Class BF-2 and Class
                                           BF-3 Certificates have been reduced to zero and
                                           no part of that reduction was due to the
                                           application of Group I Realized Loss Amounts)
                                           for the first month plus an additional 1/12th of
                                           0.15% (or 1/12th of 0.95% if the Class
                                           Certificate Balances of the Class BF-1, Class
                                           BF-2 and Class BF-3 Certificates have been
                                           reduced to zero and no part of that reduction
                                           was due to the application of Group I Realized
                                           Loss Amounts) for each month thereafter
---------------------------------------------------------------------------------------------
      November 2011 and thereafter         3.90% (or 6.15% if the Class Certificate
                                           Balances of the Class BF-1, Class BF-2 and Class
                                           BF-3 Certificates have been reduced to zero and
                                           no part of that reduction was due to the
                                           application of Group I Realized Loss Amounts)
---------------------------------------------------------------------------------------------

         "Group II Basic Principal Distribution Amount" means, with respect to any Distribution Date, the sum of (1) the Group II-A Basic Principal Distribution Amount for that Distribution Date and (2) the Group II-B Basic Principal Distribution Amount for that Distribution Date.

         "Group II Extra Principal Distribution Amount" means, as of any Distribution Date, the lesser of (1) the Group II Monthly Excess Cashflow Amount remaining after giving effect to the distributions pursuant to clauses (1) and
(2) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date and (2) the Group II Overcollateralization Deficiency for that Distribution Date.

         "Group II Overcollateralization Amount" means, as of any Distribution Date, (1) the Group II Principal Balance as of the last day of the immediately preceding Due Period, minus (2) the aggregate Class Certificate Balance of all classes of Group II Certificates (after taking into account all distributions of principal on that Distribution Date).

         "Group II Overcollateralization Deficiency" means, as of any Distribution Date, the excess, if any, of (1) the Group II Targeted Overcollateralization Amount for that Distribution Date over (2) the Group II Overcollateralization Amount for that Distribution Date, calculated for this purpose after taking into account the reduction on that Distribution Date of the Class Certificate Balances of all classes of Group II Certificates resulting from the distribution of the Group II Basic Principal Distribution Amount on that Distribution Date, but prior to taking into account any Group II Applied Realized Loss Amounts on that Distribution Date.

         "Group II Overcollateralization Release Amount" means, with respect to any Distribution Date on or after the Group II Stepdown Date on which a Group II Trigger Event is not in effect, the lesser of (1) the Principal Remittance Amount for the Group II Loans for that Distribution Date and (2) the excess, if any, of (a) the Group II Overcollateralization Amount for that Distribution Date, assuming that 100% of the Principal Remittance Amount for the Group II Loans is applied as a principal payment on the Group II Certificates on that Distribution Date, over (b) the Group II Targeted Overcollateralization Amount for that Distribution Date. With respect to any Distribution Date before the Group II Stepdown Date or on which a Group II Trigger Event is in effect, the Group II Overcollateralization Release Amount will be zero.

         "Group II Principal Distribution Amount" means, with respect to any Distribution Date, the sum of (1) the Group II-A Principal Distribution Amount for that Distribution Date and (2) the Group II-B Principal Distribution Amount for that Distribution Date.

         "Group II Recovery" means, with respect to any Distribution Date and Group II Loan that became a Liquidated Loan in a month preceding the month prior to the Distribution Date, an amount received in respect of principal on that Group II Loan which has previously been allocated as a Realized Loss to a class or classes of Group II Certificates, net of reimbursable expenses.

         "Group II Remaining Principal Distribution Amount" means, as of any Distribution Date, the sum of (a) the Pre-Stepdown Group II Remaining Principal Distribution Amount remaining after making all of the distributions in clauses
(D)(1) through (D)(10) of the Pre-Stepdown Group II Monthly Principal Distribution and (b) the Post-Stepdown Group II Remaining Principal Distribution Amount remaining after making all of the distributions in clauses (D)(1) through
(D)(10) of the Post-Stepdown Group II Monthly Principal Distribution, each for that Distribution Date.

         "Group II Senior Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (1) the sum of (a) the aggregate Class Certificate Balance of the Group II Subordinate Certificates and (b) the Group II Overcollateralization Amount, in each case before taking into account the distribution of the Group II Principal Distribution Amount on that Distribution Date by (2) the Group II Principal Balance as of the last day of the related Due Period.

         "Group II Senior Principal Distribution Amount" means, as of any Distribution Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the lesser of (1) the Group II Principal Distribution Amount and (2) the excess, if any, of (i) the aggregate Class Certificate Balance of the Class AV Certificates immediately prior to that Distribution Date over (ii) the lesser of (A) the product of (x) 44.20% and (y) the Group II Principal Balance as of the last day of the related Due Period and
(B) the Group II Principal Balance as of the last day of the related Due Period minus the product of (x) 0.50% and (y) the Cut-off Date Group II Principal Balance.

         "Group II Senior Specified Enhancement Percentage" on any date of determination thereof means approximately 55.80%.

         "Group II Stepdown Date" means the earlier of (1) the Distribution Date on which the Class Certificate Balances of the Class AV Certificates have been reduced to zero or (2) the later to occur of (a) the Distribution Date in November 2008 (the 37th Distribution Date) or (b) the first Distribution Date on which the Group II Senior Enhancement Percentage is greater than or equal to the Group II Senior Specified Enhancement Percentage.

         "Group II Targeted Overcollateralization Amount" means as of any Distribution Date, (1) prior to the Group II Stepdown Date, the sum of (a) approximately 1.20% of the Cut-off Date Group II Principal Balance and (b) the Aggregate Class BV Early Distribution Amount, and (2) on and after the Group II Stepdown Date, the lesser of (a) the sum of (i) approximately 1.20% of the Cut-off Date Group II Principal Balance and (ii) the Aggregate Class BV Early Distribution Amount and (b) the greater of (i) the excess of (x) approximately 14.20% of the Group II Principal Balance as of the last day of the related Due Period over (y) the excess of (I) the sum of the Class Certificate Balances of the Class BV-1, Class BV-2, Class BV-3 and Class BV-4 Certificates as of the Closing Date over (II) the aggregate amount of distributions made in respect of principal to the Class BV-1, Class BV-2, Class BV-3 and Class BV-4 Certificates on all prior Distribution Dates and (ii) 0.50% of the Cut-off Date Group II Principal Balance. With respect to any Distribution Date on which a Group II Trigger Event is in effect, the Group II Targeted Overcollateralization Amount will be equal to the Group II Targeted Overcollateralization Amount for the immediately preceding Distribution Date (after taking into account any distributions of the Aggregate Class BV Early Distribution Amount made on the immediately preceding Distribution Date).

         A "Group II Trigger Event" is in effect on a Distribution Date if (1) the six-month rolling average of 60+ Day Delinquent Loans in Group II equals or exceeds 29.00% of the Group II Senior Enhancement Percentage or (2) the aggregate amount of Realized Losses on the Group II Loans incurred since the Cut-off Date through the last day of the calendar month immediately preceding that Distribution Date divided by the Cut-off Date Group II Principal Balance exceeds the applicable percentages set forth below with respect to that Distribution Date:


--------------------------------------------------------------------------------------------
     Distribution Date Occurring In                           Percentage
--------------------------------------------------------------------------------------------
     November 2007 -- October 2008         1.50% (or 1.85% if the class certificate
                                           balances for the Class BV-1, Class BV-2, Class
                                           BV-3 and Class BV-4 Certificates have been
                                           reduced to zero and no part of that reduction
                                           was due to the application of Realized Losses)
                                           for the first month plus an additional 1/12th of
                                           1.25% (or 1/12th of 1.90% if the class
                                           certificate balances for the Class BV-1, Class
                                           BV-2, Class BV-3 and Class BV-4 Certificates
                                           have been reduced to zero and no part of that
                                           reduction was due to the application of Realized
                                           Losses) for each month thereafter
--------------------------------------------------------------------------------------------
     November 2008 -- October 2009         2.75% (or 3.75% if the Class Certificate
                                           Balances of the Class BV-1, Class BV-2, Class
                                           BV-3 and Class BV-4 Certificates have been
                                           reduced to zero and no part of that reduction
                                           was due to the application of Group II Realized
                                           Loss Amounts) for the first month plus an
                                           additional 1/12th of 1.25% (or 1/12th of 1.75%
                                           if the Class Certificate Balances of the Class
                                           BV-1, Class BV-2, Class BV-3 and Class BV-4
                                           Certificates have been reduced to zero and no
                                           part of that reduction was due to the
                                           application of Group II Realized Loss Amounts)
                                           for each month thereafter
--------------------------------------------------------------------------------------------
     November 2009 -- October 2010         4.00% (or 5.50% if the Class Certificate
                                           Balances of the Class BV-1, Class BV-2, Class
                                           BV-3 and Class BV-4 Certificates have been
                                           reduced to zero and no part of that reduction
                                           was due to the application of Group II Realized
                                           Loss Amounts) for the first month plus an
                                           additional 1/12th of 1.00% (or 1/12th of 1.50%
                                           if the Class Certificate Balances of the Class
                                           BV-1, Class BV-2, Class BV-3 and Class BV-4
                                           Certificates have been reduced to zero and no
                                           part of that reduction was due to the
                                           application of Group II Realized Loss Amounts)
                                           for each month thereafter
--------------------------------------------------------------------------------------------
     November 2010 -- October 2011         5.00% (or 7.00% if the Class Certificate
                                           Balances of the Class BV-1, Class BV-2, Class
                                           BV-3 and Class BV-4 Certificates have been
                                           reduced to zero and no part of that reduction
                                           was due to the application of Group II Realized
                                           Loss Amounts) for the first month plus an
                                           additional 1/12th of 0.50% (or 1/12th of 0.75%
                                           if the Class Certificate Balances of the Class
                                           BV-1, Class BV-2, Class BV-3 and Class BV-4
                                           Certificates have been reduced to zero and no
                                           part of that reduction was due to the
                                           application of Group II Realized Loss Amounts)
                                           for each month thereafter
--------------------------------------------------------------------------------------------
      November 2011 and thereafter         5.50% (or 5.75% if the Class Certificate Balances
                                           of the Class BV-1, Class BV-2, Class BV-3 and
                                           Class BV-4 Certificates have been reduced to zero
                                           and no part of that reduction was due to the
                                           application of Group II Realized Loss Amounts)

--------------------------------------------------------------------------------------------

         "Group II-A Allocation Percentage" means, with respect to any Distribution Date and the Group II-A Loans, the percentage equivalent of a fraction, the numerator of which is (1) the Principal Remittance Amount for the Group II-A Loans for that Distribution Date, and the denominator of which is (2) the aggregate Principal Remittance Amount for the Group II Loans for that Distribution Date.

         "Group II-A Basic Principal Distribution Amount" means, with respect to any Distribution Date and the Group II-A Loans, the amount by which (1) the Principal Remittance Amount for the Group II-A Loans for that Distribution Date exceeds (2) the product of (a) the Group II Overcollateralization Release Amount, if any, for that Distribution Date and (b) the Group II-A Allocation Percentage for that Distribution Date.

         "Group II-A Principal Distribution Amount" means, with respect to any Distribution Date and the Group II-A Loans, the sum of (1) the Group II-A Basic Principal Distribution Amount for that Distribution Date and (2) the product of
(a) the Group II Extra Principal Distribution Amount for that Distribution Date and (b) the Group II-A Allocation Percentage for that Distribution Date.

         "Group II-B Allocation Percentage" means, with respect to any Distribution Date and the Group II-B Loans, the percentage equivalent of a fraction, the numerator of which is (1) the Principal Remittance Amount for the Group II-B Loans for that Distribution Date, and the denominator of which is (2) the aggregate Principal Remittance Amount for the Group II Loans for that Distribution Date.

         "Group II-B Basic Principal Distribution Amount" means, with respect to any Distribution Date and the Group II-B Loans, the amount by which (1) the Principal Remittance Amount for the Group II-B Loans for that Distribution Date exceeds (2) the product of (a) the Group II Overcollateralization Release Amount, if any, for that Distribution Date and (b) the Group II-B Allocation Percentage for that Distribution Date.

         "Group II-B Principal Distribution Amount" means, with respect to any Distribution Date and the Group II-B Loans, the sum of (1) the Group II-B Basic Principal Distribution Amount for that Distribution Date and (2) the product of
(a) the Group II Extra Principal Distribution Amount for that Distribution Date and (b) the Group II-B Allocation Percentage for that Distribution Date.

         "Net Realized Losses" means, for any class of Subordinate Certificates and any Distribution Date, the excess of (1) the amount of unreimbursed Realized Losses previously allocated to that class over (2) the sum of (a) the amount of any increases to the Class Certificate Balance of that class due to Recoveries and (b) Realized Loss Amortization Amounts previously distributed to such class.

         "Net Recovery Realized Losses" means, for any class of Subordinate Certificates and any Distribution Date, the excess of Net Realized Losses for that Distribution Date over the Realized Loss Amortization Amount distributed to that class on that Distribution Date.

         "Post-Stepdown Group I Remaining Principal Distribution Amount" for any Distribution Date is an amount equal to the Group I Principal Distribution Amount remaining after the distributions set forth in clause (A) of the Post-Stepdown Group I Monthly Principal Distribution.

         "Post-Stepdown Group II Cross-collateralization Principal Distribution Amount" for any Distribution Date is an amount equal to the Group II Principal Distribution Amount remaining after the distributions set forth in clauses (A) and (B) of the Post-Stepdown Group II Monthly Principal Distribution.

          "Post-Stepdown Group II Remaining Principal Distribution Amount" for any Distribution Date is an amount equal to the Group II Principal Distribution Amount remaining after the distributions set forth in clauses (A), (B) and (C) of the Post-Stepdown Group II Monthly Principal Distribution.

         "Pre-Stepdown Group I Remaining Principal Distribution Amount" for any Distribution Date is an amount equal to the Group I Principal Distribution Amount remaining after the distributions set forth in clause (A) of the Pre-Stepdown Group I Monthly Principal Distribution.

         "Pre-Stepdown Group II Cross-collateralization Principal Distribution Amount" for any Distribution Date is an amount equal to the Group II Principal Distribution Amount remaining after the distributions set forth in clauses (A) and (B) of the Pre-Stepdown Group II Monthly Principal Distribution.

         "Pre-Stepdown Group II Remaining Principal Distribution Amount" for any Distribution Date is an amount equal to the Group II Principal Distribution Amount remaining after the distributions set forth in clauses (A), (B) and (C) of the Pre-Stepdown Group II Monthly Principal Distribution.

         "Principal Remittance Amount" means, with respect to any Distribution Date and any group of Loans, to the extent of funds available therefor as described herein, the amount equal to the sum (less certain amounts available for reimbursement of Advances and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication): (1) each payment of principal on a Loan in that group due during the related Due Period and received by the Servicer on or prior to the related Determination Date, including any Advances with respect thereto, (2) all full and partial principal prepayments on Loans in that group received by the Servicer during the related Prepayment Period, (3) the Liquidation Proceeds allocable to principal of Loans in that group received during the related Prepayment Period, (4) the Stated Principal Balance of each Loan in that group that was sold by the Servicer or repurchased by a Seller or the Servicer pursuant to the Pooling and Servicing Agreement as of that Distribution Date,
(5) any Substitution Adjustment Amounts in connection with any Deleted Loans in that group received with respect to that Distribution Date, (6) on the Distribution Date on which the trust fund is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price allocable to principal of Loans in that group, and (7) all Recoveries relating to Liquidated Loans from that Group received during the related Prepayment Period, if any.

         "Recovery" means a Group I Recovery or Group II Recovery, as applicable.

         "60+ Day Delinquent Loan" means, as of any Distribution Date, each Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the calendar month immediately preceding that Distribution Date, sixty days or more contractually past due (assuming 30 day months), each Loan in foreclosure, all REO Property and each Loan with respect to which the borrower has filed for bankruptcy after the Closing Date.

ALLOCATION OF LOSSES

         A "Realized Loss" is:

                  o as to any Liquidated Loan, the outstanding principal balance thereof (determined immediately before that Loan became a Liquidated Loan), less the Liquidation Proceeds allocable to principal received in connection with the liquidation of that Loan, which have not theretofore been used to reduce the Stated Principal Balance of that Loan; and

                  o     as to any Loan, a Deficient Valuation.

         "Liquidated Loan" means, with respect to any Distribution Date, a defaulted Loan, including any REO Property, which was liquidated in the related Prepayment Period and as to which the Servicer has determined, in accordance with the Pooling and Servicing Agreement, that it has received all amounts it expects to receive in connection with the liquidation of that Loan, including the final disposition of an REO Property.

         A Realized Loss may result from the personal bankruptcy of a borrower if the bankruptcy court establishes the value of the mortgaged property at an amount less than the then outstanding Stated Principal Balance of the Loan secured by the mortgaged property and reduces the secured debt to that value. In this case, the trust fund, as the holder of that Loan, would become an unsecured creditor to the extent of the difference between the outstanding Principal Balance of the mortgage loan and the reduced secured debt (a "Deficient Valuation").

         Realized Losses will, in effect, be absorbed first by the Class X Certificates (through the application of the Monthly Excess Interest Amount from the related loan group and, if necessary, through a reduction in the related Overcollateralization Amount).

         If, after giving effect to all distributions of principal on the Group I Certificates on any Distribution Date the aggregate Class Certificate Balance of the Group I Certificates exceeds the Group I Principal Balance as of the end of the related Due Period, the excess (the "Group I Realized Loss Amount") will be allocated against the Class BF-3, Class BF-2, Class BF-1, Class MF-6, Class MF-5, Class MF-4, Class MF-3, Class MF-2 and Class MF-1 Certificates, in that order, until the respective Class Certificate Balances thereof are reduced to zero. If, after giving effect to all distributions of principal on the Group II Certificates on any Distribution Date the aggregate Class Certificate Balance of the Group II Certificates exceeds the Group II Principal Balance as of the end of the related Due Period, the excess (the "Group II Realized Loss Amount") will be allocated against the Class BV-4, Class BV-3, Class BV-2, Class BV-1, Class MV-6, Class MV-5, Class MV-4, Class MV-3, Class MV-2 and Class MV-1 Certificates, in that order, until the respective Class Certificate Balances thereof are reduced to zero. Group I Realized Loss Amounts and Group II Realized Loss Amounts are sometimes referred to in this prospectus supplement as "Realized Loss Amounts." Except as expressly provided in this prospectus supplement, any application of the Realized Loss Amount in reduction of the Class Certificate Balance of a Subordinate Certificate will not be reversed or reinstated. However, on future Distribution Dates, holders of Subordinate Certificates may receive amounts in respect of prior reductions in the Class Certificate Balances of their Certificates as described below. These subsequent payments will be applied in the reverse of the order set forth above.

DISTRIBUTION OF GROUP I MONTHLY EXCESS CASHFLOW AMOUNTS

         The weighted average Adjusted Net Mortgage Rate for the Group I Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Group I Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Group I Certificates.

         If Realized Losses on the Group I Loans that are not covered by an application of Monthly Excess Interest Amounts occur, these Realized Losses will result in a Group I Overcollateralization Deficiency (because the Realized Losses will reduce the Group I Principal Balance without giving rise to a corresponding reduction of the aggregate Class Certificate Balance of the Group I Certificates). The cashflow priorities of the trust fund require that, in this situation, a Group I Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Cashflow Amounts in subsequent months) for the purpose of re-establishing the Group I Overcollateralization Amount at the then required Group I Targeted Overcollateralization Amount.

         On and after the Group I Stepdown Date and assuming that a Group I Trigger Event is not in effect, the Group I Targeted Overcollateralization Amount may be permitted to decrease or "step-down." If the Group I Targeted Overcollateralization Amount is permitted to "step-down" on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for the Group I Loans for that Distribution Date not to be passed through as a distribution of principal on the Group I Certificates on that Distribution Date. This has the effect of decelerating the amortization of the Group I Certificates relative to the Group I Principal Balance, thereby reducing the actual level of the Group I Overcollateralization Amount. This portion of the Principal Remittance Amount for the Group I Loans not distributed as principal on the Group I Certificates therefore "releases" overcollateralization from the trust fund. The amounts of these releases are the "Group I Overcollateralization Release Amounts."

         On any Distribution Date, the sum of the Group I Monthly Excess Interest Amount, the Group I Overcollateralization Release Amount and the Group I Remaining Principal Distribution Amount is the "Group I Monthly Excess Cashflow Amount."

         On each Distribution Date the Trustee will distribute the Group I Monthly Excess Cashflow Amount in the order of priority and in the amounts set forth below (the "Group I Monthly Excess Cashflow Distribution"):

            (1) first, concurrently, to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, pro rata, any remaining applicable Interest Distribution Amount for that Distribution Date;

            (2) second, concurrently, to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, pro rata, any remaining applicable Unpaid Interest Amounts;

            (3) third, to fund the Group I Extra Principal Distribution Amount for that Distribution Date for distribution in accordance with the priorities set forth under the Pre-Stepdown Group I Monthly Principal Distribution and the Post-Stepdown Group I Monthly Principal Distribution;

            (4) fourth, concurrently, to the Class AV-1, Class AV-2A, Class AV-2B and Class AV-2C Certificates, pro rata, any applicable Interest Distribution Amount for that Distribution Date that remains unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (1) of the Group II Monthly Excess Cashflow Distribution;

            (5) fifth, concurrently, to the Class AV-1, Class AV-2A, Class AV-2B and Class AV-2C Certificates, pro rata, any applicable Unpaid Interest Amounts that remain unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (2) of the Group II Monthly Excess Cashflow Distribution;

            (6) sixth, to make payments in reduction of the Group II Overcollateralization Deficiency for that Distribution Date for distribution in accordance with the priorities set forth under the Pre-Stepdown Group II Monthly Principal Distribution and the Post-Stepdown Group II Monthly Principal Distribution, to the extent that the Group II Overcollateralization Deficiency remains unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause
                  (3) of the Group II Monthly Excess Cashflow Distribution;

            (7) seventh, to the Class MF-1 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (8) eighth, to the Class MF-1 Certificates, any remaining Unpaid Interest Amount for the Class MF-1 Certificates;

            (9) ninth, to fund the Class MF-1 Realized Loss Amortization Amount for that Distribution Date;

            (10) tenth, to the Class MF-2 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (11) eleventh, to the Class MF-2 Certificates, any remaining Unpaid Interest Amount for the Class MF-2 Certificates;

            (12) twelfth, to fund the Class MF-2 Realized Loss Amortization Amount for that Distribution Date;

            (13) thirteenth, to the Class MF-3 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (14) fourteenth, to the Class MF-3 Certificates, any remaining Unpaid Interest Amount for the Class MF-3 Certificates;

            (15) fifteenth, to fund the Class MF-3 Realized Loss Amortization Amount for that Distribution Date;

            (16) sixteenth, to the Class MF-4 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (17) seventeenth, to the Class MF-4 Certificates, any remaining Unpaid Interest Amount for the Class MF-4 Certificates;

            (18) eighteenth, to fund the Class MF-4 Realized Loss Amortization Amount for that Distribution Date;

            (19) nineteenth, to the Class MF-5 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (20) twentieth, to the Class MF-5 Certificates, any remaining Unpaid Interest Amount for the Class MF-5 Certificates;

            (21) twenty-first, to fund the Class MF-5 Realized Loss Amortization Amount for that Distribution Date;

            (22) twenty-second, to the Class MF-6 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (23) twenty-third, to the Class MF-6 Certificates, any remaining Unpaid Interest Amount for the Class MF-6 Certificates;

            (24) twenty-fourth, to fund the Class MF-6 Realized Loss Amortization Amount for that Distribution Date;

            (25) twenty-fifth, to the Class BF-1 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (26) twenty-sixth, to the Class BF-1 Certificates, any remaining Unpaid Interest Amount for the Class BF-1 Certificates;

            (27) twenty-seventh, to fund the Class BF-1 Realized Loss Amortization Amount for that Distribution Date;

            (28) twenty-eighth, to the Class BF-2 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (29) twenty-ninth, to the Class BF-2 Certificates, any remaining Unpaid Interest Amount for the Class BF-2 Certificates;

            (30) thirtieth, to fund the Class BF-2 Realized Loss Amortization Amount for that Distribution Date;

            (31) thirty-first, to the Class BF-3 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (32) thirty-second, to the Class BF-3 Certificates, any remaining Unpaid Interest Amount for the Class BF-3 Certificates;

            (33) thirty-third, to fund the Class BF-3 Realized Loss Amortization Amount for that Distribution Date;

            (34) thirty-fourth, to the Class MV-1 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (7) of the Group II Monthly Excess Cashflow Distribution;

            (35) thirty-fifth, to the Class MV-1 Certificates, any remaining Unpaid Interest Amount for the Class MV-1 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (8) of the Group II Monthly Excess Cashflow Distribution;

            (36) thirty-sixth, to fund the Class MV-1 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (9) of the Group II Monthly Excess Cashflow Distribution;

            (37) thirty-seventh, to the Class MV-2 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (10) of the Group II Monthly Excess Cashflow Distribution;

            (38) thirty-eighth, to the Class MV-2 Certificates, any remaining Unpaid Interest Amount for the Class MV-2 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (11) of the Group II Monthly Excess Cashflow Distribution;

            (39) thirty-ninth, to fund the Class MV-2 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (12) of the Group II Monthly Excess Cashflow Distribution;

            (40) fortieth, to the Class MV-3 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (13) of the Group II Monthly Excess Cashflow Distribution;

            (41) forty-first, to the Class MV-3 Certificates, any remaining Unpaid Interest Amount for the Class MV-3 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (14) of the Group II Monthly Excess Cashflow Distribution;

            (42) forty-second, to fund the Class MV-3 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (15) of the Group II Monthly Excess Cashflow Distribution;

            (43) forty-third, to the Class MV-4 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (16) of the Group II Monthly Excess Cashflow Distribution;

            (44) forty-fourth, to the Class MV-4 Certificates, any remaining Unpaid Interest Amount for the Class MV-4 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (17) of the Group II Monthly Excess Cashflow Distribution;

            (45) forty-fifth, to fund the Class MV-4 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (18) of the Group II Monthly Excess Cashflow Distribution;

            (46) forty-sixth, to the Class MV-5 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (19) of the Group II Monthly Excess Cashflow Distribution;

            (47) forty-seventh, to the Class MV-5 Certificates, any remaining Unpaid Interest Amount for the Class MV-5 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (20) of the Group II Monthly Excess Cashflow Distribution;

            (48) forty-eighth, to fund the Class MV-5 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (21) of the Group II Monthly Excess Cashflow Distribution;

            (49) forty-ninth, to the Class MV-6 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (22) of the Group II Monthly Excess Cashflow Distribution;

            (50) fiftieth, to the Class MV-6 Certificates, any remaining Unpaid Interest Amount for the Class MV-6 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (23) of the Group II Monthly Excess Cashflow Distribution;

            (51) fifty-first, to fund the Class MV-6 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (24) of the Group II Monthly Excess Cashflow Distribution;

            (52) fifty-second, to the Class BV-1 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (25) of the Group II Monthly Excess Cashflow Distribution;

            (53) fifty-third, to the Class BV-1 Certificates, any remaining Unpaid Interest Amount for the Class BV-1 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (26) of the Group II Monthly Excess Cashflow Distribution;

            (54) fifty-fourth, to fund the Class BV-1 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (27) of the Group II Monthly Excess Cashflow Distribution;

            (55) fifty-fifth, to the Class BV-2 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (28) of the Group II Monthly Excess Cashflow Distribution;

            (56) fifty-sixth, to the Class BV-2 Certificates, any remaining Unpaid Interest Amount for the Class BV-2 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (29) of the Group II Monthly Excess Cashflow Distribution;

            (57) fifty-seventh, to fund the Class BV-2 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (30) of the Group II Monthly Excess Cashflow Distribution;

            (58) fifty-eighth, to the Class BV-3 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (31) of the Group II Monthly Excess Cashflow Distribution;

            (59) fifty-ninth, to the Class BV-3 Certificates, any remaining Unpaid Interest Amount for the Class BV-3 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (32) of the Group II Monthly Excess Cashflow Distribution;

            (60) sixtieth, to fund the Class BV-3 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (33) of the Group II Monthly Excess Cashflow Distribution;

            (61) sixty-first, to the Class BV-4 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (34) of the Group II Monthly Excess Cashflow Distribution;

            (62) sixty-second, to the Class BV-4 Certificates, any remaining Unpaid Interest Amount for the Class BV-4 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (35) of the Group II Monthly Excess Cashflow Distribution;

            (63) sixty-third, to fund the Class BV-4 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (36) of the Group II Monthly Excess Cashflow Distribution;

            (64) sixty-fourth, for deposit into the Net WAC Cap Account, the amount equal to (a) the aggregate Net WAC Cap Carryover for the Group I Certificates for that Distribution Date (the amount so deposited as limited by available funds) after taking into account payments of Net WAC Carryover from the Reserve Fund made to the Group I Certificates that are Hedged Certificates on that Distribution Date, plus (b) the product of (i) 0.50 and (ii) the amount, if any, sufficient to increase the aggregate amount on deposit in the Net WAC Cap Account to $10,000 after giving effect to any payments of Net WAC Cap Carryover to the Primary Certificates on that Distribution Date;

            (65) sixty-fifth, for deposit into the Net WAC Cap Account, the amount equal to (a) the aggregate Net WAC Cap Carryover for the Group II Certificates for that Distribution Date (the amount so deposited as limited by available funds) after taking into account payments of Net WAC Carryover from the Reserve Fund made to the Group II Certificates that are Hedged Certificates on that Distribution Date, plus (b) the product of (i) 0.50 and (ii) the amount, if any, sufficient to increase the aggregate amount on deposit in the Net WAC Cap Account to $10,000 after giving effect to any payments of Net WAC Cap Carryover to the Primary Certificates on that Distribution Date, all to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (64) of the Group II Monthly Excess Cashflow Distribution;

            (66) sixty-sixth, to the Class BF-3 Certificates as principal, any remaining amounts, until the Class Certificate Balance thereof has been reduced to zero;

            (67) sixty-seventh, to the Class BF-2 Certificates as principal, any remaining amounts, until the Class Certificate Balance thereof has been reduced to zero;

            (68) sixty-eighth, to the Class BF-1 Certificates as principal, any remaining amounts, until the Class Certificate Balance thereof has been reduced to zero;

            (69) sixty-ninth, to the Class BV-4 Certificates as principal, any remaining amounts (after giving effect to the distribution made on that Distribution Date pursuant to clause (66) of the Group II Monthly Excess Cashflow Distribution), until the Class Certificate Balance thereof has been reduced to zero; and

            (70) seventieth, to the Class BV-3 Certificates as principal, any remaining amounts (after giving effect to the distribution made on that Distribution Date pursuant to clause (67) of the Group II Monthly Excess Cashflow Distribution), until the Class Certificate Balance thereof has been reduced to zero;

            (71) seventy-first, to the Class BV-2 Certificates as principal, any remaining amounts (after giving effect to the distribution made on that Distribution Date pursuant to clause (68) of the Group II Monthly Excess Cashflow Distribution), until the Class Certificate Balance thereof has been reduced to zero;

            (72) seventy-second, to the Class BV-1 Certificates as principal, any remaining amounts (after giving effect to the distribution made on that Distribution Date pursuant to clause (69) of the Group II Monthly Excess Cashflow Distribution), until the Class Certificate Balance thereof has been reduced to zero;

            (73) seventy-third, to the Class X and Class R Certificates, the amounts specified in the Pooling and Servicing Agreement.

                  For purposes of the foregoing, the following terms will have the respective meanings set forth below.

         "Group I Applied Realized Loss Amount" means the Class BF-3 Applied Realized Loss Amount, the Class BF-2 Applied Realized Loss Amount, the Class BF-1 Applied Realized Loss Amount, the Class MF-6 Applied Realized Loss Amount, the Class MF-5 Applied Realized Loss Amount, the Class MF-4 Applied Realized Loss Amount, the Class MF-3 Applied Realized Loss Amount, the Class MF-2 Applied Realized Loss Amount and the Class MF-1 Applied Realized Loss Amount, as applicable.

         "Class BF-1 Applied Realized Loss Amount" means, as to the Class BF-1 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group I Certificates on that Distribution Date, but prior to the application of the Class BF-1 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Group I Realized Loss Amount as of that Distribution Date over (b) the sum of the Class BF-2 Applied Realized Loss Amount and the Class BF-3 Applied Realized Loss Amount, in each case as of that Distribution Date.

         "Class BF-1 Realized Loss Amortization Amount" means, as to the Class BF-1 Certificates and as of any Distribution Date, the lesser of (1) the Group I Unpaid Realized Loss Amount for the Class BF-1 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (26) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (56) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date.

         "Class BF-2 Applied Realized Loss Amount" means, as to the Class BF-2 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group I Certificates on that Distribution Date, but prior to the application of the Class BF-2 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Group I Realized Loss Amount as of that Distribution Date over (b) the Class BF-3 Applied Realized Loss Amount as of that Distribution Date.

         "Class BF-2 Realized Loss Amortization Amount" means, as to the Class BF-2 Certificates and as of any Distribution Date, the lesser of (1) the Group I Unpaid Realized Loss Amount for the Class BF-2 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (29) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (59) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date.

         "Class BF-3 Applied Realized Loss Amount" means, as to the Class BF-3 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group I Certificates on that Distribution Date, but prior to the application of the Class BF-2 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the Group I Realized Loss Amount as of that Distribution Date.

         "Class BF-3 Realized Loss Amortization Amount" means, as to the Class BF-3 Certificates and as of any Distribution Date, the lesser of (1) the Group I Unpaid Realized Loss Amount for the Class BF-3 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (32) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (62) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date.

         "Class MF-1 Applied Realized Loss Amount" means, as to the Class MF-1 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group I Certificates on that Distribution Date, but prior to the application of the Class MF-1 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Group I Realized Loss Amount as of that Distribution Date over (b) the sum of the Class MF-2 Applied Realized Loss Amount, the Class MF-3 Applied Realized Loss Amount, the Class MF-4 Applied Realized Loss Amount, the Class MF-5 Applied Realized Loss Amount, the Class MF-6 Applied Realized Loss Amount, the Class BF-1 Applied Realized Loss Amount, the Class BF-2 Applied Realized Loss Amount and the Class BF-3 Applied Realized Loss Amount, in each case as of that Distribution Date.

         "Class MF-1 Realized Loss Amortization Amount" means, as to the Class MF-1 Certificates and as of any Distribution Date, the lesser of (1) the Group I Unpaid Realized Loss Amount for the Class MF-1 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (8) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (38) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date.

         "Class MF-2 Applied Realized Loss Amount" means, as to the Class MF-2 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group I Certificates on that Distribution Date, but prior to the application of the Class MF-2 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Group I Realized Loss Amount as of that Distribution Date over (b) the sum of the Class MF-3 Applied Realized Loss Amount, the Class MF-4 Applied Realized Loss Amount, the Class MF-5 Applied Realized Loss Amount, the Class MF-6 Applied Realized Loss Amount, the Class BF-1 Applied Realized Loss Amount, the Class BF-2 Applied Realized Loss Amount and the Class BF-3 Applied Realized Loss Amount, in each case as of that Distribution Date.

         "Class MF-2 Realized Loss Amortization Amount" means, as to the Class MF-2 Certificates and as of any Distribution Date, the lesser of (1) the Group II Unpaid Realized Loss Amount for the Class MF-2 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (11) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (41) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date.

         "Class MF-3 Applied Realized Loss Amount" means, as to the Class MF-3 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group I Certificates on that Distribution Date, but prior to the application of the Class MF-3 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Group I Realized Loss Amount as of that Distribution Date over (b) the sum of the Class MF-4 Applied Realized Loss Amount, the Class MF-5 Applied Realized Loss Amount, the Class MF-6 Applied Realized Loss Amount, the Class BF-1 Applied Realized Loss Amount, the Class BF-2 Applied Realized Loss Amount and the Class BF-3 Applied Realized Loss Amount, in each case as of that Distribution Date.

         "Class MF-3 Realized Loss Amortization Amount" means, as to the Class MF-3 Certificates and as of any Distribution Date, the lesser of (1) the Group I Unpaid Realized Loss Amount for the Class MF-3 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (14) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (44) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date.

         "Class MF-4 Applied Realized Loss Amount" means, as to the Class MF-4 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group I Certificates on that Distribution Date, but prior to the application of the Class MF-4 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Group I Realized Loss Amount as of that Distribution Date over (b) the sum of the Class MF-5 Applied Realized Loss Amount, the Class MF-6 Applied Realized Loss Amount, the Class BF-1 Applied Realized Loss Amount, the Class BF-2 Applied Realized Loss Amount and the Class BF-3 Applied Realized Loss Amount, in each case as of that Distribution Date.

         "Class MF-4 Realized Loss Amortization Amount" means, as to the Class MF-4 Certificates and as of any Distribution Date, the lesser of (1) the Group I Unpaid Realized Loss Amount for the Class MF-4 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (17) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (47) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date.

         "Class MF-5 Applied Realized Loss Amount" means, as to the Class MF-5 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group I Certificates on that Distribution Date, but prior to the application of the Class MF-5 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Group I Realized Loss Amount as of that Distribution Date over (b) the sum of the Class MF-6 Applied Realized Loss Amount, the Class BF-1 Applied Realized Loss Amount, the Class BF-2 Applied Realized Loss Amount and the Class BF-3 Applied Realized Loss Amount, in each case as of that Distribution Date.

         "Class MF-5 Realized Loss Amortization Amount" means, as to the Class MF-5 Certificates and as of any Distribution Date, the lesser of (1) the Group I Unpaid Realized Loss Amount for the Class MF-5 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (20) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (50) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date.

         "Class MF-6 Applied Realized Loss Amount" means, as to the Class MF-6 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group I Certificates on that Distribution Date, but prior to the application of the Class MF-6 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Group I Realized Loss Amount as of that Distribution Date over (b) the sum of the Class BF-1 Applied Realized Loss Amount, the Class BF-2 Applied Realized Loss Amount and the Class BF-3 Applied Realized Loss Amount, in each case as of that Distribution Date.

         "Class MF-6 Realized Loss Amortization Amount" means, as to the Class MF-6 Certificates and as of any Distribution Date, the lesser of (1) the Group I Unpaid Realized Loss Amount for the Class MF-6 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (23) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (53) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date.

         "Group I Realized Loss Amortization Amount" means the Class MF-1 Realized Loss Amortization Amount, the Class MF-2 Realized Loss Amortization Amount, the Class MF-3 Realized Loss Amortization Amount, the Class MF-4 Realized Loss Amortization Amount, the Class MF-5 Realized Loss Amortization Amount, the Class MF-6 Realized Loss Amortization Amount, the Class BF-1 Realized Loss Amortization Amount, the Class BF-2 Realized Loss Amount and the Class BF-3 Realized Loss Amount, as applicable.

         "Group I Unpaid Realized Loss Amount" means for any class of Group I Subordinate Certificates and as to any Distribution Date, the excess of (1) the cumulative amount of Group I Applied Realized Loss Amounts with respect to that class for all prior Distribution Dates over (2) the cumulative amount of Group I Realized Loss Amortization Amounts with respect to that class for all prior Distribution Dates.

DISTRIBUTION OF GROUP II MONTHLY EXCESS CASHFLOW AMOUNTS

         The weighted average Adjusted Net Mortgage Rate for the Group II Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Group II Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Group II Certificates.

         If Realized Losses on the Group II Loans that are not covered by an application of Monthly Excess Interest Amounts occur, these Realized Losses will result in a Group II Overcollateralization Deficiency (because the Realized Losses will reduce the Group II Principal Balance without giving rise to a corresponding reduction of the aggregate Class Certificate Balance of the Group II Certificates). The cashflow priorities of the trust fund require that, in this situation, a Group II Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Cashflow Amounts in subsequent months) for the purpose of re-establishing the Group II Overcollateralization Amount at the then required Group II Targeted Overcollateralization Amount.

         On and after the Group II Stepdown Date and assuming that a Group II Trigger Event is not in effect, the Group II Targeted Overcollateralization Amount may be permitted to decrease or "step-down." If the Group II Targeted Overcollateralization Amount is permitted to "step-down" on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for the Group II Loans for that Distribution Date not to be passed through as a distribution of principal on the Group II Certificates on that Distribution Date. This has the effect of decelerating the amortization of the Group II Certificates relative to the Group II Principal Balance, thereby reducing the actual level of the Group II Overcollateralization Amount. This portion of the Principal Remittance Amount for the Group II Loans not distributed as principal on the Group II Certificates therefore "releases" overcollateralization from the trust fund. The amounts of these releases are the "Group II Overcollateralization Release Amounts."

         On any Distribution Date, the sum of the Group II Monthly Excess Interest Amount, the Group II Overcollateralization Release Amount and the Group II Remaining Principal Distribution Amount is the "Group II Monthly Excess Cashflow Amount." The "Monthly Excess Cashflow Amount" is the Group I Monthly Excess Cashflow Amount or the Group II Monthly Excess Cashflow Amount, as applicable.

         On each Distribution Date the Trustee will distribute the Group II Monthly Excess Cashflow Amount in the order of priority and in the amounts set forth below (the "Group II Monthly Excess Cashflow Distribution"):

            (1) first, concurrently, to the Class AV-1, Class AV-2A, Class AV-2B and Class AV-2C Certificates, pro rata, any remaining applicable Interest Distribution Amount for that Distribution Date;

            (2) second, concurrently, to the Class AV-1, Class AV-2A, Class AV-2B and Class AV-2C Certificates, pro rata, any remaining applicable Unpaid Interest Amounts;

            (3) third, to fund the Group II Extra Principal Distribution Amount for that Distribution Date for distribution in accordance with the priorities set forth under the Pre-Stepdown Group II Monthly Principal Distribution and the Post-Stepdown Group II Monthly Principal Distribution;

            (4) fourth, concurrently, to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, pro rata, any applicable Interest Distribution Amount for that Distribution Date that remains unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (1) of the Group I Monthly Excess Cashflow Distribution;

            (5) fifth, concurrently, to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, any applicable Unpaid Interest Amounts that remain unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (2) of the Group I Monthly Excess Cashflow Distribution;

            (6) sixth, to fund the Group I Overcollateralization Deficiency for that Distribution Date for distribution in accordance with the priorities set forth under the Pre-Stepdown Group I Monthly Principal Distribution and the Post-Stepdown Group I Monthly Principal Distribution, to the extent that the Group I Overcollateralization Deficiency remains unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (3) of the Group I Monthly Excess Cashflow Distribution;

            (7) seventh, to the Class MV-1 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (8) eighth, to the Class MV-1 Certificates, any remaining Unpaid Interest Amount for the Class MV-1 Certificates;

            (9) ninth, to fund the Class MV-1 Realized Loss Amortization Amount for that Distribution Date;

            (10) tenth, to the Class MV-2 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (11) eleventh, to the Class MV-2 Certificates, any remaining Unpaid Interest Amount for the Class MV-2 Certificates;

            (12) twelfth, to fund the Class MV-2 Realized Loss Amortization Amount for that Distribution Date;

            (13) thirteenth, to the Class MV-3 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (14) fourteenth, to the Class MV-3 Certificates, any remaining Unpaid Interest Amount for the Class MV-3 Certificates;

            (15) fifteenth, to fund the Class MV-3 Realized Loss Amortization Amount for that Distribution Date;

            (16) sixteenth, to the Class MV-4 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (17) seventeenth, to the Class MV-4 Certificates, any remaining Unpaid Interest Amount for the Class MV-4 Certificates;

            (18) eighteenth, to fund the Class MV-4 Realized Loss Amortization Amount for that Distribution Date;

            (19) nineteenth, to the Class MV-5 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (20) twentieth, to the Class MV-5 Certificates, any remaining Unpaid Interest Amount for the Class MV-5 Certificates;

            (21) twenty-first, to fund the Class MV-5 Realized Loss Amortization Amount for that Distribution Date;

            (22) twenty-second, to the Class MV-6 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (23) twenty-third, to the Class MV-6 Certificates, any remaining Unpaid Interest Amount for the Class MV-6 Certificates;

            (24) twenty-fourth, to fund the Class MV-6 Realized Loss Amortization Amount for that Distribution Date;

            (25) twenty-fifth, to the Class BV-1 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (26) twenty-sixth, to the Class BV-1 Certificates, any remaining Unpaid Interest Amount for the Class BV-1 Certificates;

            (27) twenty-seventh, to fund the Class BV-1 Realized Loss Amortization Amount for that Distribution Date;

            (28) twenty-eighth, to the Class BV-2 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (29) twenty-ninth, to the Class BV-2 Certificates, any remaining Unpaid Interest Amount for the Class BV-2 Certificates;

            (30) thirtieth, to fund the Class BV-2 Realized Loss Amortization Amount for that Distribution Date;

            (31) thirty-first, to the Class BV-3 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (32) thirty-second, to the Class BV-3 Certificates, any remaining Unpaid Interest Amount for the Class BV-3 Certificates;

            (33) thirty-third, to fund the Class BV-3 Realized Loss Amortization Amount for that Distribution Date;

            (34) thirty-fourth, to the Class BV-4 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

            (35) thirty-fifth, to the Class BV-4 Certificates, any remaining Unpaid Interest Amount for the Class BV-4 Certificates;

            (36) thirty-sixth, to fund the Class BV-4 Realized Loss Amortization Amount for that Distribution Date;

            (37) thirty-seventh, to the Class MF-1 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (7) of the Group I Monthly Excess Cashflow Distribution;

            (38) thirty-eighth, to the Class MF-1 Certificates, any remaining Unpaid Interest Amount for the Class MF-1 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (8) of the Group I Monthly Excess Cashflow Distribution;

            (39) thirty-ninth, to fund the Class MF-1 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (9) of the Group I Monthly Excess Cashflow Distribution;

            (40) fortieth, to the Class MF-2 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (10) of the Group I Monthly Excess Cashflow Distribution;

            (41) forty-first, to the Class MF-2 Certificates, any remaining Unpaid Interest Amount for the Class MF-2 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (11) of the Group I Monthly Excess Cashflow Distribution;

            (42) forty-second, to fund the Class MF-2 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (12) of the Group I Monthly Excess Cashflow Distribution;

            (43) forty-third, to the Class MF-3 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (13) of the Group I Monthly Excess Cashflow Distribution;

            (44) forty-fourth, to the Class MF-3 Certificates, any remaining Unpaid Interest Amount for the Class MF-3 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (14) of the Group I Monthly Excess Cashflow Distribution;

            (45) forty-fifth, to fund the Class MF-3 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (15) of the Group I Monthly Excess Cashflow Distribution;

            (46) forty-sixth, to the Class MF-4 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (16) of the Group I Monthly Excess Cashflow Distribution;

            (47) forty-seventh, to the Class MF-4 Certificates, any remaining Unpaid Interest Amount for the Class MF-4 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (17) of the Group I Monthly Excess Cashflow Distribution;

            (48) forty-eighth, to fund the Class MF-4 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (18) of the Group I Monthly Excess Cashflow Distribution;

            (49) forty-ninth, to the Class MF-5 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (19) of the Group I Monthly Excess Cashflow Distribution;

            (50) fiftieth, to the Class MF-5 Certificates, any remaining Unpaid Interest Amount for the Class MF-5 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (20) of the Group I Monthly Excess Cashflow Distribution;

            (51) fifty-first, to fund the Class MF-5 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (21) of the Group I Monthly Excess Cashflow Distribution;

            (52) fifty-second, to the Class MF-6 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (22) of the Group I Monthly Excess Cashflow Distribution;

            (53) fifty-third, to the Class MF-6 Certificates, any remaining Unpaid Interest Amount for the Class MF-6 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (23) of the Group I Monthly Excess Cashflow Distribution;

            (54) fifty-fourth, to fund the Class MF-6 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (24) of the Group I Monthly Excess Cashflow Distribution;

            (55) fifty-fifth, to the Class BF-1 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (25) of the Group I Monthly Excess Cashflow Distribution;

            (56) fifty-sixth, to the Class BF-1 Certificates, any remaining Unpaid Interest Amount for the Class BF-1 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (26) of the Group I Monthly Excess Cashflow Distribution;

            (57) fifty-seventh, to fund the Class BF-1 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (27) of the Group I Monthly Excess Cashflow Distribution;

            (58) fifty-eighth, to the Class BF-2 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (28) of the Group I Monthly Excess Cashflow Distribution;

            (59) fifty-ninth, to the Class BF-2 Certificates, any remaining Unpaid Interest Amount for the Class BF-2 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (29) of the Group I Monthly Excess Cashflow Distribution;

            (60) sixtieth, to fund the Class BF-2 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (30) of the Group I Monthly Excess Cashflow Distribution;

            (61) sixty-first, to the Class BF-3 Certificates, any remaining Interest Distribution Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (31) of the Group I Monthly Excess Cashflow Distribution;

            (62) sixty-second, to the Class BF-3 Certificates, any remaining Unpaid Interest Amount for the Class BF-3 Certificates to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (32) of the Group I Monthly Excess Cashflow Distribution;

            (63) sixty-third, to fund the Class BF-3 Realized Loss Amortization Amount for that Distribution Date to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (33) of the Group I Monthly Excess Cashflow Distribution;

            (64) sixty-fourth, for deposit into the Net WAC Cap Account, the amount equal to (a) the aggregate Net WAC Cap Carryover for the Group II Certificates for that Distribution Date (the amount so deposited as limited by available funds) after taking into account payments of Net WAC Carryover from the Reserve Fund made to the Group II Certificates that are Hedged Certificates on that Distribution Date, plus (b) the product of (i) 0.50 and (ii) the amount, if any, sufficient to increase the aggregate amount on deposit in the Net WAC Cap Account to $10,000 after giving effect to any payments of Net WAC Cap Carryover to the Primary Certificates on that Distribution Date;

            (65) sixty-fifth, for deposit into the Net WAC Cap Account, the amount equal to (a) the aggregate Net WAC Cap Carryover for the Group I Certificates for that Distribution Date (the amount so deposited as limited by available funds) after taking into account payments of Net WAC Carryover from the Reserve Fund made to the Group I Certificates that are Hedged Certificates on that Distribution Date, plus (b) the product of (i) 0.50 and (ii) the amount, if any, sufficient to increase the aggregate amount on deposit in the Net WAC Cap Account to $10,000 after giving effect to any payments of Net WAC Cap Carryover to the Primary Certificates on that Distribution Date, all to the extent unpaid after giving effect to the distribution made on that Distribution Date pursuant to clause (64) of the Group I Monthly Excess Cashflow Distribution;

            (66) sixty-sixth, to the Class BV-4 Certificates as principal, any remaining amounts, until the Class Certificate Balance thereof has been reduced to zero;

            (67) sixty-seventh, to the Class BV-3 Certificates as principal, any remaining amounts, until the Class Certificate Balance thereof has been reduced to zero;

            (68) sixty-eighth, to the Class BV-2 Certificates as principal, any remaining amounts, until the Class Certificate Balance thereof has been reduced to zero;

            (69) sixty-ninth, to the Class BV-1 Certificates as principal, any remaining amounts, until the Class Certificate Balance thereof has been reduced to zero;

            (70) seventieth, to the Class BF-3 Certificates as principal, any remaining amounts (after giving effect to the distribution made on that Distribution Date pursuant to clause (66) of the Group I Monthly Excess Cashflow Distribution), until the Class Certificate Balance thereof has been reduced to zero;

            (71) seventy-first, to the Class BF-2 Certificates as principal, any remaining amounts (after giving effect to the distribution made on that Distribution Date pursuant to clause (67) of the Group I Monthly Excess Cashflow Distribution), until the Class Certificate Balance thereof has been reduced to zero;

            (72) seventy-second, to the Class BF-1 Certificates as principal, any remaining amounts (after giving effect to the distribution made on that Distribution Date pursuant to clause (68) of the Group I Monthly Excess Cashflow Distribution), until the Class Certificate Balance thereof has been reduced to zero;

            (73) seventy-third, to the Class X and Class R Certificates, the amounts specified in the Pooling and Servicing Agreement.

                  For purposes of the foregoing, the following terms will have the respective meanings set forth below.

         "Applied Realized Loss Amounts" means Group I Applied Realized Loss Amounts or Group II Applied Realized Loss Amounts, as applicable.

         "Group II Applied Realized Loss Amount" means the Class BV-4 Applied Realized Loss Amount, the Class BV-3 Applied Realized Loss Amount, the Class BV-2 Applied Realized Loss Amount, the Class BV-1 Applied Realized Loss Amount, the Class MV-6 Applied Realized Loss Amount, the Class MV-5 Applied Realized Loss Amount, the Class MV-4 Applied Realized Loss Amount, the Class MV-3 Applied Realized Loss Amount, the Class MV-2 Applied Realized Loss Amount and the Class MV-1 Applied Realized Loss Amount, as applicable.

         "Class BV-1 Applied Realized Loss Amount" means, as to the Class BV-1 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group II Certificates on that Distribution Date, but prior to the application of the Class BV-1 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Group II Realized Loss Amount as of that Distribution Date over (b) the sum of the Class BV-2 Applied Realized Loss Amount, the Class BV-3 Applied Realized Loss Amount and the Class BV-4 Applied Realized Loss Amount, in each case as of that Distribution Date.

         "Class BV-1 Realized Loss Amortization Amount" means, as to the Class BV-1 Certificates and as of any Distribution Date, the lesser of (1) the Group II Unpaid Realized Loss Amount for the Class BV-1 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (26) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (53) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date.

         "Class BV-2 Applied Realized Loss Amount" means, as to the Class BV-2 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group II Certificates on that Distribution Date, but prior to the application of the Class BV-2 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Group II Realized Loss Amount as of that Distribution Date over (b) the sum of the Class BV-3 Applied Realized Loss Amount and the Class BV-4 Applied Realized Loss Amount as of that Distribution Date.

         "Class BV-2 Realized Loss Amortization Amount" means, as to the Class BV-2 Certificates and as of any Distribution Date, the lesser of (1) the Group II Unpaid Realized Loss Amount for the Class BV-2 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (29) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (56) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date.

         "Class BV-3 Applied Realized Loss Amount" means, as to the Class BV-3 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group II Certificates on that Distribution Date, but prior to the application of the Class BV-2 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Group II Realized Loss Amount as of that Distribution Date over (b) the Class BV-4 Applied Realized Loss Amount as of that Distribution Date.

         "Class BV-3 Realized Loss Amortization Amount" means, as to the Class BV-3 Certificates and as of any Distribution Date, the lesser of (1) the Group II Unpaid Realized Loss Amount for the Class BV-3 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (32) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (59) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date.

         "Class BV-4 Applied Realized Loss Amount" means, as to the Class BV-4 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group II Certificates on that Distribution Date, but prior to the application of the Class BV-4 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the Group II Realized Loss Amount as of that Distribution Date.

         "Class BV-4 Realized Loss Amortization Amount" means, as to the Class BV-4 Certificates and as of any Distribution Date, the lesser of (1) the Group II Unpaid Realized Loss Amount for the Class BV-4 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (35) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (62) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date.

         "Class MV-1 Applied Realized Loss Amount" means, as to the Class MV-1 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group II Certificates on that Distribution Date, but prior to the application of the Class MV-1 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Group II Realized Loss Amount as of that Distribution Date over (b) the sum of the Class MV-2 Applied Realized Loss Amount, the Class MV-3 Applied Realized Loss Amount, the Class MV-4 Applied Realized Loss Amount, the Class MV-5 Applied Realized Loss Amount, the Class MV-6 Applied Realized Loss Amount, the Class BV-1 Applied Realized Loss Amount, the Class BV-2 Applied Realized Loss Amount, the Class BV-3 Applied Realized Loss Amount and the Class BV-4 Applied Realized Loss Amount, in each case as of that Distribution Date.

         "Class MV-1 Realized Loss Amortization Amount" means, as to the Class MV-1 Certificates and as of any Distribution Date, the lesser of (1) the Group II Unpaid Realized Loss Amount for the Class MV-1 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (8) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (35) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date.

         "Class MV-2 Applied Realized Loss Amount" means, as to the Class MV-2 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group II Certificates on that Distribution Date, but prior to the application of the Class MV-2 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Group II Realized Loss Amount as of that Distribution Date over (b) the sum of the Class MV-3 Applied Realized Loss Amount, the Class MV-4 Applied Realized Loss Amount, the Class MV-5 Applied Realized Loss Amount, the Class MV-6 Applied Realized Loss Amount, the Class BV-1 Applied Realized Loss Amount, the Class BV-2 Applied Realized Loss Amount, the Class BV-3 Applied Realized Loss Amount and the Class BV-4 Applied Realized Loss Amount, in each case as of that Distribution Date.

         "Class MV-2 Realized Loss Amortization Amount" means, as to the Class MV-2 Certificates and as of any Distribution Date, the lesser of (1) the Group II Unpaid Realized Loss Amount for the Class MV-2 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (11) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (38) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date.

         "Class MV-3 Applied Realized Loss Amount" means, as to the Class MV-3 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group II Certificates on that Distribution Date, but prior to the application of the Class MV-3 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Group II Realized Loss Amount as of that Distribution Date over (b) the sum of the Class MV-4 Applied Realized Loss Amount, the Class MV-5 Applied Realized Loss Amount, the Class MV-6 Applied Realized Loss Amount, the Class BV-1 Applied Realized Loss Amount, the Class BV-2 Applied Realized Loss Amount, the Class BV-3 Applied Realized Loss Amount and the Class BV-4 Applied Realized Loss Amount, in each case as of that Distribution Date, in each case as of that Distribution Date.

         "Class MV-3 Realized Loss Amortization Amount" means, as to the Class MV-3 Certificates and as of any Distribution Date, the lesser of (1) the Group II Unpaid Realized Loss Amount for the Class MV-3 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (14) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (41) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date.

         "Class MV-4 Applied Realized Loss Amount" means, as to the Class MV-4 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group II Certificates on that Distribution Date, but prior to the application of the Class MV-4 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Group II Realized Loss Amount as of that Distribution Date over (b) the sum of the Class MV-5 Applied Realized Loss Amount, the Class MV-6 Applied Realized Loss Amount, the Class BV-1 Applied Realized Loss Amount, the Class BV-2 Applied Realized Loss Amount, the Class BV-3 Applied Realized Loss Amount and the Class BV-4 Applied Realized Loss Amount, in each case as of that Distribution Date.

         "Class MV-4 Realized Loss Amortization Amount" means, as to the Class MV-4 Certificates and as of any Distribution Date, the lesser of (1) the Group II Unpaid Realized Loss Amount for the Class MV-4 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (17) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (44) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date.

         "Class MV-5 Applied Realized Loss Amount" means, as to the Class MV-5 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group II Certificates on that Distribution Date, but prior to the application of the Class MV-5 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Group II Realized Loss Amount as of that Distribution Date over (b) the sum of the Class MV-6 Applied Realized Loss Amount, the Class BV-1 Applied Realized Loss Amount, the Class BV-2 Applied Realized Loss Amount, the Class BV-3 Applied Realized Loss Amount and the Class BV-4 Applied Realized Loss Amount, in each case as of that Distribution Date.

         "Class MV-5 Realized Loss Amortization Amount" means, as to the Class MV-5 Certificates and as of any Distribution Date, the lesser of (1) the Group II Unpaid Realized Loss Amount for the Class MV-5 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (20) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (47) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date.

         "Class MV-6 Applied Realized Loss Amount" means, as to the Class MV-6 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account all distributions of principal on the Group II Certificates on that Distribution Date, but prior to the application of the Class MV-6 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Group II Realized Loss Amount as of that Distribution Date over (b) the sum of the Class BV-1 Applied Realized Loss Amount, the Class BV-2 Applied Realized Loss Amount, the Class BV-3 Applied Realized Loss Amount and the Class BV-4 Applied Realized Loss Amount, in each case as of that Distribution Date.

         "Class MV-6 Realized Loss Amortization Amount" means, as to the Class MV-6 Certificates and as of any Distribution Date, the lesser of (1) the Group II Unpaid Realized Loss Amount for the Class MV-6 Certificates as of that Distribution Date and (2) the sum of (a) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (23) of the Group II Monthly Excess Cashflow Distribution for that Distribution Date and (b) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (1) through (50) of the Group I Monthly Excess Cashflow Distribution for that Distribution Date.

         "Group II Realized Loss Amortization Amount" means the Class MV-1 Realized Loss Amortization Amount, the Class MV-2 Realized Loss Amortization Amount, the Class MV-3 Realized Loss Amortization Amount, the Class MV-4 Realized Loss Amortization Amount, the Class MV-5 Realized Loss Amortization Amount, the Class MV-6 Realized Loss Amortization Amount, the Class BV-1 Realized Loss Amortization Amount, the Class BV-2 Realized Loss Amount, the Class BV-3 Realized Loss Amount and the Class BV-4 Realized Loss Amount, as applicable.

         "Group II Unpaid Realized Loss Amount" means for any class of Group II Subordinate Certificates and as to any Distribution Date, the excess of (1) the cumulative amount of Group II Applied Realized Loss Amounts with respect to that class for all prior Distribution Dates over (2) the cumulative amount of Group II Realized Loss Amortization Amounts with respect to that class for all prior Distribution Dates.

         "Realized Loss Amortization Amounts" means Group I Realized Loss Amortization Amounts or Group II Realized Loss Amortization Amounts, as applicable.

DETERMINATION OF ONE-MONTH LIBOR

         On each LIBOR Determination Date, the Trustee will determine One-Month LIBOR for the next Interest Accrual Period for the Adjustable Rate Certificates.

         "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee in consultation with the Servicer, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

         "LIBOR Determination Date" means, with respect to any Interest Accrual Period for the Adjustable Rate Certificates, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         "Reference Banks" means only three major banks that are engaged in transactions in Eurodollar deposits in the international Eurocurrency market selected by the Trustee after consultation with the Servicer.

         "Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

THE RESERVE FUND AND THE YIELD MAINTENANCE AGREEMENT

         On the Closing Date, the Trustee will establish a reserve fund account (the "Reserve Fund") to cover certain payments on the Hedged Certificates. The Reserve Fund will be an asset of the trust fund but not of any REMIC. Amounts on deposit in the Reserve Fund may, but need not, be invested in Permitted Investments. In addition, on the Closing Date, a yield maintenance agreement (the "Yield Maintenance Agreement") will be entered into by The Bank of New York and the Trustee. Pursuant to the Yield Maintenance Agreement, on each Distribution Date, an amount will be deposited in the Reserve Fund in respect of each class of Hedged Certificates equal to the Reserve Fund Addition (as defined below) for such class.

         On each Distribution Date, after the Trustee has made all of the distributions and deposits described above under "--Distribution of Interest," "--Distribution of Principal," "--Distribution of Group I Monthly Excess Cashflow Amounts" and "--Distribution of Group II Monthly Excess Cashflow Amounts," the Trustee will withdraw all funds available in the Reserve Fund to make the following payments in the following order of priority:

         (A) first, to pay to each class of Hedged Certificates, to the extent of amounts available with respect to such class of Hedged Certificates, any Net WAC Cap Carryover relating to such class of Hedged Certificates (distributions of Net WAC Carryover to the Class BF Certificates, the Class AV-2 Certificates and the Group II Subordinate Certificates will be made, from amounts available with respect to the Class BF Certificates, the Class AV-2 Certificates and the Group II Subordinate Certificates, respectively, on a pro rata basis based on Class Certificate Balances); and

         (B) second, to the holders of the Class X Certificates, all remaining amounts.

         With respect to any Distribution Date, the "Reserve Fund Addition" for

                  o the Class BF Certificates will equal a monthly payment calculated at a per annum rate equal to the excess, if any, of (1) One-Month LIBOR (determined as described above under "--Determination of One-Month LIBOR"), subject to a maximum of 10.50%, over (2) the related Strike Price, on an amount equal to the Notional Balance for the Class BF Certificates for that Distribution Date, accrued during the related Interest Accrual Period,

                  o the Class AV-1 Certificates will equal a monthly payment calculated at a per annum rate equal to the excess, if any, of (1) One-Month LIBOR (determined as described above under "--Determination of One-Month LIBOR"), over (2) the related Strike Price, on an amount equal to the Notional Balance for the Class AV-1 Certificates for that Distribution Date, accrued during the related Interest Accrual Period,

                  o the Class AV-2 Certificates will equal a monthly payment calculated at a per annum rate equal to the excess, if any, of (1) One-Month LIBOR (determined as described above under "--Determination of One-Month LIBOR"), over (2) the related Strike Price, on an amount equal to the Notional Balance for the Class AV-2 Certificates for that Distribution Date, accrued during the related Interest Accrual Period, and

                  o the Group II Subordinate Certificates will equal a monthly payment calculated at a per annum rate equal to the excess, if any, of (1) One-Month LIBOR (determined as described above under "--Determination of One-Month LIBOR"), subject to a maximum of 10.50%, over (2) the related Strike Price, on an amount equal to the Notional Balance for the Group II Subordinate Certificates for that Distribution Date, accrued during the related Interest Accrual Period.

The "Strike Price" for the Hedged Certificates will be determined pursuant to the schedules attached to this prospectus supplement as Annex II. The "Notional Balance" of each class of Hedged Certificates, as of any Distribution Date, will be equal to the applicable amount set forth on the related schedule attached to this prospectus supplement as Annex II.

         The Notional Balances set forth in Annex II to this prospectus supplement with respect to the Hedged Certificates are based on a prepayment assumption with respect to the Loans. There can be no assurance that the Loans will pay at these rates or at any other rates. See "Yield, Prepayment and Maturity Considerations" herein.

THE YIELD MAINTENANCE AGREEMENT COUNTERPARTY

         The Bank of New York was founded in New York in 1784 by Alexander Hamilton and is the nation's oldest bank. It is the principal subsidiary of The Bank of New York Company, Inc., one of the largest bank holding companies in the United States. The senior/short term debt of The Bank of New York is rated "Aa2/P-1"' by Moody's, "AA-/A-1+" by S&P and "AA-/F1+" by Fitch Ratings.

NET WAC CAP ACCOUNT

         The Pooling and Servicing Agreement provides for a reserve fund (the "Net WAC Cap Account") which will be established with an initial deposit of $10,000 on the Closing Date and held by the Trustee for the benefit of the holders of the Primary Certificates. To the extent of amounts on deposit therein, on each Distribution Date after the Trustee has made all of the distributions and deposits described above under "--Distribution of Interest," "--Distribution of Principal," "--Distribution of Group I Monthly Excess Cashflow Amounts," "--Distribution of Group II Monthly Excess Cashflow Amounts," and "--The Reserve Fund and the Yield Maintenance Agreement," holders of the Group I Certificates and the Group II Certificates will be entitled to receive payments from funds on deposit in the Net WAC Cap Account allocable to the Group I Certificates and the Group II Certificates, respectively, equal to any Net WAC Cap Carryover applicable to those classes, which payments will be made to those classes on a pro rata basis. The amount required to be deposited in the Net WAC Cap Account on each Distribution Date will equal any Net WAC Cap Carryover relating to the Primary Certificates for that Distribution Date plus the amount, if any, sufficient to increase the amount on deposit in the Net WAC Cap Account (after giving effect to any payments to be made to the holders of the Primary Certificates from that account on that date) to $10,000, to the extent of funds available after giving effect to any required payments of the Group I Monthly Excess Cashflow Amount and the Group II Monthly Excess Cashflow Amount. Any income earned on amounts on deposit in the Net WAC Cap Account will be paid to (and for the benefit of) the holders of the Class X Certificates and will not be available to pay any Net WAC Cap Carryover. The Net WAC Cap Account will not be included as an asset of any REMIC.

OPTIONAL SALE OF TROUBLED LOANS AND OPTIONAL PURCHASE OF DEFAULTED LOANS

         The Servicer may, at its option, sell any Loan in the trust fund as to which the Servicer reasonably believes that default in payment is imminent. In addition, the Servicer may, at its option, purchase from the trust fund any Loan that is contractually delinquent in payment by 91 days or more (assuming 30 day months). Any sale or purchase will be at a price equal to 100% of the Stated Principal Balance of the Loan plus accrued interest thereon at the applicable mortgage rate, less the Servicing Fee Rate, from the date through which interest was last paid by the related borrower or advanced, and not reimbursed, to the first day of the month in which that amount is to be distributed.

OPTIONAL TERMINATION

         On any Distribution Date on which the Pool Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance (the first such Distribution Date, the "Optional Termination Date"), the Servicer will have the option to purchase, in whole, the Loans and the REO Property, if any, remaining in the trust fund and, thereby, effect early retirement of the Certificates. In the event the Servicer exercises this option, the purchase price (the "Termination Price") distributed with respect to the Primary Certificates will be 100% of their then outstanding principal balance, and the sum of:

                  o any accrued and unpaid interest on the applicable class of Certificates at the applicable Pass-Through Rate (including any Unpaid Interest Amounts) through the Distribution Date on which the Servicer effects early retirement of the Certificates, and

                  o any accrued and unpaid Net WAC Cap Carryover payable to that class of Certificates as of that Distribution Date.

Distributions on the Certificates in respect of any optional termination will be paid to the Certificates as described in "--Distribution of Principal" and "--Distribution of Interest."

DERIVATIVE TRANSACTIONS

         The holders of a majority of the percentage interests of the Class R Certificates may at any time, at their option, direct the Trustee to enter into derivative transactions on behalf of, and for the benefit of, one or more classes of Certificates. All derivative transactions entered into by the Trustee on behalf of certificateholders will be subject to the receipt by the Trustee of
(1) opinions of counsel to the effect that the inclusion of the derivatives in the trust fund will not (a) be inconsistent with the ERISA provisions set forth in this prospectus supplement and in the Pooling and Servicing Agreement, or cause the Offered Certificates to fail to qualify for any applicable prohibited transaction exemption, or (b) disqualify any REMIC or result in a prohibited transaction tax under the Code, and (2) written confirmation from each Rating Agency that the inclusion of the derivative would not result in a downgrade of its then current rating of any class of Certificates.

THE TRUSTEE

         JPMorgan Chase Bank, N.A. will be the Trustee under the Pooling and Servicing Agreement. The Depositor, the Servicer and the Sellers may maintain other banking relationships in the ordinary course of business with JPMorgan Chase Bank, N.A. Primary Certificates may be surrendered at 2001 Bryan Street, 9th Floor, Dallas Texas 75201 Attention: Structured Finance Transfer Department, Popular ABS 2005-5, or at any other addresses that the Trustee may designate from time to time.

         The principal compensation to be paid to the Trustee in respect of its duties under the Pooling and Servicing Agreement will be a trustee fee. The trustee fee is a fee payable monthly, accrued at a rate of 0.02% per annum on the Pool Principal Balance.

EVENTS OF DEFAULT

         "Events of Default" under the Pooling and Servicing Agreement will include:

                  o any failure by the Servicer to deposit in the Certificate Account or remit to the Trustee any payment (other than Advances) required to be made with respect to any class of Certificates under the terms of the Pooling and Servicing Agreement, which failure shall continue unremedied for five days after the date upon which written notice of that failure shall have been given (a) to the Servicer by the Trustee or the Depositor or (b) to the Servicer, the Depositor and the Trustee by the holders of Certificates of that class evidencing not less than 25% of the Voting Rights allocated to that class;

                  o any failure by the Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Pooling and Servicing Agreement, which failure shall continue unremedied for a period of thirty days after the date on which written notice of that failure shall have been given (a) to the Servicer by the Trustee or the Depositor or (b) to the Servicer, the Depositor and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the Voting Rights allocated to that class;

                  o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and that decree or order shall have remained in force undischarged or unstayed for a period of sixty consecutive days;

                  o the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer;

                  o the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                  o so long as the Servicer is a Seller, any failure by any Seller to observe or perform in any material respect any of the other covenants or agreements on the part of any Seller contained in this Agreement, which failure shall continue unremedied for a period of sixty days after the date on which written notice of that failure shall have been given to that Seller by the Trustee or the Depositor, or to that Seller and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the Voting Rights allocated to that class;

                  o any failure of the Servicer to make any Advance in the manner and at the time required to be made pursuant to the relevant provisions of the Pooling and Servicing Agreement which continues unremedied for a period of one business day after the date of that failure.

         If an Event of Default described in one of the first six bullets above has occurred, then, and in each and every such case, so long as that Event of Default has not been remedied, the Trustee may, and at the direction of the holders of Certificates of any class evidencing not less than 25% of the Voting Rights allocated to that class shall, by notice in writing to the Servicer (with a copy to each rating agency), terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the Loans and the proceeds thereof, other than its rights as a certificateholder under the Pooling and Servicing Agreement. If an Event of Default described in the seventh bullet above has occurred, then, and in each and every such case, so long as that Event of Default has not been remedied, the Trustee shall, by telephonic notice to the Servicer, followed by notice in writing (with a copy to each rating agency), terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the Loans and the proceeds thereof, other than its rights as a certificateholder under the Pooling and Servicing Agreement. On and after the receipt by the Servicer of that telephonic notice, all authority and power of the Servicer under the Pooling and Servicing Agreement, whether with respect to the Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee, in its capacity as successor servicer, shall, subject to certain limitations described in the Pooling and Servicing Agreement, thereupon be obligated to make any required Advances. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Loans, including the delinquency experience of the Loans.

VOTING RIGHTS

         With respect to any date of determination, the Primary Certificates will be allocated 100% of all Voting Rights. The "Voting Rights" allocated to each class of the Primary Certificates will be the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of that class then outstanding and the denominator of which is the aggregate Stated Principal Balance of the Loans then outstanding. The Voting Rights allocated to each class of Certificates will be allocated among all holders of the class in proportion to the outstanding principal balance of those Certificates. The Class X Certificates and the Class R Certificates will not have any Voting Rights.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The effective yield to the holders of the Fixed Rate Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of those Certificates because monthly distributions will not be payable to those holders until the 25th day, or, if that day is not a business day, the following business day, of the month following the month in which interest accrues on the Loans, without any additional distribution of interest or earnings thereon in respect of that delay.

         Delinquencies on the Loans that are not advanced by or on behalf of the Servicer, because those advances would be nonrecoverable, may adversely affect the yield on the Primary Certificates. Shortfalls resulting from delinquencies not so advanced may be borne by the Primary Certificates.

         With the exception of any distributions of the Aggregate Class BF Early Distribution Amount and the Aggregate Class BV Early Distribution Amount to the Class BF and Class BV Certificates, respectively, the Subordinate Certificates are not expected to receive any principal distributions until, at the earliest, the Distribution Date in November 2008 (unless the aggregate Class Certificate Balance of the related Senior Certificates is reduced to zero prior thereto). As a result, the weighted average lives of the Subordinate Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer weighted average lives may increase the risk that an Applied Realized Loss Amount will be allocated to one or more classes of Subordinate Certificates.

         The weighted average life and yield to maturity of each class of Primary Certificates will also be influenced by the amount of Monthly Excess Cashflow Amounts generated by the related Loans and applied in reduction of the Class Certificate Balances of those Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the Class Certificate Balances of the Primary Certificates will be influenced by, among other factors,

                  o the overcollateralization level of the Loans at that time (i.e., the extent to which interest on the Loans is accruing on a higher principal balance than the aggregate Class Certificate Balance of the Primary Certificates),

                  o the delinquency and default experience of the Loans, and

                  o with respect to the Group II Loans, the level of the various indices applicable to the Group II Loans.

To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the Class Certificate Balance of a class of Primary Certificates, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts distributed at any time or in the aggregate.

         The recordation of the mortgages in the name of MERS (R) is a new practice in the mortgage lending industry. The Sellers expect that the Servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose Mortgages, assignments of which are registered with MERS (R). Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of Liquidation Proceeds to the certificateholders and increase the amount of realized losses on the Loans.

PREPAYMENT CONSIDERATIONS AND RISKS

         The rate of principal payments and the aggregate amount of distributions on, and the yield to maturity of, the Primary Certificates will be related to the rate and timing of payments of principal on the Loans. The rate of principal payments on the Loans will in turn be affected by the amortization schedules of the Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Loans due to defaults, casualties, condemnations and repurchases by a Seller or the Servicer. The Loans may be prepaid by the borrowers at any time, many without a prepayment penalty. The Loans are subject to the due-on-sale provisions included therein. In addition, the Servicer and its affiliates periodically conduct telemarketing and mass mailings to their existing customers with respect to the refinancing of existing mortgage loans. Although these marketing efforts are not specifically directed to customers who have mortgage loans included in a trust fund, these customers may receive the marketing materials as part of a broader mailing, which may result in an increase in the rate of prepayments of mortgage loans included in a trust fund through refinancings. See "The Mortgage Pool."

         Prepayments, liquidations and purchases of the Loans, including any optional purchase by the Servicer of a defaulted Loan and any optional repurchase of the remaining Loans in connection with the termination of the trust fund, in each case as described under "Description of the Certificates-- Optional Sale of Troubled Loans and Optional Purchase of Defaulted Loans" and "--Optional Termination," will result in distributions on the related Primary Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Loans. Since the rate of payment of principal of the Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Primary Certificates may vary from the anticipated yield will depend upon the degree to which that Primary Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Loans. Further, you should consider the risk that, in the case of a Primary Certificate purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on Loans could result in you receiving an actual yield that is lower than your anticipated yield. In the case of a Primary Certificate purchased at a premium, a faster than anticipated rate of principal payments could result in you receiving an actual yield that is lower than your anticipated yield.

         The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Loans, the Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Loans in stable or changing interest rate environments.

         The timing of changes in the rate of prepayments on Loans may significantly affect your actual yield to maturity, even if the average rate of principal payments is consistent with your expectation. In general, the earlier a prepayment of principal on the Loans occurs, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate that you anticipated during the period immediately following the issuance of the Primary Certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

THE PASS-THROUGH RATES

         The Pass-Through Rate for each class of Primary Certificates is subject to an applicable Net WAC Cap. If Loans bearing higher mortgage rates were to prepay at rates faster than Loans with lower mortgage rates, the Net WAC Cap relating to your class of Certificates would be lower than otherwise would be the case. Although the holders of Primary Certificates will be entitled to receive the related Net WAC Cap Carryover to the extent funds are available for that purpose as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available. The ratings of the Primary Certificates do not address the likelihood of the payment of any Net WAC Cap Carryover.

         The yield to investors in the Adjustable Rate Certificates will be sensitive to, among other things, the level of One-Month LIBOR and, in the case of the Class AV-1, Class AV-2A, Class AV-2B, Class AV-2C, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class BV-1, Class BV-2, Class BV-3 and Class BV-4 Certificates, the level of the index rate applicable to the Group II Loans. All of the Group II Loans are 2/28, 3/27 or 5/25 Loans, which will bear interest at fixed mortgage rates for 24 months, 36 months and 60 months, respectively, after origination. Although each of the Group II Loans bears interest at an adjustable rate, this rate is subject to a minimum rate, a maximum rate, an initial rate cap and a periodic rate cap. If Six-Month LIBOR, the index rate for the Group II Loans, increases substantially between

Adjustment Dates, the adjusted mortgage rate on the related Group II Loan may not equal Six-Month LIBOR plus the related gross margin due to the constraint of the caps. In this event, the related mortgage rate will be less than would have been the case in the absence of the caps. In addition, the mortgage rate applicable to any Adjustment Date will be based on Six-Month LIBOR as of the Adjustment Date. Thus, if the value of Six-Month LIBOR with respect to a Group II Loan rises, the lag in time before the corresponding mortgage rate increases will, all other things being equal, slow the upward adjustment of the Net WAC Cap. Furthermore, Group II Loans that have not reached their first Adjustment Date are more likely to be subject to the applicable periodic rate cap on their first Adjustment Date than on their subsequent Adjustment Dates. See "The Mortgage Pool" in this prospectus supplement. Although the holders of Primary Certificates will be entitled to receive the related Net WAC Cap Carryover to the extent funds are available for that purpose as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available. The ratings of the Offered Certificates do not address the likelihood of the payment of any Net WAC Cap Carryover.

         Although the mortgage rates on the Group II Loans are subject to adjustment, the mortgage rates adjust less frequently than One-Month LIBOR and adjust by reference to Six-Month LIBOR. Changes in One-Month LIBOR may not correlate with changes in Six-Month LIBOR and either may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thus reducing the weighted average lives of the Adjustable Rate Certificates.

WEIGHTED AVERAGE LIVES OF THE PRIMARY CERTIFICATES

         The weighted average life of a Primary Certificate is determined by (1) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of that Certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (2) summing the results and
(3) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of that Certificate referred to in clause (1).

         For a discussion of the factors that may influence the rate of payments, including prepayments, of the Loans, see "--Prepayment Considerations and Risks" herein and "Yield and Prepayment Considerations" in the prospectus.

         In general, the weighted average lives of the Primary Certificates will be shortened if the level of prepayments of principal of the Loans increases. However, the weighted average lives of the Primary Certificates will depend upon a variety of other factors, including, without limitation, the timing of changes in the rate of principal payments, changes in the interest rate environment and delays in realizing on REO Properties.

         The interaction of the foregoing factors may have different effects on the Primary Certificates at different times during the life of each class. Accordingly, no assurance can be given as to the weighted average life of each class of Primary Certificates. Further, to the extent the price of any class of Primary Certificates represents a discount or premium to its original Class Certificate Balance, variability in the weighted average life of that class of Certificates will result in variability in its yield to maturity. For an example of how the weighted average lives of the Primary Certificates may be affected at various constant percentages of Prepayment Assumption, see "--Decrement Tables" below.

         STRUCTURING ASSUMPTIONS

         Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Loans and the following additional assumptions (collectively, the "Structuring Assumptions"):

         o the Group I Loans consist of the following hypothetical Loans with the following characteristics:


                                                 ORIGINAL                           ORIGINAL        REMAINING
                             GROSS               TERM TO          ORIGINAL          INTEREST         TERM TO
                            MORTGAGE             MATURITY       AMORTIZATION       ONLY TERM         MATURITY
  PRINCIPAL BALANCE           RATE               (MONTHS)       TERM (MONTHS)       (MONTHS)         (MONTHS)
---------------------     -----------           ---------       -------------     -----------       ----------
     $126,896.94             8.57562%              180               360               0               179
       90,259.27             7.99000               180               360               0               179
    3,131,933.26             6.37148               180               360               0               178
      919,536.83             6.85535               180               360               0               178
      299,671.96             7.55180               120               120               0               118
       34,026.16             9.20000               120               120               0               117
    1,172,773.36             7.28073               180               180               0               178
      416,564.93             7.09570               180               180               0               178
    1,721,981.83             7.66007               180               180               0               177
      152,000.00             6.89000               180               180               60              178
      272,050.00             6.69496               180               180               60              179
      146,000.00             7.19000               180               180               60              177
      833,934.80             8.09917               180               180               0               177
      619,659.70             6.24235               240               240               0               238
      879,316.06             7.57169               240               240               0               239
      330,000.00             6.99000               240               240               60              239
      418,633.25             7.02647               240               240               0               237
      153,674.18             7.99000               300               300               0               298
   24,017,276.07             7.38941               360               360               0               358
   12,903,139.88             7.04590               360               360               0               358
   58,271,870.38             7.37548               360               360               0               358
    1,258,022.38             7.02119               360               360               60              357
      619,800.00             6.10668               360               360               60              358
    7,101,790.35             6.72244               360               360               60              358
      994,931.31             7.16934               360               360               60              358
      123,080.32             7.89000               360               360               0               358
   19,909,888.44             7.71477               360               360               0               358
      693,664.62             6.47402               180               360               0               178
      407,480.84             7.40322               180               360               0               178
      151,000.00             6.89000               180               360               60              178
      913,642.03             6.30650               180               360               60              178
    1,759,439.98             6.62631               180               360               60              178
      176,799.99             6.14000               180               360               60              178
      412,283.28             7.56894               120               120               0               119
      404,000.00             5.94000               180               180               60              178
    3,642,766.30             7.36819               180               180               0               179
      529,910.75             6.45000               240               240               0               239
    3,728,046.46             7.25266               240               240               0               239
      288,319.98             6.59954               300               300               0               299
   12,326,681.14             6.85061               360               360               0               357
    2,278,963.47             6.82553               360               360               0               359
   12,040,024.61             7.10604               360               360               0               358
      852,579.11             7.21306               360               360               0               359
    1,803,574.40             7.14565               360               360               60              357
    1,260,000.00             6.95905               360               360               60              359
    3,573,579.01             7.27079               360               360               60              359
   11,227,012.83             6.37359               360               360               60              358
      178,000.00             7.80000               360               360               60              358
  169,617,340.77             7.15962               360               360               0               359
    5,626,859.80             7.69892               360               360               0               358

         o the Group II-A Loans consist of the following hypothetical Loans with the following characteristics:

                                          ORIGINAL    ORIGINAL      ORIGINAL  REMAINING
                                GROSS     TERM TO   AMORTIZATION    INTEREST   TERM TO
                PRINCIPAL     MORTGAGE    MATURITY      TERM       ONLY TERM   MATURITY
   INDEX         BALANCE        RATE      (MONTHS)    (MONTHS)      (MONTHS)   (MONTHS)
  --------    --------------  ----------  --------   -----------   ----------  --------
  6M LIBOR    $15,795,869.19    7.46639%    360          360           0         358
  6M LIBOR     72,030,395.49    7.14291     360          360           0         358
  6M LIBOR      5,058,686.07    7.76243     360          360           0         359
  6M LIBOR      7,200,637.51    7.27225     360          360           60        359
  6M LIBOR     33,048,765.18    6.81789     360          360           60        358
  6M LIBOR      1,954,081.80    6.86670     360          360           60        358
  6M LIBOR      7,422,705.85    6.83215     360          360           60        358
  6M LIBOR        202,071.32    8.24815     360          360           0         359
  6M LIBOR     28,121,513.04    7.52304     360          360           0         358
  6M LIBOR      1,199,287.77    7.22101     360          360           0         358
  6M LIBOR      1,591,041.17    6.84383     360          360           0         358
  6M LIBOR     20,020,767.39    7.23412     360          360           0         358
  6M LIBOR        607,799.80    6.39102     360          360           60        359
  6M LIBOR      1,686,335.59    6.05042     360          360           60        359
  6M LIBOR      7,882,182.10    6.61897     360          360           60        358
  6M LIBOR      1,194,240.27    7.09079     360          360           60        358
  6M LIBOR      4,862,929.99    7.95808     360          360           0         358
  6M LIBOR        989,092.99    6.81628     360          360           0         359
  6M LIBOR        414,800.00    6.72734     360          360           0         360
  6M LIBOR      2,303,331.29    6.98082     360          360           0         358
  6M LIBOR        534,850.00    7.59249     360          360           60        359
  6M LIBOR      1,334,105.16    6.56204     360          360           60        358
  6M LIBOR        797,650.02    6.13731     360          360           60        359
  6M LIBOR        121,389.95    6.49000     360          360           0         359



                                                                           MORTGAGE
              MONTHS                                                         RATE
              TO NEXT     INITIAL     PERIODIC     MAXIMUM     MINIMUM    ADJUSTMENT
  GROSS     ADJUSTMENT      RATE        RATE       MORTGAGE    MORTGAGE    FREQUENCY
  MARGIN       DATE         CAP          CAP         RATE        RATE     (IN MONTHS)
 ---------  ----------    --------      -------    --------    --------   -----------
   7.00718%     22          3.00000%    1.00000%    14.73790%    7.18077%      6
   6.53485      22          2.99023     1.03250     13.63316     7.07516       6
   7.31918      22          3.00000     1.00845     14.00785     7.76068       6
   6.60988      23          3.00000     1.00000     13.32447     6.99984       6
   6.27458      22          2.96758     1.03087     13.57001     6.46126       6
   6.60805      22          2.91403     1.00000     13.26407     6.78007       6
   6.18641      22          3.00000     1.04029     13.47885     6.37337       6
   8.33533      23          3.00000     1.00000     14.24815     8.24815       6
   6.62746      22          2.98885     1.07681     14.11647     7.30500       6
   6.80448      34          3.00000     1.00000     14.60288     7.22101       6
   7.10943      34          3.00000     1.11287     13.25821     6.84457       6
   6.82758      34          2.98855     1.02533     13.36012     7.28018       6
   6.20617      35          3.00000     1.00000     12.40484     6.40484       6
   5.56076      35          3.00000     1.00000     12.83819     5.69351       6
   6.15424      34          3.00863     1.01700     13.01768     6.40948       6
   6.72690      34          3.00000     1.00000     13.85633     6.78551       6
   6.54283      34          2.97718     1.20329     14.35593     7.44097       6
   7.43153      59          3.00000     1.21577     16.47391     6.81628       6
   6.69172      60          3.00000     1.50000     12.72734     6.72734       6
   5.97770      58          3.00000     1.21056     12.98082     6.94602       6
   6.73077      59          3.00000     1.00000     13.59249     7.59249       6
   5.89709      58          3.00000     1.27078     12.98300     6.54237       6
   4.66769      59          3.00000     1.29487     12.54758     6.14142       6
   6.24000      59          3.00000     1.50000     12.49000     6.49000       6


         o the Group II-B Loans consist of the following hypothetical Loans with the following characteristics:



                                           ORIGINAL    ORIGINAL      ORIGINAL   REMAINING
                                 GROSS     TERM TO   AMORTIZATION    INTEREST    TERM TO
                 PRINCIPAL      MORTGAGE   MATURITY      TERM        ONLY TERM  MATURITY
   INDEX          BALANCE         RATE     (MONTHS)    (MONTHS)      (MONTHS)   (MONTHS)
  --------     --------------   ---------  --------   -----------    ---------  --------
  6M LIBOR     $14,496,187.63     7.40688%   360          360            0         358
  6M LIBOR      51,351,079.71     7.06227    360          360            0         358
  6M LIBOR       3,395,753.40     7.96243    360          360            0         358
  6M LIBOR       9,079,842.00     7.01304    360          360           60         358
  6M LIBOR      43,905,741.58     6.79357    360          360           60         358
  6M LIBOR       2,503,133.43     7.14111    360          360           60         358
  6M LIBOR       2,577,249.79     6.64282    360          360           60         359
  6M LIBOR       6,951,303.05     7.14842    360          360           60         359
  6M LIBOR       5,410,232.95     7.50186    360          360            0         359
  6M LIBOR      27,442,968.21     7.38924    360          360            0         358
  6M LIBOR       1,396,201.40     7.16369    360          360            0         358
  6M LIBOR       1,107,250.35     7.36867    360          360            0         359
  6M LIBOR      14,880,337.18     7.15483    360          360            0         358
  6M LIBOR         976,200.00     7.26499    360          360           60         359
  6M LIBOR         614,404.01     6.21716    360          360           60         358
  6M LIBOR       9,237,640.70     6.68873    360          360           60         358
  6M LIBOR       1,378,299.99     6.27543    360          360           60         358
  6M LIBOR       2,364,614.99     6.67668    360          360           60         358
  6M LIBOR       1,848,268.12     6.66850    360          360            0         358
  6M LIBOR       6,175,049.25     7.09983    360          360            0         358
  6M LIBOR       3,153,104.31     6.99294    360          360            0         359
  6M LIBOR         152,854.82     6.25000    360          360            0         359
  6M LIBOR       1,218,231.12     6.46882    360          360            0         359
  6M LIBOR         552,000.00     6.49000    360          360           60         359
  6M LIBOR         772,200.01     5.49839    360          360           60         359
  6M LIBOR       5,381,673.98     5.93165    360          360           60         359
  6M LIBOR         689,599.99     6.53485    360          360           60         358
  6M LIBOR      10,678,961.19     6.65004    360          360            0         359
  6M LIBOR         126,916.84     8.12000    360          360            0         359



                                                                            MORTGAGE
               MONTHS                                                         RATE
               TO NEXT     INITIAL     PERIODIC    MAXIMUM      MINIMUM    ADJUSTMENT
  GROSS      ADJUSTMENT      RATE        RATE      MORTGAGE    MORTGAGE    FREQUENCY
  MARGIN        DATE         CAP         CAP         RATE        RATE      (IN MONTHS)
-----------  -----------    --------    --------    ---------  ---------  ------------
  6.86350%       22          3.00000%    1.00000%   14.71564%    7.08343%      6
  6.45970        22          3.00000     1.12745    13.64645     6.98358       6
  7.47331        22          3.00000     1.00000    14.49325     7.95024       6
  6.57313        22          3.00000     1.05286    13.24274     6.79340       6
  6.19865        22          2.94231     1.04135    13.43548     6.58237       6
  6.81476        22          2.83461     1.05513    13.40118     7.13345       6
  6.29028        23          3.00000     1.00000    12.64282     6.64282       6
  6.44006        23          3.00000     1.04851    13.86790     6.81652       6
  7.25186        23          3.00000     1.00000    13.45147     7.50186       6
  6.45323        22          3.01086     1.15523    13.87299     6.99430       6
  6.68150        34          3.00000     1.00000    13.30585     7.16369       6
  6.92265        35          3.00000     1.00000    13.62491     7.36867       6
  6.43957        34          2.97925     1.03921    13.32704     7.21393       6
  7.71328        35          3.00000     1.00000    15.06790     7.30352       6
  6.12753        34          3.00000     1.00000    12.21716     6.21716       6
  6.03094        34          2.93575     1.00514    13.01817     6.65997       6
  6.02543        34          3.00000     1.00000    13.02214     6.27543       6
  6.22932        34          3.00000     1.00000    12.86590     6.67668       6
  6.41850        34          3.00000     1.00000    12.66850     6.66850       6
  5.79440        34          2.89609     1.40367    13.60589     6.96693       6
  7.55482        59          3.00000     1.05832    15.43470     6.99294       6
  6.23000        59          3.00000     1.50000    12.25000     6.25000       6
  6.41779        59          3.00000     1.44076    13.71825     6.46882       6
  6.24000        59          3.00000     1.50000    12.49000     6.49000       6
  4.02657        59          3.00000     1.33217    11.49839     5.49839       6
  5.63963        59          3.00000     1.34032    11.90056     5.93165       6
  6.28485        58          3.00000     1.00000    12.53485     6.53485       6
  6.23683        59          3.00000     1.21995    12.70384     6.63843       6
  7.87000        59          3.00000     1.00000    14.12000     8.12000       6

            o One-Month LIBOR and Six-Month LIBOR remain constant at 3.98% and 4.35% respectively,

            o The Servicing Fee Rate is 0.50% per annum and the Trustee's fee rate is 0.02% per annum,

            o the Loans prepay at the specified constant percentages of the Prepayment Assumption,

            o     no Loan is ever delinquent and no Loan ever defaults,

            o there are no Net Interest Shortfalls and all prepayments are prepays in full and include 30 days interest thereon,

            o the initial Class Certificate Balance of each class of Offered Certificates is as set forth on the cover page hereof, the initial Class Certificate Balance of the Class BF-1 Certificates is $6,120,000, the initial Class Certificate Balance of the Class BF-2 Certificates is $5,190,000, the initial Class Certificate Balance of the Class BF-3 Certificates is $6,480,000, the initial Class certificate Balance of the Class BV-1 Certificates is $5,354,000, the initial Class Certificate Balance of the Class BV-2 Certificates is $3,793,000, the initial Class Certificate Balance of the Class BV-3 Certificates is $4,462,000 and the initial Class Certificate Balance of the Class BV-4 Certificates is $12,715,000,

            o interest accrues on each class of Primary Certificates at its Pass-Through Rate,

            o distributions in respect of the Primary Certificates are received in cash on the 25th day of each month commencing November 25, 2005,

            o the Closing Date of the sale of the Primary Certificates is October 21, 2005, and

            o where indicated, the Servicer exercises the option to repurchase the Loans described herein under "Description of the Certificates--Optional Termination" at the earliest possible date.

While it is assumed that each of the Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Loans which will be delivered to the Trustee and characteristics of the Loans used in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Group I Loans is the Standard Prepayment Assumption ("SPA") and for the Group II Loans is a constant prepayment rate ("CPR" and together with SPA, the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Loans. 100% of the Prepayment Assumption with respect to the Group I Loans assumes prepayment rates of 2.00% per annum of the then unpaid principal balance of the Group I Loans in the first month of the life of the Group I Loans and an additional 2.00% per annum in each month thereafter (for example, 4.00% per annum in the second month) until the 10th month. Beginning in the 10th month and in each month thereafter during the life of the Group I Loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 20.00% per annum. 100% of the Prepayment Assumption assumes a constant prepayment rate of 28.00% per annum for the Group II Loans. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any rate of the Prepayment Assumption or at any other rate.

DECREMENT TABLES

         The following tables indicate the percentages of the initial Class Certificate Balances of the Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average lives of the Offered Certificates. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that the Loans will have the precise characteristics described herein or that all of the Loans will prepay at a constant percentage of the Prepayment Assumption. Moreover, the diverse remaining terms to maturity of the Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Loans is consistent with the remaining term to maturity of the Loans specified in the Structuring Assumptions.

                             CLASS AF-1 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          68            57             45            34             22
   October 25, 2007          37            13             0              0             0
   October 25, 2008           9             0             0              0             0
   October 25, 2009           0             0             0              0             0
   October 25, 2010           0             0             0              0             0
   October 25, 2011           0             0             0              0             0
   October 25, 2012           0             0             0              0             0
   October 25, 2013           0             0             0              0             0
   October 25, 2014           0             0             0              0             0
   October 25, 2015           0             0             0              0             0
   October 25, 2016           0             0             0              0             0
   October 25, 2017           0             0             0              0             0
   October 25, 2018           0             0             0              0             0
   October 25, 2019           0             0             0              0             0
   October 25, 2020           0             0             0              0             0
   October 25, 2021           0             0             0              0             0
   October 25, 2022           0             0             0              0             0
   October 25, 2023           0             0             0              0             0
   October 25, 2024           0             0             0              0             0
   October 25, 2025           0             0             0              0             0
   October 25, 2026           0             0             0              0             0
   October 25, 2027           0             0             0              0             0
   October 25, 2028           0             0             0              0             0
   October 25, 2029           0             0             0              0             0
   October 25, 2030           0             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   1.69          1.24           1.00          0.86           0.76

Weighted Average
Life to Call (Years)**      1.69          1.24           1.00          0.86           0.76

------------------------------------------------------------------------------------------------

** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                             CLASS AF-2 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100            71             5             0
   October 25, 2008          100           28             0              0             0
   October 25, 2009          56             0             0              0             0
   October 25, 2010           0             0             0              0             0
   October 25, 2011           0             0             0              0             0
   October 25, 2012           0             0             0              0             0
   October 25, 2013           0             0             0              0             0
   October 25, 2014           0             0             0              0             0
   October 25, 2015           0             0             0              0             0
   October 25, 2016           0             0             0              0             0
   October 25, 2017           0             0             0              0             0
   October 25, 2018           0             0             0              0             0
   October 25, 2019           0             0             0              0             0
   October 25, 2020           0             0             0              0             0
   October 25, 2021           0             0             0              0             0
   October 25, 2022           0             0             0              0             0
   October 25, 2023           0             0             0              0             0
   October 25, 2024           0             0             0              0             0
   October 25, 2025           0             0             0              0             0
   October 25, 2026           0             0             0              0             0
   October 25, 2027           0             0             0              0             0
   October 25, 2028           0             0             0              0             0
   October 25, 2029           0             0             0              0             0
   October 25, 2030           0             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   4.15          2.85           2.20          1.80           1.53

Weighted Average
Life to Call (Years)**      4.15          2.85           2.20          1.80           1.53

------------------------------------------------------------------------------------------------

** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                             CLASS AF-3 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            100            44
   October 25, 2008          100           100            40             0             0
   October 25, 2009          100           44             0              0             0
   October 25, 2010          93             0             0              0             0
   October 25, 2011          42             0             0              0             0
   October 25, 2012          16             0             0              0             0
   October 25, 2013           4             0             0              0             0
   October 25, 2014           0             0             0              0             0
   October 25, 2015           0             0             0              0             0
   October 25, 2016           0             0             0              0             0
   October 25, 2017           0             0             0              0             0
   October 25, 2018           0             0             0              0             0
   October 25, 2019           0             0             0              0             0
   October 25, 2020           0             0             0              0             0
   October 25, 2021           0             0             0              0             0
   October 25, 2022           0             0             0              0             0
   October 25, 2023           0             0             0              0             0
   October 25, 2024           0             0             0              0             0
   October 25, 2025           0             0             0              0             0
   October 25, 2026           0             0             0              0             0
   October 25, 2027           0             0             0              0             0
   October 25, 2028           0             0             0              0             0
   October 25, 2029           0             0             0              0             0
   October 25, 2030           0             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   6.10          4.03           3.00          2.41           2.02

Weighted Average
Life to Call (Years)**      6.10          4.03           3.00          2.41           2.02

------------------------------------------------------------------------------------------------


** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                             CLASS AF-4 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            100           100
   October 25, 2008          100           100           100            61             0
   October 25, 2009          100           100            81            33             0
   October 25, 2010          100           98             43             0             0
   October 25, 2011          100           69             17             0             0
   October 25, 2012          100           47             0              0             0
   October 25, 2013          100           39             0              0             0
   October 25, 2014          90            28             0              0             0
   October 25, 2015          90            23             0              0             0
   October 25, 2016          71             8             0              0             0
   October 25, 2017          53             0             0              0             0
   October 25, 2018          38             0             0              0             0
   October 25, 2019          24             0             0              0             0
   October 25, 2020          10             0             0              0             0
   October 25, 2021           0             0             0              0             0
   October 25, 2022           0             0             0              0             0
   October 25, 2023           0             0             0              0             0
   October 25, 2024           0             0             0              0             0
   October 25, 2025           0             0             0              0             0
   October 25, 2026           0             0             0              0             0
   October 25, 2027           0             0             0              0             0
   October 25, 2028           0             0             0              0             0
   October 25, 2029           0             0             0              0             0
   October 25, 2030           0             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   12.33         7.68           5.00          3.66           2.63

Weighted Average
Life to Call (Years)**      12.33         7.67           5.00          3.66           2.63

------------------------------------------------------------------------------------------------

** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                             CLASS AF-5 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            100           100
   October 25, 2008          100           100           100            100            85
   October 25, 2009          100           100           100            100            84
   October 25, 2010          100           100           100            97             41
   October 25, 2011          100           100           100            67             23
   October 25, 2012          100           100            99            50             16
   October 25, 2013          100           100            95            50             16
   October 25, 2014          100           100            83            45             16
   October 25, 2015          100           100            75            40             16
   October 25, 2016          100           100            59            29             14
   October 25, 2017          100           93             45            21             10
   October 25, 2018          100           76             35            16             5
   October 25, 2019          100           62             27            11             1
   October 25, 2020          100           50             20             7             0
   October 25, 2021          100           41             16             3             0
   October 25, 2022          86            33             12             *             0
   October 25, 2023          73            27             9              0             0
   October 25, 2024          62            21             6              0             0
   October 25, 2025          52            17             2              0             0
   October 25, 2026          44            13             0              0             0
   October 25, 2027          36            10             0              0             0
   October 25, 2028          29             8             0              0             0
   October 25, 2029          23             4             0              0             0
   October 25, 2030          18             1             0              0             0
   October 25, 2031          13             0             0              0             0
   October 25, 2032           9             0             0              0             0
   October 25, 2033           3             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   21.02         16.12         12.42          8.94           5.85

Weighted Average
Life to Call (Years)**      15.93         11.18          8.31          6.20           4.62

------------------------------------------------------------------------------------------------

*  Less than 0.5% but greater than 0.
** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                             CLASS AF-6 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            100           100
   October 25, 2008          100           100           100            100           100
   October 25, 2009          92            88             88            92            100
   October 25, 2010          85            80             79            80             84
   October 25, 2011          71            69             66            63             63
   October 25, 2012          62            58             51            46             43
   October 25, 2013          43            33             25            22             25
   October 25, 2014          29            19             12             9             13
   October 25, 2015           0             0             0              0             4
   October 25, 2016           0             0             0              0             0
   October 25, 2017           0             0             0              0             0
   October 25, 2018           0             0             0              0             0
   October 25, 2019           0             0             0              0             0
   October 25, 2020           0             0             0              0             0
   October 25, 2021           0             0             0              0             0
   October 25, 2022           0             0             0              0             0
   October 25, 2023           0             0             0              0             0
   October 25, 2024           0             0             0              0             0
   October 25, 2025           0             0             0              0             0
   October 25, 2026           0             0             0              0             0
   October 25, 2027           0             0             0              0             0
   October 25, 2028           0             0             0              0             0
   October 25, 2029           0             0             0              0             0
   October 25, 2030           0             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   7.36          6.96           6.70          6.66           6.85

Weighted Average
Life to Call (Years)**      7.36          6.96           6.56          5.92           5.21

------------------------------------------------------------------------------------------------

** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                             CLASS AV-1 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          79            69             60            51             41
   October 25, 2007          62            46             32            20             8
   October 25, 2008          48            29             13             0             0
   October 25, 2009          35            24             13             0             0
   October 25, 2010          28            19             12             0             0
   October 25, 2011          24            15             9              0             0
   October 25, 2012          21            12             7              0             0
   October 25, 2013          18            10             5              0             0
   October 25, 2014          15             8             4              0             0
   October 25, 2015          13             6             3              0             0
   October 25, 2016          11             5             2              0             0
   October 25, 2017          10             4             2              0             0
   October 25, 2018           8             3             2              0             0
   October 25, 2019           7             3             1              0             0
   October 25, 2020           6             2             *              0             0
   October 25, 2021           5             2             0              0             0
   October 25, 2022           5             2             0              0             0
   October 25, 2023           4             1             0              0             0
   October 25, 2024           3             1             0              0             0
   October 25, 2025           3             *             0              0             0
   October 25, 2026           3             0             0              0             0
   October 25, 2027           2             0             0              0             0
   October 25, 2028           2             0             0              0             0
   October 25, 2029           2             0             0              0             0
   October 25, 2030           1             0             0              0             0
   October 25, 2031           1             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   4.70          3.15           2.18          1.21           0.98

Weighted Average
Life to Call (Years)**      4.41          2.94           2.02          1.21           0.98

------------------------------------------------------------------------------------------------

*  Less than 0.5% but greater than 0.
** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                            CLASS AV-2A CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          70            57             44            31             18
   October 25, 2007          47            25             6              0             0
   October 25, 2008          27             1             0              0             0
   October 25, 2009          10             0             0              0             0
   October 25, 2010           *             0             0              0             0
   October 25, 2011           0             0             0              0             0
   October 25, 2012           0             0             0              0             0
   October 25, 2013           0             0             0              0             0
   October 25, 2014           0             0             0              0             0
   October 25, 2015           0             0             0              0             0
   October 25, 2016           0             0             0              0             0
   October 25, 2017           0             0             0              0             0
   October 25, 2018           0             0             0              0             0
   October 25, 2019           0             0             0              0             0
   October 25, 2020           0             0             0              0             0
   October 25, 2021           0             0             0              0             0
   October 25, 2022           0             0             0              0             0
   October 25, 2023           0             0             0              0             0
   October 25, 2024           0             0             0              0             0
   October 25, 2025           0             0             0              0             0
   October 25, 2026           0             0             0              0             0
   October 25, 2027           0             0             0              0             0
   October 25, 2028           0             0             0              0             0
   October 25, 2029           0             0             0              0             0
   October 25, 2030           0             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   2.07          1.36           1.00          0.78           0.63

Weighted Average
Life to Call (Years)**      2.07          1.36           1.00          0.78           0.63

------------------------------------------------------------------------------------------------


*  Less than 0.5% but greater than 0.
** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                            CLASS AV-2B CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            52             0
   October 25, 2008          100           100            14             0             0
   October 25, 2009          100           75             14             0             0
   October 25, 2010          100           48             11             0             0
   October 25, 2011          78            26             0              0             0
   October 25, 2012          59             9             0              0             0
   October 25, 2013          42             0             0              0             0
   October 25, 2014          28             0             0              0             0
   October 25, 2015          16             0             0              0             0
   October 25, 2016           6             0             0              0             0
   October 25, 2017           0             0             0              0             0
   October 25, 2018           0             0             0              0             0
   October 25, 2019           0             0             0              0             0
   October 25, 2020           0             0             0              0             0
   October 25, 2021           0             0             0              0             0
   October 25, 2022           0             0             0              0             0
   October 25, 2023           0             0             0              0             0
   October 25, 2024           0             0             0              0             0
   October 25, 2025           0             0             0              0             0
   October 25, 2026           0             0             0              0             0
   October 25, 2027           0             0             0              0             0
   October 25, 2028           0             0             0              0             0
   October 25, 2029           0             0             0              0             0
   October 25, 2030           0             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   7.82          5.14           3.00          2.08           1.66

Weighted Average
Life to Call (Years)**      7.82          5.14           3.00          2.08           1.66

------------------------------------------------------------------------------------------------

** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                            CLASS AV-2C CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            100            75
   October 25, 2008          100           100           100             0             0
   October 25, 2009          100           100           100             0             0
   October 25, 2010          100           100           100             0             0
   October 25, 2011          100           100            85             0             0
   October 25, 2012          100           100            57             0             0
   October 25, 2013          100           91             38             0             0
   October 25, 2014          100           69             23             0             0
   October 25, 2015          100           51             13             0             0
   October 25, 2016          100           37             6              0             0
   October 25, 2017          93            26             1              0             0
   October 25, 2018          77            18             0              0             0
   October 25, 2019          63            11             0              0             0
   October 25, 2020          51             6             0              0             0
   October 25, 2021          41             2             0              0             0
   October 25, 2022          32             0             0              0             0
   October 25, 2023          24             0             0              0             0
   October 25, 2024          18             0             0              0             0
   October 25, 2025          13             0             0              0             0
   October 25, 2026           8             0             0              0             0
   October 25, 2027           4             0             0              0             0
   October 25, 2028           1             0             0              0             0
   October 25, 2029           0             0             0              0             0
   October 25, 2030           0             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   15.81         10.69          7.81          2.69           2.14

Weighted Average
Life to Call (Years)**      14.56         9.92           7.30          2.69           2.14

------------------------------------------------------------------------------------------------

** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                             CLASS MF-1 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            100           100
   October 25, 2008          100           100           100            100           100
   October 25, 2009          100           100            83            66             51
   October 25, 2010          100           87             66            48             35
   October 25, 2011          100           73             52            36             24
   October 25, 2012          90            61             41            26             17
   October 25, 2013          79            51             32            19             11
   October 25, 2014          69            42             25            14             8
   October 25, 2015          61            35             19            10             5
   October 25, 2016          53            29             15             8             4
   October 25, 2017          47            24             12             6             1
   October 25, 2018          41            20             9              4             0
   October 25, 2019          35            16             7              3             0
   October 25, 2020          30            13             5              0             0
   October 25, 2021          26            10             4              0             0
   October 25, 2022          22             9             3              0             0
   October 25, 2023          19             7             1              0             0
   October 25, 2024          16             6             0              0             0
   October 25, 2025          14             4             0              0             0
   October 25, 2026          11             3             0              0             0
   October 25, 2027           9             2             0              0             0
   October 25, 2028           8             0             0              0             0
   October 25, 2029           6             0             0              0             0
   October 25, 2030           5             0             0              0             0
   October 25, 2031           3             0             0              0             0
   October 25, 2032           1             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   12.99         9.48           7.29          5.92           5.22

Weighted Average
Life to Call (Years)**      11.70         8.23           6.22          5.03           4.45

------------------------------------------------------------------------------------------------

** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                             CLASS MF-2 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            100           100
   October 25, 2008          100           100           100            100           100
   October 25, 2009          100           100            83            66             51
   October 25, 2010          100           87             66            48             35
   October 25, 2011          100           73             52            36             24
   October 25, 2012          89            61             41            26             17
   October 25, 2013          79            51             32            19             11
   October 25, 2014          69            42             25            14             8
   October 25, 2015          61            35             19            10             5
   October 25, 2016          53            29             15             8             2
   October 25, 2017          47            24             12             6             0
   October 25, 2018          41            20             9              3             0
   October 25, 2019          35            16             7              0             0
   October 25, 2020          30            13             5              0             0
   October 25, 2021          26            10             3              0             0
   October 25, 2022          22             9             *              0             0
   October 25, 2023          19             7             0              0             0
   October 25, 2024          16             6             0              0             0
   October 25, 2025          13             4             0              0             0
   October 25, 2026          11             1             0              0             0
   October 25, 2027           9             0             0              0             0
   October 25, 2028           8             0             0              0             0
   October 25, 2029           6             0             0              0             0
   October 25, 2030           5             0             0              0             0
   October 25, 2031           1             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   12.96         9.43           7.25          5.86           5.06

Weighted Average
Life to Call (Years)**      11.70         8.23           6.22          5.00           4.32

------------------------------------------------------------------------------------------------

* Less than 0.5% but greater than 0.
** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                             CLASS MF-3 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            100           100
   October 25, 2008          100           100           100            100           100
   October 25, 2009          100           100            83            66             51
   October 25, 2010          100           87             66            48             35
   October 25, 2011          100           73             52            36             24
   October 25, 2012          90            61             41            26             17
   October 25, 2013          79            51             32            19             11
   October 25, 2014          69            42             25            14             8
   October 25, 2015          61            35             19            10             5
   October 25, 2016          53            29             15             8             0
   October 25, 2017          47            24             12             6             0
   October 25, 2018          41            20             9              0             0
   October 25, 2019          35            16             7              0             0
   October 25, 2020          30            13             5              0             0
   October 25, 2021          26            10             0              0             0
   October 25, 2022          22             9             0              0             0
   October 25, 2023          19             7             0              0             0
   October 25, 2024          16             6             0              0             0
   October 25, 2025          14             0             0              0             0
   October 25, 2026          11             0             0              0             0
   October 25, 2027           9             0             0              0             0
   October 25, 2028           8             0             0              0             0
   October 25, 2029           6             0             0              0             0
   October 25, 2030           2             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   12.93         9.39           7.21          5.82           4.99

Weighted Average
Life to Call (Years)**      11.70         8.23           6.22          5.00           4.28

------------------------------------------------------------------------------------------------

** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                             CLASS MF-4 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            100           100
   October 25, 2008          100           100           100            100           100
   October 25, 2009          100           100            83            66             51
   October 25, 2010          100           87             66            48             35
   October 25, 2011          100           73             52            36             24
   October 25, 2012          89            61             41            26             17
   October 25, 2013          79            51             32            19             11
   October 25, 2014          69            42             25            14             8
   October 25, 2015          61            35             19            10             2
   October 25, 2016          53            29             15             8             0
   October 25, 2017          47            24             12             3             0
   October 25, 2018          41            20             9              0             0
   October 25, 2019          35            16             7              0             0
   October 25, 2020          30            13             2              0             0
   October 25, 2021          26            10             0              0             0
   October 25, 2022          22             9             0              0             0
   October 25, 2023          19             7             0              0             0
   October 25, 2024          16             3             0              0             0
   October 25, 2025          13             0             0              0             0
   October 25, 2026          11             0             0              0             0
   October 25, 2027           9             0             0              0             0
   October 25, 2028           8             0             0              0             0
   October 25, 2029           6             0             0              0             0
   October 25, 2030           0             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   12.90         9.35           7.18          5.80           4.94

Weighted Average
Life to Call (Years)**      11.70         8.23           6.22          5.00           4.25

------------------------------------------------------------------------------------------------

** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                             CLASS MF-5 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            100           100
   October 25, 2008          100           100           100            100           100
   October 25, 2009          100           100            83            66             51
   October 25, 2010          100           87             66            48             35
   October 25, 2011          100           73             52            36             24
   October 25, 2012          89            61             41            26             17
   October 25, 2013          79            51             32            19             11
   October 25, 2014          69            42             25            14             8
   October 25, 2015          61            35             19            10             0
   October 25, 2016          53            29             15             8             0
   October 25, 2017          47            24             12             0             0
   October 25, 2018          41            20             9              0             0
   October 25, 2019          35            16             7              0             0
   October 25, 2020          30            13             0              0             0
   October 25, 2021          26            10             0              0             0
   October 25, 2022          22             9             0              0             0
   October 25, 2023          19             7             0              0             0
   October 25, 2024          16             0             0              0             0
   October 25, 2025          13             0             0              0             0
   October 25, 2026          11             0             0              0             0
   October 25, 2027           9             0             0              0             0
   October 25, 2028           8             0             0              0             0
   October 25, 2029           1             0             0              0             0
   October 25, 2030           0             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   12.86         9.32           7.15          5.77           4.92

Weighted Average
Life to Call (Years)**      11.70         8.23           6.22          4.99           4.25

------------------------------------------------------------------------------------------------

** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                             CLASS MF-6 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            100           100
   October 25, 2008          100           100           100            100           100
   October 25, 2009          100           100            83            66             51
   October 25, 2010          100           87             66            48             35
   October 25, 2011          100           73             52            36             24
   October 25, 2012          89            61             41            26             17
   October 25, 2013          79            51             32            19             11
   October 25, 2014          69            42             25            14             8
   October 25, 2015          61            35             19            10             0
   October 25, 2016          53            29             15             8             0
   October 25, 2017          47            24             12             0             0
   October 25, 2018          41            20             9              0             0
   October 25, 2019          35            16             3              0             0
   October 25, 2020          30            13             0              0             0
   October 25, 2021          26            10             0              0             0
   October 25, 2022          22             9             0              0             0
   October 25, 2023          19             2             0              0             0
   October 25, 2024          16             0             0              0             0
   October 25, 2025          13             0             0              0             0
   October 25, 2026          11             0             0              0             0
   October 25, 2027           9             0             0              0             0
   October 25, 2028           7             0             0              0             0
   October 25, 2029           0             0             0              0             0
   October 25, 2030           0             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   12.83         9.28           7.12          5.73           4.89

Weighted Average
Life to Call (Years)**      11.70         8.23           6.22          4.98           4.24

------------------------------------------------------------------------------------------------

** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                             CLASS MV-1 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            100           100
   October 25, 2008          100           100           100            88             97
   October 25, 2009          100           76             88            88             84
   October 25, 2010          91            60             38            85             48
   October 25, 2011          78            47             27            55             28
   October 25, 2012          66            37             19            35             16
   October 25, 2013          57            29             14            23             9
   October 25, 2014          48            22             10            15             2
   October 25, 2015          41            17             7              9             0
   October 25, 2016          35            14             5              4             0
   October 25, 2017          29            11             3              *             0
   October 25, 2018          25             8             2              0             0
   October 25, 2019          21             6             0              0             0
   October 25, 2020          17             5             0              0             0
   October 25, 2021          14             4             0              0             0
   October 25, 2022          12             3             0              0             0
   October 25, 2023          10             1             0              0             0
   October 25, 2024           8             0             0              0             0
   October 25, 2025           7             0             0              0             0
   October 25, 2026           5             0             0              0             0
   October 25, 2027           4             0             0              0             0
   October 25, 2028           3             0             0              0             0
   October 25, 2029           3             0             0              0             0
   October 25, 2030           1             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   10.31         6.92           5.68          6.62           5.39

Weighted Average
Life to Call (Years)**      9.69          6.49           5.38          5.77           4.75

------------------------------------------------------------------------------------------------

*  Less than 0.5% but greater than 0.
** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                             CLASS MV-2 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            100           100
   October 25, 2008          100           100           100            100            96
   October 25, 2009          100           76             53            87             22
   October 25, 2010          91            60             38            23             13
   October 25, 2011          78            47             27            15             7
   October 25, 2012          66            37             19             9             4
   October 25, 2013          57            29             14             6             0
   October 25, 2014          48            22             10             4             0
   October 25, 2015          41            17             7              0             0
   October 25, 2016          35            14             5              0             0
   October 25, 2017          29            11             3              0             0
   October 25, 2018          25             8             0              0             0
   October 25, 2019          21             6             0              0             0
   October 25, 2020          17             5             0              0             0
   October 25, 2021          14             4             0              0             0
   October 25, 2022          12             1             0              0             0
   October 25, 2023          10             0             0              0             0
   October 25, 2024           8             0             0              0             0
   October 25, 2025           7             0             0              0             0
   October 25, 2026           5             0             0              0             0
   October 25, 2027           4             0             0              0             0
   October 25, 2028           3             0             0              0             0
   October 25, 2029           *             0             0              0             0
   October 25, 2030           0             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   10.28         6.88           5.35          4.99           3.89

Weighted Average
Life to Call (Years)**      9.69          6.49           5.08          4.80           3.75

------------------------------------------------------------------------------------------------

*  Less than 0.5% but greater than 0.
** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                             CLASS MV-3 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            100           100
   October 25, 2008          100           100           100            100            38
   October 25, 2009          100           76             53            35             22
   October 25, 2010          91            60             38            23             13
   October 25, 2011          78            47             27            15             7
   October 25, 2012          66            37             19             9             4
   October 25, 2013          57            29             14             6             0
   October 25, 2014          48            22             10             1             0
   October 25, 2015          41            17             7              0             0
   October 25, 2016          35            14             5              0             0
   October 25, 2017          29            11             0              0             0
   October 25, 2018          25             8             0              0             0
   October 25, 2019          21             6             0              0             0
   October 25, 2020          17             5             0              0             0
   October 25, 2021          14             0             0              0             0
   October 25, 2022          12             0             0              0             0
   October 25, 2023          10             0             0              0             0
   October 25, 2024           8             0             0              0             0
   October 25, 2025           7             0             0              0             0
   October 25, 2026           5             0             0              0             0
   October 25, 2027           4             0             0              0             0
   October 25, 2028           0             0             0              0             0
   October 25, 2029           0             0             0              0             0
   October 25, 2030           0             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   10.24         6.84           5.23          4.61           3.62

Weighted Average
Life to Call (Years)**      9.69          6.49           4.99          4.44           3.50

------------------------------------------------------------------------------------------------

** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                             CLASS MV-4 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            100           100
   October 25, 2008          100           100           100            100            38
   October 25, 2009          100           76             53            35             22
   October 25, 2010          91            60             38            23             13
   October 25, 2011          78            47             27            15             7
   October 25, 2012          66            37             19             9             0
   October 25, 2013          57            29             14             6             0
   October 25, 2014          48            22             10             0             0
   October 25, 2015          41            17             7              0             0
   October 25, 2016          35            14             4              0             0
   October 25, 2017          29            11             0              0             0
   October 25, 2018          25             8             0              0             0
   October 25, 2019          21             6             0              0             0
   October 25, 2020          17             3             0              0             0
   October 25, 2021          14             0             0              0             0
   October 25, 2022          12             0             0              0             0
   October 25, 2023          10             0             0              0             0
   October 25, 2024           8             0             0              0             0
   October 25, 2025           7             0             0              0             0
   October 25, 2026           5             0             0              0             0
   October 25, 2027           *             0             0              0             0
   October 25, 2028           0             0             0              0             0
   October 25, 2029           0             0             0              0             0
   October 25, 2030           0             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   10.21         6.82           5.19          4.50           3.54

Weighted Average
Life to Call (Years)**      9.69          6.49           4.96          4.34           3.42

------------------------------------------------------------------------------------------------

* Less than 0.5% but greater than 0.
** Determined as specified under "--Weighted Average Lives of the Primary
  Certificates."

                             CLASS MV-5 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            100           100
   October 25, 2008          100           100           100            100            38
   October 25, 2009          100           76             53            35             22
   October 25, 2010          91            60             38            23             13
   October 25, 2011          78            47             27            15             7
   October 25, 2012          66            37             19             9             0
   October 25, 2013          57            29             14             6             0
   October 25, 2014          48            22             10             0             0
   October 25, 2015          41            17             7              0             0
   October 25, 2016          35            14             0              0             0
   October 25, 2017          29            11             0              0             0
   October 25, 2018          25             8             0              0             0
   October 25, 2019          21             6             0              0             0
   October 25, 2020          17             0             0              0             0
   October 25, 2021          14             0             0              0             0
   October 25, 2022          12             0             0              0             0
   October 25, 2023          10             0             0              0             0
   October 25, 2024           8             0             0              0             0
   October 25, 2025           7             0             0              0             0
   October 25, 2026           2             0             0              0             0
   October 25, 2027           0             0             0              0             0
   October 25, 2028           0             0             0              0             0
   October 25, 2029           0             0             0              0             0
   October 25, 2030           0             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   10.17         6.79           5.15          4.41           3.47

Weighted Average
Life to Call (Years)**      9.69          6.49           4.95          4.28           3.38

------------------------------------------------------------------------------------------------

** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

                             CLASS MV-6 CERTIFICATES

            Percent of Initial Class Certificate Balance Outstanding

            Various Constant Percentages of the Prepayment Assumption

------------------------------------------------------------------------------------------------
         Date                50%           75%           100%          125%           150%
------------------------------------------------------------------------------------------------
        Initial              100           100           100            100           100
   October 25, 2006          100           100           100            100           100
   October 25, 2007          100           100           100            100           100
   October 25, 2008          100           100           100            100            38
   October 25, 2009          100           76             53            35             22
   October 25, 2010          91            60             38            23             13
   October 25, 2011          78            47             27            15             7
   October 25, 2012          66            37             19             9             0
   October 25, 2013          57            29             14             1             0
   October 25, 2014          48            22             10             0             0
   October 25, 2015          41            17             6              0             0
   October 25, 2016          35            14             0              0             0
   October 25, 2017          29            11             0              0             0
   October 25, 2018          25             8             0              0             0
   October 25, 2019          21             2             0              0             0
   October 25, 2020          17             0             0              0             0
   October 25, 2021          14             0             0              0             0
   October 25, 2022          12             0             0              0             0
   October 25, 2023          10             0             0              0             0
   October 25, 2024           8             0             0              0             0
   October 25, 2025           5             0             0              0             0
   October 25, 2026           0             0             0              0             0
   October 25, 2027           0             0             0              0             0
   October 25, 2028           0             0             0              0             0
   October 25, 2029           0             0             0              0             0
   October 25, 2030           0             0             0              0             0
   October 25, 2031           0             0             0              0             0
   October 25, 2032           0             0             0              0             0
   October 25, 2033           0             0             0              0             0
   October 25, 2034           0             0             0              0             0
   October 25, 2035           0             0             0              0             0


Weighted Average
Life to Maturity
(Years)**                   10.13         6.75           5.10          4.34           3.42

Weighted Average
Life to Call (Years)**      9.69          6.49           4.93          4.22           3.34

------------------------------------------------------------------------------------------------

** Determined as specified under "--Weighted Average Lives of the Primary
   Certificates."

YIELD SENSITIVITY OF THE SUBORDINATE CERTIFICATES

         If the Class Certificate Balances of the Class BF-3, Class BF-2, Class BF-1, Class MF-6, Class MF-5, Class MF-4, Class MF-3 and Class MF-2 Certificates and the Group I Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class MF-1 Certificates will become extremely sensitive to losses on the Group I Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class MF-1 Certificates. If the Class Certificate Balance of the Class BF-3, Class BF-2, Class BF-1, Class MF-6, Class MF-5, Class MF-4 and Class MF-3 Certificates and the Group I Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class MF-2 Certificates will become extremely sensitive to losses on the Group I Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class MF-2 Certificates. If the Class Certificate Balance of the Class BF-3, Class BF-2, Class BF-1, Class MF-6, Class MF-5 and Class MF-4 Certificates and the Group I Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class MF-3 Certificates will become extremely sensitive to losses on the Group I Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class MF-3 Certificates. If the Class Certificate Balance of the Class BF-3, Class BF-2, Class BF-1, Class MF-6 and Class MF-5 Certificates and the Group I Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class MF-4 Certificates will become extremely sensitive to losses on the Group I Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class MF-4 Certificates. If the Class Certificate Balance of the Class BF-3, Class BF-2, Class BF-1 and Class MF-6 Certificates and the Group I Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class MF-5 Certificates will become extremely sensitive to losses on the Group I Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class MF-5 Certificates. If the Class Certificate Balance of the Class BF-3, Class BF-2 and Class BF-1 Certificates and the Group I Overcollateralization Amount has been reduced to zero, the yield to maturity on the Class MF-6 Certificates will become extremely sensitive to losses on the Group I Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class MF-6 Certificates. If the Class Certificate Balance of the Class BF-3 and Class BF-2 Certificates and the Group I Overcollateralization Amount has been reduced to zero, the yield to maturity on the Class BF-1 Certificates will become extremely sensitive to losses on the Group I Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class BF-1 Certificates. If the Class Certificate Balance of the Class BF-3 Certificates and the Group I Overcollateralization Amount has been reduced to zero, the yield to maturity on the Class BF-2 Certificates will become extremely sensitive to losses on the Group I Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class BF-2 Certificates. If the Group I Overcollateralization Amount has been reduced to zero, the yield to maturity on the Class BF-3 Certificates will become extremely sensitive to losses on the Group I Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class BF-3 Certificates. The initial undivided interests in the Group I Loans evidenced by the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class BF-1, Class BF-2 and Class BF-3 Certificates are approximately 6.50%, approximately 5.15%, approximately 1.30%, approximately 1.45%, approximately 0.90%, approximately 1.00%, approximately 1.65%, approximately 1.40% and approximately 1.75%, respectively.

         If the Class Certificate Balances of the Class BV-4, Class BV-3, Class BV-2, Class BV-1, Class MV-6, Class MV-5, Class MV-4, Class MV-3 and Class MV-2 Certificates and the Group II Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class MV-1 Certificates will become extremely sensitive to losses on the Group II Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class MV-1 Certificates. If the Class Certificate Balance of the Class BV-4, Class BV-3, Class BV-2, Class BV-1, Class

MV-6, Class MV-5, Class MV-4 and Class MV-3 Certificates and the Group II Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class MV-2 Certificates will become extremely sensitive to losses on the Group II Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class MV-2 Certificates. If the Class Certificate Balance of the Class BV-4, Class BV-3, Class BV-2, Class BV-1, Class MV-6, Class MV-5 and Class MV-4 Certificates and the Group II Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class MV-3 Certificates will become extremely sensitive to losses on the Group II Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class MV-3 Certificates. If the Class Certificate Balance of the Class BV-4, Class BV-3, Class BV-2, Class BV-1, Class MV-6 and Class MV-5 Certificates and the Group II Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class MV-4 Certificates will become extremely sensitive to losses on the Group II Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class MV-4 Certificates. If the Class Certificate Balance of the Class BV-4, Class BV-3, Class BV-2, Class BV-1 and Class MV-6 Certificates and the Group II Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class MV-5 Certificates will become extremely sensitive to losses on the Group II Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class MV-5 Certificates. If the Class Certificate Balance of the Class BV-4, Class BV-3, Class BV-2 and Class BV-1 Certificates and the Group II Overcollateralization Amount has been reduced to zero, the yield to maturity on the Class MV-6 Certificates will become extremely sensitive to losses on the Group II Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class MV-6 Certificates. If the Class Certificate Balance of the Class BV-4, Class BV-3 and Class BV-2 Certificates and the Group II Overcollateralization Amount has been reduced to zero, the yield to maturity on the Class BV-1 Certificates will become extremely sensitive to losses on the Group II Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class BV-1 Certificates. If the Class Certificate Balance of the Class BV-4 and Class BV-3 Certificates and the Group II Overcollateralization Amount has been reduced to zero, the yield to maturity on the Class BV-2 Certificates will become extremely sensitive to losses on the Group II Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class BV-2 Certificates. If the Class Certificate Balance of the Class BV-4 Certificates and the Group II Overcollateralization Amount has been reduced to zero, the yield to maturity on the Class BV-3 Certificates will become extremely sensitive to losses on the Group II Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class BV-3 Certificates. If the Group II Overcollateralization Amount has been reduced to zero, the yield to maturity on the Class BV-4 Certificates will become extremely sensitive to losses on the Group II Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by Monthly Excess Cashflow Amounts) will be allocated to the Class BV-4 Certificates. The initial undivided interests in the Group II Loans evidenced by the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class BV-1, Class BV-2, Class BV-3 and Class BV-4 Certificates are approximately 7.95%, approximately 6.65%, approximately 1.70%, approximately 1.85%, approximately 1.30%, approximately 1.35%, approximately 1.20%, approximately 0.85%, approximately 1.00% and approximately 2.85%, respectively.

         Investors in the Subordinate Certificates should fully consider the risk that Realized Losses on the Loans could result in the failure of investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Subordinate Certificates, their Class Certificate Balances will be reduced by the amounts so allocated. Therefore, unless and until Recoveries are allocated to those Certificates as described in this prospectus supplement, the amounts of Realized Losses allocated to the Subordinate Certificates will no longer accrue interest nor will these amounts be reinstated thereafter. However, Applied Realized Loss Amounts may be recovered in the form of Realized Loss Amortization Amounts by the holders of the Subordinate Certificates from Monthly Excess Cashflow in the priorities set forth under "Description of the Certificates --Distribution of Group I Monthly Excess Cashflow Amounts" and "--Distribution of Group II Monthly Excess Cashflow Amounts" in this prospectus supplement.

         With the exception of any distributions of the Aggregate Class BF Early Distribution Amount to the Class BF Certificates, unless the aggregate Class Certificate Balance of the Class AF Certificates has been reduced to zero, the Group I Subordinate Certificates will not be entitled to any principal distributions until the Group I Stepdown Date and during any period in which a Group I Trigger Event is in effect. With the exception of any distributions of the Aggregate Class BV Early Distribution Amount to the Class BV Certificates, unless the aggregate Class Certificate Balance of the Class AV Certificates has been reduced to zero, the Group II Subordinate Certificates will not be entitled to any principal distributions until the Group II Stepdown Date and during any period in which a Group II Trigger Event is in effect. As a result, the weighted average lives of the Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Primary Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the holders of these Certificates have a greater risk of suffering a loss on their investments. Further,

            o because a Group I Trigger Event may be based on delinquencies and not losses, it is possible for the Group I Subordinate Certificates, other than the Class BF-1, Class BF-2 and Class BF-3 Certificates, to receive no principal distributions (unless the aggregate Class Certificate Balance of the Class AF Certificates has been reduced to zero) on and after the Group I Stepdown Date even if no losses have occurred on the Group I Loans, and

            o because a Group II Trigger Event may be based on delinquencies and not losses, it is possible for the Group II Subordinate Certificates, other than the Class BV-1, Class BV-2, Class BV-3 and Class BV-4 Certificates, to receive no principal distributions (unless the aggregate Class Certificate Balance of the Class AV Certificates has been reduced to zero) on and after the Group II Stepdown Date even if no losses have occurred on the Group II Loans.

         With the exception of any distributions of the Aggregate Class BF Early Distribution Amount to the Class BF-3 Certificates, for all purposes, the Class BF-3 Certificates will have the lowest payment priority of any class of Group I Subordinate Certificates. With the exception of any distributions of the Aggregate Class BV Early Distribution Amount to the Class BV-4 Certificates, for all purposes, the Class BV-4 Certificates will have the lowest payment priority of any class of Group II Subordinate Certificates.

LAST SCHEDULED DISTRIBUTION DATE

         The "Last Scheduled Distribution Date" for the Primary Certificates is the Distribution Date in November 2035. The Last Scheduled Distribution Date for the Primary Certificates is the Distribution Date in the month following the expected latest scheduled maturity date for any of the Loans to be included in the trust fund. Since the rate of distributions in reduction of the Class Certificate Balance of each of the classes of Primary Certificates will depend on the rate of payment, including prepayments, of the Loans, the Class Certificate Balance of any or all of the classes of Primary Certificates could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Loans. See "Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Primary Certificates" herein and "Yield and Prepayment Considerations" in the prospectus.

                                 USE OF PROCEEDS

         Immediately prior to the sale of the Loans to the Depositor, certain of the Loans were subject to financing provided by an affiliate of Friedman, Billings, Ramsey & Co., Inc. and an affiliate of Greenwich Capital Markets, Inc. The Depositor will apply a portion of the net proceeds from the sale of the Offered Certificates to repay the financing. The Depositor will use the remaining portion of the net proceeds received by it from the sale of the Offered Certificates to pay the purchase price of the Loans and for general corporate purposes.

                         FEDERAL INCOME TAX CONSEQUENCES

         The discussion below regarding the federal income tax consequences relating to the acquisition, holding, or disposition of the Primary Certificates is intended to supplement and to be read in conjunction with the discussion set out in the prospectus under the heading "FEDERAL INCOME TAX CONSEQUENCES." Accordingly, investors are referred to the material under the heading "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus for additional information. The discussion in this prospectus supplement and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Primary Certificates. No portion of the "FEDERAL INCOME TAX CONSEQUENCES" sections of the prospectus supplement or prospectus constitutes an opinion of counsel, other than as expressly set forth in the second sentence of the first paragraph below and where indicated in "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus.

         For federal income tax purposes, multiple elections will be made to treat some of the assets of the trust fund (exclusive of the Net WAC Cap Account, the Reserve Fund and the Yield Maintenance Agreement) as several REMICs. Assuming those elections are timely made and the terms of the Pooling and Servicing Agreement are complied with, Stradley, Ronon, Stevens & Young, LLP, special tax counsel to the Depositor ("Tax Counsel"), is of the opinion that the trust fund (exclusive of the Net WAC Cap Account, the Reserve Fund and the Yield Maintenance Agreement) will qualify as several REMICs within the meaning of Section 860D of the Code.

         The Primary Certificates and the Class X Certificates will constitute "regular interests" in a REMIC. The Class R Certificates will constitute the sole class of "residual interest" in each REMIC. See "Federal Income Tax Consequences" in the prospectus.

         Beneficial Owners of the Primary Certificates must allocate their purchase price for that Certificate among one or more of the following components, as appropriate - the REMIC regular interest component and the right to receive payment in the form of the Net WAC Cap Carryover (the "Net WAC Cap component"). For information reporting purposes, it will be assumed that, with respect to each of the Primary Certificates, the Net WAC Cap component will have only nominal value relative to the value of the regular interest component. The IRS could, however, argue that the Net WAC Cap component has a greater than de minimis value. If that argument was sustained, the regular interest component in respect of the Primary Certificates could be viewed as having been issued with original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount).

         Upon the sale, exchange, or other disposition of a Primary Certificate, the Beneficial Owner thereof must allocate the amount realized among the appropriate components of that Primary Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Beneficial Owner holds a Primary Certificate as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Net WAC Cap component should be capital gain or loss, and gain or loss on the disposition of the regular interest should, subject to the limitation described below, be capital gain or loss. Gain attributable to the regular interest component of a Primary Certificate will be treated as ordinary income, however, to the extent the gain does not exceed the excess, if any, of:

            o the amount that would have been includible in the Beneficial Owner's gross income with respect to the regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of that Certificate, over

            o     the amount actually included in the Beneficial Owner's income.

         As indicated above, a portion of the purchase price paid by a certificateholder to acquire a Primary Certificate may be attributable to the Net WAC Cap component of that Certificate. The portion of the overall purchase price attributable to this component must be amortized over the life of the Certificate taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract and the consequences on the disposition of the contract. A disposition of the contract would be deemed to occur, for example, upon the sale of a Primary Certificate. Beneficial Owners are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net WAC Cap component of a Primary Certificate.

         The REMIC regular interest components of the Primary Certificates will be treated as debt instruments for federal income tax purposes. Income on the Primary Certificates must be reported under an accrual method of accounting.

         The REMIC regular interest components of the Primary Certificates, depending on their issue prices, as described in the prospectus under "Federal Income Tax Consequences," may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the Loans at a rate equal to 100% of the Prepayment Assumption, as described under "Yield, Prepayment and Maturity Considerations--Structuring Assumptions." No representation is made as to whether the Loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" herein and "Federal Income Tax Consequences" in the prospectus.

         If the Beneficial Owners of the Primary Certificates are treated as holding the REMIC regular interest components of the Certificates at a premium, those Beneficial Owners should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

         As is described more fully under "Federal Income Tax Consequences" in the prospectus, the REMIC regular interest components of the Primary Certificates will represent qualifying assets to a Real Estate Investment Trust ("REIT") under Section 856(c)(4)(A) and to a domestic building and loan association under Section 7701(a)(19)(C) of the Code. Net interest income attributable to the REMIC regular interest components of the Primary Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code for REIT qualification purposes, to the extent the assets of the trust fund are assets described in those sections. The Primary Certificates will not be treated as qualifying assets under Section 860G(a)(3) in their entirety and may not be appropriate investments for REMICs.

         The holders of the Class X Certificates own the Net WAC Cap Account and the Reserve Fund. The Net WAC Cap Account and the Reserve Fund are outside reserve funds and are not assets of any REMIC. Amounts transferred by a REMIC to the Net WAC Cap Account are treated as amounts distributed by the applicable REMIC to the holders of the Class X Certificates or transferees of the holders of the Class X Certificates for all federal tax purposes.

                              ERISA CONSIDERATIONS

         Any Plan fiduciary who proposes to cause a Plan (as defined below) to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or the Code, of the Plan's acquisition and ownership of those Certificates. See "ERISA Considerations" in the prospectus.
Section 406 of ERISA and Section 4975 of the Code prohibit "parties in interest" and "disqualified persons" with respect to an employee benefit or other plan or arrangement, including, but not limited to, an individual retirement account, that is subject to ERISA and/or the excise tax provisions set forth under
Section 4975 of the Code (a "Plan") from engaging in certain transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of
Section 4975 of the Code.

         Some employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary who decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

         The United States Department of Labor has granted an individual administrative exemption to Greenwich Capital Markets, Inc. (Prohibited Transaction Exemption 90-59, Exemption Application No. D-8374, 55 Fed. Reg. 36724 (September 6, 1990) (the "Underwriter Exemption")) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption. The Underwriter Exemption applies to the Loans in the trust fund.

         On July 21, 1997, November 13, 2000 and August 22, 2002, the Department of Labor published in the Federal Register amendments to the Underwriter Exemption. The November 13, 2000 amendment to the Underwriter Exemption permits Plans to invest in certain investment grade (i.e., securities which are rated at the time of issuance in one of the four highest generic rating categories by at least one rating agency) mortgage-backed securities and asset-backed securities which are either senior or subordinated. The amendment also permits the use of eligible interest rate swaps (both ratings dependent and non-rating dependent) under certain circumstances; permits the use of yield supplements which involve notional principal amounts; and makes other changes to the Underwriter Exemption that reflect the Department's current interpretation of the Underwriter Exemption.

         For a general description of the Underwriter Exemption, as amended on July 21, 1997, November 13, 2000 and August 22, 2002, and the conditions that must be satisfied for the Underwriter Exemption to apply, see "ERISA Considerations" in the prospectus.

         The rating of a security may change. If a class of Offered Certificates is no longer rated at least BBB- or Baa3, Offered Certificates of that class will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had an investment-grade rating would not be required by the Underwriter Exemption to dispose of it). Consequently, in these circumstances, such Offered Certificates may not be purchased by Plans other than "insurance company general accounts" as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), pursuant to Sections I and III of PTCE 95-60.

         It is expected that the Underwriter Exemption will apply to the acquisition and holding by Plans of Offered Certificates and that all conditions of the Underwriter Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single borrower that is the obligor on five percent (5%) of the Loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Asset Regulation described in the prospectus, the applicability of the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making an investment in any of the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in any of the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The Offered Certificates will NOT constitute "mortgage related securities" for purposes of the Secondary Mortgage Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Offered Certificates.

         The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. Accordingly, institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the Offered Certificates complies with applicable guidelines, policy statements or restrictions. See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus supplement (the "Underwriting Agreement") among the Depositor, Equity One, Friedman, Billings, Ramsey & Co., Inc. ("FBR") and Greenwich Capital Markets, Inc. ("Greenwich" and, together with FBR, the "Underwriters"), the Depositor has agreed to sell to each of the Underwriters and each of the Underwriters has agreed to purchase from the Depositor all of the Offered Certificates in the principal amounts set forth below.

                                                             FBR                               GREENWICH
                                                            -----                              ---------
Original Class Certificate Balance of
Class AF-1 Certificates                                   $59,375,000                          $59,375,000

Original Class Certificate Balance of
Class AF-2 Certificates                                   $19,585,000                          $19,585,000

Original Class Certificate Balance of
Class AF-3 Certificates                                   $20,065,000                          $20,065,000

Original Class Certificate Balance of
Class AF-4 Certificates                                   $19,645,000                          $19,645,000

Original Class Certificate Balance of
Class AF-5 Certificates                                   $12,985,000                          $12,985,000

Original Class Certificate Balance of
Class AF-6 Certificates                                   $14,630,000                          $14,630,000

Original Class Certificate Balance of
Class AV-1 Certificates                                   $80,125,000                          $80,125,000

Original Class Certificate Balance of
Class AV-2A Certificates                                  $61,020,000                          $61,020,000

Original Class Certificate Balance of
Class AV-2B Certificates                                  $15,290,000                          $15,290,000

Original Class Certificate Balance of
Class AV-2C Certificates                                   $7,094,500                           $7,094,500

Original Class Certificate Balance of
Class MF-1 Certificates                                   $12,050,000                          $12,050,000

Original Class Certificate Balance of
Class MF-2 Certificates                                    $9,550,000                           $9,550,000

Original Class Certificate Balance of
Class MF-3 Certificates                                    $2,410,000                           $2,410,000

Original Class Certificate Balance of
Class MF-4 Certificates                                    $2,690,000                           $2,690,000


Original Class Certificate Balance of
Class MF-5 Certificates                                    $1,670,000                           $1,670,000

Original Class Certificate Balance of
Class MF-6 Certificates                                    $1,855,000                           $1,855,000

Original Class Certificate Balance of
Class MV-1 Certificates                                   $17,736,000                          $17,736,000

Original Class Certificate Balance of
Class MV-2 Certificates                                   $14,836,000                          $14,836,000

Original Class Certificate Balance of
Class MV-3 Certificates                                    $3,792,500                           $3,792,500

Original Class Certificate Balance of
Class MV-4 Certificates                                    $4,127,500                           $4,127,500

Original Class Certificate Balance of
Class MV-5 Certificates                                    $2,900,000                           $2,900,000

Original Class Certificate Balance of
Class MV-6 Certificates                                    $3,012,000                           $3,012,000

         The Offered Certificates will be offered by the Underwriters when, as and if issued and sold by the Depositor to the Underwriters, subject to the Underwriters' right to reject any subscription in whole or in part.

         The Underwriters have informed the Depositor that they propose to offer the Offered Certificates for sale to the public at the prices listed on the cover page of this prospectus supplement. The Underwriters may effect those transactions by selling the Offered Certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). After the initial public offering of the Offered Certificates, the public offering prices and concessions may be changed.

         No Offered Certificate will have an established trading market when issued. The Underwriters may, from time to time, act as brokers or purchase and sell Offered Certificates in the secondary market, but the Underwriters are under no obligation to do so and there can be no assurance that there will be a secondary market for the Offered Certificates or liquidity in the secondary market if one does develop.

         Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

         Neither the Depositor nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above, if engaged in, may have on the prices of the Offered Certificates. In addition, neither the Depositor nor the Underwriters make any representation that the Underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

         Equity One and the Depositor have agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to specific liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates, including specific federal income tax consequences with respect thereto, will be passed upon for the Depositor by Stradley, Ronon, Stevens & Young, LLP, Philadelphia, Pennsylvania. McKee Nelson LLP, New York, New York, will pass upon certain legal matters on behalf of the Underwriters.

                                     RATINGS

         It is a condition to the issuance of the Offered Certificates that they receive the respective ratings set forth below from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and Moody's Investors Service, Inc. ("Moody's" and, together with Standard & Poor's, the "Rating Agencies").

                        Standard &
       Class              Poor's           Moody's
-------------------------------------------------------
       AF-1                AAA               Aaa
       AF-2                AAA               Aaa
       AF-3                AAA               Aaa
       AF-4                AAA               Aaa
       AF-5                AAA               Aaa
       AF-6                AAA               Aaa
       AV-1                AAA               Aaa
       AV-2A               AAA               Aaa
       AV-2B               AAA               Aaa
       AV-2C               AAA               Aaa
       MF-1                 AA               Aa2
       MF-2                 A                A2
       MF-3                 A-               A3
       MF-4                BBB+             Baa1
       MF-5                BBB              Baa2
       MF-6                BBB-             Baa3
       MV-1                 AA               Aa2
       MV-2                 A                A2
       MV-3                 A-               A3
       MV-4                BBB+             Baa1
       MV-5                BBB              Baa2
       MV-6                BBB-             Baa3


         The ratings that the Rating Agencies assign to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled. The rating process addresses structural and legal aspects associated with the Offered Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the borrowers or the degree to which the prepayments will differ from that originally anticipated. The rating of the Offered Certificates will depend primarily on an assessment by the Rating Agencies of the Loans. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events, and do not address the likelihood that holders of the Offered Certificates will receive any Net WAC Cap Carryover.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

         The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by that rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

                 INDEX OF DEFINED TERMS


60+ Day Delinquent Loan...........................108
Adjustable Rate Certificates.......................27
Adjusted Net Mortgage Rate.........................79
Adjustment Date....................................30
Advance............................................80
Aggregate Class BF Early Distribution Amount.......94
Aggregate Class BV Early Distribution Amount.......94
Applied Realized Loss Amounts.....................124
Available Funds....................................83
Balloon Loans......................................28
Beneficial Owners..................................81
Certificate Account................................82
Certificates.......................................26
Class AF Certificates..............................26
Class AF-6 Lockout Distribution Amount.............95
Class AF-6 Lockout Percentage......................96
Class AF-6 Pro Rata Distribution Amount............96
Class AV Certificates..............................26
Class AV-1 Cap.....................................88
Class AV-1 Principal Distribution Amount...........96
Class AV-2 Cap.....................................88
Class AV-2 Certificates............................26
Class AV-2 Principal Distribution Amount...........96
Class BF Certificates..............................26
Class BF-1 Applied Realized Loss Amount...........115
Class BF-1 Principal Distribution Amount...........96
Class BF-1 Realized Loss Amortization Amount......115
Class BF-2 Applied Realized Loss Amount...........115
Class BF-2 Principal Distribution Amount...........96
Class BF-2 Realized Loss Amortization Amount......115
Class BF-3 Applied Realized Loss Amount...........115
Class BF-3 Principal Distribution Amount...........97
Class BF-3 Realized Loss Amortization Amount......116
Class BV Certificates..............................26
Class BV-1 Applied Realized Loss Amount...........124
Class BV-1 Principal Distribution Amount...........97
Class BV-1 Realized Loss Amortization Amount......124
Class BV-2 Applied Realized Loss Amount...........124
Class BV-2 Principal Distribution Amount...........98
Class BV-2 Realized Loss Amortization Amount......124
Class BV-3 Applied Realized Loss Amount...........125
Class BV-3 Principal Distribution Amount...........98
Class BV-3 Realized Loss Amortization Amount......125
Class BV-4 Applied Realized Loss Amount...........125
Class BV-4 Principal Distribution Amount...........98
Class BV-4 Realized Loss Amortization Amount......125
Class Certificate Balance..........................94
Class MF Certificates..............................26

Class MF-1 Applied Realized Loss Amount...........116
Class MF-1 Principal Distribution Amount...........99
Class MF-1 Realized Loss Amortization Amount......116
Class MF-2 Applied Realized Loss Amount...........116
Class MF-2 Principal Distribution Amount...........99
Class MF-2 Realized Loss Amortization Amount......116
Class MF-3 Applied Realized Loss Amount...........116
Class MF-3 Principal Distribution Amount...........99
Class MF-3 Realized Loss Amortization Amount......116
Class MF-4 Applied Realized Loss Amount...........117
Class MF-4 Principal Distribution Amount...........99
Class MF-4 Realized Loss Amortization Amount......117
Class MF-5 Applied Realized Loss Amount...........117
Class MF-5 Principal Distribution Amount..........100
Class MF-5 Realized Loss Amortization Amount......117
Class MF-6 Applied Realized Loss Amount...........117
Class MF-6 Principal Distribution Amount..........100
Class MF-6 Realized Loss Amortization Amount......117
Class MV Certificates..............................26
Class MV-1 Applied Realized Loss Amount...........125
Class MV-1 Principal Distribution Amount..........100
Class MV-1 Realized Loss Amortization Amount......125
Class MV-2 Applied Realized Loss Amount...........125
Class MV-2 Principal Distribution Amount..........100
Class MV-2 Realized Loss Amortization Amount......126
Class MV-3 Applied Realized Loss Amount...........126
Class MV-3 Principal Distribution Amount..........101
Class MV-3 Realized Loss Amortization Amount......126
Class MV-4 Applied Realized Loss Amount...........126
Class MV-4 Principal Distribution Amount..........101
Class MV-4 Realized Loss Amortization Amount......126
Class MV-5 Applied Realized Loss Amount...........126
Class MV-5 Principal Distribution Amount..........101
Class MV-5 Realized Loss Amortization Amount......126
Class MV-6 Applied Realized Loss Amount...........127
Class MV-6 Principal Distribution Amount..........101
Class MV-6 Realized Loss Amortization Amount......127
Closing Date.......................................26
Code...............................................74
Collateral Value...................................29
Combined Loan-to-Value Ratio.......................29
CPR...............................................138
Cut-off Date.......................................26
Cut-off Date Group I Principal Balance.............28
Cut-off Date Group II Principal Balance............28
Cut-off Date Group II-A Principal Balance..........28
Cut-off Date Group II-B Principal Balance..........28
Cut-off Date Pool Principal Balance................28
Deficient Valuation...............................108
Definitive Certificate.............................81
Deleted Loan.......................................74
Depositor..........................................26
Determination Date.................................80
Distribution Account...............................82
Distribution Date..................................82
DTC................................................81
Due Date...........................................28
Due Period........................................102
Equity One.........................................76
Equity One Standards...............................74

ERISA.............................................165
Events of Default.................................130
FBR...............................................167
Fixed Rate Certificates............................27
Formula Rate.......................................88
Greenwich.........................................167
Group I Applied Realized Loss Amount..............115
Group I Basic Principal Distribution Amount.......102
Group I Certificates...............................27
Group I Extra Principal Distribution Amount.......102
Group I Interest Remittance Amount.................86
Group I Loans......................................26
Group I Monthly Excess Cashflow Amount............109
Group I Monthly Excess Cashflow Distribution......109
Group I Monthly Excess Interest Amount.............87
Group I Overcollateralization Amount..............102
Group I Overcollateralization Deficiency..........102
Group I Overcollateralization Release Amount......102
Group I Principal Balance..........................28
Group I Principal Distribution Amount.............102
Group I Realized Loss Amortization Amount.........117
Group I Realized Loss Amount......................108
Group I Recovery..................................102
Group I Remaining Interest Remittance Amount.......86
Group I Remaining Principal
   Distribution Amount............................102
Group I Senior Enhancement Percentage.............102
Group I Senior Principal Distribution Amount......103
Group I Senior Specified
   Enhancement Percentage.........................103
Group I Stepdown Date.............................103
Group I Subordinate Certificates...................27
Group I Targeted Overcollateralization Amount.....103
Group I Trigger Event.............................103
Group I Unpaid Realized Loss Amount...............118
Group II Applied Realized Loss Amount.............124
Group II Basic Principal Distribution Amount......104
Group II Certificates..............................27
Group II Extra Principal Distribution Amount......104
Group II Loans.....................................26
Group II Monthly Excess Cashflow Amount...........118
Group II Monthly Excess Cashflow Distribution.....118
Group II Monthly Excess Interest Amount............87
Group II Overcollateralization Amount.............104
Group II Overcollateralization Deficiency.........104
Group II Overcollateralization Release Amount.....104
Group II Principal Balance.........................28
Group II Principal Distribution Amount............104
Group II Realized Loss Amortization Amount........127
Group II Realized Loss Amount.....................108
Group II Recovery.................................104
Group II Remaining Interest Remittance Amount......86
Group II Remaining Principal
   Distribution Amount............................104
Group II Senior Enhancement Percentage............105
Group II Senior Principal Distribution Amount.....105

Group II Senior Specified
   Enhancement Percentage.........................105
Group II Stepdown Date............................105
Group II Subordinate Certificates..................27
Group II Targeted Overcollateralization Amount....105
Group II Trigger Event............................105
Group II Unpaid Realized Loss Amount..............127
Group II-A Allocation Percentage..................106
Group II-A Basic Principal Distribution Amount....106
Group II-A Interest Remittance Amount..............86
Group II-A Loans...................................26
Group II-A Principal Balance.......................28
Group II-A Principal Distribution Amount..........106
Group II-B Allocation Percentage..................106
Group II-B Basic Principal Distribution Amount....107
Group II-B Interest Remittance Amount..............86
Group II-B Loans...................................26
Group II-B Principal Balance.......................28
Group II-B Principal Distribution Amount..........107
Hedged Certificates................................27
Initial Rate Cap...................................30
Insurance Proceeds.................................83
Interest Accrual Period............................87
Interest Distribution Amount.......................87
Last Scheduled Distribution Date..................163
LIBOR Determination Date..........................127
Liquidated Loan...................................108
Liquidation Proceeds...............................83
Loans..............................................26
Margin.............................................30
Maximum Mortgage Rate..............................30
MERS (R)...........................................24
Minimum Mortgage Rate..............................30
Monthly Excess Cashflow Amount....................118
Monthly Excess Interest Amount.....................87
Monthly Interest Distribution......................83
Moody's...........................................169
Mortgage...........................................73
Mortgage File......................................73
Mortgage Notes.....................................26
Net Interest Shortfalls............................87
Net Prepayment Interest Shortfall..................87
Net Realized Losses...............................107
Net Recovery Realized Losses......................107
Net WAC Cap........................................87
Net WAC Cap Account...............................129
Net WAC Cap Carryover..............................88
Net WAC Cap component.............................164
Notional Balance..................................129
Offered Certificates...............................26
OID...............................................164
One-Month LIBOR...................................127
Optional Termination Date.........................129
Pass-Through Rate..................................88
Periodic Rate Cap..................................30
Permitted Investments..............................82

Permitted Trustee Withdrawals......................82
PFF................................................75
Plan..............................................165
Pool Principal Balance.............................28
Pooling and Servicing Agreement....................26
Post-Stepdown Group I Monthly
 Principal Distribution............................92
Post-Stepdown Group I Remaining Principal
 Distribution Amount..............................107
Post-Stepdown Group II Cross-collateralization
 Principal Distribution Amount....................107
Post-Stepdown Group II Monthly
 Principal Distribution............................93
Post-Stepdown Group II Remaining
 Principal Distribution Amount....................107
Prepayment Assumption.............................138
Prepayment Interest Excess.........................79
Prepayment Interest Shortfall......................89
Prepayment Period..................................83
Pre-Stepdown Group I Monthly
 Principal Distribution............................89
Pre-Stepdown Group I Remaining
 Principal Distribution Amount....................107
Pre-Stepdown Group II Cross-collateralization
 Principal Distribution Amount....................107
Pre-Stepdown Group II Monthly
 Principal Distribution............................90
Pre-Stepdown Group II Remaining
 Principal Distribution Amount....................107
Primary Certificates...............................26
Principal Remittance Amount.......................107
PTCE 95-60........................................166
Rating Agencies...................................169
Realized Loss.....................................108
Realized Loss Amortization Amounts................127
Realized Loss Amounts.............................108
Recovery..........................................108
Reference Banks...................................128
Refinance Loan.....................................29
REIT..............................................165
Relief Act Reduction...............................89
REO Property.......................................80
Replacement Loan...................................74
Reserve Fund......................................128
Reserve Fund Addition.............................128
Scheduled Payments.................................28
Securities Act....................................168
Seller and Sellers.................................26
Senior Certificates................................26
Servicer...........................................26
Servicing Fee......................................79
Servicing Fee Rate.................................79
Six-Month LIBOR....................................30
SPA...............................................138
Standard & Poor's.................................169
Stated Principal Balance...........................28
Statistical Calculation Date.......................26
Strike Price......................................129
Structuring Assumptions...........................134
Subordinate Certificates...........................26
Substitution Adjustment Amount.....................74
Tax Counsel.......................................164
Telerate Page 3750................................128
Termination Price.................................130
Trustee............................................26
Underwriter Exemption.............................166
Underwriters......................................167
Underwriting Agreement............................167
Unpaid Interest Amount.............................89
Voting Rights.....................................131
Yield Maintenance Agreement.......................128

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in specific limited circumstances, the globally offered Mortgage Pass-Through Certificates, Series 2005-5 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through The Depository Trust Company ("DTC") or, upon request, through, either of Clearstream Banking, Luxembourg, S.A. ("Clearstream") or Euroclear System ("Euroclear"). The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and similar issues of mortgage pass-through certificates.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of mortgage pass-through certificates. Investor's securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of mortgage pass-through certificates in same-day funds.

         Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct its respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date, on the basis of either the actual number of days in that accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to but excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement will take place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date, on the basis of either the actual number of days in that accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to but excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (1) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

                  (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S.  FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A Beneficial Owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below) (or U.S. backup withholding tax at a rate of 28%), unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the Beneficial Owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (as defined below) (Form W-8BEN). Beneficial Owners of Global Securities that are non-U.S. Persons may be able to obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, may be able to obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States may be able to obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

         Exemption for U.S. Persons (Form W-9). U.S. Persons may be able to obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective for three calendar years.

         The term "U.S. Person" means:

                  (1)      a citizen or resident of the United States;

                  (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations);

                  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or

                  (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with all aspects of Treasury regulations relating to tax documentation requirements. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities, the right to receive any Net WAC Cap Carryover and the U.S. federal income tax documentation requirements (described above) related to the same.

                                    ANNEX II

                           NOTIONAL BALANCES SCHEDULE

         The Notional Balances (subject to a permitted variance in the aggregate of plus or minus 10%) and Strike Prices (subject to adjustment in respect of a permitted variance) relating to the Yield Maintenance Agreement are expected to be determined pursuant to the following schedules:

                           Class AV-1 Certificates


              DISTRIBUTION         NOTIONAL
                  DATE              BALANCE         STRIKE PRICE
          -----------------------------------------------------------
               November 2005   $160,250,000.00         4.480%
               December 2005    154,287,315.85         4.480%
                January 2006    148,488,000.26         4.480%
               February 2006    142,847,589.21         4.480%
                  March 2006    137,361,740.32         4.480%
                  April 2006    132,026,229.55         4.480%
                    May 2006    126,836,947.96         4.480%
                   June 2006    121,789,898.61         4.480%
                   July 2006    116,881,193.45         4.480%
                 August 2006    112,107,050.46         4.480%
              September 2006    107,463,790.67         4.480%
                October 2006    102,947,835.41         4.480%
               November 2006     98,555,703.57         4.480%
               December 2006     94,284,008.93         4.480%
                January 2007     90,129,457.60         4.480%
               February 2007     86,088,845.50         4.480%
                  March 2007     82,159,055.92         4.480%
                  April 2007     78,337,057.14         4.480%
                    May 2007     74,619,900.11         4.480%
                   June 2007     71,004,716.21         4.480%
                   July 2007     67,488,715.05         4.480%
                 August 2007     64,069,182.37         4.480%
              September 2007     60,743,477.93         4.480%
                October 2007     57,527,615.85         4.480%
               November 2007     54,401,290.73         4.480%
               December 2007     51,253,103.76         4.480%
                January 2008     48,157,245.85         4.480%
               February 2008     45,143,958.57         4.480%
                  March 2008     42,210,984.90         4.480%
                  April 2008     39,359,663.00         4.480%
                    May 2008     36,584,650.25         4.480%
                   June 2008     33,883,158.42         4.480%
                   July 2008     31,253,019.51         4.480%
                 August 2008     28,692,230.78         4.480%

                            Class AV-2 Certificates


              DISTRIBUTION         NOTIONAL
                  DATE              BALANCE         STRIKE PRICE
        -----------------------------------------------------------
               November 2005   $166,809,000.00         4.480%
               December 2005    160,487,929.47         4.480%
                January 2006    154,339,809.11         4.480%
               February 2006    148,359,917.77         4.480%
                  March 2006    142,543,662.84         4.480%
                  April 2006    136,886,576.78         4.480%
                    May 2006    131,384,313.70         4.480%
                   June 2006    126,032,646.08         4.480%
                   July 2006    120,827,461.51         4.480%
                 August 2006    115,764,759.60         4.480%
              September 2006    110,840,648.91         4.480%
                October 2006    106,051,343.99         4.480%
               November 2006    101,393,162.53         4.480%
               December 2006     96,862,522.51         4.480%
                January 2007     92,455,939.50         4.480%
               February 2007     88,170,024.01         4.480%
                  March 2007     84,001,478.88         4.480%
                  April 2007     79,947,096.81         4.480%
                    May 2007     76,003,757.87         4.480%
                   June 2007     72,168,427.18         4.480%
                   July 2007     68,438,152.54         4.480%
                 August 2007     64,810,062.22         4.480%
              September 2007     61,281,362.75         4.480%
                October 2007     57,862,731.63         4.480%
               November 2007     54,540,300.79         4.480%
               December 2007     51,201,422.93         4.480%
                January 2008     47,920,552.31         4.480%
               February 2008     44,727,772.68         4.480%
                  March 2008     41,620,726.22         4.480%
                  April 2008     38,599,790.99         4.480%
                    May 2008     35,660,703.38         4.480%
                   June 2008     32,800,345.53         4.480%
                   July 2008     30,016,507.77         4.480%
                 August 2008     27,307,164.98         4.480%
              September 2008     24,670,372.09         4.480%
                October 2008     22,107,875.74         4.480%
               November 2008     19,614,600.13         4.480%
               December 2008     19,614,600.13         4.480%
                January 2009     19,614,600.13         4.480%
               February 2009     19,614,600.13         4.480%

                       Group II Subordinate Certificates


              DISTRIBUTION         NOTIONAL
                  DATE              BALANCE         STRIKE PRICE
        -----------------------------------------------------------
               November 2005   $119,132,000.00         5.567%
               December 2005    119,132,000.00         6.495%
                January 2006    119,132,000.00         6.285%
               February 2006    119,132,000.00         6.285%
                  March 2006    119,132,000.00         6.959%
                  April 2006    119,132,000.00         6.285%
                    May 2006    119,132,000.00         6.495%
                   June 2006    119,132,000.00         6.285%
                   July 2006    119,132,000.00         6.495%
                 August 2006    119,132,000.00         6.285%
              September 2006    119,132,000.00         6.285%
                October 2006    119,132,000.00         6.494%
               November 2006    119,132,000.00         6.285%
               December 2006    119,132,000.00         6.494%
                January 2007    119,132,000.00         6.285%
               February 2007    119,132,000.00         6.285%
                  March 2007    119,132,000.00         6.958%
                  April 2007    119,132,000.00         6.284%
                    May 2007    119,132,000.00         6.494%
                   June 2007    119,132,000.00         6.284%
                   July 2007    119,132,000.00         6.494%
                 August 2007    119,132,000.00         6.284%
              September 2007    119,132,000.00         8.195%
                October 2007    119,132,000.00         8.664%
               November 2007    119,132,000.00         8.385%
               December 2007    119,132,000.00         8.664%
                January 2008    119,132,000.00         8.385%
               February 2008    119,132,000.00         8.385%
                  March 2008    119,132,000.00         9.708%
                  April 2008    119,132,000.00         9.147%
                    May 2008    119,132,000.00         9.452%
                   June 2008    119,132,000.00         9.147%
                   July 2008    119,132,000.00         9.453%
                 August 2008    119,132,000.00         9.148%
              September 2008    119,132,000.00        10.316%
                October 2008              0.00         0.000%
               November 2008    119,132,000.00        10.407%
               December 2008              0.00         0.000%
                January 2009    111,520,745.61        10.408%
               February 2009    107,293,359.52        10.408%

                             Class BF Certificates

              DISTRIBUTION         NOTIONAL
                  DATE              BALANCE         STRIKE PRICE
         -----------------------------------------------------------
               November 2005    $17,790,000.00         5.715%
               December 2005     17,790,000.00         6.667%
                January 2006     17,790,000.00         6.452%
               February 2006     17,790,000.00         6.452%
                  March 2006     17,790,000.00         7.143%
                  April 2006     17,790,000.00         6.452%
                    May 2006     17,790,000.00         6.667%
                   June 2006     17,790,000.00         6.452%
                   July 2006     17,790,000.00         6.667%
                 August 2006     17,790,000.00         6.451%
              September 2006     17,790,000.00         6.451%
                October 2006     17,790,000.00         6.666%
               November 2006     17,790,000.00         6.451%
               December 2006     17,790,000.00         6.666%
                January 2007     17,419,722.15         6.451%
               February 2007     17,071,906.94         6.451%
                  March 2007     16,731,693.60         7.142%
                  April 2007     16,366,667.27         6.451%
                    May 2007     16,040,584.65         6.666%
                   June 2007     15,710,785.83         6.451%
                   July 2007     15,398,232.76         6.666%
                 August 2007     15,083,055.45         6.451%
              September 2007     14,783,198.18         6.451%
                October 2007     14,477,895.75         6.666%
               November 2007     14,175,243.99         6.451%
               December 2007     13,880,113.79         6.666%
                January 2008     13,587,510.27         6.451%
               February 2008     13,302,557.61         6.451%
                  March 2008     13,022,548.23         6.895%
                  April 2008     12,742,455.94         6.450%
                    May 2008     12,471,999.00         6.665%
                   June 2008     12,203,828.92         6.450%
                   July 2008     11,942,300.23         6.665%
                 August 2008     11,682,688.63         6.450%
              September 2008     11,429,423.46         6.450%
                October 2008     11,180,177.80         6.665%
               November 2008     10,932,721.68         6.450%
               December 2008     10,691,116.54         6.665%
                January 2009     10,451,182.50         6.450%
               February 2009     10,086,505.68         6.450%
                  March 2009      8,787,833.67         7.141%
                  April 2009      6,769,453.70         6.450%
                    May 2009      4,846,030.31         6.665%
                   June 2009      2,941,239.15         6.450%
                   July 2009      1,090,086.38         6.665%

                        Prospectus dated October 17, 2005


                                POPULAR ABS, INC.
                                    Depositor

                            ASSET BACKED CERTIFICATES
                               ASSET BACKED NOTES
                              (Issuable in Series)
                         _______________________________

Popular ABS, Inc., as depositor, may offer from time to time under this prospectus and related prospectus supplements securities that are asset-backed certificates or asset-backed notes. The depositor will sell these securities from time to time in one or more series, each of which will be issued in one or more classes.

------------------------------------
                                         The related prospectus supplement will set forth the specific assets of the
  BEFORE BUYING SECURITIES,              trust fund and the seller or sellers from whom the assets are acquired.
  CONSIDER CAREFULLY THE RISK
  FACTORS BEGINNING ON PAGE 5
  OF THIS PROSPECTUS.                    EACH TRUST FUND'S ASSETS MAY INCLUDE--
                                         o   one or more pools of
  Except as specified in the
  related prospectus supplement,               o   mortgage loans secured by first and/or subordinate liens on one- to
  neither the securities of                        four-family residential properties,
  any series nor the underlying
  loans will be insured or                     o   mortgage loans secured by first and/or subordinate liens on mixed
  guaranteed by any governmental                   commercial/residential use properties and other multi-family
  agency or instrumentality, or                    residential properties, and
  by any other entity.
                                               o   closed-end and/or revolving home equity loans or balances thereof
  The securities of each                           secured by first and/or subordinate liens on one- to four-family
  series will represent                            residential properties,
  interests in the related trust
  fund only and will not                 o   all monies due under the above assets, which may be net of some of the
  represent interests in or be               amounts payable to the servicer, and
  obligations of any other
  entity.                                o   other funds, credit enhancements and other assets.

  This prospectus may be used to             The assets in the trust fund may be divided into one or more asset groups and
  offer and sell any series of               each class of the related series will evidence beneficial ownership of the
  securities only if it is                   corresponding asset group.
  accompanied by the prospectus
  supplement for that series.                The prospectus supplement will state if the trust fund will make one or more REMIC elections for federal income tax purposes.
------------------------------------

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Information about the securities is presented in two separate documents that progressively provide more detail:

                  o this prospectus, which provides general information, some of which may not apply to your series of securities; and

                  o the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

                  o   the principal balances and interest rates of each class;

                  o the timing and priority of interest and principal payments;

                  o   statistical and other information about the loans;

                  o information about credit enhancement, if any, for each class;

                  o   the ratings for each class; and

                  o   the method for selling the securities.

         We strongly encourage you to read both this prospectus and the accompanying prospectus supplement in full. You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

         If the description of the terms of your securities varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

         We are not offering securities in any state where the offer is not permitted.

         We do not claim that the information in this prospectus and the accompanying prospectus supplement is accurate as of any date other than the dates stated on the cover of each document.

         We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

                        ________________________________

         For means of acquiring additional information about us or a series of securities, see "Available Information" and "Incorporation of Certain Documents by Reference" beginning on page 100.

                                TABLE OF CONTENTS

RISK FACTORS......................................................................................................5
   You will have only limited recourse to sellers, depositor and servicer.........................................5
   The depositor has limited assets...............................................................................5
   Limited liquidity may result in delays in liquidation or lower returns.........................................6
   Credit enhancement may not be sufficient to protect you from losses............................................6
   Prepayments of loans and other factors may result in a lower yield on the securities...........................6
   Junior liens may result in losses in foreclosure proceedings...................................................7
   Declines in property values may adversely affect you...........................................................7
   Delays in liquidation may adversely affect you.................................................................7
   The disproportionate impact of liquidation expenses on smaller loans may adversely affect you..................8
   Consumer protection laws may adversely affect you..............................................................8
   Balloon payment mortgages in the trust fund may pose a higher risk of loss.....................................9
   The liquidation proceeds of mixed use loans may take longer to recover.........................................9
   You could be adversely affected by violations of environmental laws............................................9
   The ratings of the securities do not assure their payment......................................................9
   Book-entry securities may pose limitations....................................................................10
   Book-entry securities may result in delayed receipt of distributions..........................................10
   Bankruptcy or insolvency may affect the timing and amount of distributions on the securities..................10
   The principal amount of the securities may exceed the market value of the trust fund assets...................11
   You may receive a prepayment of principal from unused amounts in any pre-funding account......................12
   Some of the securities may be issued with original issue discount.............................................12
   You may be adversely affected if the provider of any financial instrument defaults or is downgraded...........12
THE TRUST FUND...................................................................................................14
   General.......................................................................................................14
   The Loans.....................................................................................................15
   Substitution of Trust Fund Assets.............................................................................18
USE OF PROCEEDS..................................................................................................19
THE DEPOSITOR....................................................................................................19
LOAN PROGRAM.....................................................................................................19
   Underwriting Standards........................................................................................19
   Specific Underwriting Criteria; Underwriting Programs.........................................................21
   Summary of Underwriting Requirements by Program...............................................................21
   Qualifications of Sellers and Servicer........................................................................24
   Representations by Sellers; Repurchases.......................................................................24
DESCRIPTION OF THE SECURITIES....................................................................................26
   General.......................................................................................................26
   Distributions on Securities...................................................................................27
   Advances......................................................................................................29
   Reports to Securityholders....................................................................................30
   Categories of Classes of Securities...........................................................................31
   Indices Applicable to Floating Rate and Inverse Floating Rate Classes.........................................34
   Book-Entry Registration of Securities.........................................................................36
CREDIT ENHANCEMENT...............................................................................................40
   General.......................................................................................................40
   Subordination.................................................................................................40
   Overcollateralization.........................................................................................41
   Cross-Collateralization.......................................................................................42
   Financial Guaranty Insurance Policies.........................................................................42
   Mortgage Pool Insurance Policies..............................................................................42
   Special Hazard Insurance Policies.............................................................................42
   Bankruptcy Bonds..............................................................................................42
   Reserve Accounts..............................................................................................43
   Hedge Agreements..............................................................................................44
   Other Credit Enhancement......................................................................................44
YIELD AND PREPAYMENT CONSIDERATIONS..............................................................................45



THE AGREEMENTS...................................................................................................47
   Assignment of the Trust Fund Assets...........................................................................47
   Payments on Loans; Deposits to Security Account...............................................................48
   Pre-Funding Account...........................................................................................50
   Sub-Servicing by Sellers......................................................................................51
   Collection Procedures.........................................................................................51
   Hazard Insurance..............................................................................................52
   Realization Upon Defaulted Loans..............................................................................54
   Servicing and Other Compensation and Payment of Expenses......................................................54
   Evidence as to Compliance.....................................................................................55
   Certain Matters Regarding the Servicer and the Depositor......................................................55
   Events of Default; Rights Upon Event of Default...............................................................56
   Amendment.....................................................................................................58
   Termination; Optional Termination.............................................................................59
   The Trustee...................................................................................................60
LEGAL ASPECTS OF THE LOANS.......................................................................................60
   General.......................................................................................................60
   Foreclosure/Repossession......................................................................................61
   Environmental Risks...........................................................................................62
   Rights of Redemption..........................................................................................63
   Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens.......................................................63
   Due-on-Sale Clauses...........................................................................................64
   Enforceability of Prepayment and Late Payment Fees............................................................65
   Equitable Limitations on Remedies.............................................................................65
   Applicability of Usury Laws...................................................................................65
   Servicemembers Civil Relief Act...............................................................................66
   Junior Mortgages; Rights of Senior Mortgagees.................................................................66
   The Title I Program...........................................................................................66
   Consumer Protection Laws......................................................................................70
   Forfeiture for Drug, RICO and Money Laundering Violations.....................................................71
FEDERAL INCOME TAX CONSEQUENCES..................................................................................71
   General.......................................................................................................71
   Taxation of Debt Securities...................................................................................72
   Taxation of the REMIC and its Holders.........................................................................77
   REMIC Expenses; Single Class REMICs...........................................................................77
   Taxation of the REMIC.........................................................................................78
   Taxation of Holders of Residual Interest Securities...........................................................79
   Administrative Matters........................................................................................83
   Tax Status as a Grantor Trust.................................................................................83
   Sale or Exchange..............................................................................................85
   Miscellaneous Tax Aspects.....................................................................................86
   Tax Treatment of Foreign Investors............................................................................86
   Tax Characterization of the Trust Fund as a Partnership.......................................................87
   Tax Consequences to Holders of the Notes......................................................................88
   Tax Consequences to Holders of the Certificates Issued by a Partnership.......................................90
OTHER TAX CONSIDERATIONS.........................................................................................94
ERISA CONSIDERATIONS.............................................................................................94
LEGAL INVESTMENT.................................................................................................97
METHOD OF DISTRIBUTION...........................................................................................98
LEGAL MATTERS....................................................................................................99
FINANCIAL INFORMATION............................................................................................99
RATING...........................................................................................................99
AVAILABLE INFORMATION...........................................................................................100
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................................................................100
INDEX OF DEFINED TERMS..........................................................................................101

                                  RISK FACTORS

         You should carefully consider the following risk factors prior to any purchase of securities.

YOU WILL HAVE ONLY LIMITED RECOURSE TO SELLERS, DEPOSITOR AND SERVICER.

         The only obligations, if any, of the depositor to the securities of any series will be pursuant to representations and warranties made by the depositor. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase primary assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a primary asset, its only source of funds to make the repurchase would be funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the primary assets, the servicer or a seller, as the case may be, or from a reserve fund established to provide funds for these repurchases.

         The only obligations of the servicer, other than its servicing obligations, to the assets of the trust fund or the securities of any series will be pursuant to representations and warranties made by the servicer. The servicer may be required to repurchase or replace any loan with respect to which its representations and warranties are breached. There is no assurance, however, that the servicer will have the financial ability to effect any repurchase or substitution of loans.

         The only obligations of any seller of loans (and Equity One, Inc., where the seller is a subsidiary or affiliate of Equity One, Inc.) to assets of the trust fund or the securities of any series will be pursuant to representations and warranties made by the relevant entity and document delivery requirements. A seller (and Equity One, Inc., where the seller is a subsidiary or affiliate of Equity One, Inc.) may be required to repurchase or replace any loan with respect to which its representations and warranties or document delivery requirements are breached. There is no assurance, however, that a seller (and Equity One, Inc., where the seller is a subsidiary or affiliate of Equity One, Inc.) will have the financial ability to effect a repurchase or substitution.

         We refer you to "Loan Program--Representations by Sellers;
Repurchases."

THE DEPOSITOR HAS LIMITED ASSETS.

         The depositor does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the trust fund for those securities. There will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates.

         Further, unless otherwise stated in the related prospectus supplement, at the times set forth in the related prospectus supplement, some of the primary assets and any balance remaining in the security account or distribution account immediately after making all payments due on the securities of the related series and other payments specified in the related prospectus supplement, may be promptly released or remitted to the depositor, the servicer, the provider of any credit enhancement or any other person entitled thereto and will no longer be available for making payments to holders of securities. Consequently, holders of securities of each series must rely solely upon payments from the primary assets and the other assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any credit enhancement for that series, for the payment of principal of and interest on the securities of that series.

         Holders of notes will be required under the indenture for their series to proceed only against the primary assets and other assets constituting the related trust fund in the case of a default on the notes and may not proceed against any assets of the depositor. If payments from the assets securing a series of notes, including any credit enhancement, were to become insufficient to make payments on those notes, no other assets would be available for payment of the deficiency and you may experience a loss.

LIMITED LIQUIDITY MAY RESULT IN DELAYS IN LIQUIDATION OR LOWER RETURNS.

         There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide holders with liquidity of investment or that any market will continue for the life of the securities of any series. Any underwriter(s) specified in the related prospectus supplement may make a secondary market in the securities, but have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than that which is offered for a comparable liquid security.

CREDIT ENHANCEMENT MAY NOT BE SUFFICIENT TO PROTECT YOU FROM LOSSES.

         Credit enhancement is intended to reduce the effect of loan losses. Credit enhancements may benefit only some classes of a series of securities, however, and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement. The amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities at the request of the depositor indicate that that would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

         We refer you to "Credit Enhancement."

PREPAYMENTS OF LOANS AND OTHER FACTORS MAY RESULT IN A LOWER YIELD ON THE SECURITIES.

         The timing of principal payments of the securities of a series will be affected by a number of factors, including:

         o the extent of prepayments of the loans underlying that series of securities, which may be influenced by a variety of factors (including prepayments resulting from refinancing or liquidations of loans due to defaults, casualties, condemnations and repurchases by the depositor, the servicer or a seller due to material breaches of their representations and warranties regarding the loans);

         o the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement;

         o the exercise by the party entitled thereto of any right of optional termination of a series of securities; and

         o the rate and timing of payment defaults and losses incurred on the assets underlying the series.

The yields to maturity and weighted average lives of a series of securities will be affected primarily by the rate and timing of prepayment of the loans representing assets underlying a series. The yields to maturity and weighted average lives of securities will also be affected by the distribution of amounts remaining in any pre-funding account following the end of the related funding period. Any reinvestment risks resulting from a faster or slower incidence of prepayments of loans held by a trust fund will be borne entirely by the holders of one or more classes of a related series of securities.

         We refer you to "Loan Program--Representations by Sellers; Repurchases," "Yield and Prepayment Considerations" and "The
Agreements--Pre-Funding Account."

         Interest payable on the securities of a series on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield (at par) to holders will be less than the indicated coupon rate.

         We refer you to "Description of the Securities--Distributions on Securities--Distributions of Interest."

JUNIOR LIENS MAY RESULT IN LOSSES IN FORECLOSURE PROCEEDINGS.

         Some of the mortgages serving as collateral for your series of securities may be junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages. The proceeds from any liquidation, insurance or condemnation proceedings in connection with a mortgage will be available to satisfy the outstanding balance of the junior mortgage only after the claims of all senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees and may therefore be prevented from foreclosing on the related underlying property.

         We refer you to "Legal Aspects of the Loans--Junior Mortgages; Rights of Senior Mortgagees."

DECLINES IN PROPERTY VALUES MAY ADVERSELY AFFECT YOU.

         The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

         o an overall decline in the residential real estate market in the areas in which they are located;

         o a decline in their general condition from the failure of borrowers to maintain their property adequately; and

         o natural disasters that are not covered by insurance like earthquakes and floods.

In the case of home equity loans, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

         If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by credit enhancement, will be borne by the holder of one or more classes of securities.

         We refer you to "The Trust Fund--The Loans--Additional Information."

DELAYS IN LIQUIDATION MAY ADVERSELY AFFECT YOU.

         Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. Thus, if a borrower defaults, these restrictions may impede the trust's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

         We refer you to "Yield and Prepayment Considerations."

THE DISPROPORTIONATE IMPACT OF LIQUIDATION EXPENSES ON SMALLER LOANS MAY ADVERSELY AFFECT YOU.

         Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

CONSUMER PROTECTION LAWS MAY ADVERSELY AFFECT YOU.

         State laws generally regulate interest rates and other charges, require specified disclosures, and require licensing of mortgage loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing, and collection of mortgage loans. Depending on the particular law and the specific facts involved, violations may limit the ability to collect all or part of the principal or interest on the underlying loans held in the trust fund. In some cases, the borrower may even be entitled to a refund of amounts previously paid.

         The loans held in the trust fund may also be subject to federal laws, including:

         o the Federal Truth in Lending Act and its regulations, which require disclosures to the borrowers regarding the terms of any mortgage loan;

         o the Equal Credit Opportunity Act and its regulations, which prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance, or the exercise of any right under the Consumer Credit Protection Act; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Home Equity Loan Consumer Protection Act. For loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit.

         The Riegle Act. Some loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994, known as the Riegle Act, which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan.

         Some violations of these federal laws may limit the ability to collect the principal or interest on the loans held in the trust fund, and in addition could subject the trust fund to damages and administrative enforcement. Violations may also result in a rescission of the mortgage loan and a refund by the trust fund to the respective borrower of all finance charges and interest paid by the borrower in connection with the underlying mortgage loan.

Losses on loans from the application of those laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

         We refer you to "Legal Aspects of the Loans."

BALLOON PAYMENT MORTGAGES IN THE TRUST FUND MAY POSE A HIGHER RISK OF LOSS.

         Some of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on various factors including mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

THE LIQUIDATION PROCEEDS OF MIXED USE LOANS MAY TAKE LONGER TO RECOVER.

         Mixed use loans are mortgage loans secured by multi-family properties and structures that include both residential dwelling units and space used for retail, professional or other commercial uses. Due to the limited market for the type of properties securing mixed use loans, in the event of a foreclosure we expect that it will take longer to recover proceeds from the liquidation of a mixed use loan than it would for a mortgage loan secured by a one- to four-family dwelling.

          We refer you to "The Trust Fund--The Loans--General."

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF ENVIRONMENTAL LAWS.

         Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties like those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property. In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an 'owner' or 'operator' for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

         We refer you to "Legal Aspects of the Loans--Environmental Risks."

THE RATINGS OF THE SECURITIES DO NOT ASSURE THEIR PAYMENT.

         Any class of securities issued under this prospectus and the accompanying prospectus supplement may be rated by one or more nationally recognized rating agencies. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

         A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

         o a decrease in the adequacy of the value of the trust assets or any related credit enhancement;

         o an adverse change in the financial or other condition of a credit enhancement provider; or

         o a change in the rating of the credit enhancement provider's long-term debt.

         The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

         We refer you to "Rating."

BOOK-ENTRY SECURITIES MAY POSE LIMITATIONS.

         If the securities are issued in book-entry form, you may have difficulty selling your securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical certificates. In addition, since transactions in book-entry securities can be effected only through The Depository Trust Company's participating organizations, indirect participants and some banks, your ability to pledge your securities to persons or entities that do not participate in The Depository Trust Company system may be limited due to lack of a physical certificate representing your securities.

         We refer you to "Description of the Securities--Book-Entry Registration of Securities."

BOOK-ENTRY SECURITIES MAY RESULT IN DELAYED RECEIPT OF DISTRIBUTIONS.

         As a beneficial owner of book-entry securities, you may experience some delay in receiving payments on your securities since these payments will be:

         o  forwarded by the trustee to The Depository Trust Company;

         o credited by The Depository Trust Company to the accounts of The Depository Trust Company's participants; and

         o ultimately credited to your account by one of The Depository Trust Company's participants.

         We refer you to "Description of the Securities--Book-Entry Registration of Securities."

BANKRUPTCY OR INSOLVENCY MAY AFFECT THE TIMING AND AMOUNT OF DISTRIBUTIONS ON THE SECURITIES.

         The servicer, the sellers and the depositor will treat each conveyance of loans by the sellers to the depositor or, in the case of subsequently conveyed loans, the trust fund as a sale of those loans. The depositor will treat each conveyance of loans from the depositor to the trust fund as a sale of those loans. If the conveyance of the loans by the sellers to the depositor or, in the case of subsequently conveyed loans, the trust fund is treated as a sale, those loans would not be part of the related seller's bankruptcy estate and would not be available to that seller's creditors. If a seller becomes bankrupt or insolvent, however, the bankruptcy trustee, a conservator or a receiver of the seller or another person may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Similarly, if the conveyance of the loans by the depositor to the trust fund is treated as a sale, those loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. In the event of the bankruptcy or insolvency of the depositor, however, the bankruptcy trustee, a conservator or a receiver of the depositor or another person may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. In either case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on your securities and result in a reduction of payments due on your securities.

         In addition, we anticipate that the trustee will hold original promissory notes for each of the loans, together with assignments of each of the mortgages, and the assignments of mortgages will be filed of public record.

         In the event of a bankruptcy or insolvency of the servicer, the bankruptcy trustee or a conservator or receiver of the servicer may have the power to prevent the trustee or the securityholders from appointing a successor servicer.

         In addition, federal and state statutory provisions, including the Bankruptcy Reform Act of 1978, as amended, and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Reform Act of 1978, as amended, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the debtor's proposed rehabilitation plan may provide for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference. The debtor's proposed plan may also reduce the monthly payments due under the mortgage loan, change the rate of interest and/or alter the mortgage loan repayment schedule. These proceedings under the Bankruptcy Reform Act of 1978, as amended, including but not limited to any automatic stay, could cause delays in receiving payments on the loans underlying a series of securities and possible reductions in, or eliminations of, the aggregate amount of these payments.

THE PRINCIPAL AMOUNT OF THE SECURITIES MAY EXCEED THE MARKET VALUE OF THE TRUST FUND ASSETS.

         There is no assurance that the market value of the primary assets or any other assets for a series of securities will at any time be equal to or greater than the aggregate principal amount of the securities of that series then outstanding, plus accrued interest thereon. In addition, upon an event of default under the indenture for a series of notes and a sale of the assets in the trust fund or upon a sale of the assets of a trust fund for a series of certificates, the trustee, the servicer, if any, the credit enhancer and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of the sale to the extent of unpaid fees and other amounts owing to those persons under the related agreement prior to distributions to holders of securities. Upon any sale of trust fund assets, the proceeds from the sale may be insufficient to pay in full the principal of and interest on the securities of the related series.

         Liquidation expenses for defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted loans may also be smaller as a percentage of the principal amount of the loans than in the case of a typical pool of first mortgage loans. The payment of these expenses will reduce the portion of the amount realized that will be available to make payments on the securities and may result in the related securityholders suffering a loss.

         We refer you to "Yield and Prepayment Considerations."

YOU MAY RECEIVE A PREPAYMENT OF PRINCIPAL FROM UNUSED AMOUNTS IN ANY PRE-FUNDING ACCOUNT.

         If the prospectus supplement relating to your series of securities provides for pre-funding, on the closing date the depositor will deposit a specified amount of cash into a pre-funding account. The amount of cash deposited will not exceed 25% of the initial aggregate principal amount of the related series of securities. The deposited cash will be used to purchase loans from the seller or sellers specified in the related prospectus supplement, or from the depositor (which, in turn, will acquire these loans from the seller or sellers specified in the related prospectus supplement), during the funding period, which is a period which will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the earliest to occur of:

         o the date the amount on deposit in the pre-funding account is less than the minimum dollar amount, if any, specified in the agreement(s) relating to that series;

         o  the date an event of default occurs under the related agreement(s);
            or

         o the date which is the later of three months or 90 days after the related closing date.

These subsequently purchased loans will be required to conform to the requirements set forth in the related agreement(s) and described in the related prospectus supplement. The trustee will maintain the pre-funding account for the related series of securities for the sole purpose of holding funds to be paid by the trustee during the above-described funding period to the depositor or the applicable seller(s) to cover the purchase price of these loans. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount of cash in the pre-funding account has not been used to purchase loans by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to holders of securities on the distribution date immediately following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. The holders of the related class of securities will bear any reinvestment risk resulting from this prepayment.

SOME OF THE SECURITIES MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT.

         Some classes of securities may be issued with original issue discount for federal income tax purposes. If you hold securities issued with original issue discount, you will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to that income. Accrued but unpaid interest on securities that are accrual securities generally will be treated as original issue discount for this purpose.

         We refer you to "Federal Income Tax Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" and "--Market Discount."


YOU MAY BE ADVERSELY AFFECTED IF THE PROVIDER OF ANY FINANCIAL INSTRUMENT DEFAULTS OR IS DOWNGRADED.

         The trust fund may include one or more financial instruments including interest rate or other swap agreements and interest rate cap or floor agreements. These financial instruments may provide protection against some types of risks or provide specific cashflow characteristics for one or more classes of a series of securities. The protection or benefit to be provided by any specific financial instrument will be dependent on, among other things, the credit strength of the provider of that financial instrument. If that provider were to be unable or unwilling to perform its obligations under the financial instrument, the securityholders of the applicable class or classes would bear that credit risk. This could cause a material adverse effect on the yield to maturity, the rating or the market price and liquidity for that class. For example, if a financial instrument is designed to cover the risk that the interest rates on the mortgage assets that adjust based on one index will be less than the interest rate payable on the securities based on another index and that financial instrument does not perform, then the securityholders of the applicable class or classes of a series of securities will bear basis risk, or the risk that their yield will be reduced if the first index declines relative to the second. Even if the provider of a financial instrument performs its obligations under that financial instrument, a withdrawal or reduction in a credit rating assigned to that provider may adversely affect the rating or the market price and liquidity of the applicable class or classes of a series of securities.

                                 THE TRUST FUND

GENERAL

         The certificates of each series will represent interests in the assets of a related trust fund, and the notes of each series will be secured by the pledge of the assets of a related trust fund. The entity named in the related prospectus supplement as trustee will hold the trust fund for a series of securities for the benefit of the related securityholders. Each trust fund will consist of a group of assets (the "Trust Fund Assets"), including a pool of loans and payments in respect of these loans, as specified in the related prospectus supplement.(1) The pool of loans will be created on the first day of the month of the issuance of the related series of securities or another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

         The depositor will acquire the Trust Fund Assets, either directly or through affiliates, from originators or sellers that may be affiliates of the depositor pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") for a series consisting solely of certificates, or a purchase agreement (each, a "Purchase Agreement") for a series consisting of certificates and notes. The depositor will then convey the Trust Fund Assets without recourse to the related trust fund. The depositor will acquire loans that were either originated or acquired by affiliates of the depositor in accordance with the underwriting criteria specified below under "Loan Program--Underwriting Standards," "--Specific Underwriting Criteria; Underwriting Programs" and "--Summary of Underwriting Requirements by Program." We refer you to "Loan Program--Underwriting Standards," "--Specific Underwriting Criteria; Underwriting Programs" and "--Summary of Underwriting Requirements by Program."

         The depositor will cause the Trust Fund Assets to be conveyed to the trustee for the benefit of the holders of the securities of the related series. The entity named as servicer in the related prospectus supplement, which may be an affiliate of the depositor, will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement for a series consisting solely of certificates, or a master servicing agreement (each, a "Master Servicing Agreement") between the trust fund and the servicer for a series consisting of certificates and notes. The servicer will receive a fee for these services. We refer you to "Loan Program" and "The Agreements." If the servicer services Trust Fund Assets through a sub-servicer, the servicer will remain liable for its servicing obligations under the related Agreement as if the servicer alone were servicing the Trust Fund Assets.

         As used herein, "Agreement" means, for a series consisting solely of certificates, the Pooling and Servicing Agreement, and for a series consisting of certificates and notes, the Purchase Agreement, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

         If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of the trust fund.

         No trust fund will have any assets or liabilities prior to the initial offering of the related series of securities. No trust fund is expected to engage in any activities other than purchasing, managing and holding the related Trust Fund Assets and other assets contemplated herein or specified in the related prospectus supplement and the proceeds


---------------
                  * Whenever the terms "pool," "certificates," "notes" and "securities" are used in this prospectus, they will be deemed to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing certain undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in such pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the certificates and the term "interest rate" will refer to the interest rate borne by the notes of one specific series, as applicable, and the term "trust fund" will refer to one specific trust fund.

thereof, issuing securities, making payments and distributions on securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Unless otherwise specified in the applicable prospectus supplement, the depositor's only obligations with respect to a series of securities will be to obtain specific representations and warranties from Equity One, Inc., a Delaware corporation ("Equity One"), and the sellers and to assign to the trustee for that series of securities the depositor's rights relating to those representations and warranties. We refer you to "Loan Program--Representations by Sellers; Repurchases" and "The Agreements--Assignment of the Trust Fund Assets." The servicer's obligations with respect to the Trust Fund Assets will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under "Loan Program--Representations by Sellers; Repurchases" and "The Agreements--Sub-Servicing by Sellers" and "--Assignment of the Trust Fund Assets") and its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under "Description of the Securities--Advances." The servicer's obligation to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

         The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission ("SEC") within fifteen days after the initial issuance of the securities. A copy of the Agreement for each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to that series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE LOANS

         General. Loans will consist of

         o mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties,

         o mortgage loans secured by first and/or subordinate liens on mixed commercial/residential use properties and other multi-family residential properties, and

         o closed-end and/or revolving home equity loans or balances thereof secured by first and/or subordinate liens on one- to four-family residential properties.

Except with respect to Subsequent Loans, as described herein under "The Agreements--Pre-Funding Account," all loans will be purchased by the depositor, either directly or through an affiliate, from one or more sellers. The sellers will have either originated the loans or purchased the loans from other lenders. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the Federal Housing Administration ("FHA") or Department of Veterans Affairs ("VA").

         All of the loans will have monthly payments due on a set day, but not necessarily the first day, of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features (or a combination thereof), all as described below or in the related prospectus supplement:

         o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under specific circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate of the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

         o Principal may be payable in equal installments over the term of the loan, may be calculated on the basis of an assumed term to maturity that is significantly longer than the actual term to maturity (resulting in the need to make a larger "balloon" payment upon final maturity) or on an interest rate that is different from the loan's specified interest rate, or may not be payable during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Certain loans may provide for monthly payments that consist of interest only for a specified period of time.

         o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for specific periods, which are called lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfer of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on the related mortgaged property. In the case of home equity loans, these liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement.

         Loans with specified Combined Loan-to-Value Ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

         The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either

         o the making of a representation by the borrower at origination of the loan that the underlying mortgaged property will be used by the borrower for a period of at least six months every year, or that the borrower intends to use the mortgaged property as a primary residence, or

         o a finding that the address of the underlying mortgaged property is the borrower's mailing address.

         The mortgaged properties relating to residential loans and home equity loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other types of one- to four-family dwelling units ("Single Family

Properties"). The mortgaged properties relating to mixed use loans will consist of other multi-family properties and structures which include residential dwelling units and space used for retail, professional or other commercial uses ("Mixed Use Properties"). Mortgaged properties may include vacation and second homes and investment properties and may be located in any one of the fifty states, the District of Columbia, Puerto Rico or any territory of the United States.

         Home Equity Loans. Some of the loans may be non-purchase money loans secured by the borrower's equity in his or her home. These home equity loans may consist of closed-end loans and/or revolving credit line loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The full amount of a closed-end loan is advanced at the inception of the loan and, except to the extent provided in the related prospectus supplement, generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan by its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding principal balance of the loan.

         Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then specifically known to the depositor, regarding the loans constituting Trust Fund Assets of the related trust fund, including among other things:

         o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date;

         o the type of property securing the loan (e.g., Single Family Properties, Mixed Use Properties, or other real property);

         o  the range of remaining terms to maturity of the loans;

         o the range of principal balances of the loans as of the applicable cut-off date;

         o the earliest origination date and latest maturity date of any of the loans;

         o  the Combined Loan-to-Value Ratios of the loans;

         o the stated interest rates or annual percentage rates ("APR"), or range of stated interest rates or APRs, of the loans;

         o the range of maximum and minimum per annum interest rates of the adjustable rate loans, if any; and

         o  the geographic location of the mortgaged properties.

If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC fifteen days after the initial issuance of the securities.

         The "Combined Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage,

         o  the numerator of which is the sum of

            o the principal balance of that loan at the date of origination (or, in the case of a revolving credit line loan, the maximum amount thereof available) plus

            o the outstanding principal balance, at the date of origination of the loan, of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit for that mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, and

         o the denominator of which is the Collateral Value of the related mortgaged property.

         The "Collateral Value" of the mortgaged property, other than for some loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of

         o the appraised value of that mortgaged property based on an appraisal obtained by the originator at origination of that loan, and,

         o if the loan was originated either in connection with the acquisition of the mortgaged property by the borrower or within one year after acquisition of the mortgaged property by the borrower, the purchase price paid by the borrower for the mortgaged property.

         In the case of Refinance Loans, the "Collateral Value" of the related mortgaged property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market experiences an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the mortgaged properties, as applicable, in a particular trust fund to become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values), including without limitation, loss of employment, illness or other personal difficulties suffered by obligors on the loans, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on any group of loans. To the extent that these losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

SUBSTITUTION OF TRUST FUND ASSETS

         Substitution of Trust Fund Assets will be permitted if the representations and warranties regarding any original Trust Fund Asset are breached or if the documentation regarding any Trust Fund Asset is determined by the trustee to be incomplete. The related prospectus supplement will generally set forth the period during which substitution will be permitted. Substituted Trust Fund Assets generally will comply with all of the representations and warranties and satisfy the criteria set forth in the related Agreement and described in the related prospectus supplement as of the date of substitution. We refer you to "Loan Program--Representations by Sellers; Repurchases" and "The Agreements--Assignment of the Trust Fund Assets."

                                 USE OF PROCEEDS

         The depositor will use all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

         o to purchase the related Trust Fund Assets and to repay any financing to which those Trust Fund Assets were subject prior to their sale to the depositor;

         o to establish any pre-funding account, capitalized interest account or reserve accounts described in the related prospectus supplement;

         o to pay costs of structuring and issuing the securities, including the costs of obtaining credit enhancement, if any; and

         o to serve any other corporate purpose specifically permitted by its certificate of incorporation.

The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


                                  THE DEPOSITOR

         Popular ABS, Inc. (formerly known as Equity One ABS, Inc.), a Delaware corporation, the depositor, was incorporated in March of 1997 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. The depositor is a limited purpose wholly-owned finance subsidiary of Equity One. Equity One is a wholly-owned operating subsidiary of Popular Financial Holdings, Inc., a Delaware corporation ("PFH"). PFH is an indirect wholly-owned subsidiary of Popular, Inc., a diversified, publicly owned bank holding company incorporated under the General Corporation Law of Puerto Rico ("Popular"). The depositor and Equity One are subject to comprehensive regulation by the Board of Governors of the Federal Reserve System ("Federal Reserve"). No obligations of the depositor are insured by any governmental agency. The depositor maintains its principal office at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810. Its telephone number is (302) 478-6160.

         Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

         Except with respect to Subsequent Loans, as described herein under "The Agreements--Pre-Funding Account," the loans will have been purchased by the depositor, either directly or through affiliates, from the sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so purchased by the depositor will have been either originated or acquired by the sellers in accordance with the underwriting criteria specified below under "Underwriting Standards," "Specific Underwriting Criteria; Underwriting Programs" and "Summary of Underwriting Requirements by Program." All of the loans will be underwritten by Equity One's central credit office.

UNDERWRITING STANDARDS

         Each seller operates under underwriting standards that have been approved by Equity One and are consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans (the "Equity One Standards"). Equity One and each seller will represent and warrant that all loans conveyed by it to the depositor or one of its affiliates have been underwritten in accordance with the Equity One Standards.

As to any loan insured by the FHA or partially guaranteed by the VA, each seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent information regarding the applicant's liabilities, income, credit history, including the principal balance and payment history regarding any senior mortgage, and employment history, as well as other personal information which, to the extent specified in the related prospectus supplement, has been verified by the related seller. In addition, to the extent specified in the related prospectus supplement, each seller, as part of its quality control system, will have reverified information regarding the foregoing matters that has been provided by a mortgage brokerage company prior to funding a loan and periodically audit files based on a random sample of closed loans. Each borrower is generally required to provide an authorization to apply for a credit report which summarizes the borrower's credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, suits or judgments. In most cases, an employment verification is obtained either in writing or verbally from the borrower's employer, which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns.

         In determining the adequacy of the property to be used as collateral, a full or drive by appraisal will generally be made of each property considered for financing in an amount in excess of $15,000. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be high enough to currently support, and be anticipated to support in the future, the outstanding loan balance.

         Once all applicable employment, credit and property information is received, a determination generally is made, with the assistance of a Debt-to-Income Ratio, as to whether the prospective borrower has sufficient monthly income available

         o to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance), and

         o  to meet other financial obligations and monthly living expenses.

The "Debt-to-Income Ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly Debt-to-Income Ratio varies depending upon a borrower's credit grade and loan documentation level (as described below) but does not generally exceed 50%. Variations in the monthly Debt-to-Income Ratio limit are permitted based on compensating factors. The underwriting standards applied by sellers, particularly regarding the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as a low Combined Loan-to-Value Ratio or other favorable credit factors exist.

         Some of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, some loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as payment amounts increase. These types of loans may also be underwritten primarily upon the basis of low Combined Loan-to-Value Ratios or other favorable credit factors. A trust fund may also include both first and second lien loans made to a borrower at the same time on the same mortgaged property, provided that each of those loans must separately satisfy the Equity One Standards.

SPECIFIC UNDERWRITING CRITERIA; UNDERWRITING PROGRAMS

         The Equity One Standards allow for the origination and purchase of loans generally under three underwriting programs, known as Grade A Credits, Grade B Credits and Grade C Credits, all of which are summarized below. These programs and their underwriting criteria may change from time to time. Deviations from the specific criteria of an underwriting program are permitted to reflect local economic trends and real estate valuations, as well as other credit factors specific to each loan application and/or each portfolio acquired. Some loans may be to borrowers whose creditworthiness may not coincide with all program criteria. Overall, the goal is to maintain the integrity of these programs and simultaneously provide lending officers and correspondent networks with the flexibility to consider the specific circumstances of each loan.

         Under the Equity One Standards, the following four types of income documentation programs are used:

         o  full income documentation ("Full Doc");

         o  stated income ("SI");

         o  alternative income verification ("AIV"); and

         o  light income documentation ("Lite Doc").

         Under the Full Doc program, income is verified by reviewing the borrower's W-2s for the past two years and two of the borrower's current paystubs. Under the SI program, the borrower is not required to submit any income documentation. Under the AIV program, the borrower must submit bank statements for the past twelve months to verify the average monthly income used to qualify the borrower. Under the Lite Doc program, the borrower must submit bank statements for the past six months. Tax returns are generally not required under any income documentation program, however, each lender always has the right to require tax returns if that is the only means of verifying income or cash flow.

         Underwriting with the SI, AIV or Lite Doc program is reserved for Grade A Credits and Grade B Credits, as well as Grade C Credits that meet the criteria described under "--Grade C Credits" below, and offers an alternative for self-employed and employed applicants with supplemental income, who are either unable to or do not wish to produce income documentation to substantiate all of their income. For loans underwritten pursuant to the SI program, the Debt-to-Income Ratio is based on a maximum of 50% of stated income as disclosed on the loan application. For loans underwritten pursuant to the AIV program, the Debt-to-Income Ratio is based on a maximum of 50% of average monthly income over the past twelve months, as verified through monthly bank statements. For loans underwritten pursuant to the Lite Doc program, the Debt-to-Income Ratio is based on a maximum of 50% of average monthly income over the past six months, as verified through monthly bank statements.

SUMMARY OF UNDERWRITING REQUIREMENTS BY PROGRAM

         Grade A Credits. For Grade A Credits, the following criteria generally apply:

         o An in-file credit report on the borrower by an independent credit reporting agency reflecting the borrower's complete credit history is required. Typically, a good to excellent credit history of at least one year is required, and prior credit history may be rated on a case-by-case basis. The credit history should reflect that existing and previous debts were paid in a timely manner. A Chapter 7 bankruptcy that has been discharged for a minimum of two years is acceptable if the borrower has since re-established a credit history, notwithstanding the bankruptcy, consistent with this underwriting program. A Chapter 13 bankruptcy that has been discharged for a minimum of one year is acceptable if the borrower has since re-established a credit history, notwithstanding the bankruptcy, consistent with this underwriting program. Unpaid charge offs or collections may be left open unless secured by a lien against the borrower's real property. All judgments and liens, whether on title or not on title, must be paid prior to or at closing or proof must be provided that any such judgments or liens have been paid in full. During the most recent 12 month period, the borrower may not have more than one 30 day delinquency in his or her mortgage payment history (consecutive 30 day delinquencies are treated as one 30 day account).

         o  Generally, the borrower must have

            o been employed for not less than two years with the same employer or

            o  established comparable stability in a particular field of work.

         o Combined Loan-to-Value Ratios and Debt-to-Income Ratios must conform to the following criteria (except that the Combined Loan-to-Value Ratio may exceed the maximum indicated below up to a maximum of 100% solely as a result of including credit insurance premiums and discount points financed as part of the loan in the calculation of the ratio):

                                                Maximum Combined                         Maximum Debt-
           Property Type                       Loan-to-Value-Ratio                      to-Income Ratio
           -------------                       -------------------                      ----------------
Owner occupied one- to four-family
dwellings, townhouses, condominiums,
true second homes                                      100%                                   50%

Non-owner occupied one- to two-
family dwellings, townhouses,
condominiums                                           90%                                    50%

Non-owner occupied three- to
four-family dwellings                                  85%                                    50%

Mixed use:        Purchase                             80%                        Minimum Debt
                  Refinance                            75%                        Service Coverage 1.00


         Grade B Credits. For Grade B Credits, the following criteria generally apply:

         o An in-file credit report on the borrower by an independent credit reporting agency reflecting the borrower's complete credit history is required. Typically, a satisfactory to good credit history of at least one year is required, and prior credit history may be rated on a case-by-case basis. The credit history should reflect that existing and previous debts were paid in a predominately timely manner. A Chapter 7 bankruptcy, if discharged for two years, is acceptable if there are two years of re-established credit and a satisfactory written explanation. A Chapter 13 bankruptcy with a minimum of a one year satisfactory payment plan and one year of reestablished credit is acceptable. Unpaid charge offs or collections may be left open unless secured by a lien against the borrower's real property. All judgments and liens, whether on title or not on title, must be paid prior to or at closing or proof must be provided that any such judgments or liens have been paid in full. During the most recent twelve month period, the borrower may not have more than two 30 day delinquencies in his or her mortgage payment history (consecutive 30 day delinquencies are treated as one 30 day account).

         o  Generally, the borrower must have

            o been employed for not less than two years with the same employer or

            o  established comparable stability in a particular field of work.

         o Combined Loan-to-Value Ratios and Debt-to-Income Ratios must conform to the following criteria (except that the Combined Loan-to-Value Ratio may exceed the maximum indicated below up to a maximum of 100% solely as a result of including credit insurance premiums and discount points financed as part of the loan in the calculation of the ratio):


                                                  Maximum Combined                     Maximum Debt-
            Property Type                        Loan-to-Value-Ratio                  to-Income Ratio
            -------------                        --------------------                 ----------------
Owner occupied one- to four-family
dwellings, townhouses, condominiums                    90%                                    50%

True second homes                                      90%                                    50%
Non-owner occupied one- to two-
family dwellings, townhouses,
condominiums                                           80%                                    50%

Non-owner occupied three- to
four-family dwellings                                  75%                                    50%

Mixed use:        Purchase                             75%                        Minimum Debt
                  Refinance                            70%                        Service Coverage 1.00


         Grade C Credits. For Grade C Credits, the following criteria generally apply:

         o An in-file credit report on the borrower by an independent credit reporting agency reflecting the borrower's complete credit history is required. Typically, a fair to satisfactory credit history of at least one year is required. A discharged Chapter 7 bankruptcy is acceptable with one year of re-established credit. A non-discharged Chapter 13 bankruptcy will be considered with a minimum of a two year satisfactory payment plan. Mortgage payment history may not reflect any more than three 30 day delinquencies, one 60 day delinquency, and one 90 day delinquency during the most recent 12 months (consecutive 30 day delinquencies are treated as one 30 day account). In addition, all accounts that are delinquent for 60 days or longer may be paid current or paid in full from the proceeds.

         o  Generally, the borrower must have

            o been employed for not less than two years with the same employer or

            o  established comparable stability in a particular field of work.

         o Combined Loan-to-Value Ratios and Debt-to-Income Ratios must conform to the following criteria (except that the Combined Loan-to-Value Ratio may exceed the maximum indicated below up to a maximum of 100% solely as a result of including credit insurance premiums and discount points financed as part of the loan in the calculation of the ratio):


                                                  Maximum Combined                     Maximum Debt-
            Property Type                        Loan-to-Value-Ratio                  to-Income Ratio
            -------------                        --------------------                 -----------------
Owner occupied single and two family
dwellings, townhouses, condominiums                    90%                                    50%

Owner occupied three- to four-family
dwellings                                              80%                                    50%

True second homes                                      N/A                                    50%


In determining the credit grade of the borrower's loan each seller will also analyze standardized credit history data available from credit bureaus in the form of a credit "score" of the borrower based on the borrower's past credit history. Generally, a higher credit score signifies that a borrower has a better credit history. Currently, the sellers employ the credit scoring system of the Fair Isaac Credit Bureau, known as FICO scores, in assessing borrowers under these circumstances. If a borrower's credit score becomes relevant because the borrower's loan has a high Combined Loan-to-Value Ratio, the borrower's loan may receive a lower credit grade from a seller if his or her credit score does not meet a minimum threshold. The sellers also periodically analyze the FICO scores of borrowers after their loans have been underwritten together with the payment history of the borrowers on their loans as part of the continuing assessment of the accuracy and effectiveness of the Equity One Standards. Generally, a Grade C Credit may be underwritten using the SI, AIV or Lite Doc program only if that Grade C Credit has a FICO score above a minimum level, and a maximum loan amount below a maximum level, specified in the Equity One Standards.

QUALIFICATIONS OF SELLERS AND SERVICER

         Unless otherwise specified in the related prospectus supplement, each seller is required to be an institution experienced in originating or acquiring loans of the type contained in the related trust fund in accordance with accepted practices and prudent guidelines and must maintain satisfactory facilities to originate or acquire those loans. The servicer is required to be an institution experienced in servicing loans of the type contained in the related trust fund in accordance with accepted practices and prudent guidelines and must maintain satisfactory facilities to service those loans. Each seller must maintain all of the licenses necessary for the conduct of its business.

REPRESENTATIONS BY SELLERS; REPURCHASES

         Each seller (and Equity One, where a seller is a subsidiary or affiliate of Equity One) will make representations and warranties in respect of the loans sold by the seller to a trust fund. These representations and warranties may include, among other things:

         o that (except for certain loans specified in the applicable Agreement) title insurance (or in the case of mortgaged properties located in areas where these policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan and that the title insurance (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

         o that the seller had good title to each loan and that each loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

         o that each loan constituted a valid lien on, or a perfected security interest attaching to the mortgaged property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and other exceptions described in the Agreement) and that the mortgaged property was free from damage and was in acceptable condition;

         o that there were no delinquent tax or assessment liens against the mortgaged property;

         o that no required payment on a loan was contractually delinquent more than the number of days specified in the related prospectus supplement; and

         o that each loan was made in compliance with all applicable local, state and federal laws and regulations in all material respects.

         The servicer or the trustee, if the servicer is the seller, will promptly notify the relevant seller (and Equity One, if it is not the servicer or the seller) of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of holders of the securities secured by the loan. If the seller cannot cure a breach within 90 days following notice from the servicer or the trustee, as the case may be, then the seller will be obligated either to

         o repurchase the loan from the trust fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the loan's stated interest rate plus any costs and damages incurred by the trust fund in connection with such loan prior to its repurchase (less any advances or amount payable as related servicing compensation if the seller is the servicer) or

         o substitute for the loan a replacement loan that satisfies the criteria specified in the related Agreement and described in the related prospectus supplement.

If a REMIC election is to be made for a trust fund, the servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate. We refer you to "Description of the Securities--General." Except in those cases in which the servicer is the seller, the servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

         If Equity One makes a representation or warranty on behalf of a seller, Equity One will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, but no assurance can be given that Equity One will carry out its purchase or substitution obligations for loans. Neither the depositor nor the servicer (unless the servicer is a seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations for loans.

                          DESCRIPTION OF THE SECURITIES

         Each series of certificates will be issued pursuant to either

         o a Pooling and Servicing Agreement among the depositor, the servicer, the trustee and the sellers, or

         o  a Trust Agreement between the depositor and the trustee.

Forms of Pooling and Servicing Agreement and Trust Agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (an "Indenture") between the related trust fund established by the depositor and the trustee, and the related loans will be serviced by the servicer pursuant to a Master Servicing Agreement. Forms of Indenture and Master Servicing Agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among various parties which may include, without limitation, the depositor, the servicer, the sellers and/or the trustee for the benefit of the holders of the securities of that series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement.

GENERAL

         The securities of each series will be issued in book-entry or fully registered form as specified in the related prospectus supplement, in the authorized denominations specified in the related prospectus supplement, and will, in the case of asset-backed certificates, evidence specified beneficial ownership interests in, and in the case of asset-backed notes, be secured by the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The securities will not represent obligations of the depositor or any affiliate of the depositor. Some of the loans may be guaranteed or insured as set forth in the related prospectus supplement. To the extent provided in the related Agreement, each trust fund will consist of, among other things:

         o the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (each, a "Retained Interest")), including all payments of interest and principal received on the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the "Cut-off Date Principal Balance"));

         o assets that from time to time are required to be deposited in the various accounts maintained by the servicer and the trustee for the benefit of the holders of securities of the related series;

         o property which secured a loan and which is acquired on behalf of the holders of securities of the related series by foreclosure or deed in lieu of foreclosure; and

         o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include reinvestment income on payments received on the Trust Fund Assets.

         Each series of securities will be issued in one or more classes. Each class of asset-backed certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of asset-backed notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of that series. Some series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

         Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on other dates as specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

         The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         An election may be made to treat the trust fund related to each series or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC," as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may only be made if specific conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for a particular series will be set forth in the related prospectus supplement. If a REMIC election is made for a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Code. If a REMIC election is made for a particular series, the servicer or a holder of the related residual certificate, as specified in the related Agreement, will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for any payment from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit enhancement, if any, that is used for that series. We refer you to "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

         Except as otherwise provided in the related prospectus supplement, distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve account or other cash account established and available therefor. The related prospectus supplement will describe the method for allocating distributions made on any distribution date among securities of different classes and between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

         Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

         Distributions of Interest. Interest will accrue on the aggregate principal balance (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. "Pass-Through Rate" means a rate equal to the interest rate borne by the underlying loans net of the aggregate servicing fees and any other amounts specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate principal balance of that class of securities has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original aggregate principal balance of each class of securities will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

         Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

         If specified in the related prospectus supplement, any interest that has accrued on a class of Accrual Securities but is not paid on a given distribution date will be added to the aggregate principal balance of that class of Accrual Securities on that distribution date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in the related prospectus supplement. Until distribution of interest commences, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of that class of Accrual Securities, will increase on each distribution date by the amount of interest that accrued on that class of securities during the preceding interest accrual period but was not distributed to that class on that distribution date. Each class of Accrual Securities will thereafter accrue interest on its outstanding aggregate principal balance as so adjusted.

         Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which principal will be allocated among the classes of securities entitled to distributions of principal. The aggregate principal balance of any class of securities entitled to distributions of principal generally will be the initial aggregate principal balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of those securities as allocable to principal and,

         o in the case of Accrual Securities, increased by all interest accrued but not then distributable on the Accrual Securities, and

         o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

         If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of these payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the related prospectus supplement. Any allocation of Principal Prepayments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of specific securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement--Subordination."

         Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of any unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether unscheduled distributions will include interest, but if it does not, unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

ADVANCES

         To the extent provided in the related prospectus supplement, the servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as that term is defined in the related prospectus supplement), subject to the servicer's determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise.

         In making advances, the servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the servicer from cash being held for future distribution to securityholders, the servicer will replace these funds on or before any future distribution date to the extent that funds in the applicable Security Account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date. Each advance will be reimbursable to the servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances also will be reimbursable to the servicer from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, for some taxes and insurance premiums not paid by borrowers on a timely basis. These advances are reimbursable to the servicer to the extent permitted by the related Agreement. The obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement," in each case as described in the related prospectus supplement.

         In the event the servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the servicer is entitled to be reimbursed for advances. We refer you to "Description of the Securities--Distributions on Securities."

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with the distribution of funds on a distribution date, the servicer or the trustee will furnish to each securityholder of record of the related series (if applicable to that series of securities) a statement setting forth certain specified information that may include, among other things:

         o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included therein;

         o  the amount of the distribution allocable to interest;

         o  the amount of any advance;

         o  the aggregate amount

                  o otherwise allocable to subordinated securities on that distribution date, and

                  o withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securities;

         o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

         o the percentage of principal payments on the loans (excluding Principal Prepayments), if any, which each class will be entitled to receive on the following distribution date;

         o the percentage of Principal Prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

         o the related amount of the servicing compensation retained or withdrawn from the Security Account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

         o  the number and aggregate principal balances of loans

                  o contractually delinquent (exclusive of loans in foreclosure)

                        o     1 to 30 days,

                        o     31 to 60 days,

                        o     61 to 90 days, and

                        o     91 or more days, and

                  o     in foreclosure and contractually delinquent

                        o     1 to 30 days,

                        o     31 to 60 days,

                        o     61 to 90 days, and

                        o     91 or more days,

              as of the close of business on the last day of the calendar month preceding that distribution date;

         o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         o the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

         o if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

         o the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

         o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the Percentage Interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will furnish to each securityholder of record at any time during that calendar year a report

         o as to the aggregate of amounts reported pursuant to the first two items above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year, and

         o other customary information deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

         The securities of any series may be comprised of one or more classes. The different classes of securities in a series, in general, will fall into different categories. The following chart identifies and generally defines some of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

CATEGORIES OF CLASSES                                       DEFINITION

                                                            PRINCIPAL TYPES

Accretion Directed Class.............................       A class that receives principal payments from the accreted interest from specified Accrual Classes. An accretion directed class also may receive principal payments from principal paid on the underlying
                                                            Trust Fund Assets for the related series.

Component Class......................................       A class consisting of "components." The components of a component class may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a component class may be identified as falling into one or more of the categories in this chart.

Notional Amount Class................................       A class having no principal balance and bearing interest on the related notional amount. The


                                                            notional amount is used for purposes of
                                                            the determination of interest distributions.
Planned Principal Class
 (also sometimes referred to as a "PAC").............       A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets.
                                                            These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories
                                                            (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of that series. The prospectus supplement relating to each planned principal class will disclose the principal balance schedule pertaining to that class and the pricing and prepayment assumptions based upon which the schedule will have been prepared, including the actual characteristics of the underlying loans, the assumptions regarding original terms to maturity, the remaining terms to maturity, and interest rates of the underlying loans, and the assumptions some the rate of prepayment on the underlying loans.

Scheduled Principal Class............................       A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay Class.................................       Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip Class..........................................       A class that receives a constant proportion, or "strip," of the principal payments on the underlying Trust Fund Assets.



Support Class (also
sometimes referred to
as a "Companion Class")..............................       A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes.

Targeted Principal Class
(also sometimes
referred to as a "TAC")..............................       A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund
                                                            Assets. The prospectus supplement relating to each targeted principal class will disclose the principal balance schedule pertaining to that class and the pricing and prepayment assumptions based upon which the schedule will have been prepared, including the actual characteristics of the underlying loans, the assumptions regarding original terms to maturity, the remaining terms to maturity, and interest rates of the underlying loans, and the assumptions regarding the rate of prepayment on the underlying loans.

Non-amortizing Sequential Class......................       A class that generally receives no principal payments for a designated number of distribution dates and then receives a disproportionately small or large portion of the funds available for principal payments on subsequent distribution dates.

                                                                           INTEREST TYPES

Fixed Rate Class.....................................       A class with an interest rate that is fixed throughout the life of the class.

Floating Rate Class..................................       A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in that index.

Inverse Floating Rate Class..........................       A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in that index.

Variable Rate Class..................................       A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the interest rates borne by the underlying loans).

Interest Only Class..................................       A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal.
                                                            Interest only classes have

                                                            either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions in respect of principal.

Principal Only Class.................................       A class that does not bear interest and is entitled to receive only distributions in respect of principal.


Partial Accrual Class................................       A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of that class on each applicable distribution date, with the remainder of accrued interest to be distributed currently as interest to that class. This accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual Class........................................       A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable
                                                            distribution date. This accretion may continue until some specified event has occurred or until the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

         General. Except as otherwise specified in the related prospectus supplement, the indices applicable to Floating Rate and Inverse Floating Rate Classes will be limited to the indices described below.

         LIBOR. The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR Determination Date (as this term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate or Pass-Through Rate is determined by reference to an index denominated as LIBOR, the person designated in the related Agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

         LIBO Method. If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page (as defined in the International Swaps and Derivatives Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), offered by the principal London office of each of the designated reference banks meeting the criteria set forth herein for making United States dollar deposits of the applicable duration in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR Determination Date. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

         LIBOR will be established by the calculation agent on each LIBOR Determination Date as follows:

         o If on any LIBOR Determination Date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

         o If on any LIBOR Determination Date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

            o  LIBOR as determined on the previous LIBOR Determination Date, or

            o  the reserve interest rate.

              The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

            o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the reference banks to which these quotations are, in the opinion of the calculation agent, being so made, or

            o if the calculation agent can not determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on that LIBOR Determination Date to leading European banks.

         o If on any LIBOR Determination Date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be deemed to be the per annum rate specified in the related prospectus supplement.

         Each reference bank

         o must be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market,

         o may not control, be controlled by, or be under common control with the calculation agent, and

         o  must have an established place of business in London.

If any reference bank is unwilling or unable to act in that capacity or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

         BBA Method. If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of those banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

         If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described above under "--LIBO Method."

         The establishment of LIBOR on each LIBOR Determination Date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

         Treasury Index. The applicable prospectus supplement may specify some other basis for determining and defining the Treasury Index, but if it does not, on the Treasury Index Determination Date (as this term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as a "Treasury Index," the calculation agent will ascertain the Treasury Index for U.S. Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for that date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" (as further described below) specified in the related prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the related prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15
(519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for that week, then it will use the Statistical Release from the immediately preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

         Prime Rate. The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as this term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means for determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of the range will be used. If the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

         The interest rate index or indices applicable to floating rate and inverse floating rate classes of any series (the "Securities Index") may not be equal to the actual index or indices employed under applicable loan documents in calculating the interest rates on loans in the relevant class or classes of securities (the "Loan Indices"). If this type of interest rate mismatch occurs, the amounts available for payment of interest on the relevant class or classes of securities may increase or decrease depending upon the divergence between performance of the applicable Securities Index and the composite performance of the applicable Loan Indices. While it might be possible, through the use of a reserve account, interest rate swaps, financial derivative contracts or other means, to hedge against the risk that divergences between the Securities Index and the Loan Indices might result in insufficient interest payments being generated from loans backing the relevant class or classes of securities to pay the interest accruing on those class or classes of securities, the availability of interest rate hedging protection, if any, will only be as disclosed in the related prospectus supplement.

BOOK-ENTRY REGISTRATION OF SECURITIES

         The prospectus supplement for a series may specify that the securities of that series initially will be represented by one or more book-entry certificates or notes, as the case may be, which are expected to be registered in the name Cede & Co., the nominee of The Depository Trust Company ("DTC"). Unless and until the securities are issued in fully registered, certificated form, no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate representing a security. All references in this prospectus to actions by securityholders refer to actions taken by DTC or its nominee, as the case may be, upon instructions from the participants in the DTC system, and all references in this prospectus to payments, notices, reports and statements to securityholders refer to participants, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the securities, for distribution to securityholders in accordance with DTC's procedures. The beneficial owners of the securities will not be recognized by the trustee as securityholders under the related Agreement, and the beneficial owners of the securities will be permitted to exercise the rights of securityholders only indirectly through DTC and its participating organizations. The beneficial owners of the securities may hold securities in Europe through Clearstream or Euroclear, which in turn will hold through DTC, if they participate in DTC, or indirectly through organizations participating in DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities for its participating organizations and facilitates the clearance and settlement among those organizations of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of securities. The organizations that participate in DTC include securities brokers and dealers, who may include the underwriters of the securities, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with an organization participating in DTC, either directly or indirectly. Transfers between organizations participating in DTC will occur in accordance with DTC rules. The rules applicable to DTC and its participating organizations are on file with the SEC.

         Clearstream and Euroclear will hold omnibus positions on behalf of their respective participating organizations through customers' securities accounts in the name of Clearstream and Euroclear on the books of their respective depositories. The depositories will in turn hold those positions in customers' securities accounts in the depositories' names on the books of DTC. Transfers between organizations participating in Clearstream and organizations participating in Euroclear will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through organizations participating in Clearstream or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Organizations participating in Clearstream or Euroclear may not deliver instructions directly to the Clearstream or Euroclear depositories.

         Because of time zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with an organization participating in DTC will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during this processing will be reported to the relevant organization participating in Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through an organization participating in Clearstream or Euroclear to an organization participating in DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Purchases of securities under the DTC system must be made by or through an organization participating in DTC, which organization will receive a credit for the securities on DTC's records. The ownership interests of the beneficial owners of the securities are in turn to be recorded on the records of that organization or, in the case of a purchase made indirectly through an organization participating in DTC, on the records of the indirect participant. The beneficial owners of the securities will not receive written confirmation from DTC of their purchase, but they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the organization through which they entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of organizations participating in DTC acting on behalf of the beneficial owners of the securities.

         To facilitate subsequent transfers, all securities deposited with DTC by its participating organizations are registered in the name of Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the identity of the beneficial owners of the securities. DTC's records reflect only the identity of the organizations participating in DTC to whose accounts the securities are credited, which may or may not be the beneficial owners of the securities. Those organizations will remain responsible for keeping account of their holdings on behalf of their customers.

         Because DTC can only act on behalf of its participating organizations, who in turn act on behalf of organizations participating indirectly in DTC and certain banks, the ability of the beneficial owners of the securities to pledge those securities to persons or entities that do not participate in the DTC system, or otherwise take action in respect of the securities, may be limited due to lack of a physical certificate for the securities.

         Conveyance of notices and other communications by DTC to its participating organizations, by those organizations to indirect participants in DTC, and by direct or indirect participants in DTC to the beneficial owners of the securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede & Co. will consent or vote with respect to the securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those organizations participating in DTC to whose accounts the securities are credited on the record date as identified in a listing attached to the omnibus proxy. Principal and interest payments on the securities will be made to DTC. DTC's practice is to credit the accounts of its participating organizations on the distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the distribution date. Payments by organizations participating in DTC to the beneficial owners of the securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of those organizations and not of DTC, the trustee, the servicer or the depositor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee, as applicable, disbursement of those payments to organizations participating in DTC is the responsibility of DTC, and disbursement of those payments to the beneficial owners of the securities is the responsibility of those organizations or indirect participants in DTC. Accordingly, the beneficial owners of the securities may experience some delay in their receipt of principal and interest payments.

         Clearstream Banking, Luxembourg, S.A. ("Clearstream") is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between those organizations through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of securities. Transactions may be settled by Clearstream in multiple currencies, including United States dollars. Clearstream provides to its participating organizations services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Organizations participating in Clearstream are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the securities. Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with an organization participating in Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., as operator of Euroclear, in Brussels, Belgium to facilitate settlement of trades between Clearstream and Euroclear.

         Euroclear System ("Euroclear") was created in 1968 to hold securities for organizations participating in Euroclear and to clear and settle transactions between those organizations through simultaneous electronic book-entry delivery against payment. The electronic book-entry system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in multiple currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries under arrangements generally similar to the arrangements for cross-market transfers with DTC.

         Euroclear Bank S.A./N.V., a market owned bank incorporated under the laws of the Kingdom of Belgium and licensed by the Belgian Banking and Finance Commission, assumed the operating and banking functions of Euroclear as of January 1, 2001. All operations are conducted by Euroclear Bank S.A./N.V., and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./N.V. Euroclear Bank S.A./N.V. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with the operator of Euroclear, transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The operator of Euroclear acts only on behalf of organizations participating in Euroclear and has no record of or relationship with persons holding through those organizations.

         Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of organizations participating in Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by its depository. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding." Clearstream or the operator of Euroclear, as the case may be, will take any other action permitted to be taken by a securityholder under the applicable agreement on behalf of an organization participating in Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to its depository's ability to effect those actions on its behalf through DTC.

         Certificated securities will be issued to securityholders only if

         o DTC or the depositor advises the applicable trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the securities and the trustee is unable to locate a qualified successor,

         o the depositor at its option, elects to terminate the book-entry system through DTC, or

         o after the occurrence of an Event of Default or the resignation or removal of the servicer for these securities, holders representing at least a majority of the outstanding principal amount of the related securities of that series advise DTC, either directly or through DTC participants, in writing (with instructions to notify the applicable trustee in writing) that the continuation of a book-entry system through DTC (or a successor thereto) for those securities is no longer in the best interest of the holders of the securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the securities of the occurrence of the event and the availability through DTC of certificated securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue certificated securities, and thereafter the trustee will recognize the holders of the certificated securities as securityholders under the applicable Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants in DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

         None of the servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

         THE INFORMATION IN THIS SECTION CONCERNING CLEARSTREAM, EUROCLEAR AND DTC HAS BEEN OBTAINED FROM SOURCES THAT THE DEPOSITOR BELIEVES TO BE RELIABLE, BUT THE DEPOSITOR ASSUMES NO RESPONSIBILITY FOR ITS ACCURACY.


                               CREDIT ENHANCEMENT

GENERAL

         If so specified in the prospectus supplement for a series of securities, the related trust fund may include, or one or more classes of that series may be entitled to the benefits of, specified ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the loans to the holders of the securities, including, without limitation, insurance policies, surety bonds, reserve accounts and hedge agreements. In addition, if so specified in the prospectus supplement for a series, one or more classes of securities of the series may be entitled to the benefits of other credit enhancement arrangements, including subordination, overcollateralization or cross-collateralization. The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited.

         Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses exceed the amount covered by credit enhancement or are not covered by credit enhancement, holders of one or more classes of securities will bear their allocable share of any resulting losses. If a form of credit enhancement applies to several classes of securities, and if distributions with respect to principal equal to the aggregate principal balances of particular classes of securities are distributed prior to the distributions to other classes of securities, the classes of securities which receive distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. In some cases, credit enhancement may be canceled or reduced if the cancellation or reduction would not adversely affect the rating of the related securities.

SUBORDINATION

         If so specified in the related prospectus supplement, a series may include one or more classes of securities that are subordinated in right to receive distributions or subject to the allocation of losses in favor of one or more other classes of securities of the series. If so specified in the prospectus supplement, distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of subordinated securities of a series may instead be payable to one or more classes of senior securities of the series under the circumstances and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, delays in receipt of scheduled payments on the loans and losses with respect to those loans will be borne first by classes of subordinated securities and thereafter by one or more classes of senior securities, under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise payable to the subordinated securities that will be payable to the senior securities on any distribution date may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses were to exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, were to exceed a specified maximum amount, holders of senior securities could experience losses on the securities.

         If so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to the holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established by the trustee for specified periods or until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to the holders of senior securities or otherwise, thereafter to the extent necessary to restore the balance of the reserve account to required levels. If so specified in the prospectus supplement, amounts on deposit in any designated reserve account may be released to the holders of any class of securities at the times and under the circumstances specified in the prospectus supplement.

         If so specified in the related prospectus supplement, one or more classes of securities may bear the risk of losses not covered by credit enhancement prior to other classes of securities. Subordination might be effected by reducing the principal balance of the subordinated securities on account of the losses, thereby decreasing the proportionate share of distributions allocable to the securities, or by another means specified in the prospectus supplement.

         If so specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive distributions to other classes of senior securities and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise. If so set forth in the prospectus supplement, the same class of securities may constitute senior securities with respect to specified types of payments or losses and subordinated securities with respect to other types of payments or losses.

         Distributions may be allocated among classes of senior securities and classes of subordinated securities

         o  in the order of their scheduled final distribution dates,

         o  in accordance with a schedule or formula,

         o  in relation to the occurrence of events, or

         o  otherwise, in each case as specified in the prospectus supplement.

         As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, the aggregate principal balance of the loans included in a trust fund may exceed the original principal balance of the related securities. In addition, if so provided in the related prospectus supplement, specified classes of securities may be entitled to receive distributions of excess cash as an additional payment of principal, thereby accelerating the payment of the principal of the securities relative to the amortization of the related loans. This acceleration feature may continue for the life of the applicable classes of securities or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the acceleration feature will cease unless necessary to maintain the required overcollateralization level.

CROSS-COLLATERALIZATION

         If so specified in the related prospectus supplement, the interests in separate trust funds or separate groups of assets may be evidenced by separate classes of the related series of securities. In that case, credit enhancement may be provided by a cross-collateralization feature which requires that distributions be made with respect to specified securities evidencing interests in one or more trust funds or asset groups prior to distributions to other securities evidencing interests in other trust funds or asset groups. The prospectus supplement for a series that includes a cross-collateralization feature will describe the specific manner and conditions for applying the cross-collateralization feature.

FINANCIAL GUARANTY INSURANCE POLICIES

         If so specified in the related prospectus supplement, one or more financial guaranty insurance policies will be obtained and maintained for one or more classes or series of securities. The issuer of any specified financial guaranty insurance policy will be named in the related prospectus supplement. In general, financial guaranty insurance policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related securities are entitled under the related agreement, as well as any other amounts specified in the related prospectus supplement, will be received by the trustee or an agent of the trustee for distribution by the trustee to those holders. The specific terms and limitations of any financial guaranty insurance policy will be set forth in the related prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

         If so specified in the related prospectus supplement, one or more mortgage pool insurance policies insuring, subject to their provisions and limitations, against defaults on the related loans will be obtained and maintained for the related series in an amount specified in the prospectus supplement. The issuer of a mortgage pool insurance policy will be named in the related prospectus supplement. A mortgage pool insurance policy for a series will not be a blanket policy against loss because claims under the policy may only be made for particular defaulted loans and only upon satisfaction of specified conditions precedent described in the related prospectus supplement. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy. The specific terms and limitations of any mortgage pool insurance policy will be set forth in the related prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

         If so specified in the related prospectus supplement, one or more special hazard insurance policies insuring, subject to their provisions and limitations, against specified losses not covered by standard hazard insurance policies will be obtained and maintained for the related series in an amount specified in the prospectus supplement. The issuer of any special hazard insurance policy will be named in the related prospectus supplement. The specific terms and limitations of any special hazard insurance policy will be set forth in the related prospectus supplement.

BANKRUPTCY BONDS

         If so specified in the related prospectus supplement, one or more mortgagor bankruptcy bonds covering losses resulting from proceedings under the Bankruptcy Reform Act of 1978, as amended, and related rules promulgated thereunder (collectively, the "Bankruptcy Code"), will be obtained and maintained for the related series in an amount specified in the prospectus supplement. The issuer of any bankruptcy bond will be named in the related prospectus supplement. Each bankruptcy bond will generally cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

RESERVE ACCOUNTS

         If so specified in the related prospectus supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the prospectus supplement will be deposited by the depositor in one or more reserve accounts established and maintained with the trustee. In addition, if so specified in the related prospectus supplement, a reserve account may be funded with all or a portion of the interest payments on the related loans not needed to make required distributions.

         Amounts on deposit in a reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include

         o obligations of the United States or any agency thereof, provided these obligations are backed by the full faith and credit of the United States,

         o general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or a lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to that securities by each Rating Agency,

         o commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or a lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to that securities by each Rating Agency,

         o certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of that depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of that holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency for that series of securities) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for those securities, or any lower ratings that will not result in the downgrading or withdrawal of the rating then assigned to those securities by any Rating Agency,

         o demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC,

         o guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, terms and conditions that will not result in the downgrading or withdrawal of the rating then assigned to those securities by any Rating Agency,

         o repurchase obligations for any security described in the first two bullets above, in either case entered into with a depository institution or trust company (acting as principal) described in the fourth bullet above,

         o securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of that investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies ("S&P"), the rating shall be the highest commercial paper rating of Moody's or S&P, as applicable, for those securities), or a lower rating that will not result in the downgrading or withdrawal of the rating then assigned to those securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency,

         o interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time those interests are held in the fund has the highest applicable rating by each Rating

            Agency or a lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each Rating Agency,

         o short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its respective highest applicable rating category or a lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each Rating Agency, and

         o other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that no instrument shall be a Permitted Investment if the instrument evidences the right to receive interest-only payments on the obligations underlying that instrument; and provided further, that no investment specified in the ninth or tenth bullet above will be a Permitted Investment for any pre-funding account or any related capitalized interest account.

         If a letter of credit is deposited in a reserve account, the letter of credit will be irrevocable. All instruments deposited in a reserve account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information regarding instruments deposited in reserve accounts will be set forth in the related prospectus supplement.

         Amounts on deposit, and proceeds of instruments on deposit, in reserve accounts will be available for withdrawal and distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

HEDGE AGREEMENTS

         If so provided in the prospectus supplement for a series of securities, the related trust fund may include one or more interest rate swap agreements, interest rate cap agreements, interest rate corridor agreements or similar derivative contracts providing limited protection against interest rate and other risks for one or more classes of that series. These hedge agreements may provide the trust fund with additional amounts that will be available to make payments or build up overcollateralization, or both, on one or more classes of a series of securities. The specific terms and limitations of any hedge agreement will be set forth in the related prospectus supplement.

OTHER CREDIT ENHANCEMENT

         If so provided in the prospectus supplement for a series of securities, the related trust fund may include, or one or more classes of that series may be entitled to the benefits of, other specified assets including, without limitation, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements:

         o for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund;

         o  for the purpose of paying administrative expenses;

         o for the purpose of establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rates on those assets;

         o for the purpose of guaranteeing timely distributions with respect to the securities; or

         o  for other purposes as may be specified in the prospectus supplement.

         These arrangements may be in addition to or in substitution for any forms of credit enhancement described in this prospectus.

         Any form of credit enhancement must be acceptable to each rating agency that provides, at the request of the depositor, a rating for the securities of the related series.

         If so specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate trust funds or asset groups, without priority among the trust funds or asset groups, until the credit enhancement is exhausted. If applicable, the prospectus supplement will identify the trust funds or assets groups to which the credit enhancement relates and the manner of determining the amount of the coverage provided by the credit enhancement and of the application of the coverage to the identified trust funds or asset groups.


                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given trust fund will vary depending upon the type of loans included therein. Each prospectus supplement will contain information regarding the type and maturities of the loans in the related trust fund. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a trust fund will affect the weighted average life of the related series of securities.

         The rate of prepayment on the loans cannot be predicted. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility. Other factors that might be expected to affect the prepayment rate of a pool of home equity loans include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. We refer you to "Legal Aspects of the Loans--Due-on-Sale Clauses." In addition, the servicer and its affiliates periodically conduct mass mailings to their existing customers with respect to the refinancing of existing mortgage loans. Although these marketing efforts are not specifically directed to customers who have mortgage loans included in a trust fund, these customers may receive the marketing materials as part of a broader mailing, which may result in an increase in the rate of prepayments of mortgage loans included in a trust fund through refinancings. The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

         Collections on revolving credit line loans may vary because, among other things, borrowers may

         o make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for some revolving credit line loans with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month, or

         o make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon.

It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

         To the extent specified in the related prospectus supplement, conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or some transfers by the borrower of the related mortgaged property. Loans insured by the FHA, and loans on Single Family Properties partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on these loans may be lower than that of conventional loans bearing comparable interest rates. The servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. We refer you to "The Agreements--Collection Procedures" and "Legal Aspects of the Loans" for a description of some provisions of each Agreement and some legal developments that may affect the prepayment experience on the loans.

         The rate of prepayments on conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the interest rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those interest rates. Conversely, if prevailing interest rates rise appreciably above the interest rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan interest rates. However, there can be no assurance that this will be the case.

         When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Prepayments will be passed through or paid as described in the related prospectus supplement.

         Even assuming that the mortgaged properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the servicer to foreclose on or sell the mortgaged property or to obtain Liquidation Proceeds sufficient to repay all amounts due on the related loan. In addition, the servicer will be entitled to deduct from related Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses for defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require specified disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the servicer to damages and administrative sanctions.

         If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different interest rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will accrue on each loan in each month, the distribution of interest will not be made earlier than the month following the month of accrual.

         Under some circumstances, the servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby causing earlier retirement of the related series of securities. We refer you to "The Agreements--Termination; Optional Termination."

         The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of those securities.

                                 THE AGREEMENTS

         Set forth below is a description of the material provisions of each Agreement which is not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

         Conveyance of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be conveyed to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with the conveyance, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. This schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the interest rate or APR, the maturity of the loan, the Combined Loan-to-Value Ratio at origination and other specified information.

         If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS(R), assignments of mortgages for any loans in the related trust fund will be registered electronically through the MERS(R) system. For mortgages registered through the MERS(R) system, MERS(R) shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgages or the related loans.

         The Agreement will require that, within the time period specified therein, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) as to each loan, among other things:

         o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

         o the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate stating that the original of the Mortgage was delivered to that recording office);

         o except in the case of a mortgage registered with MERS(R), an assignment of the Mortgage to the trustee, which assignment will be in recordable form;

         o other assignments deemed necessary by the trustee, including assignments of title insurance policies covering the mortgaged properties; and

         o any other security documents, including those relating to any senior interests in the mortgaged property, as may be specified in the related prospectus supplement or the related Agreement.

         The trustee (or the custodian hereinafter referred to) will review these loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold those documents in trust for the benefit of the related securityholders. If certain loan documents are found to be missing or defective in any material respect, the trustee (or the custodian) will notify the servicer and the depositor, and the servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to either

         o purchase the related loan from the trust fund at the Purchase Price, or

         o if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meets the requirements set forth in the related Agreement and described in the related prospectus supplement.

There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the servicer may be obligated to enforce this obligation to the extent described above under "Loan Program--Representations by Sellers; Repurchases," neither the servicer nor the depositor will be obligated to purchase or replace the loan if the seller defaults on its obligation. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a loan document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

         Notwithstanding the foregoing provisions, no purchase or substitution of a loan will be made for a trust fund which has made a REMIC election if the purchase or substitution would result in a prohibited transaction tax under the Code.

         No Recourse to Sellers, Depositor or Servicer. As described above under "--Conveyance of the Loans," the depositor will cause the loans comprising the related trust fund to be conveyed to the trustee, without recourse. However, each seller (and Equity One, where the seller is a subsidiary or affiliate of Equity One) will be obligated to repurchase or substitute for any loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the loans as described herein under "--Conveyance of the Loans" and "Loan Program--Representations by Sellers; Repurchases." The applicable prospectus supplement may provide other remedies, but if it does not, these obligations to purchase or substitute constitute the sole remedy available to the securityholders of the related series or the trustee for a breach of any representation or failure to deliver a loan document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         The servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the

"Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be one of the following:

         o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities;

         o an account or accounts the deposits in which are fully insured by the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation (the "SAIF"));

         o an account or accounts the deposits in which are insured by the BIF or the SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim on the funds in the Security Account or a perfected first priority security interest against any collateral securing these funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained; or

         o  an account or accounts otherwise acceptable to each Rating Agency.

The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest-bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. The servicer or its designee will be entitled to receive any interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

         The servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

         o all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

         o all payments on account of interest on the loans, net of applicable servicing compensation;

         o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the servicer, if any) of the hazard insurance policies and any primary mortgage insurance policies, to the extent these proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis on any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any loan or property in respect thereof purchased by the servicer, the depositor or any seller as described under "Loan Program--Representations by Sellers; Repurchases" or "--Assignment of the Trust Fund Assets" and all proceeds of any loan repurchased as described under "--Termination; Optional Termination";

         o all payments required to be deposited in the Security Account in order to satisfy any deductible clause in any blanket insurance policy described under "--Hazard Insurance";

         o any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

         o all other amounts required to be deposited in the Security Account pursuant to the Agreement.

         The servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

         o to pay to the servicer the servicing fees described in the related prospectus supplement (subject to reduction) and, as additional servicing compensation, earnings on or investment income on funds in the amounts in the Security Account credited thereto;

         o to reimburse the servicer for advances, this right of reimbursement for any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which that advance was made;

         o to reimburse the servicer for any advances previously made which the servicer has determined to be nonrecoverable;

         o to reimburse the servicer from Insurance Proceeds for expenses incurred by the servicer and covered by the related insurance policies;

         o to reimburse the servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

         o to pay to the servicer, for each loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of the repurchased loan;

         o to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

         o to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

         o to clear and terminate the Security Account upon termination of the Agreement.

         In addition, on or prior to the business day immediately preceding each distribution date, the servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

         If so provided in the related prospectus supplement, the servicer will establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount (the "Pre-Funded Amount") specified in the related prospectus supplement on the related closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by the trustee during the period from the related closing date to a date specified in the related prospectus supplement (the "Funding Period") to pay to the depositor or the applicable sellers, as the case may be, the purchase price for subsequent loans ("Subsequent Loans") acquired as Trust Fund Assets. Subsequent Loans will be required to conform to the requirements set forth in the related Agreement and described in the related prospectus supplement. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 25% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor or the applicable sellers, as the case may be, from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is the earliest to occur of

         o the date the amount on deposit in the pre-funding account is less than the minimum dollar amount, if any, specified in the related Agreement;

         o the date on which an event of default occurs under the related Agreement, or

         o the date which is the later of three months or 90 days after the related closing date.

Monies on deposit in the pre-funding account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related Security Account or another trust account specified in the related prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

         In addition, if so provided in the related prospectus supplement, on the related closing date the depositor will deposit in a capitalized interest account cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period any amounts remaining in the capitalized interest account will be paid to the depositor.

SUB-SERVICING BY SELLERS

         Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the servicer for the series of securities is no longer the servicer of the related loans, the trustee or any successor servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any sub-servicing arrangement, unless otherwise provided in the related prospectus supplement, the servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the servicer alone were servicing the loans.

COLLECTION PROCEDURES

         The servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, follow collection procedures that are customary for loans comparable to the loans. Consistent with the above, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and, to the extent not inconsistent with the coverage of the loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the servicer is obligated to make or cause to be made advances, the obligation will remain during any period of this arrangement.

         In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage insurance policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. We refer you to "Legal Aspects of the Loans--Due-on-Sale Clauses." In connection with any assumption of this type, the terms of the related loan may not be changed.

HAZARD INSURANCE

         Except as otherwise specified in the related prospectus supplement, the servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which that mortgaged property is located. Except as otherwise specified in the related prospectus supplement, this coverage will be in an amount equal to at least the lesser of

         o the sum of the original principal balance of the loan and the original principal balance of any other loan on the mortgaged property having lien priority over the loan, if any, and

         o  the greater of

            o the maximum insurable value of the improvements on the mortgaged property and

            o an amount sufficient to ensure that the proceeds of the policy will prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

         All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. This blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for this clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all inclusive. If the mortgaged property securing a loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policy covering each mortgaged property securing each loan typically contains a clause which in effect requires the insured at all times to carry insurance in an amount which is the lesser of

         o  the replacement value of the mortgaged property, or

         o  the principal amount of the loan.

Most insurance policies provide that if the insured's coverage falls below a specified percentage (usually 80% to 90%), then the insurer's liability in the event of partial loss will not exceed the larger of

         o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, or

         o the same proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of these improvements.

Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against some of the uninsured risks described above. We refer you to "Credit Enhancement."

         If the mortgaged property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property, the servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines

         o that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses, and

         o that these expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the servicer will be obligated to follow or cause to be followed normal practices and procedures that it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with these proceedings and which are reimbursable under the Agreement. In the unlikely event that any proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation for the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         If the servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of a loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation resulting from that loan. In the event that the servicer has expended its own funds to restore the damaged mortgaged property and these funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. We refer you to "Credit Enhancement."

         The proceeds from any liquidation of a loan will be applied in the following order of priority:

         o first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the servicer relating to the loan;

         o second, to reimburse the servicer for any unreimbursed advances relating to the loan;

         o third, to accrued and unpaid interest (to the extent no advance has been made for this amount) on the loan; and

         o  fourth, as a recovery of principal of the loan.


REALIZATION UPON DEFAULTED LOANS

         FHA Insurance, VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA (see "Certain Legal Aspects of the Loans--Title I Program") some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering a portion of the mortgage financing for the purchase or refinancing of a dwelling to be used as the veteran's home at interest rates permitted by the VA. Loans made under the program cannot exceed the reasonable value of the property or certain lower limits in the case of refinancing loans. The program requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. No loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703, as amended.

         Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required. Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary mortgage insurance policy for a cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal servicing compensation to be paid to the servicer in respect of its servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under some circumstances) of the outstanding principal balance of each loan, and this compensation will be retained by it from collections of interest on the loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, the servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

         The servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, which expenses may include, without limitation, fees or other amounts payable in respect of credit enhancement arrangements, fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar or any paying agent, and expenses incurred in enforcing the obligations of sub-servicers and sellers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under limited circumstances.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC" or "Freddie Mac"), the servicing by or on behalf of the servicer of mortgage loans or private asset-backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with these agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the servicer may be obtained by securityholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

         The servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as servicer may have normal business relationships with the depositor or the depositor's affiliates.

         Each Agreement will provide that the servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. If this occurs, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

         Except as otherwise specified in the related prospectus supplement, any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each Agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, the Federal National Mortgage Association ("FNMA" or "Fannie Mae") or FHLMC and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement; Master Servicing Agreement. Except as otherwise specified in the related prospectus supplement, events of default under each Agreement will consist of

         o any failure by the servicer to distribute or cause to be distributed to securityholders of any class any required payment (other than an advance) which continues unremedied for five days after the giving of written notice of failure to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the total distributions allocated to that class ("Percentage Interests"),

         o any failure by the servicer to make an advance as required under the Agreement, unless cured as specified therein,

         o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of failure to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class, and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of a trust fund described under "Credit Enhancement" herein if payments from these sources are insufficient to make all payments required in the Agreement. The assets of a trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         Unless otherwise provided in the related prospectus supplement, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate Percentage Interests under any other circumstances specified in the Agreement shall, terminate all of the rights and obligations of the servicer under the Agreement relating to that trust fund and in and to the related Trust Fund Assets, The trustee will then succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the Agreement. Pending this appointment, the trustee is obligated to act as a successor to the servicer. The trustee and any successor to the servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

         Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of its status as a securityholder, will have any right under any Agreement to institute any proceeding relating to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made a written request of the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

         Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the Indenture for each series of asset-backed notes shall include:

         o a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after written notice of default is given as specified in the related prospectus supplement;

         o failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

         o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

         o any other event of default provided for notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

         If an event of default on the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of that series to be due and payable immediately. The declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the notes of that series.

         If, following an event of default on any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any notes of that series for five days or more, unless

         o the holders of 100% of the Percentage Interests of the notes of that series consent to the sale,

         o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale, or

         o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% of the Percentage Interests of the notes of that series.

         If the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of a payment-related event of default, the amount available for distribution to the holders of notes would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the holders of notes after the occurrence of this type of an event of default.

         Except as otherwise specified in the related prospectus supplement, if the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than the unpaid principal amount thereof less the amount of the discount that is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the trustee, in case an event of default relating to a series of notes occurs and is continuing, the trustee will have no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless the holders offer to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to these provisions for indemnification and specific limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee relating to the notes of that series, and the holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of that series affected thereby.

AMENDMENT

         Except as otherwise specified in the related prospectus supplement, each Agreement may be amended by the depositor, the servicer and the trustee, with the consent of the provider of credit enhancement for the related series of securities, if any, but without the consent of any of the securityholders,

         o  to cure any ambiguity,

         o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

         o to conform the Agreement to the final prospectus supplement provided to investors in accordance with the initial offering of the securities, or

         o to make any other revisions relating to matters or questions arising under the Agreement which are not inconsistent with its provisions,

provided that the amendment will not adversely affect in any material respect the interests of any securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to those securities.

         In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated. In addition, if a REMIC election is made for a trust fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

         Except as otherwise specified in the related prospectus supplement, each Agreement may also be amended by the depositor, the servicer and the trustee with consent of holders of securities of that series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment may

         o reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of the security, or

         o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of that class covered by the Agreement then outstanding.

If a REMIC election is made for a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of certificates will terminate upon the payment to the related holders of certificates of all amounts held in the Security Account or by the servicer and required to be paid to them pursuant to that Agreement following the later of

         o the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund, or

         o the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of those Trust Fund Assets.

         Unless otherwise specified in the related prospectus supplement, any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of asset-backed certificates will be made at the option of the servicer, the holders of certificates or, if applicable, a holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the asset-backed certificates of that series, but the right of the servicer, the holders of certificates or, if applicable, a holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a

REMIC election is made for a trust fund, any purchase pursuant to the second bullet above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

         Indenture. The Indenture will be discharged for a series of notes (except for continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

         The Indenture will also provide that, if so specified for the notes of any series, the related trust fund will be discharged from any and all obligations to the notes of that series (except for certain obligations relating to temporary notes and exchanges of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for those notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series. In the event of any defeasance and discharge of notes of that series, holders of notes of that series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

         The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the servicer and any of their respective affiliates.


                           LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular jurisdiction, or encompass the laws of all jurisdictions in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to applicable federal laws and the appropriate laws of the jurisdictions in which loans may be originated.

GENERAL

         The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage that is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, for some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

         Deeds of Trust and Security Deeds. Foreclosure of a deed of trust or a security deed is generally accomplished by a non-judicial sale under a specific provision in the deed of trust or security deed which authorizes the trustee or grantee to sell the property at public auction upon any default by borrower under the terms of the note, deed of trust or security deed. In some states, foreclosure also may be accomplished by judicial sale in the manner provided for foreclosure of mortgages.

         Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property.

         Actions prior to Commencement of Foreclosure. Many states require notices, sometimes in prescribed form, be given to borrowers prior to commencement of foreclosure proceedings in addition to any notice requirements contained in the mortgage or deed of trust. In some states, a notice of default must be recorded and a copy sent to the borrower and any other party with an interest in the property. In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the sale. If a deed of trust, security deed or mortgage is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         Foreclosure Proceedings. In the case of foreclosure of a security deed, deed of trust or mortgage, delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties, but when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and the court either appoints or directs a referee, sheriff, or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Deeds of trust and security deeds are generally foreclosed by the trustee or grantee in a non-judicial sale.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee, referee, sheriff, or other court officer, for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished. However, the lender may purchase for a lesser amount in some jurisdictions which only require a minimum bid, or, in states where a deficiency judgment is available, in order to preserve its right to seek a deficiency judgment. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs necessary to render the property suitable for sale at its own expense. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's default under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         Right of Redemption. In many states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. We refer you to "--Junior Mortgages; Rights of Senior Mortgagees."

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states this lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to preexisting, perfected security interests.

         Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for these costs on any and all "responsible parties," including an owner or operator as that term is therein defined. In 1996, however, Congress passed the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which substantially modified the definition of "owner or operator" to make several important exclusions relating to persons who hold indicia of facility ownership primarily as a means to protect that person's security interest in the facility (the "Secured Creditor Exclusion"). This exclusion contains several restrictions, however, under which the lender holding the security interest must operate to insure that it is not "participating in management" of the facility. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property while the borrower is still in possession of the facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, or fails to market or lease the property at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

         This new legislation also provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations, which had been one of the major concerns arising from the Eleventh Circuit's decision in U.S. v. Fleet Factors Corp., 901 F. 2d 1550 (11th Cir. 1990). A lender does not "participate in the management," the standard for incurring owner and operator liability under CERCLA, unless it:

         o exercises decision-making control over environmental compliance related to the property while the borrower is still in possession of the property or facility;

         o actually participates in the management or operational affairs of the facility; or

         o exercises control over substantially all of the non-environmental compliance operational functions of the property (as opposed to financial or administrative functions).

These amendments do not, however, affect the potential for liability under other federal or state laws which impose liability on "owners or operators" but do not provide any protection for secured creditors.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above would result in a loss to securityholders.

         CERCLA does not apply to petroleum products, and the Secured Creditor Exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA which also contains a liability exclusion analogous to the Secured Creditor Exclusion. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors. Moreover, several states impose strict liability upon homeowners and property owners for discharges of oil from residential heating oil tanks that are not governed by CERCLA or RCRA, and the remediation of these tanks can impose a significant economic burden upon a borrower. It is possible that if a lender forecloses and takes ownership of a property impacted by an underground storage tank, it could be held directly liable for the cost of remediation since the statutory protections afforded to lenders under RCRA and CERCLA do not extend to tanks that are not within the jurisdiction of those statutes.

         In the case of residential loans, at the time of origination, no environmental assessment of the mortgaged properties was conducted. In the case of mixed use loans, except as otherwise specified in the related prospectus supplement, at the time of origination, no environmental assessment of the mortgaged properties was conducted.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some other states, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS; TAX LIENS

         Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies relating to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of these payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

         To the extent specified in the related prospectus supplement, conventional loans will contain due-on-sale clauses which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of these clauses over mortgage loans that were

         o originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and

         o originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses for certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered thereunder may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans when the prepayments are made on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the loans. The absence of a restraint on prepayment, particularly on fixed rate loans having higher interest rates, may increase the likelihood of refinancing or other early retirement of these loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate a borrower suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon the lender's security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protection to the borrower.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, as amended ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SERVICEMEMBERS CIVIL RELIEF ACT

         Generally, under the terms of the Servicemembers Civil Relief Act, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on some of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the loans comprising a trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply these proceeds and awards to any indebtedness secured by the mortgage, in the order determined by the mortgagee. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

THE TITLE I PROGRAM

         General. Some of the loans contained in a trust fund may be loans insured under the Title I Credit Insurance program created pursuant to Sections I and 2(a) of the National Housing Act of 1934, as amended (the "Title I Program"). Under the Title I Program, the Secretary of the Department of Housing and Urban Development

("HUD") is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the Secretary of HUD insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans which are eligible for insurance by the Secretary of HUD under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

         There are two basic methods of lending or originating these loans which include a "direct loan" or a "dealer loan." For a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. For a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. For a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

         Under the Title I Program, the Secretary of HUD does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typical) the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the Secretary of HUD. In this case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans on multiple properties, and a borrower may obtain more than one Title I Loan on a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities. Before the lender may disburse funds on any dealer Title I Loan, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. For a direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         HUD Insurance Coverage. Under the Title I Program the Secretary of HUD establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the Secretary of HUD for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the Secretary of HUD and the insurance coverage attributable to these loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the Secretary of HUD of a timely filed loan report on the prescribed form pursuant to the Title I regulations. The Secretary of HUD charges a fee of 1.00% of the loan amount multiplied by the number of years in the loan term for any eligible loan so reported and acknowledged for insurance. For loans with maturities of 25 months or less, payment of the entire insurance premium is due 25 days after the Secretary of HUD acknowledges the loan report. For loans with a term longer than 25 months, payment of the insurance premium is made in annual installments beginning 25 days after the Secretary of HUD acknowledges the loan report. If an insured loan is prepaid during the year, FHA will not refund or abate portions of the insurance premium already paid. Refunds and abatements are allowed only in limited circumstances.

         Under the Title I Program the Secretary of HUD will reduce the insurance coverage available in the lender's insurance coverage reserve account for loans insured under the lender's contract of insurance by

         o the amount of insurance claims approved for payment relating to insured loans and

         o the amount of insurance coverage attributable to insured loans sold by the lender.

The balance of the lender's insurance coverage reserve account will be further adjusted as required under Title I or by the Secretary of HUD. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring eligible loans registered with the Secretary of HUD for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking relating to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary of HUD's interest to do so.

         The lender may transfer insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance (except as collateral in a bona fide transaction). Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the Secretary of HUD, upon receipt of the loan report required upon transfer in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

         Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, in addition to complying with applicable state and local notice requirements, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either

         o  proceed against the property under any security instrument, or

         o  make a claim under the lender's contract of insurance.

If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the Secretary of HUD under the Title I Program, the Secretary of HUD reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Property Improvement Loan must be filed with the Secretary of HUD no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If the Secretary of HUD has reason to believe that the note is not valid or enforceable against the borrower, the Secretary of HUD may deny the claim and reassign the note to the lender. If either of these defects is discovered after the Secretary of HUD has paid a claim, the Secretary of HUD may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The Secretary of HUD may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

         Under the Title I Program the amount of an insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of

         o the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan,

         o the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum,

         o  the uncollected court costs,

         o  the attorney's fees not to exceed $500, and

         o the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

          Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumer's dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

         Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

         The federal laws that may apply to loans held in the trust fund include the following:

         o the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

         o the Home Ownership and Equity Protection Act and its regulations, which (among other things) impose additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

         o the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer's dwelling, and restrict the ability to accelerate balances or suspend credit privileges on such loans;

         o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

         o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

         o the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

         o the Federal Trade Commission's Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

         The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

         Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

         In the event of a forfeiture proceeding, a Lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the Lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities offered hereby and, where expressly indicated herein, represents the opinion of Stradley, Ronon, Stevens & Young, LLP, special counsel to the depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, possibly retroactively, or possible differing interpretations.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, or with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily on investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

         The federal income tax consequences to holders will vary depending on whether

         o the securities of a series are classified as indebtedness for federal income tax purposes,

         o one or more elections are made to treat certain assets of the trust fund relating to a particular series of securities as a REMIC under the Code,

         o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series, or

         o for federal income tax purposes the Trust Fund relating to a particular series of certificates is classified as a partnership or is disregarded as an entity separate from its owner.

The Prospectus Supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made for that series. In connection with the issuance of each series of securities, the depositor shall file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion and related consent of Stradley, Ronon, Stevens & Young, LLP regarding the validity of the information set forth under "Federal Income Tax Consequences" herein and in the related prospectus supplement.

TAXATION OF DEBT SECURITIES

         Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

         Debt Securities that are Accrual Securities will, and some of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Part V of Subchapter P of Chapter 1 of Subtitle A of the Code and the Treasury Department regulations issued thereunder (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities like the Debt Securities.

         OID, if any, is the difference of the stated redemption price at maturity of a Debt Security over its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues. The amount of OID the holder must accrue is determined under the constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if these distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that these interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if reasonable remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments may be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule, OID on a Debt Security generally will be considered to be zero if OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and this income will be capital gain if the Debt Security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as "market discount" (discussed below) under the constant yield method.

         OID on debt instruments, including Debt Securities, the principal of which may be repaid on an earlier than scheduled basis (a "Pay-Through Security"), is determined under section 1272(a)(6) of the Code. The Treasury Department, to date, has not issued any regulations under section 1272(a)(6). The Treasury Department and the Internal Revenue Service (the "IRS") have issued final regulations prescribing the calculation of OID on debt instruments the payments on which are subject to a contingency. These regulations, however, expressly do not apply to debt instruments, including the Debt Securities, falling within the scope of section 1272(a)(6). Consequently, the trustee will calculate the OID, if any, arising under the Debt Securities, in accordance with the methodology prescribed under section 1272(a)(6). This methodology generally requires taking into account an anticipated amount of prepayments (the "Prepayment Assumption"). OID is determined by allocating to each day of the accrual period, the ratable portion of the excess (if any) of the sum of the present values of all payments expected to be received on the outstanding Debt Securities or Pay-Through Securities at the close of the period (taking into account the Prepayment Assumption) and the payments during the accrual period of amounts included in the stated redemption price of the securities over the adjusted issue price of the securities at the beginning of the period. For this purpose, the present values of the expected payments are computed in accordance with the methodology the Code prescribes.

         The holder of a Debt Security issued with OID must include in gross income, for all days during the holder's taxable year in which it holds the Debt Security, the sum of the "daily portions" of the OID. The amount of OID includible in income by a holder will be computed by allocating to each day during the holder's taxable year a pro rata portion of the original issue discount that accrued during that period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made on the Debt Security in all prior periods, other than qualified stated interest payments.

         The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments on the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments on the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a Debt Security will also be required to include OID in gross income, but a subsequent holder who purchases the Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset the OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies. Holders will be required to report income from the Debt Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that any accrual of interest on a security is uncollectible. The IRS, in a 1995 Technical Advice Memorandum, ruled that holders of a debt instrument having OID must continue to accrue OID, as distinguished from the accrual of interest, even when there is no reasonable expectation that the instrument will be redeemed according to its terms due to the issuer's financial condition. As a result, the amount of income (including OID) reported by a holder of this type of security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of these losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued for Regular Interest Securities or Debt Securities representing interest strips of all or a portion of the underlying qualified mortgages held by the REMIC or loans supporting Pass-Through Certificates (the "Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount of OID should be calculated by including the aggregate amount of all payments in the stated redemption price, and thus treating none of the payments under the instrument as qualified stated interest. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code for all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. We refer you to "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Certificates."

         Variable Rate Debt Securities. Debt Securities may bear interest at a variable rate as authorized in the appropriate Income Tax Regulations. Debt Securities that bear interest at a variable rate will be referred to as "Variable Rate Debt Securities." Under the relevant Income Tax Regulations, an "authorized variable rate" is a rate that is --

         o a qualified floating rate, defined as a rate the variation in the value of which can reasonably be expected to measure the contemporaneous variations in the cost of newly borrowed funds generally, or for the Sponsor, specifically, in the currency in which the Variable Rate Debt Securities are issued,

         o a rate equal to the highest, lowest, or average of two or more qualified floating rates described in the first bullet above,

         o a rate based on a weighted average of the interest rates on some or all of the qualified mortgages the REMIC holds, as long as the qualified mortgage rates are either fixed or payable at an authorized variable rate, even if some of interest payments on some or all of the qualified mortgages is first subject to a cap or a floor, or is first reduced by a number of basis points or a fixed percentage, or the rate is based net of any servicing spread, credit enhancement fees, or other expenses of the REMIC,

         o a rate that is expressed as the product of a rate described in the first, second or third bullets above and a fixed multiplier, or a constant number of basis points more or less than a rate described in the first, second or third bullets above, or the product, plus or minus a constant number of basis points, of a rate described in the first, second or third bullets above, and a fixed multiplier (which may be either a positive or negative number),

         o a rate that would be described in the first, second or third bullets above, except that it is limited by a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the term of the interest, or is limited by a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from the accrual or payment period to another or over the term of the interest,

         o a rate that would be described in any of the first, second, third, fourth or fifth bullets above except that it is subject to a "funds available cap" as defined in the appropriate Income Tax Regulations, or

         o a rate that is based on one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or a rate or rates described in any of the first, second, third, fourth, fifth or sixth bullets above, during other accrual or payment periods, or a rate described in any of the first, second, third, fourth, fifth or sixth bullets above, during one or more accrual or payment periods and a fixed rate or rates, or a different rate or rates described in any of the first, second, third, fourth, fifth or sixth bullets above.

         In the case of Accrual Securities, certain Interest Weighted Securities, and some of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price. In the case of Variable Rate Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that

         o  the yield to maturity of the Debt Securities, and

         o in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Debt Securities,

         should be calculated as if the interest index remained at its value as of the issue date of these securities if the rate on the Security is a "qualified floating rate" or "qualified inverse floating rate" or at a value that reflects the reasonably expected yield of the Security if the rate on the Security is an "objective rate" (other than a "qualified inverse floating rate"). Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

         Market Discount. A Debt Security may be a "market discount bond." A "market discount bond" is generally any evidence of indebtedness, including a Debt Security, having market discount. A Debt Security will have market discount if the stated redemption price at maturity of the Debt Security exceeds the amount the purchaser paid to acquire it from a person other than the original issuer. If the amount of market discount is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the number of complete years to maturity of the Debt Security, then the amount of market discount is de minimis and is considered to be zero. If a Debt Security is a market discount bond, the holder generally must recognize on its disposition, any gain to the extent it does not exceed the accrued market discount on the bond as ordinary income. Market discount is accrued on a ratable basis unless the holder elects to accrue the discount under the constant yield method. As an alternative to the rule requiring recognition of ordinary gain treatment on the disposal of a market discount bond, the holder may elect to currently include in income any accrued market discount. If elected, the amount of market discount the holder must include in income must be determined under the constant yield method.

         If a holder uses the proceeds of a loan to acquire a Debt Security having market discount, the "net interest expense" the holder is allowed to deduct may be limited to the excess of the amount that the "net interest expense" exceeds the portion of the market discount allocable to the days during the taxable year for which the holder held the Debt Security. A holder's "net interest expense" is the amount of interest paid or accrued during the taxable year on indebtedness which is incurred or continued to purchase or carry the Debt Security over the aggregate amount of interest (including original issue discount) includible in the holder's gross income for the taxable year with respect to the Debt Security. The holder generally may deduct any disallowed portion of net interest expense in the taxable year the holder disposes of the Debt Security in a recognition transaction unless the holder elects to deduct the disallowed interest expense in a taxable year in which the holder realizes "net investment income" on the Debt Security. A holder's "net investment income" is equal to the excess of the aggregate amount of interest (including original issue discount) includible in the holder's gross income for the taxable year with respect to the Debt Security over the amount of interest the holder paid or accrued during the taxable year on indebtedness which is incurred or continued to purchase or carry the Debt Security. If the Debt Security is disposed of in a nonrecognition transaction, special rules apply.

         Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) under the constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Code indicates that premium is to be accrued in the same manner as original issue discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class. Premium on a Pay-Through Security that is not amortized pursuant to an election under section 171 of the Code is allocated among the principal payments to be made on the Pay-Through Security and is allowed as an interest offset, or possibly as a loss deduction, on the maturity of the security. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         The IRS has issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If this type of election were to be made for a Debt Security with market discount, the holder of the Debt

Security would be deemed to have made an election to include in income currently market discount relating to all other debt instruments having market discount that the holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium on all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method for a Debt Security may be revoked only with the IRS's approval.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. In the opinion of Stradley, Ronon, Stevens & Young, LLP, special counsel to the depositor, if a REMIC election is made for a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made for a series of securities, (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income from the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (1) or (2) above, then a security will qualify for the tax treatment described in (1) and (2) in the proportion that the REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury Department regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of

         o 3% of the excess of adjusted gross income over the applicable amount, or

         o 80% of the amount of itemized deductions otherwise allowable for that taxable year.

For tax years beginning after December 31, 2010, the current limitation on itemized deductions, which is generally applicable to higher income individuals, will be repealed. When the repeal is complete, affected individuals will no longer be required to reduce the amount of their itemized deductions if their adjusted gross income exceeds a statutorily prescribed amount as current law requires. The phase out will be accomplished in stages over a five year period commencing in 2006. The limitation will be reduced by one-third for tax years beginning in either of calendar years 2006 and 2007, reduced by an additional one-third for tax years beginning in either of calendar years 2008 and 2009, and will be fully phased out through a final one-third reduction effective for tax years beginning after December 31, 2009.

For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder with that level of income. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury Department regulations, as an investment trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (2) is similar to an investment trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are taxable as debt issued by the REMIC.

         Tiered REMIC Structures. For some series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as multiple REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any series of certificates of this type, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Interest Securities or Residual Interest Securities in the related REMIC within the meaning of the REMIC provisions.

         Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans...secured by an interest in real property" under Section 7701(a)(19)(C)(v) of the Code, and whether the income on the REMIC certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

         Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

         o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

         o deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium relating to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (i.e., the day on which the REMIC issues all of its regular and residual interests). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans made by individuals originated on or after March 2, 1984, and the currently applicable market discount provisions apply to loans purchased after April 30, 1993. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on the loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. The REMIC will deduct OID accruing on the Regular Interest Securities it issues in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities."

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Other Possible Taxes. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include

         o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC,

         o subject to a limited exception, the sale or other disposition of a cash flow investment,

         o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code, or

         o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transaction in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of foreclosure property that is inventory property, and gross income from foreclosure property, other than qualifying rents and other income that would be qualifying income under the Code provisions applicable to real estate investment trusts. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income taxation. The holders of Residual Interest Securities will generally be responsible for the payment of any taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter the ratable portion of the taxable income or net loss of the REMIC for that quarter and by allocating that amount among the holders (on that day) of the Residual Interest Securities in proportion to their respective holdings on that day.

         The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to that income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income from loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will be greater or less than the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of that type of bond or instrument.

         Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a Residual Interest Security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

         Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of the payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of the excess.

         Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

         Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511 (e.g., an organization described under Code
Section 401(a) or 501(c), with some limited exceptions), the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury Department regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, and a "disqualified organization" is the owner of record of an interest in the Residual Interest Security holder, then a portion of the dividends (or other distributions) the Residual Interest Security holder pays will be treated as excess inclusion income. A "disqualified organization" for this purpose means the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, any organization (other than a farmers cooperative) that is exempt from federal income tax (unless the exempt organization is liable for unrelated business income tax), and a cooperative that furnishes electric energy or provides telephone service to persons in rural areas. If a Residual Security is owned by a Foreign Person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. We refer you to "--Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("Thrift Institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a Thrift Institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusion for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have these rules apply to tax years beginning after August 20, 1996.

         A REMIC residual interest holder's excess inclusion for any given calendar quarter is generally the excess (if any) of the amount of the sum of the ratable daily portion of the net income the residual holder takes into account for the quarter over the sum of the daily accruals with respect to the interest for the days during the quarter the holder held the interest. For this purpose, the daily accruals are determined by allocating to each day in the calendar quarter a ratable portion of the product of the adjusted issue price of the residual interest at the beginning of the quarter and 120 percent of the applicable federal rate, adjusted as the Code prescribes. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. We refer you to "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors."

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent a "Disqualified Organization" from holding a REMIC residual interest. Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the federal income tax (other than a farmers' cooperative described in Code Section 521), if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a US person is disregarded for all federal tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A significant purpose to impede the assessment or collection exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay the taxes due on its share of the REMIC's taxable income (i.e. had "improper knowledge"). A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC.

         Under a safe harbor set forth in the applicable Income Tax Regulations (the "original safe harbor"), a transferor will be presumed not to have improper knowledge if the transferor: (1) determines, at the time of transfer, and following a reasonable investigation, that the transferee historically paid its debts as they became due and no significant evidence exists to indicate that the transferee would not continue to timely pay its debts (the "investigation requirement"), and (2) receives from the transferee a representation acknowledging that the transferee may incur tax liabilities exceeding the amount of any cash flows the interest might generate (the "representation requirement"). The IRS, in the year 2000, issued a notice of proposed rulemaking to clarify the existence of a third component of the original safe harbor. Under this clarification, the original safe harbor is not available unless an additional requirement (the "formula test") is satisfied. Under the formula test, the present value of the anticipated tax liabilities associated with holding the residual interest cannot exceed the sum of: (1) the present value of any consideration given to the transferee to acquire the interest, (2) the present value of the expected future distributions on the interest and (3) the present value of the anticipated tax savings associated with holding the interest.

         In the year 2001, the IRS issued a revenue procedure that substantially ratifies the formula test and introduces a new, alternative, safe harbor (the "alternative safe harbor") applicable to transferors who cannot satisfy the formula test. Under the alternative safe harbor a transferor of a residual interest in a REMIC is generally presumed not to have improper knowledge under the REMIC Regulations if: (1) the transferor satisfies the first two components of the original safe harbor (the investigation and representation requirements),
(2) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million dollars and its net assets for financial reporting purposes exceed $10 million dollars, (3) the transferee is a corporation that meets certain eligibility requirements and makes a written agreement that any subsequent transfers of the interest will be to another eligible corporation, and (4) the facts and circumstances known to the transferor on or before the transfer date do not reasonably indicate that the taxes associated with the residual interest will not be paid. Among other additional restrictions, the revenue procedure explicitly prohibits the alternative safe harbor from applying to transfers to a foreign branch of an otherwise eligible corporation or any other arrangement by which the interest is at any time subject to net tax by a foreign country or possession of the United States.

         In July, 2002, the IRS issued final regulations that adopt the formula test and alternative safe harbor with modifications. The modifications include prohibiting either the original or alternative safe harbors to apply to transfers to foreign permanent establishments or fixed bases of U.S. taxpayers and revising the discount rate used in formula test computations. These regulations are generally effective for transfers made on or after February 4, 2000, except that the rules prohibiting transfers to foreign branches and revising the discount rate for formula test computations are applicable to transfers made on or after August 19, 2002.

         Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the Treasury Department has issued final regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. The Mark-to-Market Regulations replace the temporary regulations which allowed a REMIC Residual Interest Security to be marked-to-market provided that it was not a negative value residual interest and did not have the same economic effect as a negative value residual interest. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the application of the Mark-to-Market Regulations.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         General. As specified in the related prospectus supplement if a REMIC or partnership election is not made, in the opinion of Stradley, Ronon, Stevens & Young, LLP, special counsel to the depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E of Part I of Subchapter J of the Code and not as an association taxable as a corporation (the securities of that series, the "Pass-Through Certificates"). In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases (the "Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as these items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received on the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates other than Stripped Securities, this income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, this income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct these Servicing Fees under Section 162 or Section 212 of the Code to the extent that these Servicing Fees represent "reasonable" compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that these fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of

         o 3% of the excess of adjusted gross income over the applicable amount, or

         o 80% of the amount of itemized deductions otherwise allowable for that taxable year.

For a discussion of the repeal and phase out of the current limitation on itemized deductions, please see the discussion under the heading "REMIC Expenses; Single Class REMICs," above.

         Discount or Premium on Pass-Through Certificates. The holder's purchase price of a Pass-Through Certificate is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents. To the extent that the portion of the purchase price of a Pass-Through Certificate allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the Pass-Through Certificate, the interest in the loan allocable to the Pass-Through Certificate will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID on a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Certificates, market discount is calculated based upon the loans underlying the Pass-Through Certificate, rather than the Pass-Through Certificate itself. A holder that purchases an interest in a loan after April 30, 1993 may be subject to the currently applicable market discount rules. We refer you to "--Taxation of Debt Securities--Market Discount" and "--Premium."

         In the case of market discount on a Pass-Through Certificate attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate (e.g., on a ratable or straight line basis) the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income initially at a faster rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Some Stripped Securities (the "Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" when referring to principal payments and "stripped coupons" when referring to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable servicing fees ("Excess Servicing") will be treated under the stripped bond rules. If the Excess Servicing fee is less than 100 basis points (i.e., 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         In the case of any pool of debt instruments, such as Stripped Securities and other Pass-Through Certificates, the yield on which may be affected by reason of prepayments, the daily portion of the OID will be determined, using a reasonable prepayment assumption, by allocating to each day in any accrual period its ratable portion of the excess (if any) of

         o the sum of the present value of all remaining payments under the debt instrument as of the close of that period and the payments during the accrual period of amounts included in the stated redemption price of the debt instrument, over

         o the adjusted issue price of the debt instrument at the beginning of that period.

         If the loans prepay at a rate faster than the Prepayment Assumption a holder's recognition of income may be accelerated. If, however, the loans prepay at a rate slower that the prepayment assumption, in some circumstances a holder's recognition of income may be decelerated.

         In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

         Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

         o in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments,

         o the non-Interest Weighted Securities are subject to the final regulations prescribing the calculation of OID on debt instruments the payments on which are subject to a contingency, or

         o each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in these circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

         Subject to the discussion below regarding trust funds as to which a partnership election is made, a holder's tax basis in its security is the price the holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of

         o the amount that would have been includible in the holder's income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over

         o the amount of ordinary income actually recognized by the holder from the Regular Interest Security.

The Jobs and Growth Tax Relief Reconciliation Act of 2003 ("2003 Tax Act") reduced tax rates for individuals. For taxable years beginning after December 31, 2002, the maximum tax rate on ordinary income for individual taxpayers is 35%. For sales and exchanges taken into account on and after May 6, 2003, the maximum tax rate for individuals on long-term capital gains is generally 15%. The provisions of the 2003 Tax Act dealing with reduced rates of taxation are scheduled to sunset for taxable years beginning after December 31, 2008, unless extended or made permanent before that date. If these rules do sunset, the prior rates of taxation on ordinary income under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Tax Act") will again apply for 2009 and 2010, and will then sunset and be replaced (unless these provisions are extended or made permanent) with income tax rates and provisions in effect prior to the effective date of the 2001 Tax Act. If the 2003 Tax Act changes do sunset for taxable years beginning after December 31, 2008, the rules on taxation of capital gains that were in effect prior to the 2003 Tax Act, including provisions for the taxation of five-year gains, will again be effective for 2009 and later years.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below regarding trust funds as to which a partnership election is made, a holder, other than a holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" for distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the securities. When withholding is required, the rate will be 28%. This withholding generally applies if the holder of a security

         o fails to furnish the trustee with its taxpayer identification number ("TIN"),

         o  furnishes the trustee an incorrect TIN,

         o fails to report properly interest, dividends or other "reportable payments" as defined in the Code, and/or

         o under certain circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number, that the holder is not subject to backup withholding and that the holder is a U.S. person (including a U.S. resident alien).

Backup withholding will not apply, however, to certain payments made to holders, including payments to certain exempt recipients (for example, exempt organizations) and to certain Foreign Persons who provide appropriate ownership statements as to status as a Foreign Person. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, from payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

         The term "United States Person" means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. A "Foreign Person" is any person that is not a United States Person.

         Subject to the discussion below regarding trust funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a Foreign Person, the interest will normally qualify as portfolio interest (except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements as to status as a Foreign Person, the issuer normally will be relieved of obligations to withhold tax from these interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Foreign Persons. Holders of Pass-Through Certificates and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders who are Foreign Persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of Residual Interest Securities who are Foreign Persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that this income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury Department has statutory authority, however, to promulgate regulations that would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. These regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Foreign Person will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Foreign Person transfers a Residual Interest Security to a United States Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. We refer you to "--Taxation of Holders of Residual Interest Securities--Excess Inclusions"

         Foreign Persons normally use Form W-8BEN to certify their status.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         In the opinion of Stradley, Ronon, Stevens & Young, LLP, special counsel to the depositor, a trust fund for which a partnership election is made (by default or otherwise) should not be an association (or publicly traded partnership or taxable mortgage pool) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents, including the requirement that the trust fund file with the IRS a protective election to be classified as a partnership, will be complied with, and on counsel's conclusions that

         o the trust fund will be eligible to be classified as a partnership, and

         o the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax of this type that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The trust fund will agree, and the holders of asset-backed notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         Assumptions Regarding the Notes. The discussion below assumes that all payments on the notes are denominated in United States dollars, and that the notes are not Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., generally 0.25% of their principal amount multiplied by their terms to maturity), all within the meaning of the OID regulations. If these conditions are not satisfied for any given series of notes, additional tax considerations relating to the notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must, under certain circumstances, include OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is received (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is received may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income resulting from the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder on the note. Any gain or loss of this type will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income (which is ordinary in character). Capital losses generally may be used only to offset capital gains.

         Foreign Holders. Interest payments made (or accrued) to a noteholder who is a Foreign Person generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person

         o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding asset-backed certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code, and

         o provides the owner trustee or other person who is otherwise required to withhold United States tax from payments on the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person's name and address.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Person that owns the note. If this interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that

         o the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and

         o in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a note (other than an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or Foreign Person who provides certification as to status as a Foreign Person) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number, a statement that the holder is not subject to backup withholding and a statement that the holder is a U.S. person (including a U.S. resident alien). Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. When withholding is required, the rate will be 28%. The rate of backup withholding is based on the fourth lowest rate of tax applicable to single individuals and thus is subject to the sunset of the provisions of the 2001 Tax Act as described above.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders. For example, income to certain tax-exempt entities (including pension funds) might be "unrelated business taxable income," income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

         Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the holders of asset-backed certificates will agree by their purchase of the certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, if any, the partners of the partnership being the certificateholders (or if there is a single certificateholder for federal income tax purposes, to disregard the trust fund as an entity separate from the single certificateholder). However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, if any, and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. Generally, provided that the certificates are issued at or close to face value, any characterization of this type would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below.

         You should note that the federal tax law is unclear with respect to the status of certificates issued by a partnership qualifying as "loans secured by an interest in real property." A partnership may be regarded as an aggregate of its partners or an entity separate and apart from its partners. If it is determined that the partnership is an entity and the certificates represent equity in the partnership, it is unlikely that the certificates will constitute loans secured by an interest in real property under Code Section 7701(a)(19)(C). If, however, it is determined that the partnership is an aggregate of its partners, certificates classified as equity in the partnership might constitute loans secured by an interest in real property as defined in Code Section 7701(a)(19)(C) to the extent that the assets held by the partnership qualify as such. If the certificates are classified as debt it is unlikely that the certificates will qualify as loans secured by an interest in real property within the meaning of Code Section 7701(a)(19)(C). The following discussion assumes that the certificates represent equity interests in a partnership.

         Assumptions Regarding the Certificates. The following discussion assumes that all payments on the certificates are denominated in United States dollars, none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied for any given series of certificates, additional tax considerations relating to those certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocable share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing on the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury Department regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of

         o the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for that month and interest on amounts previously due on the certificates but not yet distributed,

         o any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price,

         o prepayment premium payable to the certificateholders for that month, and

         o any other amounts of income payable to the certificateholders for that month.

This allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the certificateholders. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury Department regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         The taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to this type of holder under the Code to the extent that the certificateholder's share of the taxable income is derived from, or on account of, debt financed securities. The notes will constitute acquisition indebtedness of the trust fund for this purpose under Code Section 514.

         An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination of this type occurs, the trust fund will be considered to contribute its assets and liabilities to a new partnership in exchange for interests in that new partnership, and the trust fund (as part of the termination) would be treated as distributing the newly-created partnership interests to the partners in liquidation. The trust fund may not be able to comply with technical requirements that might apply when a constructive termination occurs due to a lack of data. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements.

         Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

         If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received on the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of this type of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. If a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than had the selling certificateholder. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee is required to keep, or have kept, complete and accurate books of the trust fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and these nominees will be required to forward this information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. This information includes

         o the name, address and taxpayer identification number of the nominee, and

         o  as to each beneficial owner

            o  the name, address and identification number of the person,

            o whether the person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

            o information on certificates that were held, bought or sold on behalf of the person throughout the year.

         In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities and Exchange Act of 1934, as amended, is not required to furnish any information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related Trust Agreement and, in that capacity, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes from the perspective of Foreign Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for these purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to certificateholders who are Foreign Persons pursuant to Section 1446 of the Code, as if this income were effectively connected to a United States trade or business, at a rate of 35% for holders that are Foreign Persons taxable as corporations and 35% (subject to sunset of the 2001 Tax Act as described above) for all other holders who are Foreign Persons. Subsequent adoption of Treasury Department regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of foreign status signed under penalties of perjury.

         Each holder who is a Foreign Person might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each holder who is a Foreign Person must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A holder who is a Foreign Person generally would be entitled to file with the IRS a claim for refund on taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a United States trade or business. However, interest payments made (or accrued) to a certificateholder who is a Foreign Person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In this case, a holder who is a Foreign Person would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld from the guaranteed payments.

         Backup Withholding. Distributions on certificates, as well as payment of proceeds from the sale of certificates, will be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their correct taxpayer identification numbers, there has been a "notified payee underreporting" or recipients otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax.

                            OTHER TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state, local and foreign income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors regarding the various state, local and foreign tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA and on persons who are fiduciaries of those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to exceptions not here relevant). Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any governmental or church plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

         On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan (Labor Reg. Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation, partnership or other entity in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is, in general, a security that is widely held, freely transferable and registered under the Securities and Exchange Act of 1934, as amended. In the event that the securities are treated as equity interests, no assurance can be given to potential Plan investors that the securities will constitute "publicly-offered securities" within the meaning of the DOL regulations.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest" or "Party in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries of the Plan. Because loans held by the trust fund may be deemed Plan assets of each Plan that purchases securities, an investment in the securities by a Plan might be a prohibited transaction under ERISA

Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         The acquisition or holding of asset-backed notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction upon its acquisition from a Party in Interest. However, a number of prohibited transaction class exemptions (or "PTCEs") issued by the Department of Labor might apply to exempt a prohibited transaction arising by virtue of the purchase or holding of a note by or on behalf of, or with the assets of a Plan: PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts), or PTCE 84-14 (class exemption for plan asset transactions determined by independent qualified professional asset managers). Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all the acts in connection with an investment in the notes that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

         The DOL has granted certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities which are certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions. The Underwriter Exemptions, as amended by the DOL on July 21, 1997, November 13, 2000 and August 22, 2002, contain an expanded definition of "security" which includes a pass-through certificate or trust certificate that represents a beneficial ownership interest in the assets of an issuer which is a trust which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption also provides that the term "security" includes a debt instrument that is issued by, and is an obligation of, an issuer with respect to which the underwriter is either (i) the sole underwriter or the manager or co-manager of the underwriting syndicate, or (ii) a selling or placement agent. The Underwriter Exemptions contain an expanded definition of "trust" which means an issuer which is a trust, including an owner trust, grantor trust or a REMIC which is operated as a trust.

         While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

            o the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

            o the rights and interest evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same issuer, unless the securities are issued in a "designated transaction," as defined below;

            o the securities acquired by the Plan have received a rating at the time of the acquisition that is one of the three (or in the case of "designated transactions," four) highest generic rating categories from S&P, Moody's or Fitch Ratings ("Fitch") or any successors thereto;

            o the trustee must not be an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

            o the sum of all payments made to and retained by the underwriters in connection with the distribution or placement of the securities represents not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the pool sponsor pursuant to the assignment of the obligations (or interests therein) to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for that person's services under the agreement pursuant to which the obligations (or interests therein) are pooled and reimbursements of that person's reasonable expenses in connection therewith;

            o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended; and

            o in the event that the obligations used to fund an issuer have not been transferred to the issuer on the closing date, additional obligations (as specified in the Underwriter Exemptions) may be transferred to the issuer during the Funding Period in exchange for amounts credited to the pre-funding account, provided that the Pre-Funded Amount does not exceed 25% of the initial aggregate principal amount of the securities and provided that other conditions set forth in the Underwriter Exemptions are satisfied.

         In a case where the securities are backed by Trust Fund Assets that are fully secured one-to-four family residential, home equity, manufactured housing, multi-family, mixed use, cooperative or commercial loans which are described in the Underwriter Exemptions as "designated transactions," the Underwriter Exemptions permit the securities issued by the trust fund in such transactions to be rated in one of the highest four rating categories by S&P, Moody's or Fitch and/or to be subordinated. Trust Fund Assets will be considered to be "designated transactions" unless otherwise specified in the related prospectus supplement.

         In addition, one subset of designated transactions, residential (one-to-four family) and home equity loans, may be less than fully secured, provided that:

            o the rights and interests evidenced by the securities issued in such transactions are not subordinated to the rights and interests evidenced by securities of the same trust fund;

            o securities issued in such transactions that are acquired by the Plan have received a rating from S&P, Moody's or Fitch at the time of such acquisition that is in one of the two highest generic ratings categories; and

            o at the time of issuance of the securities in such transactions, each loan included in the corpus or assets of the related trust fund has a loan-to-value ratio or combined loan-to-value ratio that does not exceed 125%.

         Moreover, the Underwriter Exemptions generally provide relief from self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities as to which the fiduciary (or its affiliate) is an obligor on the receivables contained in the issuer provided that, among other requirements:

         o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

         o the fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the issuer;

         o the Plan's investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which the person is a fiduciary is invested in securities representing an interest in an issuer containing assets sold or serviced by the same entity.

The Underwriter Exemptions do not apply to Plans sponsored by the depositor, the related Underwriter, the trustee, the servicer, any insurer for the loans, any obligor for more than 5% of the fair market value of obligations or receivables contained in the issuer, or any affiliate of these parties (the "Restricted Group").

         The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

         In the event that securities do not meet the requirements of the Underwriter Exemptions solely because they are subordinate securities or fail to meet a minimum rating requirement under the Underwriter Exemptions, certain Plans may be eligible to purchase certificates (but not asset-backed notes) pursuant to PTCE 95-60 which permits insurance company general accounts, as defined in PTCE 95-60, to purchase such certificates if they otherwise meet all of the other requirements of the Underwriter Exemptions.

         Any Plan fiduciary who proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, and the potential consequences in their specific circumstances, prior to making this investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The related prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute `mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities relating to "mortgage related securities," securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted this legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations prescribed by the applicable federal authority. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security").

         All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, these "high-risk mortgage securities" include securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of this type of product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities that are issued in book-entry form.

         There may be other restrictions on the ability of some types of investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

                             METHOD OF DISTRIBUTION

         Securities are being offered hereby in series from time to time (each series evidencing or relating to a different trust fund) through any of the following methods:

         o by negotiated firm commitment underwriting and public reoffering by underwriters;

         o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

         o  by placement directly by the depositor with institutional investors.

         A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of that series if any securities of that type are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

         Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against specified civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

         If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

                                  LEGAL MATTERS

         Certain legal matters relating to the securities of each series, including specific federal income tax consequences with respect thereto, will be passed upon for the depositor by Stradley, Ronon, Stevens & Young, LLP, 2600 One Commerce Square, Philadelphia, PA 19103.

                              FINANCIAL INFORMATION

              A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of the securities of each series offered hereby and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

         Any rating of the securities offered hereby would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement of that class and will reflect that Rating Agency's assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related Agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement of a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of that credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established for a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of that series. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. This analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required for each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values resulting in the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related mortgaged properties becoming equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses of any trust fund. To the extent that these losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                              AVAILABLE INFORMATION

         The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that internet website is http://www.sec.gov.

         This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the SEC pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of any offering of the securities issued by the trust fund shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Neither the depositor nor the servicer for any series intends to file with the SEC periodic reports for the related trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities and Exchange Act of 1934, as amended.

         The trustee or any other entity specified in the related prospectus supplement on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Additionally, the trustee will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series. These requests should be directed to the corporate trust office of the trustee or the address of the other entity specified in the accompanying prospectus supplement. Included in the accompanying prospectus supplement is the name, address, telephone number, and, if available, facsimile number of the office or contact person at the corporate trust office of the trustee or that other entity.

               INDEX OF DEFINED TERMS

2001 Tax Act.......................................86
2003 Tax Act.......................................85
Accrual Securities.................................28
Agreement..........................................14
AIV................................................21
Amortizable Bond Premium Regulations...............76
APR................................................17
Available Funds....................................28
Bankruptcy Code....................................42
BIF................................................49
CERCLA.............................................62
Claimable Amount...................................69
Clearstream........................................38
Collateral Value...................................18
Combined Loan-to-Value Ratio.......................17
Cut-off Date Principal Balance.....................26
Debt Securities....................................72
Debt-to-Income Ratio...............................20
Disqualified Organization..........................81
DOL................................................94
DTC................................................37
EPA................................................62
Equity One.........................................15
Equity One Standards...............................19
Euroclear..........................................39
Excess Servicing...................................84
Fannie Mae.........................................56
Federal Reserve....................................19
FHA................................................15
FHLMC..............................................55
Fitch..............................................95
FNMA...............................................56
Foreign Person.....................................86
Freddie Mac........................................55
Full Doc...........................................21
Funding Period.....................................50
Garn-St Germain Act................................64
HUD................................................67
Indenture..........................................26
Insurance Proceeds.................................49
Insured Expenses...................................49
Interest Weighted Securities.......................74
IRS................................................73
Liquidation Expenses...............................49
Liquidation Proceeds...............................49
Lite Doc...........................................21
Loan Indices.......................................36
Mark-to-Market Regulations.........................82
Master Servicing Agreement.........................14
Mixed Use Properties...............................17
Moody's............................................43

Mortgage...........................................48
NCUA...............................................97
OID................................................72
OID Regulations....................................72
Parties in Interest................................94
Party in Interest..................................94
Pass-Through Certificates..........................83
Pass-Through Rate..................................28
Pay-Through Security...............................73
Percentage Interests...............................56
Permitted Investments..............................43
PFH................................................19
Plans..............................................94
Policy Statement...................................97
Pooling and Servicing Agreement....................14
Popular............................................19
Pre-Funded Amount..................................50
Prepayment Assumption..............................73
Prime Rate.........................................36
Principal Prepayments..............................29
Property Improvement Loans.........................67
PTCEs..............................................95
Purchase Agreement.................................14
Purchase Price.....................................25
Rating Agency......................................99
Ratio Strip Securities.............................84
RCRA...............................................63
Record Date........................................27
Refinance Loan.....................................18
Regular Interest Securities........................72
Relief Act.........................................66
REMIC..............................................27
Residual Interest Security.........................79
Restricted Group...................................96
Retained Interest..................................26
S&P................................................43
SAIF...............................................49
SEC................................................15
Secured Creditor Exclusion.........................62
Securities Index...................................36
Security Account...................................49
Servicing Fee......................................83
Short-Term Note....................................88
SI ................................................21
Single Family Properties...........................17
SMMEA..............................................97
Stripped Securities................................83
Subsequent Loans...................................50
Thrift Institutions................................80
Tiered REMICs......................................78
TIN................................................86

Title I Loans......................................67
Title I Program....................................66
Title V............................................65
Treasury Index.....................................36
Trust Agreement....................................14
Trust Fund Assets..................................14
Underwriter Exemptions.............................95
United States Person...............................86
VA................................................ 15
Variable Rate Debt Securities......................74

                 POPULAR ABS MORTGAGE PASS-THROUGH TRUST 2005-5


                                  $772,887,000

                                  (APPROXIMATE)


                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-5


                                POPULAR ABS, INC.

                                  as Depositor


                                EQUITY ONE, INC.

                                   as Servicer



                          [GRAPHIC  POPULAR
                          OMITTED]  ABS, INC. (SM)




                             PROSPECTUS SUPPLEMENT


                             DATED OCTOBER 17, 2005











FRIEDMAN BILLINGS RAMSEY                                  RBS GREENWICH CAPITAL

                  (Joint Lead Managers and Joint Book Runners)